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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MAIDENFORM BRANDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share
(2)	Aggregate number of securities to which transaction applies:
23,928,131 shares of common stock, which consists of: (a) 22,950,817 shares of common stock issued and outstanding as of August 7, 2013, (b) 377,116 shares of common stock subject to vesting or other forfeiture conditions as of August 7, 2013, (c) 46,123 shares of common stock issuable upon the exercise of options to purchase shares of common stock outstanding as of August 7, 2013, (d) 465,993 shares of common stock relating to outstanding stock appreciation rights as of August 7, 2013, and (e) 88,082 shares of common stock subject to restricted stock units as of August 7, 2013.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00013640 by the underlying value of the transaction of $554,060,564, which has been calculated as the sum of: (a) (i) 22,950,817 issued and outstanding shares of common stock as of August 7, 2013 multiplied by (ii) the merger consideration of $23.50 per share; plus (b) (i) 377,116 shares of common stock subject to vesting or other forfeiture conditions as of August 7, 2013 multiplied by (ii) the merger consideration of $23.50 per share; plus (c) (i) 46,123 shares of common stock issuable upon the exercise of options to purchase shares of common stock outstanding as of August 7, 2013 multiplied by (ii) $16.88 per share (the difference between $23.50 per share and the weighted-average exercise price of such options of $6.62 per share); plus (d) (i) 465,993 shares of common stock relating to outstanding stock appreciation rights as of August 7, 2013 multiplied by (ii) $6.45 per share (the difference between $23.50 per share and the weighted-average exercise price of such stock appreciation rights of $17.05 per share); plus (e) 88,082 shares of common stock subject to restricted stock units as of August 7, 2013 multiplied by (ii) the merger consideration of $23.50 per share.

	(4)	Proposed maximum aggregate value of transaction: $554,060,564
	(5)	Total fee paid: $75,574
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

Maidenform Brands, Inc.
485F US Highway 1 South
Iselin, New Jersey 08830

[                    ], 2013

Dear Maidenform Stockholder:

        On July 23, 2013, Maidenform Brands, Inc. ("Maidenform") entered into a definitive merger agreement to be acquired by Hanesbrands Inc. ("Hanesbrands"). Pursuant to the terms of the merger agreement, a wholly owned subsidiary of Hanesbrands will be merged with and into Maidenform, with Maidenform surviving the merger as a wholly owned subsidiary of Hanesbrands.

        If the merger is completed, Maidenform stockholders will have the right to receive $23.50 in cash, without interest and less any applicable withholding taxes, for each share of common stock, par value $0.01 per share, of Maidenform that they own immediately prior to the effective time of the merger.

        We will hold a special meeting of our stockholders in connection with the proposed merger on [                    ], 2013 at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, 8th Floor, New York, NY 10017 at [      ] a.m., local time (unless the special meeting is adjourned or postponed). At the special meeting (or any adjournment or postponement thereof), stockholders will be asked to vote on the proposal to approve and adopt the merger agreement, as it may be amended from time to time. The affirmative vote of the holders of a majority of the outstanding shares of Maidenform common stock entitled to vote thereon is required to approve and adopt the merger agreement.

        We cannot complete the merger unless Maidenform stockholders approve and adopt the merger agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting in person, please vote or otherwise submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting (or any adjournment or postponement thereof).

        After careful consideration, the Maidenform board of directors has unanimously determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of Maidenform stockholders and has unanimously approved the merger agreement. The Maidenform board of directors unanimously recommends that Maidenform stockholders vote "FOR" the proposal to approve and adopt the merger agreement.

        In addition, the Securities and Exchange Commission has adopted rules that require us to seek a non-binding, advisory vote with respect to certain compensation that will or may be paid by Maidenform to its named executive officers that is based on or otherwise relates to the merger. The Maidenform board of directors unanimously recommends that Maidenform stockholders vote "FOR" the named executive officer merger-related compensation proposal described in the accompanying proxy statement.

        The obligations of Maidenform and Hanesbrands to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about Maidenform, the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement.

        Thank you for your consideration of this matter and your continued confidence in Maidenform.

Sincerely,
Maurice S. Reznik Chief Executive Officer

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OF THE MERGER AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR DETERMINED IF THE ACCOMPANYING PROXY STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The accompanying proxy statement is dated [                    ], 2013 and, together with the enclosed form of proxy, is first being mailed to Maidenform stockholders on or about [                    ], 2013.

Maidenform Brands, Inc.
485F US Highway 1 South
Iselin, New Jersey 08830

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	[ ] [ ], 2013 at [ ] a.m., local time.
PLACE	The offices of Davis Polk & Wardwell LLP, 8th Floor, 450 Lexington Avenue, New York, New York 10017.
ITEMS OF BUSINESS	Consider and vote on:

•

A proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 23, 2013, by and among Maidenform Brands, Inc. ("Maidenform"), Hanesbrands Inc. ("Hanesbrands") and General Merger Sub Inc., a wholly owned subsidiary of Hanesbrands ("Merger Subsidiary"), as may be amended from time to time (the "merger agreement"), a copy of which is included as Annex A to the proxy statement of which this notice forms a part, and pursuant to which Merger Subsidiary will be merged with and into Maidenform, with Maidenform surviving the merger as a wholly owned subsidiary of Hanesbrands (the "merger");

•

A proposal to approve an adjournment of the special meeting of stockholders of Maidenform (the "special meeting"), including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement; and

•

A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Maidenform to its named executive officers that is based on or otherwise relates to the merger.

RECORD DATE	Stockholders of record at the close of business on [ ], 2013 are entitled to notice of and may vote at the special meeting.

A list of these stockholders will be open for examination by any stockholder for any purpose germane to the special meeting for a period of 10 days prior to the special meeting through the Corporate Secretary at 200 Madison Avenue, 25th Floor, New York, New York 10016.

VOTING BY PROXY

The Maidenform Board is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the internet or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the United States), please see the attached proxy statement and enclosed proxy card. If you later decide to vote in person at the special meeting, information on revoking your proxy prior to the special meeting is also provided.

RECOMMENDATIONS	The Maidenform Board unanimously recommends that you vote:
• "FOR" the proposal to approve and adopt the merger agreement;

•

"FOR" the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement; and

•

"FOR" the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Maidenform to its named executive officers that is based on or otherwise relates to the merger.

APPRAISAL RIGHTS

Stockholders of Maidenform who do not vote in favor of the approval and adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for appraisal to Maidenform before the vote is taken on the merger agreement and they comply with all requirements of Section 262 of the Delaware General Corporation Law as in effect on July 23, 2013, the date of the parties' entry into the merger agreement, the text of which section can be found in Annex C to the accompanying proxy statement and the requirements of which section are summarized in the accompanying proxy statement beginning on page [•].

        YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE VOTE OVER THE INTERNET PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR BY MAIL BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

        Your proxy may be revoked at any time before the vote at the special meeting, or any adjournment or postponement thereof, by following the procedures outlined in the accompanying proxy statement.

        Please note that we intend to limit attendance at the special meeting to stockholders as of the record date (or their authorized representatives). If your shares are held by a broker, bank or other nominee, please bring to the special meeting your account statement evidencing your beneficial ownership of Maidenform common stock as of the record date. All stockholders should also bring photo identification.

        The proxy statement of which this notice forms a part provides a detailed description of the merger agreement, the merger and the other transactions contemplated by the merger agreement. We urge you to read the proxy statement, including any documents incorporated by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Maidenform common stock, please contact Maidenform's proxy solicitor:

105 Madison Avenue
New York, New York 10016
Call Toll-Free: (800) 322-2885

By Order of the Board of Directors of Maidenform Brands, Inc.,
Nanci Prado Executive Vice President, General Counsel and Corporate Secretary

Iselin, New Jersey
[            ], 2013

Maidenform Brands, Inc.

485F US Highway 1 South
Iselin, New Jersey 08830

MAIDENFORM BRANDS, INC.
PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

SUMMARY

        This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on Maidenform included in documents incorporated by reference into this proxy statement, see the section entitled "Where You Can Find More Information" beginning on page [    •    ] of this proxy statement. We have included page references in this summary to direct you to a more complete description of the topics presented below.

        All references to "Maidenform", "we", "us" or "our" in this proxy statement refer to Maidenform Brands, Inc., a Delaware corporation; all references to "Hanesbrands" refer to Hanesbrands Inc., a Maryland corporation; all references to "Merger Subsidiary" refer to General Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Hanesbrands formed for the sole purpose of effecting the merger; all references to "Maidenform common stock" refer to the common stock, par value $0.01 per share, of Maidenform; all references to the "Maidenform Board" refer to the board of directors of Maidenform; all references to the "merger" refer to the merger of Merger Subsidiary with and into Maidenform with Maidenform surviving as a wholly owned subsidiary of Hanesbrands; and, unless otherwise indicated or as the context requires, all references to the "merger agreement" refer to the Agreement and Plan of Merger, dated as of July 23, 2013, as may be amended from time to time, by and among Maidenform, Hanesbrands and Merger Subsidiary, a copy of which is included as Annex A to this proxy statement. Maidenform, following the completion of the merger, is sometimes referred to in this proxy statement as the "surviving corporation".

 THE COMPANIES

Maidenform Brands, Inc. (see page [    •    ])

        Maidenform Brands, Inc. is a global intimate apparel company with a portfolio of established, well-known brands, top-selling products and an iconic heritage. Maidenform designs, sources and markets an extensive range of intimate apparel products, including bras, panties and shapewear. Maidenform sells its products through multiple distribution channels, including department stores and national chain stores (including third-party distributors and independent stores), mass merchants (including warehouse clubs), its company-operated outlet stores, its websites and other channels (including specialty retailers, off-price retailers and licensees). During its 91-year history, Maidenform believes it has built strong equity for its brands and established a platform for growth through a combination of innovative designs. Maidenform sells its products under some of the most recognized brands in the intimate apparel industry, including Maidenform, Flexees, Lilyette, Self Expressions and Sweet Nothings.

        Shares of Maidenform common stock are listed with, and trade on, the New York Stock Exchange (the "NYSE") under the symbol "MFB".

        Maidenform was incorporated in Delaware on March 11, 2004 under the name MF Acquisition Corporation. Our principal executive offices are maintained at 485F US Highway 1 South, Iselin, New Jersey 08830, and the telephone number at that address is (732) 621-2500. Our corporate website address is www.maidenformbrands.com. The information provided on the Maidenform website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.

Hanesbrands Inc. (see page [    •    ])

        Hanesbrands Inc., or Hanesbrands, is a consumer goods company with a portfolio of leading apparel brands, including Hanes, Champion, C9 by Champion, Bali, Playtex, Just My Size, L'eggs,

barely there, Wonderbra, Gear for Sports, Zorba, Sol y Oro and Rinbros. Hanesbrands designs, manufactures, sources and sells a broad range of basic apparel such as T-shirts, bras, panties, men's underwear, kids' underwear, casualwear, activewear, socks and hosiery. In 2012, approximately 89% of Hanesbrands' net sales were to customers in the United States and approximately 11% were to customers outside the United States. Hanesbrands' products are sold through multiple distribution channels, including: mass merchants; national chains and department stores; the company's value-based ("outlet") stores, websites and catalogs; and other retail channels such as embellishers, specialty retailers, wholesale clubs, drug stores, collegiate bookstores, discount retailers and sporting goods stores. In addition to designing and marketing basic apparel, Hanesbrands has a long history of operating a global supply chain that incorporates a mix of self-manufacturing, third-party contractors and third-party sourcing.

        Shares of Hanesbrands' common stock are listed with, and trade on, the NYSE under the symbol "HBI".

        Hanesbrands was incorporated in Maryland on September 30, 2005. Hanesbrands' principal executive offices are maintained at 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, and the telephone number at that address is (336) 519-8080. Hanesbrands' corporate website address is www.hanesbrands.com. The information provided on Hanesbrands' website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement. Upon completion of the merger, Maidenform will be a wholly owned subsidiary of Hanesbrands.

General Merger Sub Inc. (see page [    •    ])

        General Merger Sub Inc., or Merger Subsidiary, is a Delaware corporation and a wholly owned subsidiary of Hanesbrands that was formed on July 16, 2013, solely for the purpose of facilitating the acquisition of Maidenform. To date, Merger Subsidiary has not carried on any activities other than those related to its formation, completing the transactions contemplated by the merger agreement and arranging the related financing. Upon completion of the merger, Merger Subsidiary will cease to exist as a separate entity.

        Merger Subsidiary's principal executive offices are maintained at 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, and the telephone number at that address is (336) 519-8080.

THE MERGER

        A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see the section entitled "The Merger Agreement" beginning on page [    •    ] of this proxy statement.

 Effects of the Merger (see page [    •    ])

        If the merger is completed, then, at the effective time of the merger, Merger Subsidiary will be merged with and into Maidenform. Maidenform will survive the merger as a wholly owned subsidiary of Hanesbrands.

        Upon consummation of the merger, your shares of Maidenform common stock will be converted into the right to receive the per share merger consideration described below unless you have properly demanded rights of appraisal in accordance with Delaware law. As a result, you will not own any shares of the surviving corporation, and you will no longer have any interest in its future earnings or growth. As a result of the merger, Maidenform will cease to be a publicly traded company and will be wholly owned by Hanesbrands. Following consummation of the merger, the surviving corporation will terminate the registration of our common stock on the NYSE and our reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Merger Consideration (see page [    •    ])

        Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, Maidenform stockholders will have the right to receive $23.50 in cash, without interest and less any applicable withholding taxes, for each share of Maidenform common stock that they own immediately prior to the effective time of the merger.

Treatment of Maidenform Equity-Based Awards (see page [    •    ])

        At the effective time of the merger, each outstanding stock option, stock appreciation right, share of restricted stock and restricted stock unit of Maidenform will vest (and in the case of performance-based awards, will vest in an amount equivalent to the number of shares that would have vested at the target level under the terms of the award agreement under which they were issued). Furthermore, each restricted share and restricted stock unit (including performance-based restricted shares and units) will be cancelled at the effective time of the merger in exchange for payment to the holder of $23.50 in cash, without interest and less any applicable withholding taxes, for each share times the number of shares covered by such award, and each stock option and stock appreciation right award will be cancelled at the effective time of the merger in exchange for payment to the holder of an amount equal to the excess, if any, of the merger consideration over the per share exercise price of such award times the number of shares covered by such award.

Recommendation of the Maidenform Board of Directors (see page [    •    ])

        After careful consideration, the Maidenform Board unanimously approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement. Certain factors considered by the Maidenform Board in reaching its decision to approve and adopt the merger agreement, the merger, and the other transactions contemplated by the merger agreement can be found in the section entitled "The Merger—Maidenform's Reasons for the Merger" beginning on page [    •    ] of this proxy statement. The Maidenform Board unanimously recommends that Maidenform stockholders vote:

  •
  "FOR" the proposal to approve and adopt the merger agreement;

  •
  "FOR" the proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement; and

  •
  "FOR" the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Maidenform to its named executive officers that is based on or otherwise relates to the merger.

Opinion of Maidenform's Financial Advisor (see page [    •    ])

        Guggenheim Securities, LLC ("Guggenheim Securities") delivered its opinion to the Maidenform Board to the effect that, as of July 23, 2013 and based on the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the merger consideration was fair, from a financial point of view, to the holders of shares of Maidenform common stock. The full text of Guggenheim Securities' written opinion, which is attached as Annex B to this proxy statement and which you should read in its entirety, is subject to the assumptions, limitations, qualifications and other conditions contained in such opinion and is necessarily based on economic, capital markets and other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion.

        Guggenheim Securities' opinion was provided to the Maidenform Board (in its capacity as such) for its information and assistance in connection with its evaluation of the merger consideration, did not constitute a recommendation to the Maidenform Board with respect to the merger and does not constitute advice or a recommendation to any holder of Maidenform common stock as to how to vote in connection with the merger or otherwise. Guggenheim Securities' opinion addresses only the fairness, from a financial point of view, of the merger consideration and does not address any other aspect of the merger or any financing or other transactions related thereto.

        More specifically, Guggenheim Securities' opinion (i) did not address Maidenform's underlying business or financial decision to pursue the merger, the relative merits of the merger as compared to any alternative business or financial strategies that might exist for Maidenform, the financing of the merger or the effects of any other transaction in which Maidenform might engage; (ii) addressed only the fairness, from a financial point of view, of the merger consideration pursuant to the merger agreement; (iii) expressed no view or opinion as to any other term or aspect of the merger agreement or the merger, any term or aspect of any other agreement or instrument contemplated by the merger agreement or to be entered into or amended in connection with the merger or the fairness, financial or otherwise, of the merger to, or of any consideration to be paid to or received by, the holders of any other class of securities, creditors or other constituencies of Maidenform; and (iv) expressed no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Maidenform's officers, directors or employees, or any class of such persons, in connection with the merger relative to the merger consideration or otherwise. Furthermore, Guggenheim Securities expressed no view or opinion as to the price or range of prices at which the shares of common stock or other securities of Maidenform may trade at any time, including, without limitation, subsequent to the announcement of the merger.

Financing of the Merger (see page[    •    ])

        Completion of the merger is not subject to a financing condition. Immediately prior to entering into the merger agreement, Hanesbrands entered into the third amendment to its amended and restated credit agreement (as so amended, the "Revolving Credit Facility") with the various financial institutions and other persons from time to time party thereto (the "Lenders"), under which the Lenders increased their revolving credit commitment to Hanesbrands from $600 million to $1.1 billion. Hanesbrands intends to use borrowings under the Revolving Credit Facility along with cash on hand to finance the merger and pay related expenses.

Material U.S. Federal Income Tax Consequences of the Merger (see page [    •    ])

        The exchange of Maidenform common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. You should read the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page [    •    ] of this proxy statement and consult your tax advisers regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Regulatory Clearances and Approvals Required for the Merger (see page [    •    ])

        The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), which prevents Maidenform and Hanesbrands from completing the merger until required information and materials are furnished to the Antitrust Division of the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") and the HSR Act

waiting period is terminated or expires. On July 31, 2013, Maidenform and Hanesbrands filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC, which triggered the start of the HSR Act waiting period. The DOJ, the FTC, state attorneys general and others may challenge the merger on antitrust grounds either before or after expiration or termination of the HSR Act waiting period. Accordingly, at any time before or after the completion of the merger, any of the DOJ, the FTC, state attorneys general or others could take action under the antitrust laws, including, without limitation, seeking to enjoin the completion of the merger. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or that, if a challenge is made, it will not succeed.

        For more information about regulatory approvals relating to the merger, see the sections entitled "The Merger—Regulatory Clearances and Approvals Required for the Merger" beginning on page [    •    ] of this proxy statement and "The Merger Agreement—Conditions to Completion of the Merger" beginning on page [    •    ] of this proxy statement.

        Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.

Expected Timing of the Merger (see page [    •    ])

        We expect to complete the merger in the fourth calendar quarter of 2013. The merger is subject to various regulatory clearances and approvals and other conditions, however, and it is possible that factors outside the control of Maidenform or Hanesbrands could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals.

Conditions to Completion of the Merger (see page [    •    ])

        As more fully described in this proxy statement and in the merger agreement, each party's obligation to consummate the merger depends on a number of conditions being satisfied (or, if permitted by applicable law, waived), including:

  •
  approval and adoption of the merger agreement by an affirmative vote of the majority of the outstanding shares of Maidenform common stock entitled to vote thereon in accordance with Delaware law;

  •
  no statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any governmental authority or other legal restraint or prohibition preventing the consummation of the merger will have taken effect and will still be in effect;

  •
  any applicable waiting period (and any extension thereof) under the HSR Act relating to the merger will have expired or been terminated;

  •
  the other party will not have breached in any material respect, or failed to perform in all material respects, its obligations under the merger agreement contemplated to be performed by it at or prior to the effective time of the merger;

  •
  the accuracy of representations and warranties made by the other party in the merger agreement (subject generally to a material adverse effect standard, with different standards applicable to certain representations and warranties); and

  •
  as a condition to the obligation of Hanesbrands and Merger Subsidiary only, between the date of the merger agreement and the closing date, there will not have occurred any event, change, circumstance, effect, occurrence, condition, state of facts or development which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Maidenform's financial condition, business or results of operations.

Restrictions on Solicitation of Acquisition Proposals (see page [    •    ])

        Subject to certain exceptions, Maidenform has agreed that it and its subsidiaries will not, and will not authorize any of their respective directors and officers, employees, affiliates, investment bankers, attorneys, accountants and other advisors or representatives to, directly or indirectly:

  •
  solicit, initiate or take any action to knowingly facilitate, encourage or assist, or knowingly induce the making, submission or announcement of, an acquisition proposal;

  •
  enter into or participate in any discussions or negotiations with, furnish any information relating to Maidenform or any of its subsidiaries or afford access to the business, properties, assets, books, records or other information of Maidenform or any of its subsidiaries to, otherwise knowingly cooperate in any way with any third party that is seeking to make, or has made, or could reasonably be expected to make, an acquisition proposal;

  •
  enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument contemplating or otherwise relating to an acquisition proposal; or

  •
  take any action to make the provisions of any "fair price," "control share acquisition," or other similar anti-takeover statute or regulation inapplicable to any transactions contemplated by an acquisition proposal.

        Prior to approval and adoption of the merger agreement by Maidenform stockholders, however, Maidenform may, upon the terms and subject to the conditions set forth in the merger agreement, provide information to and engage in discussions or negotiations with a third party if such third party has made a bona fide written acquisition proposal and the Maidenform Board reasonably believes, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal and that the failure to take such action would likely be inconsistent with the Maidenform Board's fiduciary duties under applicable law.

Changes in Board Recommendation (see page [    •    ])

        Except as summarized below, the Maidenform Board has agreed not to (i) approve, adopt, endorse, or recommend any acquisition proposal, (ii) fail to make, withhold, withdraw or amend, qualify or modify, in each case in a manner adverse to Hanesbrands, or publicly propose to withhold, withdraw or amend, modify or qualify, in each case in a manner adverse to Hanesbrands, the Maidenform Board's recommendation in favor of the merger, (iii) propose publicly to approve, adopt, endorse or recommend any acquisition proposal.

        However, the Maidenform Board may withdraw, modify or amend its recommendation with respect to approval and adoption of the merger agreement:

  •
  following receipt of a bona fide acquisition proposal that did not result from a breach of the obligations described in the section entitled "The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals" beginning on page [    •    ] of this proxy statement that the

    Maidenform Board, after consultation with its financial advisor and outside legal counsel, determines is a superior proposal; or

  •
  unrelated to the receipt of an acquisition proposal;

but in each case only if the Maidenform Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would likely be inconsistent with its fiduciary duties under applicable law, and subject to compliance with certain notice and other specified conditions set forth in the merger agreement, including giving Hanesbrands the opportunity to make adjustments to the merger agreement in response to the proposed change in recommendation. In the event the Maidenform Board is permitted to change its recommendation with respect to the merger agreement following the receipt of an acquisition proposal that it determines to be a superior proposal, Maidenform may also terminate the merger agreement to enter into a written agreement for such superior proposal if concurrently with, and as a condition to, any such termination, Maidenform pays to Hanesbrands in immediately available funds any fees required to be paid to Hanesbrands as described in the section entitled "The Merger Agreement—Termination Fee Payable by Maidenform" beginning on page [    •    ] of this proxy statement.

        In addition, if the Maidenform Board changes its recommendation with respect to the merger agreement, Hanesbrands may terminate the merger agreement and collect a termination fee as described in the section entitled "The Merger Agreement—Termination Fee Payable by Maidenform" beginning on page [    •    ] of this proxy statement.

Termination of the Merger Agreement (see page [    •    ])

        The merger agreement may be terminated:

  •
  at any time prior to the effective time of the merger, by mutual written consent of Maidenform and Hanesbrands;

  •
  at any time prior to the effective time of the merger, by either Maidenform or Hanesbrands if:

  •
  the merger has not been consummated on or prior to December 31, 2013 (the "End Date"), provided that this termination right will not be available to any party whose breach of any provision of the merger agreement results in the failure of the merger to be consummated by such time; provided, further, that if one or more closing conditions relating to the absence of injunctions preventing the consummation of the merger or antitrust approvals are unsatisfied as of the End Date and the remaining mutual closing conditions and the condition relating to the absence of a company material adverse effect, other than those conditions that by their terms cannot be satisfied until the closing and such conditions are then capable of being satisfied, are satisfied, then upon written notice given by either Maidenform or Hanesbrands to the other no later than 6:00 p.m., Eastern Time, on December 31, 2013, the End Date may be extended to April 30, 2014;

  •
  any permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger has become final and nonappealable;

  •
  the meeting of Maidenform stockholders to approve and adopt the merger agreement has been held and the approval and adoption of the merger agreement by the stockholders has not been obtained upon a vote thereon at such meeting or at any adjournment or postponement thereof; or

  •
  the other party has breached any of its representations or warranties or failed to perform any of its covenants or agreements such that the terminating party's conditions to closing related to such matters are not capable of being satisfied prior to or as of the End Date, and such breach or failure to perform (if curable) has not been cured within 30 days after written notice is given by the terminating party to the breaching party;

  •
  by Maidenform, at any time prior to the approval and adoption of the merger agreement by Maidenform stockholders, in order to enter into a written agreement for an acquisition proposal that is a superior proposal, if such superior proposal did not result from a breach by Maidenform of the covenants described in the section entitled "The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals" beginning on page [    •    ] of this proxy statement, and concurrently with, and as a condition to, any such termination, Maidenform pays to Hanesbrands in immediately available funds any fees required to be paid to Hanesbrands as described in the section entitled "The Merger Agreement—Termination Fee Payable by Maidenform" beginning on page [    •    ] of this proxy statement; or

  •
  by Hanesbrands, at any time prior to the approval and adoption of the merger agreement by Maidenform stockholders, if (i) the Maidenform Board changes or fails to make its recommendation in favor of the merger; (ii) the Maidenform Board has failed to recommend the merger to Maidenform stockholders for their approval and adoption in this proxy statement; or (iii) Maidenform intentionally and materially breaches or fails to perform its obligations described in the section entitled "The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals" beginning on page [    •    ] of this proxy statement.

Termination Fee Payable by Maidenform; Expense Reimbursement (see page [    •    ])

        Maidenform has agreed to pay Hanesbrands a termination fee of $16.6 million in cash upon termination of the merger agreement in certain circumstances, including if:

  •
  Hanesbrands terminates the merger agreement before stockholder approval and adoption of the merger agreement occurs because (i) the Maidenform Board changes or fails to make its recommendation in favor of the merger or (ii) Maidenform intentionally and materially breaches or fails to perform its obligations described in the section entitled "The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals" beginning on page [    •    ] of this proxy statement;

  •
  Maidenform terminates the merger agreement in order to enter into a written agreement with respect to a superior acquisition proposal; or

  •
  either party terminates the merger agreement (i) owing to the failure of the merger to be consummated on or before the End Date, and at such time the special meeting of Maidenform stockholders to approve and adopt the merger agreement has not been held, (ii) owing to the failure of Maidenform stockholders to approve and adopt the merger agreement or (iii) owing to Maidenform's material breach of its obligations to seek antitrust approvals or Maidenform's intentional breach of its other obligations under the merger agreement, but in each case only if:

  •
  at any time prior to such termination (in the case of clauses (i) and (iii) above) or at any time prior to the Maidenform stockholders' meeting to approve and adopt the merger agreement (in the case of clause (ii) above), an acquisition proposal has been publicly announced and not publicly and unconditionally withdrawn at least five business days prior to such termination (in the case of clauses (i) and (iii) above) or prior to the Maidenform stockholders' meeting to approve and adopt the merger agreement (in the case of clause (ii) above); and

  •
  within 12 months after such termination, Maidenform enters into a definitive agreement with respect to or consummates any alternative acquisition proposal for more than 50% of the assets or voting securities of Maidenform.

        Also, Maidenform will reimburse Hanesbrands up to $6 million in expenses (which expenses will be netted from any subsequent payment of the termination fee) in certain circumstances where (A) either party terminates the merger agreement because of (i) the failure of the merger to be consummated on or before the End Date, and at such time the special meeting of Maidenform stockholders to approve and adopt the merger agreement has not been held, or (ii) the failure of Maidenform stockholders to approve and adopt the merger agreement, and (B) at any time prior to such termination (in the case of clause (i) above) or at any time prior to the Maidenform stockholders' meeting to approve and adopt the merger agreement (in the case of clause (ii) above), an acquisition proposal has been publicly announced and not publicly and unconditionally withdrawn at least five business days prior to such termination (in the case of clause (i) above) or prior to the Maidenform stockholders' meeting to approve and adopt the merger agreement (in the case of clause (ii) above).

Termination Fee Payable by Hanesbrands (see page [    •    ])

        Hanesbrands will pay to Maidenform a reverse termination fee of $30 million in cash in the event that the merger agreement is terminated by either party at the End Date or because an antitrust-related injunction or order prohibits the consummation of the merger, in each case, at a time when all conditions to Hanesbrands' obligation to close other than antitrust-related conditions are satisfied.

Remedies; Maximum Liability (see page [    •    ])

        The merger agreement provides that, upon any termination of the merger agreement under circumstances where the termination fee is payable by Maidenform and is paid in full, Hanesbrands and Merger Subsidiary are precluded from any other remedy against Maidenform, and neither Hanesbrands nor Merger Subsidiary will seek to obtain any recovery, judgment or damages of any kind against Maidenform or any of its subsidiaries or representatives. In no event will Maidenform be required to pay more than one termination fee.

        The merger agreement further provides that, upon any termination of the merger agreement under circumstances where the reverse termination fee is payable by Hanesbrands and is paid in full, Maidenform is precluded from any other remedy against Hanesbrands and Merger Subsidiary, and Maidenform will not seek to obtain any recovery, judgment or damages of any kind against Hanesbrands, Merger Subsidiary or their respective subsidiaries, affiliates, stockholders and representatives. In no event will Hanesbrands be required to pay more than one reverse termination fee.

Specific Performance (see page [    •    ])

        The merger agreement provides that the parties will be entitled to an injunction to prevent breaches of the merger agreement and to specifically enforce the performance of the terms and provisions of the merger agreement.

Appraisal Rights (page [    •    ])

        Under Delaware law, holders of our common stock who do not vote in favor of approving and adopting the merger agreement will have the right to seek appraisal of the fair value of their shares of our common stock as determined by the Delaware Court of Chancery if the merger is completed, but only if they comply with all requirements of Section 262 of the Delaware General Corporation Law (the "DGCL"), as in effect on July 23, 2013, the date of the parties' entry into the merger agreement, the text of which section can be found in Annex C to this proxy statement and the requirements of which section are summarized in this proxy statement. If a stockholder votes (or submits a proxy to vote that is not revoked before the taking of the vote on the merger agreement at the special meeting or any adjournment or postponement thereof) for the proposal to adopt the merger agreement, such stockholder will waive his, her or its rights to seek appraisal of his, her or its shares of Maidenform common stock under Delaware law. Also, merely voting against or abstaining (in person or by proxy) with respect to the proposal to adopt the merger agreement will not protect a stockholder's rights to an appraisal. This appraisal amount could be more than, the same as or less than the merger consideration. Any holder of our common stock intending to exercise appraisal rights, among other things, must submit a written demand for an appraisal to us prior to the vote on the approval and adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your ability to seek and obtain appraisal rights.

The Special Meeting (see page [    •    ])

        The special meeting of Maidenform's stockholders is scheduled to be held at the offices of Davis Polk & Wardwell LLP, 8th Floor, 450 Lexington Avenue, New York, New York 10017 on [              ] [    ], 2013 at [      ] a.m., local time. The special meeting is being held in order to consider and vote on the following:

  •
  a proposal to approve and adopt the merger agreement, which is further described in the sections entitled "The Merger" and "The Merger Agreement," beginning on pages [    •    ] and [    •    ], respectively, of this proxy statement;

  •
  a proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement; and

  •
  a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Maidenform to its named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled "The Merger—Interests of Maidenform's Directors and Executive Officers in the Merger" beginning on page [    •    ] of this proxy statement.

        Only holders of record of Maidenform common stock at the close of business on [                ], 2013, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. At the close of business on the record date, [            ] shares of Maidenform common stock were issued and outstanding, approximately [          ]% of which were held by Maidenform's directors and executive officers. We currently expect that Maidenform's directors and executive officers will vote their shares in favor of the proposal to approve and adopt the merger agreement and the other proposals to be considered at the special meeting, although no director or executive officer has entered into any agreement containing an obligation to do so.

        The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the shares of Maidenform common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement and will subject Maidenform to additional expense.

        You may cast one vote for each share of Maidenform common stock (including restricted shares) that you own at the close of business on the record date. Approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote thereon. The proposal to adjourn the special meeting, including if necessary to permit further solicitation of proxies requires the affirmative vote of the holders of a majority of the Maidenform stock having voting power present in person or represented by proxy at the special meeting (whether or not a quorum is present). The proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Maidenform to its named executive officers that is based on or otherwise relates to the merger requires the affirmative vote of the holders of a majority of the Maidenform stock having voting power present in person or represented by proxy at the special meeting (provided that a quorum is present).

        An abstention occurs when a stockholder attends a meeting, either in person or represented by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present. Because under Delaware law the approval and adoption of the merger agreement requires the affirmative vote of the majority of the outstanding shares of Maidenform common stock entitled to vote thereon, abstentions and a complete failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in "street name" by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement. Because the other two proposals require the affirmative vote of the majority of the Maidenform stock having voting power present in person or represented by proxy at the special meeting, abstentions will be counted as votes "AGAINST" such proposals; however, a failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in "street name" by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have no effect on the outcome of such proposals.

        If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted for (i) the proposal to approve and adopt the merger agreement, (ii) the proposal to approve the adjournment of the special meeting, including if necessary to solicit additional proxies if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement; and (iii) the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Maidenform to its named executive officers that is based on or otherwise relates to the merger.

Interests of Maidenform's Directors and Executive Officers in the Merger (see page [    •    ])

        In considering the recommendation of the Maidenform Board to approve and adopt the merger agreement, you should be aware that Maidenform's directors and executive officers have interests in the merger that are different from, or in addition to, those of Maidenform stockholders generally. The Maidenform Board was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement, and in recommending to Maidenform stockholders that the merger agreement be approved and adopted. These interests are described in further detail and quantified below under "The Merger—Interests of Maidenform's Directors and Executive Officers in the Merger".

  •
  Pursuant to the merger agreement, Maidenform's directors and executive officers will be entitled to the accelerated vesting and cash-out of their existing shares and outstanding equity-based awards at the effective time of the merger, based on the $23.50 per share merger consideration, including stock options, stock appreciation rights, restricted stock, and performance-based awards (which will accelerate and be cashed out at target).

  •
  Maidenform entered into agreements with certain key employees, including Christopher Vieth, Nanci Prado and John Nelson, to provide special transaction bonuses in connection with such employees' work with respect to the merger transaction, and, for Mr. Nelson, change in control severance protections.

  •
  Each of Maurice Reznik, Mr. Vieth, Ms. Prado and Steven Castellano has an employment agreement with Maidenform that would entitle these executive officers to severance in the event of their termination of employment by Maidenform without cause or by the executive for good reason or if Maidenform elects not to extend the term of the agreement, which severance consists of a multiple of base salary and bonus, as well as the payment of the cost of medical premiums, and in the case of Mr. Reznik, payment for outplacement services. The bonus component of the severance amounts are slightly higher if the termination occurs within two years following a change in control. Amendments to these employment agreements that were entered into on July 23, 2013 increased the severance multiple provided under the agreements.

  •
  Under the executive severance pay plan, which covers all of the executive officers to the extent they do not receive greater benefits under an individual agreement or plan, if an executive's employment is involuntarily terminated without cause, then he or she will be entitled to severance in the form of continued salary payments and continued health benefits. The plan was amended on July 23, 2013 to provide that if the involuntary termination of employment without cause occurs after a change in control of Maidenform, then the severance payments will be paid in a lump sum, and will not be subject to reduction for future outside income earned by the executive during the severance period.

  •
  On July 23, 2013, Maidenform entered into a letter agreement with Tony Donofrio, under which Mr. Donofrio's severance benefit under the executive severance pay plan was increased from six months to one year, payable in installments over the severance period, and the requirement that severance payments to Mr. Donofrio be reduced by other compensation or income earned by him during his severance period was eliminated.

  •
  On July 19, 2013, the Maidenform Board approved a special bonus equal to $75,000 for Karen Rose, the chairperson of the Maidenform Board, in recognition of the considerable time and effort she devoted to overseeing the strategic review process and her leadership of and contributions to Maidenform.

Litigation Related to the Merger (see page [    •    ])

        Beginning on or around July 26, 2013, two putative class action complaints challenging the merger and the merger agreement were filed in the Court of Chancery of the State of Delaware against various combinations of Maidenform, the individual members of the Maidenform Board, Hanesbrands and Merger Subsidiary. The complaints generally allege, among other things, that the members of the Maidenform Board breached their fiduciary duties to Maidenform's stockholders by entering into the merger agreement, approving the proposed merger and failing to take steps to maximize Maidenform's value to its stockholders. In addition, the complaints allege, among other things, that the proposed merger improperly favors Hanesbrands and that certain provisions of the merger agreement unduly restrict Maidenform's ability to negotiate with other potential bidders. The complaints generally seek, among other things, declaratory and injunctive relief, preliminary injunctive relief prohibiting or delaying the defendants from consummating the merger, other forms of equitable relief and unspecified amounts of damages. On August 2, 2013, the Court of Chancery of the State of Delaware entered an order consolidating the two cases under the caption, In re Maidenform Brands, Inc. Shareholder Litigation, Consol. C.A. No. 8750-VCG, and appointing co-lead counsel and liaison counsel.

        The defendants believe the litigation is entirely without merit and intend to defend it vigorously.

Directors' and Officers' Indemnification (see page [    •    ])

        For six years after the effective time of the merger, Hanesbrands has agreed to cause the surviving corporation to indemnify and hold harmless, and advance expenses (subject to certain conditions) as incurred to, in each case to the fullest extent permitted under applicable law and in accordance with the applicable organizational documents of Maidenform and its subsidiaries in effect as of the date of the merger agreement, each present or former director or officer of Maidenform or any of its subsidiaries (each, an "Indemnified Person") against all claims, costs, losses, liabilities, damages, fines and reasonable costs and expenses incurred in connection with any threatened or pending claim, action, suit or proceeding to which the Indemnified Person is made a party, arising out of or pertaining to (i) the fact that the Indemnified Person is or was an officer or director of Maidenform or any of its subsidiaries or was serving at the request of Maidenform or any of its subsidiaries as an officer, director, employee, fiduciary or agent of another enterprise, (ii) acts or omissions occurring at or prior to the effective time of the merger or (iii) the merger agreement and the transactions contemplated thereby, whether asserted or arising before or after the effective time of the merger.

Market Prices of Maidenform Common Stock (see page [    •    ])

        The merger consideration of $23.50 per share represents a 23.1% premium to the $19.09 closing price per share of Maidenform common stock on the NYSE on July 23, 2013, the last trading day before the public announcement of the merger agreement, a 29.6% premium to Maidenform's average closing share price of $18.13 for the 30 days ended July 23, 2013, a 29.5% premium to Maidenform's average closing share price of $18.15 for the 90 days ending on July 23, 2013, a 22.8% premium to Maidenform's average closing share price of $19.14 for the one year ending on July 23, 2013, a 42.4% premium to Maidenform's intra-day low share price of $16.50 during the one year ending on July 23, 2013 and a 23.7% premium to the median analyst price target for Maidenform of $19.00. The closing price of Maidenform common stock on the NYSE on [August 9], 2013, the most recent practicable date prior to the date of this proxy statement, was $[23.38] per share. You are encouraged to obtain current market prices of Maidenform common stock in connection with voting your shares of Maidenform common stock.

QUESTIONS AND ANSWERS

        The following are some questions that you, as a stockholder of Maidenform, may have regarding the merger and the special meeting and the answers to those questions. Maidenform urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.

Q:
What is the purpose of the special meeting?

A:
At the special meeting, stockholders will consider and act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, namely:

•
a proposal to approve and adopt the merger agreement, which is further described in the sections entitled "The Merger" and "The Merger Agreement," beginning on pages [    •    ] and [    •    ], respectively, of this proxy statement;

•
a proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement; and

•
a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Maidenform to its named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled "The Merger—Interests of Maidenform's Directors and Executive Officers in the Merger" beginning on page [    •    ] of this proxy statement.

Q:
Where and when is the special meeting?

A:
The special meeting is scheduled to be held at the offices of Davis Polk & Wardwell LLP, 8th Floor, 450 Lexington Avenue, New York, New York 10017 on [            ] [            ], 2013 at [        ] a.m., local time.

Q:
How does the Maidenform Board recommend that I vote on the proposals?

A:
The Maidenform Board unanimously recommends that you vote as follows:

•
"FOR" the approval and adoption of the merger agreement;

•
"FOR" the approval of an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement; and

•
"FOR" the approval, on a non-binding, advisory basis, of certain compensation that will or may be paid by Maidenform to its named executive officers that is based on or otherwise relates to the merger.

Q:
How does the per share merger consideration compare to the market price of Maidenform common stock prior to announcement of the merger?

A:
The merger consideration of $23.50 per share represents a 23.1% premium to the $19.09 closing price per share of Maidenform common stock on the NYSE on July 23, 2013, the last trading day before the public announcement of the merger agreement, a 29.6% premium to Maidenform's average closing share price of $18.13 for the 30 days ended July 23, 2013, a 29.5% premium to Maidenform's average closing share price of $18.15 for the 90 days ending on July 23, 2013, a 22.8% premium to Maidenform's average closing share price of $19.14 for the one year ending on July 23, 2013, a 42.4% premium to Maidenform's intra-day low share price of $16.50 during the one year ending on July 23, 2013 and a 23.7% premium to the median analyst price target for Maidenform common stock of $19.00. The closing price of Maidenform common stock on the NYSE on [August 9], 2013, the most recent practicable date prior to the date of this proxy statement, was $[23.38] per share. You are encouraged to obtain current market prices of Maidenform common stock in connection with voting your shares of Maidenform common stock.

Q:
What will happen in the merger?

A:
If the merger is completed, Merger Subsidiary will merge with and into Maidenform, whereupon the separate existence of Merger Subsidiary will cease and Maidenform will be the surviving corporation and a wholly owned subsidiary of Hanesbrands. As a result of the merger, Maidenform common stock will no longer be publicly traded, and you will no longer have any interest in Maidenform's future earnings or growth. In addition, Maidenform common stock will be delisted from the NYSE and deregistered under the Exchange Act, and Maidenform will no longer be required to file periodic reports with the Securities and Exchange Commission (the "SEC") with respect to Maidenform common stock, in each case in accordance with applicable law, rules and regulations.

Q:
Who will own Maidenform after the merger?

A:
Immediately following the merger, Maidenform will be a wholly owned subsidiary of Hanesbrands.

Q:
What will I receive in the merger?

A:
Upon the terms and subject to the conditions of the merger agreement, if the merger is completed, the holders of Maidenform common stock will have the right to receive $23.50 in cash, without interest and less any applicable withholding taxes, for each share of Maidenform common stock that they own immediately prior to the effective time of the merger.

Q:
What will happen in the merger to Maidenform stock options, restricted stock, SARs, RSUs and other equity-based awards that have been granted to employees, officers and directors of Maidenform?

A:
All outstanding equity awards will accelerate and vest, and will be cancelled and cashed out at the merger price of $23.50 per share less any applicable exercise price. All performance based awards will be accelerated and cashed out at the target level as further described in "The Merger Agreement—Treatment of Maidenform Equity-Based Awards" below.

Q:
Am I entitled to appraisal rights instead of receiving the merger consideration?

A:
Yes. As a holder of Maidenform common stock, you are entitled to appraisal rights under Delaware law in connection with the merger if you meet certain conditions. In order to perfect appraisal rights, you must follow exactly the procedures specified under Delaware law. See "Appraisal Rights" beginning on page [    •    ] of and Annex C to this proxy statement.

Q:
What vote is required to approve and adopt the merger agreement?

A:
Under Delaware law, the approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Maidenform common stock entitled to vote thereon.

Q:
What vote is required to approve the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement?

A:
The proposal to adjourn the special meeting, the approval of which is not required to complete the merger, requires the affirmative vote of the holders of a majority of the Maidenform stock having voting power present in person or represented by proxy at the special meeting (whether or not a quorum is present in person or represented by proxy).

Q:
What vote is required to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Maidenform to its named executive officers that is based on or otherwise relates to the merger?

A:
The named executive officer merger-related compensation proposal, approval of which is not required to complete the merger, requires the affirmative vote of the holders of a majority of Maidenform stock having voting power present in person or represented by proxy at the special meeting (provided a quorum is present in person or represented by proxy).

Q:
When do you expect the merger to be completed?

A:
In order to complete the merger, Maidenform must obtain the stockholder approval of the proposal to adopt the merger agreement described in this proxy statement and the other closing conditions under the merger agreement must be satisfied or waived. The parties to the merger agreement currently expect to complete the merger in the fourth calendar quarter of 2013, although Maidenform cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, the exact timing of the merger cannot be determined at this time.

Q:
Why am I being asked to consider and act upon a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Maidenform to its named executive officers that is based on or otherwise relates to the merger?

A:
SEC rules require Maidenform to seek a non-binding, advisory vote to approve any agreements or understandings and compensation that will or may be paid by Maidenform to its named executive officers in connection with the merger. Approval of this proposal by Maidenform's stockholders is not required to complete the merger.

Q:
Do you expect the merger to be taxable to Maidenform stockholders?

A:
The exchange of Maidenform common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. You should read the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page [    •    ] of this proxy statement and consult your tax advisers regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Q:
Who is entitled to vote at the special meeting?

A:
The record date for the special meeting is [            ], 2013. Only stockholders of record at the close of business on that date are entitled to attend and vote at the special meeting or any adjournment or postponement thereof. The only class of stock that can be voted at the meeting is Maidenform common stock. Each outstanding share of Maidenform common stock (including restricted stock) is entitled to one vote on all matters that come before the meeting. At the close of business on the record date, there were [        ] shares of Maidenform common stock issued and outstanding,

  approximately [        ]% of which were held by Maidenform's directors and executive officers. We currently expect that Maidenform's directors and executive officers will vote their shares in favor of the proposal to approve and adopt the merger agreement and the other proposals to be considered at the special meeting, although no director or executive officer is obligated to do so.

Q:
Who may attend the special meeting?

A:
Stockholders of record as of the close of business on [        ], 2013, or their duly appointed proxies, may attend the meeting. "Street name" holders (those whose shares are held through a broker, bank or other nominee) should bring a copy of an account statement reflecting their ownership of Maidenform common stock as of the record date. If you are a "street name" holder and you wish to vote at the special meeting, you must also bring a proxy from the record holder (your broker, bank or other nominee) of the shares of Maidenform common stock authorizing you to vote at the special meeting. We intend to limit attendance to stockholders as of the record date. All stockholders should bring photo identification. Cameras, recording devices, and other electronic devices are not permitted at the special meeting. Registration will begin at [        ] a.m., local time.

Q:
Who is soliciting my vote?

A:
The Maidenform Board is soliciting your proxy, and Maidenform will bear the cost of soliciting proxies. MacKenzie Partners, Inc. has been retained to assist with the solicitation of proxies. MacKenzie Partners, Inc. will be paid approximately $25,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of Maidenform common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by MacKenzie Partners, Inc. or, without additional compensation, by certain of Maidenform's directors, officers and employees.

Q:
What do I need to do now?

A:
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

Q:
How do I vote if my shares are registered directly in my name?

A:
If you are a stockholder of record, there are three methods by which you may vote at the special meeting:

•
Internet:  To vote over the internet, log on to the internet and follow the instructions printed on your proxy card. If you vote over the internet, you do not have to mail in a proxy card.

•
Mail:  To vote by mail, complete, sign and date a proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

•
In Person:  To vote in person, attend the special meeting. You will be given a ballot when you arrive.

  Whether or not you plan to attend the meeting, we urge you to vote by proxy, whether by internet or by mail, to ensure your vote is counted. You may still attend the meeting and vote your shares in person, even if you have already voted by proxy. Attendance at the special meeting, of itself, will not revoke a previous vote by proxy. Please choose only one method to cast your vote by proxy. We encourage you to vote over the internet, which is a convenient, cost-effective and reliable alternative to returning a proxy card by mail.

Q:
How do I vote if my shares are held in the name of my broker (street name)?

A:
If your shares are held by your broker, bank or other nominee, often referred to as held in "street name," you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Q:
Can I change my vote after I submit my proxy?

A:
Yes. You can change or revoke your proxy at any time before the final vote at the special meeting or any adjournment or postponement thereof. If you are the record holder of your shares, you may change or revoke your proxy in any one of three ways:

•
You may submit another properly completed proxy bearing a later date, whether over the internet or by mail;

•
You may send a written notice prior to the special meeting (or any adjournment or postponement thereof) that you are revoking your proxy to Continental Stock Transfer & Trust, by phone at (212) 509-4000 or by mail to 17 Battery Place, 8th Floor, New York, NY 10004; or

•
You may attend the special meeting (or any adjournment or postponement thereof) and vote again in person. Simply attending the special meeting will not, by itself, revoke your proxy.

  If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your proxy.

  If you have questions about how to vote or change your vote, you should contact Continental Stock Transfer & Trust, at by phone at (212) 509-4000 or by mail to 17 Battery Place, 8th Floor, New York, NY 10004.

Q:
Do I need to do anything with my Maidenform common stock certificates now? Should I send in my stock certificates with my proxy card?

A:
No. After the merger is completed, if you hold certificates representing shares of Maidenform common stock, the exchange agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of Maidenform common stock for the merger consideration. Upon surrender of the certificates along with the executed letter of transmittal and other required documents described in the instructions or otherwise required by the exchange agent in accordance with the merger agreement, you will receive the merger consideration.

Q:
How many shares must be present to constitute a quorum for the meeting?

A:
The presence at the special meeting, in person or represented by proxy, of a majority of the shares of Maidenform common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement and will subject Maidenform to additional expense.

Q:
What if I abstain from voting?

A:
If you attend the special meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists. If you abstain from voting on any proposal at the special meeting, it will have the same effect as a vote "AGAINST" such proposals.

Q:
Will my shares be voted if I do not sign and return my proxy card or vote over the internet or in person?

A:
If you are a registered stockholder and you do not sign and return your proxy card or vote over the internet or in person, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists. Questions concerning stock certificates and registered stockholders may be directed to our transfer agent, Continental Stock Transfer & Trust, by phone at (212) 509-4000 or by mail to 17 Battery Place, 8th Floor, New York, NY 10004.

  If your shares are held in street name and you do not issue instructions to your broker, bank or other nominee, your broker, bank or other nominee may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. Under NYSE rules, all of the proposals in this proxy statement are non-routine matters. Accordingly, if your shares are held in "street name" and you do not issue instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.

  If you fail to complete, sign, date and return your proxy card by mail, or vote via the internet or in person, it will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement, but will have no effect on the other proposals.

  You will have the right to receive the merger consideration if the merger is approved, adopted and completed even if your shares are not voted at the special meeting.

Q:
What is a broker non-vote?

A:
Broker non-votes are shares held by brokers and other record holders that are present in person or represented by proxy at the special meeting, but with respect to which the broker or other record holder is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Maidenform common stock held in "street name" does not give voting instructions to the broker or other holder of record, then those shares will not be present in person or represented by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement.

  If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote "AGAINST" the proposal to approve and adopt the merger agreement. However, a failure to instruct your broker, bank or other nominee to vote on the non-binding proposal regarding merger-related compensation for Maidenform's named executive officers (assuming a quorum is present) or the proposal to adjourn the special meeting, including if necessary to solicit additional proxies for the approval and adoption of the merger agreement, will have no effect on the outcome of such proposals.

Q:
Will my shares held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:
What does it mean if I receive more than one set of proxy materials?

A:
This means you own shares of Maidenform common stock that are registered under different names or are in more than one account. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:
Who will count the votes?

A:
A representative from Continental Stock Transfer & Trust Company will serve as the inspector of election.

Q:
Can I participate if I am unable to attend the special meeting?

A:
If you are unable to attend the meeting in person, we encourage you to complete, sign, date and return your proxy card or to vote over the internet. The special meeting will not be broadcast telephonically or over the internet.

Q:
Where can I find the voting results of the special meeting?

A:
Maidenform intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that Maidenform files with the SEC are publicly available when filed.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not approved and adopted by Maidenform stockholders or if the merger is not completed for any other reason, Maidenform stockholders will not receive any payment for their shares of Maidenform common stock in connection with the merger. Instead, Maidenform will remain an independent public company and shares of Maidenform common stock will continue to be listed and traded on the NYSE. The merger agreement provides that, upon termination of the merger agreement under certain circumstances, Maidenform will be required to pay to Hanesbrands a termination fee of $16.6 million. See the section entitled "The Merger Agreement—Termination Fee Payable by Maidenform" beginning on page [    •    ] of this proxy statement for a discussion of the circumstances under which such a termination fee will be required to be paid. In addition, if Hanesbrands terminates the merger agreement under certain circumstances, Maidenform will be required to reimburse Hanesbrands for its out-of-pocket fees and expenses incurred on or prior to such termination in connection with the transactions contemplated by the merger agreement, up to $6 million in the aggregate. The amount of any such reimbursed expenses will be credited against a later payment by Maidenform of the termination fee.

  The merger agreement also provides that, upon termination of the merger agreement in certain circumstances due solely to a failure to obtain required antitrust clearances prior to the End Date or the imposition of an injunction prohibiting consummation of the merger based on antitrust laws, Hanesbrands will be required to pay to Maidenform a reverse termination fee of $30 million. See the section entitled "The Merger Agreement—Termination Fee Payable by Hanesbrands" beginning on page [    •    ] of this proxy statement for a discussion of the circumstances under which the reverse termination fee will be required to be paid.

Q:
How can I obtain additional information about Maidenform?

A:
Maidenform will provide copies of this proxy statement and its 2012 Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 29, 2012, without charge to any stockholder who makes a written request to our Corporate Secretary at Maidenform Brands, Inc., 200 Madison Avenue, 25th Floor, New York, New York 10016. Maidenform's Annual Report on Form 10-K and other SEC filings may also be accessed at www.sec.gov or on the Investor Relations section of Maidenform's website at www.maidenformbrands.com. Maidenform's website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to our website provided in this proxy statement.

Q:
How many copies of this proxy statement and related voting materials should I receive if I share an address with another stockholder?

A:
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as "householding", potentially provides extra convenience for stockholders and cost savings for companies.

  Maidenform and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Maidenform if you are a stockholder of record. You can notify us by sending a written request to Maidenform Brands, Inc., Attn: Corporate Secretary, 200 Madison Avenue, 25th Floor, New York, New York 10016, or calling (732) 621-2300. Stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying Maidenform at the telephone and address set forth in the prior sentence. In addition, Maidenform will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

Q:
Whom should I contact if I have any questions?

A:
If you have questions about the merger or the other matters to be voted on at the special meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact:

105 Madison Avenue
New York, New York 10016
Call Toll-Free: (800) 322-2885

or

Maidenform Brands, Inc.
485F US Highway 1 South
Iselin, New Jersey 08830
(732) 621-2500
Attn: Investor Relations

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, contain forward-looking statements within the meaning of the U.S. federal securities laws, including, without limitation, statements regarding management's expectations, beliefs, intentions or future strategies that are signified by the words "anticipates", "believes", "estimates", "expects", "intends", "plans", "potential", "predicts", "projects" or similar words or phrases, although not all forward-looking statements contain such identifying words. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which are based on information available to Maidenform on the date hereof. Although these expectations may change, Maidenform assumes no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of Maidenform's control, that could cause actual results to differ materially from such statements and from Maidenform's historical results and experience. These risks and uncertainties include such things as:

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Maidenform to pay a termination fee or reimburse certain of Hanesbrands' expenses;

  •
  the failure to receive, on a timely basis or otherwise, the required approvals by Maidenform stockholders and government or regulatory agencies with regard to the merger agreement;

  •
  the risk that a closing condition to the merger agreement may not be satisfied;

  •
  Maidenform's and Hanesbrands' ability to complete the proposed merger on a timely basis or at all;

  •
  the failure of the merger to be completed on a timely basis or at all for any other reason;

  •
  the risks that Maidenform's business may suffer as a result of uncertainties surrounding the merger;

  •
  the ability of Maidenform to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners pending the consummation of the merger;

  •
  the possibility of disruption to Maidenform's business from the proposed merger, including increased costs and diversion of management time and resources;

  •
  limitations placed on Maidenform's ability to operate its business under the merger agreement;

  •
  general economic conditions;

  •
  retail trends in the intimate apparel industry, including consolidation and continued growth in the development of private brands, resulting in downward pressure on prices, reduced floor space and other harmful changes;

  •
  the possibility that costs related to the merger will be greater than expected;

  •
  the outcome of any legal proceedings that have been or may be instituted against Maidenform or others relating to the merger agreement or the merger; and

  •
  other financial, operational and legal risks and uncertainties detailed from time to time in Maidenform's and Hanesbrands' SEC reports.

        Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Part I, Item 1A in Maidenform's Annual Report on Form 10-K for the fiscal year ended December 29, 2012 and under Part II, Item 1A in Maidenform's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2013. Maidenform cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the merger, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the merger or other matters attributable to Maidenform or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained in this proxy statement speak only as of the date of this proxy statement. Maidenform undertakes no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

 THE COMPANIES

Maidenform Brands, Inc.

        Maidenform Brands, Inc. is a global intimate apparel company with a portfolio of established, well-known brands, top-selling products and an iconic heritage. Maidenform designs, sources and markets an extensive range of intimate apparel products, including bras, panties and shapewear. Maidenform sells its products through multiple distribution channels, including department stores and national chain stores (including third-party distributors and independent stores), mass merchants (including warehouse clubs), its company-operated outlet stores, its websites and other channels (including specialty retailers, off-price retailers and licensees). During its 91-year history, Maidenform believes it has built strong equity for its brands and established a platform for growth through a combination of innovative designs. Maidenform sells its products under some of the most recognized brands in the intimate apparel industry, including Maidenform, Flexees, Lilyette, Self Expressions and Sweet Nothings.

        Shares of Maidenform common stock are listed with, and trade on, the NYSE under the symbol "MFB".

        Maidenform was incorporated in Delaware on March 11, 2004 under the name MF Acquisition Corporation. Our principal executive offices are maintained at 485F US Highway 1 South, Iselin, New Jersey 08830, and the telephone number at that address is (732) 621-2500. Our corporate website address is www.maidenformbrands.com. The information provided on the Maidenform website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.

        For additional information about Maidenform included in documents incorporated by reference into this proxy statement, see the section entitled "Where You Can Find More Information" on page [    •    ].

Hanesbrands Inc.

        Hanesbrands Inc., or Hanesbrands, is a consumer goods company with a portfolio of leading apparel brands, including Hanes, Champion, C9 by Champion, Bali, Playtex, Just My Size, L'eggs, barely there, Wonderbra, Gear for Sports, Zorba, Sol y Oro and Rinbros. Hanesbrands designs, manufactures, sources and sells a broad range of basic apparel such as T-shirts, bras, panties, men's underwear, kids' underwear, casualwear, activewear, socks and hosiery. In 2012, approximately 89% of Hanesbrands' net sales were to customers in the United States and approximately 11% were to customers outside the United States. Hanesbrands' products are sold through multiple distribution channels, including: mass merchants; national chains and department stores; the company's value-based ("outlet") stores, websites and catalogs; and other retail channels such as embellishers, specialty retailers, wholesale clubs, drug stores, collegiate bookstores, discount retailers and sporting goods stores. In addition to designing and marketing basic apparel, Hanesbrands has a long history of operating a global supply chain that incorporates a mix of self-manufacturing, third-party contractors and third-party sourcing.

        Shares of Hanesbrands' common stock are listed with, and trade on, the NYSE under the symbol "HBI".

        Hanesbrands was incorporated in Maryland on September 30, 2005. Hanesbrands' principal executive offices are maintained at 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, and the telephone number at that address is (336) 519-8080. Hanesbrands' corporate website address is www.hanesbrands.com. The information provided on Hanesbrands' website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement. Upon completion of the merger, Maidenform will be a wholly owned subsidiary of Hanesbrands.

General Merger Sub Inc.

        General Merger Sub Inc., or Merger Subsidiary, is a Delaware corporation and a wholly owned subsidiary of Hanesbrands that was formed on July 16, 2013, solely for the purpose of facilitating the acquisition of Maidenform. To date, Merger Subsidiary has not carried on any activities other than those related to its formation, completing the transactions contemplated by the merger agreement and arranging the related financing. Upon completion of the merger, Merger Subsidiary will cease to exist as a separate entity.

        Merger Subsidiary's principal executive offices are maintained at 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, and the telephone number at that address is (336) 519-8080.

 THE SPECIAL MEETING

        This proxy statement is being provided to the stockholders of Maidenform as part of a solicitation of proxies by the Maidenform Board for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides stockholders of Maidenform with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.

 Date, Time and Place

        The special meeting is scheduled to be held at the offices of Davis Polk & Wardwell LLP, 8th Floor, 450 Lexington Avenue, New York, New York 10017 on [            ] [            ], 2013 at [        ]  a.m., local time.

Purpose of the Special Meeting

        At the special meeting, Maidenform stockholders will be asked to consider and vote on the following:

  •
  a proposal to approve and adopt the merger agreement, which is further described in the sections entitled "The Merger" and "The Merger Agreement", beginning on pages [    •    ] and [    •    ], respectively, of this proxy statement;

  •
  a proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement; and

  •
  a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Maidenform to its named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled "The Merger—Interests of Maidenform's Directors and Executive Officers in the Merger" beginning on page [    •    ] of this proxy statement.

        Maidenform stockholders must approve and adopt the merger agreement for the merger to occur. If Maidenform stockholders fail to approve and adopt the merger agreement, the merger will not occur. The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to approve and adopt the merger agreement. Accordingly, a stockholder may vote to approve the executive compensation payable in connection with the merger and vote not to approve and adopt the merger agreement and vice versa. Because the vote on executive compensation is advisory in nature only, it will not be binding on either Maidenform or Hanesbrands. Accordingly, because Maidenform is contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger agreement is approved and adopted and the merger is consummated, and regardless of the outcome of the advisory vote.

        Maidenform does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. If any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters.

Recommendation of the Maidenform Board of Directors

        After careful consideration, the Maidenform Board unanimously approved the merger agreement, the merger and the other transactions contemplated thereby. Certain factors considered by the Maidenform Board in reaching its decision to authorize and approve the merger agreement and the

merger can be found in the section entitled "The Merger—Maidenform's Reasons for the Merger" beginning on page [    •    ] of this proxy statement.

        The Maidenform Board unanimously recommends that the Maidenform stockholders vote "FOR" the proposal to approve and adopt the merger agreement, "FOR" the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement and "FOR" the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Maidenform to its named executive officers that is based on or otherwise relates to the merger.

 Record Date; Stockholders Entitled to Vote

        Only holders of record of Maidenform common stock at the close of business on [        ], 2013, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At the close of business on the record date, [        ] shares of Maidenform common stock were issued and outstanding and held by [        ] holders of record.

        Holders of record of Maidenform common stock are entitled to one vote for each share of Maidenform common stock they own at the close of business on the record date.

Quorum

        The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the shares of Maidenform common stock outstanding and entitled to vote on the record date will constitute a quorum. Any shares of Maidenform common stock held by Maidenform are not considered to be outstanding for purposes of determining a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement and will subject Maidenform to additional expense. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting.

Required Vote

        Approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote thereon. The proposal to adjourn the special meeting, including if necessary to permit further solicitation of proxies requires the affirmative vote of the holders of a majority of the Maidenform stock having voting power present in person or represented by proxy at the special meeting (whether or not a quorum is present). The proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Maidenform to its named executive officers that is based on or otherwise relates to the merger requires the affirmative vote of the holders of a majority of the Maidenform stock having voting power present in person or represented by proxy at the special meeting (provided that a quorum is present).

Abstentions and Broker Non-Votes

        An abstention occurs when a stockholder attends a meeting, either in person or represented by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present, and will be counted as a vote "AGAINST" the proposal to approve and adopt the merger agreement, the proposal to adjourn the special meeting, including if necessary to permit further solicitation of proxies and the advisory vote on named executive officer merger-related compensation.

        If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted "FOR" (i) the proposal to approve and adopt the merger agreement, (ii) the proposal to approve the adjournment of the special meeting, including if necessary to solicit additional proxies if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement; and (iii) the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Maidenform to its named executive officers that is based on or otherwise relates to the merger.

        Broker non-votes are shares held by brokers and other record holders that are present in person or represented by proxy at the special meeting, but with respect to which the broker or other record holder is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Maidenform common stock held in "street name" does not give voting instructions to the broker or other holder of record, then those shares will not be present in person or represented by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote "AGAINST" the proposal to approve and adopt the merger agreement. However, a failure to instruct your broker, bank or other nominee to vote on the proposal to adjourn the special meeting, including if necessary to solicit additional proxies for the approval and adoption of the merger agreement or, assuming a quorum is present, the proposal regarding the advisory vote on named executive officer merger-related compensation will have no effect on the outcome of such proposals.

Failure to Vote

        If you are a registered stockholder and you do not sign and return your proxy card or vote over the internet or in person, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists. Questions concerning stock certificates and registered stockholders may be directed to our transfer agent, Continental Stock Transfer & Trust, by phone at (212) 509-4000 or by mail to 17 Battery Place, 8th Floor, New York, NY 10004. If you are the record owner of your shares and you fail to vote, it will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement but will have no effect on the proposal to adjourn the special meeting (whether or not a quorum is present), including if necessary to permit further solicitation of proxies and the advisory vote on named executive officer merger-related compensation (assuming a quorum is present).

Voting by Maidenform's Directors and Executive Officers

        At the close of business on the record date, directors and executive officers of Maidenform and their affiliates were entitled to vote [        ] shares of Maidenform common stock, or approximately [      ]% of the shares of Maidenform common stock issued and outstanding on that date. We currently expect that Maidenform's directors and executive officers will vote their shares in favor of the proposal to approve and adopt the merger agreement and the other proposals to be considered at the special meeting, although none of them is obligated to do so.

 Voting at the Special Meeting

        If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note that if your shares of Maidenform common stock are held by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder (your broker, bank or other nominee) of the shares of Maidenform common stock authorizing you to vote at the special meeting.

        You may also authorize the persons named as proxies on the proxy card to vote your shares by signing, dating, completing and returning the proxy card by mail or over the internet. Maidenform encourages you to vote over the internet as Maidenform believes this is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed. The internet provides a convenient, cost-effective alternative to returning your proxy card by mail. If you vote your shares over the internet, you may incur costs associated with electronic access, such as usage charges from internet access providers. If you choose to vote your shares over the internet, there is no need for you to mail back your proxy card.

  To Vote Over the Internet:

        To vote over the internet, log on to the internet and follow the instructions printed on your proxy card. If you vote over the internet, you do not have to mail in a proxy card.

  To Vote By Mail:

        To vote by mail, complete, sign, date and return the enclosed proxy card and mail it to the address indicated on the proxy card.

        If you return your signed proxy card without indicating how you want your shares of Maidenform common stock to be voted with regard to a particular proposal, your shares of Maidenform common stock will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

        If your shares are held by your broker, bank or other nominee, you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

  Revocation of Proxies

        You can revoke your proxy at any time before the final vote at the special meeting or any adjournment or postponement thereof. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy bearing a later date, whether over the internet or by mail;

  •
  You may send a written notice prior to the special meeting (or any adjournment or postponement thereof) that you are revoking your proxy to Continental Stock Transfer & Trust, by phone at (212) 509-4000 or by mail to 17 Battery Place, 8th Floor, New York, NY 10004; or

  •
  You may attend the special meeting (or any adjournment or postponement thereof) and vote in person. Simply attending the special meeting will not, by itself, revoke your proxy.

        If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to revoke your proxy.

        If you have questions about how to vote or change your vote, you should contact Continental Stock Transfer & Trust, by phone at (212) 509-4000 or by mail to 17 Battery Place, 8th Floor, New York, NY 10004.

Shares Held in Name of Broker

        If your shares are held by your broker, bank or other nominee, often referred to as held in "street name", you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Tabulation of Votes

        A representative from Continental Stock Transfer & Trust Company will serve as the inspector of election.

Solicitation of Proxies

        The Maidenform Board is soliciting your proxy, and Maidenform will bear the cost of soliciting proxies. MacKenzie Partners, Inc. has been retained to assist with the solicitation of proxies. MacKenzie Partners, Inc. will be paid approximately $25,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of Maidenform common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by MacKenzie Partners, Inc. or, without additional compensation, by certain of Maidenform's directors, officers and employees.

Adjournment

        In addition to the proposal to approve and adopt the merger agreement and the advisory vote on named executive officer merger-related compensation, Maidenform stockholders are also being asked to approve a proposal to, as permitted under the terms of the merger agreement, adjourn the special meeting for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement. If this proposal is approved, the special meeting could be adjourned by Maidenform. In addition, Maidenform could postpone the meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the special meeting or any adjournment or postponement thereof. If you return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of such proposal.

        If a quorum does not exist at the special meeting (or any adjournment or postponement thereof), under our bylaws, the holders of a majority of the shares of Maidenform common stock entitled to vote thereat present at the special meeting, in person or represented by proxy, may adjourn the special meeting to another place, date or time, or the chairman of the meeting, our chief executive officer, or our president may adjourn the special meeting to another place, date or time. If a quorum exists, but there are not enough affirmative votes to approve and adopt the merger agreement, the special meeting may be adjourned by the affirmative vote of the holders of a majority of the Maidenform stock having voting power present in person or represented by proxy at the special meeting.

        The Maidenform Board unanimously recommends a vote "FOR" the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

 Other Information

        You should not return your stock certificate or send documents representing Maidenform common stock with the proxy card. If the merger is completed, the exchange agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of Maidenform common stock for the merger consideration.

THE MERGER (PROPOSAL 1)

        The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the merger agreement carefully as it is the legal document that governs the merger.

 Effects of the Merger

        Pursuant to the terms of the merger agreement, at the effective time of the merger, Merger Subsidiary will be merged with and into Maidenform, with Maidenform surviving the merger as a wholly owned subsidiary of Hanesbrands.

        At the effective time of the merger, each outstanding share of Maidenform common stock (other than any shares held by Maidenform, Hanesbrands, Merger Subsidiary, any other wholly owned subsidiary of Hanesbrands or Maidenform, or any stockholder who has properly demanded and not validly withdrawn rights of appraisal in accordance with Delaware law) will be automatically converted into the right to receive $23.50 in cash, without interest and less any applicable withholding taxes.

        Upon consummation of the merger, your shares of Maidenform common stock will no longer be outstanding and will automatically be canceled and cease to exist in exchange for payment of the per share merger consideration described above unless you have properly demanded and not validly withdrawn rights of appraisal in accordance with Delaware law. As a result, you will not own any shares of the surviving corporation, and you will no longer have any interest in its future earnings or growth. As a result of the merger, Maidenform will cease to be a publicly traded company and will be wholly owned by Hanesbrands. Following consummation of the merger, the surviving corporation will terminate the registration of our common stock on the NYSE and our reporting obligations under the Exchange Act.

        At the effective time of the merger, each outstanding stock option, stock appreciation right, share of restricted stock and restricted stock unit of Maidenform will vest (and in the case of performance-based awards, will vest in an amount equivalent to the number of shares that would have vested at the target level under the terms of the award agreement related thereto).

        Furthermore, each restricted share and restricted stock unit (including performance-based restricted shares and units) will be cancelled at the effective time of the merger in exchange for payment to the holder of $23.50 in cash, without interest and less any applicable withholding taxes, for each share times the number of shares covered by such award, and each stock option and stock appreciation right award will be cancelled at the effective time of the merger in exchange for payment to the holder of an amount equal to the excess, if any, of the merger consideration over the per share exercise price of such award times the number of shares covered by such award.

        In the event that, from the date of the merger agreement until the effective time of the merger, Maidenform takes certain actions to change the number of shares of its common stock outstanding, including by split, combination or reclassification, or pays any dividend on or makes any distribution of common stock, then any number or amount in the merger agreement, which is based on the price or number of shares of common stock, including the merger consideration, will be adjusted to reflect such split, combination, dividend or change.

Effects on Maidenform if the Merger Is Not Completed

        If the merger agreement is not adopted by Maidenform stockholders or if the merger is not completed for any other reason, Maidenform stockholders will not receive any payment for their shares in connection with the merger. Instead, Maidenform will remain an independent public company. In addition, if the merger is not completed, Maidenform expects that management will operate

Maidenform's business in a manner similar to that in which it is being operated today and that Maidenform stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which Maidenform operates and adverse economic conditions.

        Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of Maidenform's common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Maidenform common stock would return to the price at which it trades as of the date of this proxy statement.

        Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Maidenform common stock. If the merger is not completed, the Maidenform Board will continue to evaluate and review Maidenform's business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the merger agreement is not approved and adopted by Maidenform stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Maidenform will be offered or that Maidenform's business, prospects or results of operation will not be adversely impacted.

        In addition, if the merger agreement is terminated, under specified circumstances, Maidenform would be required to pay Hanesbrands a termination fee in an amount equal to $16.6 million or reimburse up to $6 million in Hanesbrands' expenses. The merger agreement also provides that Hanesbrands will be required to pay Maidenform a reverse termination fee equal to $30 million upon termination of the merger agreement in certain circumstances due solely to a failure to obtain required antitrust clearances prior to the End Date or the imposition of an injunction prohibiting consummation of the merger based on antitrust laws. See "The Merger Agreement—Termination Fee Payable by Maidenform" and "The Merger Agreement—Termination Fee Payable by Hanesbrands" beginning on pages [    •    ] and [    •    ], respectively, of this proxy statement.

Background of the Merger

        As part of the ongoing evaluation of Maidenform's business, members of senior management and the Maidenform Board periodically review and assess Maidenform's operations and financial performance and industry conditions as they may impact Maidenform's long-term strategic goals and plans, including the assessment of potential opportunities to maximize stockholder value through business combinations, acquisitions, and other financial and strategic alternatives.

        Due to a number of factors in late 2012 and early 2013, including the Maidenform Board's assessment of increasing competition in the shapewear market (in which Maidenform sells its highest margin products), increasing competition in and maturity of the mass and department store bra markets and Maidenform's comparative lack of resources to develop and market new and existing products, the Maidenform Board began to focus more closely on the potential opportunities and considerations presented by the potential sale of Maidenform, as well as the risks and opportunities associated with Maidenform continuing to operate as an independent company.

        On January 29, 2013, the Maidenform Board held a regularly scheduled meeting at which all directors were present. Representatives of an investment banking firm, which is referred to herein as the Other Financial Advisor, gave a presentation concerning the mergers and acquisitions and capital markets generally, as well as financial and strategic opportunities potentially available to Maidenform, including the potential sale of Maidenform. The Maidenform Board invited the Other Financial Advisor to give the presentation because of the board's prior experience working with certain of the senior bankers at the Other Financial Advisor, which individuals are referred to herein as the Financial Advisory Team, and their belief that the Financial Advisory Team had extensive experience in the industries in which Maidenform operates. During the following months, several of the senior professionals of the Financial Advisory Team moved from the Other Financial Advisor to Guggenheim Securities, while one senior professional of the Financial Advisory Team remained at the Other Financial Advisor. As described in more detail below, both the Other Financial Advisor and Guggenheim Securities were initially engaged by Maidenform, but the engagement of the Other Financial Advisor was terminated when Maidenform learned that the final senior member of the Financial Advisory Team was leaving the Other Financial Advisor. Shortly thereafter, a public announcement was made that such final senior member of the Financial Advisory Team planned to join Guggenheim Securities.

        On February 27-28, 2013, the Maidenform Board held a regularly scheduled meeting in New York at which all directors were present. During this meeting, management provided the Maidenform Board with a review of Maidenform's year-to-date financial results and business and discussed with the Maidenform Board the company's proposed 2013 budget. For a portion of the meeting, the Maidenform Board invited the Financial Advisory Team and representatives from another investment bank to give presentations concerning, among other things, key trends and recent activity in the retail sector and the capital markets and financial and strategic opportunities potentially available to Maidenform, including the potential sale of Maidenform. The Maidenform Board confirmed that it had not made any decision with respect to the potential sale of the company. Following these presentations, the Maidenform Board determined that it would continue discussing with the Financial Advisory Team a potential sale process.

        On March 8, 2013, as authorized by the Maidenform Board at the February 27-28 meeting, four of Maidenform's directors (chairperson Karen Rose, Barbara Eisenberg, Nomi Ghez and Chief Executive Officer Maurice Reznik) met with members of Maidenform's senior management and the Financial Advisory Team in New York to discuss a potential sale of the company in greater detail. During this meeting, the participants discussed, among other things, the following matters with respect to a potential sale process: a communication strategy; process and timing objectives; the preparation and use of marketing materials and projections; a strategy for interacting with potential buyers; and other process-related topics and issues. The participants also reviewed an extensive list prepared by the Financial Advisory Team of potential buyers that could be contacted in connection with a potential sale process, which list included both potential strategic buyers and financial sponsors, including several financial sponsors with portfolio companies in the apparel industry.

        On March 12, 2013, the Maidenform Board met by teleconference. All directors were present, in addition to members of Maidenform's senior management and representatives of Davis Polk & Wardwell LLP ("Davis Polk"), Maidenform's outside counsel. In connection with its evaluation of a potential sale process, the Maidenform Board discussed whether to create a special committee or transaction committee to oversee and manage the process. The Maidenform Board concluded that, given the relatively small size of the Maidenform Board (which would facilitate active involvement by all of the directors), the fact that all members of the Maidenform Board except one (Mr. Reznik) were independent of management, the absence of any conflicts of interest involving the independent directors and the early stages of the Maidenform Board's consideration, it was unnecessary to create a special committee or transaction committee at that time. The Maidenform Board also determined that Ms. Rose, as the Maidenform Board's chairperson, would be the director responsible for day-to-day affairs in order to facilitate efficient management and oversight of the potential sale process, with reporting and discussion with the full Maidenform Board. The Maidenform Board confirmed that it had not reached any decision on the potential sale of Maidenform and that it retained the ability to cease evaluating potential strategic alternatives if it believed that to do so would be in the best interests of Maidenform stockholders.

        On March 18, 2013, the Maidenform Board met by teleconference. All members of the Maidenform Board were present, in addition to members of senior management, the Financial

Advisory Team and representatives of Davis Polk. Davis Polk reviewed with the Maidenform Board its fiduciary duties applicable to its consideration of a potential sale process. Mr. Reznik and Christopher Vieth, Maidenform's chief operating officer and chief financial officer, reviewed management's long-range plan and preliminary financial projections for fiscal years 2013 through 2016. The Maidenform Board discussed the assumptions, risks and key drivers underlying management's projections. The Maidenform Board noted that, were the projections to be shared with a potential buyer, it would be in the best interests of Maidenform stockholders to present a case that assumed the full achievement of Maidenform's various initiatives and plans as well as favorable overall economic conditions. The directors instructed Messrs. Reznik and Vieth to provide updated financial projections for the directors' review in advance of their next board meeting. The Financial Advisory Team then reviewed Maidenform's recent stock market performance and discussed matters related to a potential sale process. The Maidenform Board discussed that, were it to commence a sale process, the board would need to balance the desirability of approaching a maximum number of potentially interested and financially capable parties with the risks and potential consequences to Maidenform of leaks that could result from an extensive sale process. The Maidenform Board emphasized the importance of keeping the board's strategic review in the highest confidence, given that a leak of these considerations could result in substantial harm to Maidenform stockholders, including harm to Maidenform's relationships and/or contracts with customers and suppliers and its ability to attract and retain certain key employees of Maidenform who were not officers and did not have employment contracts. The Maidenform Board also discussed the importance of retaining key personnel, both before and after the announcement of any potential sale. The Maidenform Board instructed the Financial Advisory Team not to approach any parties about a potential transaction unless and until the Maidenform Board affirmatively authorized such solicitations. The Maidenform Board reiterated that it had not made any decision concerning the potential sale of Maidenform. Also during this meeting, Mr. Reznik and Mr. Vieth discussed with the Maidenform Board their estimate of the fees and expenses that Maidenform would incur in connection with a potential sale of the company. This estimate included potential retention bonuses for certain key employees of Maidenform who were not officers and did not have employment contracts.

        On April 1, 2013, the Maidenform Board met by teleconference. All directors were present, in addition to members of Maidenform's senior management. The Maidenform Board first reviewed and discussed with Messrs. Reznik and Vieth management's financial projections for fiscal years 2013 through 2016, which projections are referred to herein as the CIM Projections (see the section entitled "—Certain Financial Projections" below), including the assumptions, risks and key drivers underlying the CIM Projections. Following this discussion, the Maidenform Board authorized management to provide the CIM Projections to Maidenform's financial advisors for use in the confidential information memorandum (the "CIM") that the financial advisors would prepare in connection with the potential sale process. The Maidenform Board then discussed the engagement of financial advisors in connection with the potential sale process. The Maidenform Board considered the fact that several of the senior professionals of the Financial Advisory Team that had worked with Maidenform in the past, as well as in connection with the potential sale process to date, had recently moved from the Other Financial Advisor to Guggenheim Securities, while one senior professional of the Financial Advisory Team remained at the Other Financial Advisor. The Maidenform Board also considered that, among other things, Guggenheim Securities and the Other Financial Advisor were each internationally recognized investment management, investment banking and financial advisory firms whose senior professionals had substantial experience advising companies in the retail and apparel industry as well as significant experience providing strategic and financial advisory services. Following discussion, the Maidenform Board authorized management to retain Guggenheim Securities and the Other Financial Advisor.

        During the next several weeks in April 2013, Maidenform's management and advisors prepared the CIM for distribution to potential buyers.

        On April 10, 2013, Mr. Reznik met for lunch with the chief executive officer of one of Maidenform's commercial partners ("Party A"). The lunch meeting was unrelated to Maidenform's ongoing process with respect to a possible sale. During the meeting, the chief executive officer of Party A expressed interest in a potential stock-for-stock business combination with Maidenform in a transaction in which Maidenform would merge with Party A. Mr. Reznik promptly reported this expression of interest to Maidenform's financial advisors and Ms. Rose, who reported it to the full Maidenform Board. While Party A's proposal was not judged to be a compelling proposal because, among other things, it would not offer any premium to Maidenform stockholders, Ms. Rose, on behalf of the Maidenform Board, authorized Guggenheim Securities to have a further discussion with Party A regarding its expression of interest.

        On April 22 and April 23, 2013, Maidenform entered into engagement letters with Guggenheim Securities and the Other Financial Advisor, respectively. Maidenform and Davis Polk, following discussions with Ms. Rose on behalf of the Maidenform Board, also obtained and reviewed information from Guggenheim Securities and the Other Financial Advisor concerning the extent of their business relationships with, and the amounts of fees received from, Maidenform and its affiliates in the previous three years, and, in the case of Guggenheim Securities, the 1,715,621 shares of Maidenform common stock disclosed on Form 13F as being beneficially owned by certain affiliates of Guggenheim Securities as of December 31, 2012, which shares were held for the benefit of clients in accounts, and investors in funds, managed by such affiliates.

        On or around April 23, 2013, Ms. Rose, on behalf of the Maidenform Board, authorized Maidenform's financial advisors to contact 15 parties (in addition to Party A) to discuss their potential interest in exploring a possible acquisition of Maidenform. These 15 parties were on the list of potential buyers that the Financial Advisory Team had previously presented to the Maidenform Board, and the Maidenform Board had determined, after discussions with the Financial Advisory Team, that these 15 parties could be likely to be interested in and financially capable of consummating a business combination with Maidenform.

        Hanesbrands was contacted by the Financial Advisory Team on April 25, 2013.

        Between May 1 and May 13, 2013, Maidenform executed confidentiality agreements with eight financial sponsors that had been invited to participate in the potential sale process and with Hanesbrands, on May 13, 2013. Each of the confidentiality agreements included a customary one-year "standstill" provision prohibiting the potential bidder from acquiring shares of Maidenform common stock or taking certain other actions. Of the other six parties that had been invited to participate in the potential sale process, one strategic party later entered into a confidentiality agreement with Maidenform, on May 31, 2013, while the remaining five parties did not enter into confidentiality agreements with Maidenform or engage in any discussions with Maidenform regarding a strategic transaction.

        On May 13, 2013, Maidenform's financial advisors provided the CIM to the nine parties that had executed confidentiality agreements with Maidenform.

        Also on May 13, 2013, Richard Noll, the chief executive officer of Hanesbrands, called Mr. Reznik. Mr. Noll expressed interest in a potential transaction and conveyed his view that Hanesbrands was a natural transaction partner for Maidenform. Mr. Noll inquired about Maidenform's plans with respect to its sale process and stated that Hanesbrands did not want to participate in a lengthy auction process that could result in a leak. Mr. Noll also discussed similar matters with Guggenheim Securities directly that day. During this conversation, the representative of Guggenheim Securities stated that Hanesbrands was welcome to expedite its due diligence review and to submit an offer for a potential transaction as quickly as it wished, but that Maidenform was unlikely to modify its sale process. On the same day, Goldman, Sachs & Co. ("Goldman Sachs"), Hanesbrands' financial advisor, sent Guggenheim Securities an information request list.

        On May 14, 2013, Goldman Sachs informed Guggenheim Securities of Hanesbrands' expected timeline with respect to its diligence process and its plan to submit an offer to Maidenform by May 31, 2013.

        Also on May 14, 2013, Party A met with Guggenheim Securities to discuss its interest in a potential stock-for-stock business combination with Maidenform in a transaction in which Maidenform would merge with Party A and Party A's (but not Maidenform's) stockholders would receive a premium to Party A's public market valuation. Party A indicated that it would not be willing to make a cash offer for Maidenform.

        On May 16, 2013, the Maidenform Board held an in-person meeting. All directors were present, in addition to members of Maidenform management, Guggenheim Securities, the Other Financial Advisor and Davis Polk. Messrs. Reznik and Vieth reviewed Maidenform's year-to-date financial results and performance, including declines in sales in the mass market and internationally. The financial advisors provided an update regarding the potential buyers that Ms. Rose, on behalf of and following consultation with the Maidenform Board, had authorized the financial advisors to contact and that had entered into confidentiality agreements with Maidenform. The financial advisors also discussed with the Maidenform Board Hanesbrands' stated interest in moving quickly. Davis Polk reviewed with the Maidenform Board its fiduciary duties in connection with the board's ongoing consideration. The Maidenform Board instructed management and the financial advisors to facilitate Hanesbrands' diligence efforts, but determined not to modify the sale process at that time. The Maidenform Board also discussed Party A's expression of interest. The board determined that the stock-for-stock business combination proposed by Party A was not in the best interests of Maidenform stockholders because, among other things, it would not offer any premium to Maidenform stockholders and that further discussions with Party A would not be likely to lead to a proposal for a potential business combination that would be attractive to Maidenform stockholders. Accordingly, Maidenform and its advisors did not have further communications with Party A regarding a possible business combination.

        On May 17, 2013, Maidenform began providing certain public and non-public information of Maidenform to Hanesbrands and its representatives in response to Hanesbrands' due diligence information request list.

        On May 21, 2013, Messrs. Reznik and Vieth and Maidenform's financial advisors held a management question and answer session with one of the financial sponsors that had executed a confidentiality agreement with Maidenform ("Party B").

        On May 22, 2013, Messrs. Reznik and Vieth, Nanci Prado, Maidenform's general counsel, and Maidenform's financial advisors held a question and answer session with Mr. Noll, Joia M. Johnson, Hanesbrands' chief legal officer, general counsel and corporate secretary, Richard D. Moss, Hanesbrands' chief financial officer, Keith Huskins, Hanesbrands' chief corporate development officer, and representatives of Goldman Sachs. Also in attendance was a member of King & Spalding LLP ("King & Spalding"), Hanesbrands' outside legal counsel.

        On May 23, 2013, Messrs. Reznik and Vieth and Maidenform's financial advisors held a management question and answer session with another financial sponsor that had executed a confidentiality agreement with Maidenform ("Party C").

        Between May 24 and May 31, 2013, members of Maidenform's senior management had calls or meetings with four additional financial sponsors that had executed confidentiality agreements with Maidenform, which are referred to herein as Party D, Party E, Party F, and Party G. Also during this period, Maidenform's financial advisors were informed that two financial sponsors that had executed confidentiality agreements but had not met with Maidenform's management were no longer interested in evaluating a potential transaction. These financial sponsors informed Maidenform's financial advisors that they were unlikely to be able to offer an attractive premium to Maidenform's then-current stock price.

        On May 31, 2013, one of the strategic parties ("Party H") that had been contacted by Maidenform's financial advisors executed a confidentiality agreement with Maidenform, which contained a customary one-year standstill provision. The financial advisors sent Party H a copy of the CIM that had been provided to other potential buyers on May 13, 2013.

        Also on May 31, 2013, Maidenform's financial advisors sent bid process letters to Parties B through H. The process letters set a deadline of June 5, 2013 for the submission of non-binding preliminary indications of interest with respect to a business combination with Maidenform.

        Also on May 31, 2013, Hanesbrands submitted a non-binding preliminary indication of interest in which it proposed to acquire all of Maidenform's outstanding stock for $22.25 per share in cash, which represented a 21% premium to the closing price of Maidenform common stock on May 30, 2013. Hanesbrands stated that its offer was conditioned upon Maidenform agreeing to engage with Hanesbrands in exclusive negotiations for a period of 45 days. The non-binding indication of interest further stated that Maidenform's continued interaction with other potential buyers could result in a drawn-out process with significant potential for leaks, could be damaging and disruptive to Maidenform's business and could potentially affect the price that Hanesbrands would be willing to offer. Hanesbrands stated that it had substantially completed its business due diligence and believed that it could complete confirmatory due diligence within a relatively short timeframe of access to a complete data room. The indication of interest further stated that Hanesbrands' offer would expire on June 6, 2013.

        Also on May 31, 2013, Mr. Vieth had another meeting with Party C to discuss Maidenform's business and operations.

        On June 3, 2013, the Maidenform Board held a telephonic meeting at which all directors were present, in addition to members of Maidenform's management, Guggenheim Securities, the Other Financial Advisor and Davis Polk. Mr. Reznik reviewed Maidenform's year-to-date financial results and performance. Mr. Reznik reported that projected earnings per share had risen slightly from Maidenform's previous internal estimates for the second quarter of 2013. He explained that this increase was the result of slightly higher sales (particularly in Maidenform's wholesale business) and lower expenses (notably, selling, general and administrative). Despite this increase, Maidenform's anticipated earnings per share were still modestly below the consensus expectation of financial analysts. The Maidenform Board discussed the potential reason for this shortfall and the effect it might have on Maidenform, its business and its prospects. Maidenform management expressed concern regarding the outlook for the business due to, among other things, the potential for increased competition in the shapewear market. The financial advisors provided an update on the sale process and reviewed the terms of Hanesbrands' indication of interest. The financial advisors noted that they had initially contacted 15 parties, that ten parties had executed confidentiality agreements with Maidenform and that seven parties had engaged in management question and answer sessions with management. Davis Polk reviewed with the Maidenform Board its fiduciary duties applicable to its consideration of Hanesbrands' indication of interest. The Maidenform Board and its advisors discussed when and how to respond to Hanesbrands' indication of interest, particularly in light of its request for exclusive negotiation rights, the non-binding proposal's expiration (on June 6, 2013) and the fact that a deadline of June 5, 2013 had been set for receipt of indications of interest from other potential buyers. After an extensive discussion, the Maidenform Board concluded that it was not in the best interests of Maidenform stockholders at that time to agree to Hanesbrands' request for exclusivity. Rather, the Maidenform Board directed management and the financial advisors to continue discussions with all other potential buyers and scheduled another meeting to discuss any indications of interest from the other potential buyers (and to revisit the Hanesbrands proposal) after they had been received.

        Between June 4-5, 2013, Party D, Party E, Party G and Party H indicated to Maidenform's financial advisors that they were no longer interested in pursuing a transaction with Maidenform.

        On June 5, 2013, Party C and Party F, both of whom were in early stages of their due diligence processes, submitted non-binding preliminary indications of interest. Party C proposed to acquire all of Maidenform's outstanding stock for between $22.00 and $23.00 per share in cash. Party F proposed to acquire all of Maidenform's outstanding stock for "approximately $23.00" per share in cash. The closing price of Maidenform common stock on June 5, 2013 was $18.35 per share. Party C and Party F were the only parties, other than Hanesbrands, to submit non-binding indications of interest to acquire Maidenform. Both non-binding indications of interest were subject to the submitting party's completion of further due diligence.

        Later on June 5, 2013, the Maidenform Board held a telephonic meeting at which all directors were present, in addition to members of Maidenform's management, Guggenheim Securities, the Other Financial Advisor and Davis Polk. The financial advisors reviewed the status of the sale process and the non-binding indications of interest submitted by Party C and Party F. They also provided an update on discussions with other potential buyers, noting that the consistent feedback from a number of parties that had declined to continue evaluating a potential transaction was that they were not confident that they would be able to offer a price at a premium to Maidenform's then-current stock price that would be attractive to Maidenform. The financial advisors then reviewed the three indications of interest that had been submitted. The Maidenform Board discussed the terms of the non-binding indications of interest, including Hanesbrands' request for a 45-day period of exclusivity. The Maidenform Board, management, and the advisors discussed the strategic review process generally and how to respond to the three indications of interest, particularly in light of the fact that Hanesbrands' indication of interest purported to expire at 5:00 p.m. on June 6, 2013. With respect to Hanesbrands' request for exclusivity, the Maidenform Board concluded that Hanesbrands' non-binding proposal was not sufficiently attractive to warrant exclusivity, particularly in light of the non-binding indications of interest submitted by Party C and Party F and the board's belief that it was not advisable to enter into exclusive talks with any bidder before such bidder completed its due diligence (which Hanesbrands had not). Accordingly, the Maidenform Board concluded that it was not in the best interests of Maidenform stockholders to enter into exclusive negotiations with Hanesbrands, but that Hanesbrands should be encouraged to continue its due diligence with a view to submitting a more definitive and more attractive proposal. The Maidenform Board also determined that Party C and Party F should be encouraged to continue evaluating a potential transaction with a view to submitting a more definitive and more attractive proposal. The Maidenform Board instructed the financial advisors to convey these messages to Hanesbrands, Party C and Party F, respectively. The Maidenform Board and management then considered whether to broaden the universe of potential buyers contacted to include additional parties, but the Maidenform Board concluded that it was in the best interests of Maidenform stockholders to focus on the parties that continued to express interest in acquiring Maidenform, given what the Maidenform Board considered to be the low likelihood that there was another party who had both the interest and financial capability to acquire the company at a price level that would be acceptable to the company which had not yet been contacted and the potential effect an extended due diligence effort would have on Maidenform's ongoing operations and management and the continued potential for leaks of confidential information regarding the sale process (which risks were discussed at prior board meetings). The Maidenform Board also considered the fact that it would have the opportunity to negotiate in the merger agreement with any party the ability to consider any potential superior proposal submitted after the announcement of a transaction.

        On June 6, 2013, Guggenheim Securities contacted Goldman Sachs and relayed the message authorized by the Maidenform Board. Goldman Sachs indicated that Hanesbrands would continue to conduct due diligence with a view to submitting a more definitive proposal. Over the following several weeks, Hanesbrands and its representatives had communications with Maidenform and its representatives with regard to due diligence matters on a nearly daily basis.

        On June 7, 2013, Guggenheim Securities contacted Party C and Party F and invited them to continue their work in evaluating a potential transaction with Maidenform and encouraged them to improve their respective proposals.

        On June 14, 2013, Guggenheim Securities sent Goldman Sachs a draft merger agreement that had been prepared by Davis Polk and reviewed by Ms. Rose, Maidenform's management and the financial advisors. The draft merger agreement included, among other terms, a "go shop" provision permitting Maidenform to solicit alternative acquisition proposals for a period after signing the merger agreement, and the draft agreement provided that Maidenform would be entitled to terminate the merger agreement in order to accept a superior offer. The draft merger agreement also provided that Maidenform's damages would not be limited to the payment of a reverse termination fee by Hanesbrands in the event that debt financing was unavailable at the time the closing was required to occur, and that Hanesbrands would be required to take any and all actions necessary to obtain required regulatory approvals for the merger.

        On June 18, 2013, King & Spalding sent a revised draft of the merger agreement and a related issues list to Davis Polk. Among the points raised in the revised draft merger agreement and issues list, King & Spalding, on behalf of Hanesbrands, had deleted the "go shop" provision; had proposed a "matching right" that would provide Hanesbrands with a period of five business days to match any competing acquisition proposal received by Maidenform before the Maidenform Board could withdraw its recommendation to stockholders in favor of the transaction with Hanesbrands; and had proposed a "force the vote" provision, which would require Maidenform to hold a stockholder meeting to vote on the merger even if the Maidenform Board changed its recommendation with respect to the transaction with Hanesbrands. The revised draft merger agreement and issues list also proposed that financing risk be structured in a manner typical for financial sponsor buyers, meaning that, while there would be no financing condition, if the merger ultimately was not consummated due to a failure of the financial institutions who had agreed to provide debt financing to provide that financing, then Maidenform's remedies would be limited to receipt of a reverse termination fee. In addition, King & Spalding's revised draft merger agreement and issues list rejected any obligation on the part of Hanesbrands to agree to divestitures, licenses or other conduct relief if necessary to obtain antitrust approvals for the transaction.

        On June 21, 2013, members of Maidenform's senior management and representatives of Guggenheim Securities gave a management presentation to Party F.

        On June 24, 2013, the Maidenform Board held a telephonic meeting at which all but one director were present, in addition to members of Maidenform's management, Guggenheim Securities, the Other Financial Advisor and Davis Polk. Davis Polk again reviewed with the Maidenform Board its fiduciary duties. Mr. Reznik reviewed Maidenform's year-to-date financial results and performance and provided an update about Maidenform's outlook. Mr. Reznik explained that Maidenform's business remained fundamentally solid, but that management believed that the company faced significant weaknesses in certain markets in which it operated, including at certain key retailers and internationally. In response, management had decided to cut back certain production planned for the end of the year. In addition, management described the potential for significant increased competition in the shapewear market. The financial advisors then reviewed the status of discussions with potential buyers. They reported that Party B had not been actively conducting diligence on Maidenform and was not likely to submit an indication of interest. With respect to Hanesbrands, Davis Polk noted that the draft merger agreement provided by Hanesbrands' counsel appeared to raise a number of material issues. The Maidenform Board directed Davis Polk to clarify these issues with King & Spalding. The financial advisors reported that they had been informed by Goldman Sachs that Hanesbrands would likely submit a revised proposal during the week of July 8, 2013. The Maidenform Board determined to meet during that week, following the submission of Hanesbrands' offer. The Maidenform Board also instructed the financial advisors to inform the other parties remaining in the process that they should accelerate their evaluation of a potential transaction.

        Also on June 24, 2013, Guggenheim Securities sent Party F a draft merger agreement that was substantially identical to the draft that had been provided to Hanesbrands.

        On June 25, 2013, members of Maidenform's senior management and representatives of Guggenheim Securities gave a management presentation to representatives of Party C.

        Also on June 25, 2013, representatives of Davis Polk had a call with representatives of King & Spalding to communicate Maidenform's positions on certain of the issues raised by Hanesbrands' revision of the merger agreement. The principal points discussed related to financing structure and risk, the efforts that would be required of Hanesbrands to obtain regulatory approvals, deal protection issues related to the "go shop," "no shop" and "force-the-vote" provisions and conditionality with respect to Hanesbrands' obligation to effect the merger. Davis Polk and King & Spalding did not negotiate these points on the call. King & Spalding indicated that it would convey Maidenform's positions to Hanesbrands.

        Also on June 25, 2013, a strategic party that had not yet been invited to participate in the potential sale process, referred to herein as Party I, contacted Maidenform's financial advisors and expressed interest in exploring a potential business combination with Maidenform. Guggenheim Securities promptly informed Ms. Rose of this communication, and Ms. Rose, on behalf of the Maidenform Board, authorized Guggenheim Securities to invite Party I to participate in the potential sale process.

        On June 26, 2013, members of Maidenform's senior management held a diligence call with members of Party F.

        Also on June 26, 2013, Maidenform terminated the Other Financial Advisor's engagement as financial advisor after learning that the remaining principal representative of the Financial Advisory Team who had worked actively on the potential transaction was terminating his employment with the Other Financial Advisor. The effect of this termination was that Maidenform would have no obligation to the Other Financial Advisor other than the obligation to reimburse the Other Financial Advisor for certain expenses and to indemnify it under certain circumstances.

        On June 27, 2013, members of Maidenform's senior management, Guggenheim Securities and Davis Polk had a call with members of Hanesbrands' senior management, Goldman Sachs and King & Spalding to discuss the principal issues related to the draft merger agreement. Following the call, King & Spalding sent Davis Polk a list of additional open issues that Hanesbrands believed should be discussed as part of an overall package of issues to be resolved by the parties. These issues included, among others, the length of the period that Hanesbrands would have to match any alternative acquisition proposal received by Maidenform and the circumstances in which Maidenform would be obligated to pay a termination fee and reimburse Hanesbrands' expenses in connection with the transaction if the merger agreement were terminated.

        Also on June 27, 2013, Guggenheim Securities sent Party C a draft merger agreement that was substantially identical to the draft that had been provided to Hanesbrands.

        On June 28, 2013, Party I executed a confidentiality agreement with Maidenform that included a customary one-year standstill provision and thereafter commenced its due diligence of Maidenform.

        On June 29, 2013, Guggenheim Securities sent Party I the CIM that had been provided to other potential buyers on May 13, 2013.

        On July 1, 2013, Maidenform's legal and financial advisors had multiple calls with Hanesbrands' legal and financial advisors regarding the principal open issues on the merger agreement. During one call with King & Spalding, Davis Polk conveyed a proposal with respect to regulatory risk pursuant to which Hanesbrands would not be required to make divestitures or agree to other conduct relief beyond an agreed materiality threshold, but Hanesbrands would agree to pay a reverse termination fee of

$60 million if the merger could not be consummated because of regulatory reasons. In a later call on the same day, King & Spalding reported Hanesbrands' response to this proposal, stating that Hanesbrands viewed the amount of the proposed reverse termination fee as far in excess of what it would be willing to agree to, if it would be willing to agree to a reverse termination fee at all. King & Spalding also conveyed Hanesbrands' view that, if Maidenform continued to insist on including a "go shop" period in the merger agreement, Hanesbrands might withdraw from negotiations and/or reduce the price Hanesbrands might be willing to pay to acquire Maidenform by a material amount.

        On July 2, 2013, representatives of Guggenheim Securities discussed the status of negotiations with Hanesbrands with Ms. Rose. Guggenheim Securities also called Goldman Sachs to encourage Hanesbrands to complete its due diligence and submit a revised offer for a potential transaction. Guggenheim Securities informed Goldman Sachs that Maidenform wanted to consider Hanesbrands' proposals on various issues related to the merger agreement in connection with Hanesbrands' proposal on price.

        On July 9, 2013, Hanesbrands submitted a revised non-binding offer to acquire all of Maidenform's outstanding stock for $22.25 per share, which represented a 24% premium to the closing price of Maidenform common stock on July 8, 2013. The offer was conditioned upon Maidenform agreeing to certain key terms in the merger agreement, including the removal of the "go shop" provision, any antitrust reverse termination fee and any obligation of Hanesbrands to make divestitures or agree to other restrictions in seeking regulatory approvals. Hanesbrands' offer was also conditioned upon Maidenform's agreement to a termination fee equal to 3% of the equity value of the transaction, a "matching rights" period of five business days for initial acquisition proposals and three business days for subsequent revisions to such proposals and a $10 million cap on Maidenform's obligation to reimburse Hanesbrands' expenses in certain circumstances. Hanesbrands agreed to remove the "force-the-vote" provision as well as the provision that would limit Maidenform's damages to the payment of a reverse termination fee by Hanesbrands in the event that debt financing was unavailable at the time the closing was required to occur. Hanesbrands' offer letter further stated that Hanesbrands would be willing to consider a 30-day "go shop" or an antitrust reverse termination fee equal to the amount of the 3% termination fee, in each case, for an appropriate reduction in the per share price paid to Maidenform stockholders. Hanesbrands' offer was stated to expire on July 12, 2013 and to be further conditioned on a merger agreement being signed by July 31, 2013.

        On July 10, 2013, members of Maidenform's senior management and representatives of Guggenheim Securities gave a management presentation to Party I and its financial advisor.

        On July 11, 2013, the Maidenform Board held a telephonic meeting at which all directors were present, in addition to members of Maidenform's management, Guggenheim Securities and Davis Polk. Messrs. Reznik and Vieth first provided an update on Maidenform's financial performance, then reviewed certain draft financial projections prepared by management and circulated in advance of the meeting. Management indicated that it had developed the draft updated projections to provide its best estimate of its expectations for the business's future performance in light of, among other things, the passage of time since the creation of the CIM Projections previously reviewed with the Maidenform Board and included in the CIM circulated to potential buyers and available information regarding actual results since the creation of CIM Projections and recent trends and developments. Information relating to the foregoing factors was made available to potential buyers, including Hanesbrands, as part of their due diligence review. As a result of such factors, management indicated that it was growing increasingly less likely that the company would achieve the results described in the CIM Projections, which, at the time, were developed assuming full achievement of the company's various initiatives and plans as well as favorable overall economic conditions. This changed outlook was driven primarily by external factors, including: (i) increased competition from new entrants in the shapewear market at certain key department stores and in the women's undergarment industry, (ii) weak sales at certain key retailers and (iii) declining international sales. In management's estimation, each of these trends had intensified since the creation of the CIM Projections. The Maidenform Board and management discussed the draft updated projections and compared the assumptions underlying them to those underlying the CIM Projections. Following extensive discussion, the Maidenform Board instructed management to further review and revise the draft updated projections.

        Guggenheim Securities then reviewed with the Maidenform Board the status of its discussions with various parties that had expressed interest in a transaction with Maidenform, including the two parties other than Hanesbrands that had submitted preliminary, non-binding indications of interest. Guggenheim Securities stated that neither Party C nor Party F was continuing to actively pursue a potential transaction. Guggenheim Securities then detailed the recent interactions with Party I, noting that Maidenform's management had given a management presentation to Party I on July 10, 2013. With respect to Hanesbrands, Guggenheim Securities and Davis Polk reviewed the key terms of their July 9 non-binding offer letter. The Maidenform Board and its advisors discussed certain issues raised by the offer letter that Hanesbrands had submitted, including those relating to: (i) Hanesbrands' plans with respect to financing the potential transaction, (ii) Hanesbrands' undertakings with respect to procuring antitrust approval of the transaction, (iii) a "go shop" provision in the merger agreement and (iv) certain other "deal protection" provisions. After discussing the merits and considerations of Hanesbrands' revised proposal, the Maidenform Board discussed whether to again request that Hanesbrands increase its offer price, or whether to do so might cause Hanesbrands to withdraw from the sale process. The Maidenform Board then held discussions in executive session, following which Ms. Rose authorized Guggenheim Securities to request a higher price from Hanesbrands.

        On July 12, 2013, Guggenheim Securities had multiple discussions with Goldman Sachs regarding Hanesbrands' proposal. On behalf of Maidenform, Guggenheim Securities informed Hanesbrands through Goldman Sachs that the proposed $22.25 per share price would not be acceptable to Maidenform and insisted that Hanesbrands meaningfully increase its proposed price. Guggenheim Securities also sent Goldman Sachs an issues list reflecting Maidenform's position on the key merger agreement issues that Hanesbrands had raised in its July 9 offer letter. These positions included, among others, a reduction of the termination fee to 2.5% of the equity value of the transaction, a reduction of the "matching rights" period to three business days for initial acquisition proposals and 48 hours for subsequent revisions to such proposals, an antitrust reverse termination fee of $40 million and an obligation that Hanesbrands agree to divestitures or other conduct relief if necessary to obtain regulatory approvals, except in the case of divestitures of any brand or such other conduct relief as would be material to Maidenform or to a business of its size. In response, Hanesbrands, through Goldman Sachs, offered to increase its price to $23.00 per share if the merger agreement included a "go shop" provision or to $23.50 per share if the merger agreement did not include a "go shop" provision, and, in either case, assuming an antitrust reverse termination fee of $30 million. After speaking with Ms. Rose, who consulted with other members of the Maidenform Board, Guggenheim Securities proposed, at Ms. Rose's direction, that Hanesbrands raise its offer to $24.00 per share, assuming the merger agreement did not include a "go shop" provision. Hanesbrands, through Goldman Sachs, rejected this counterproposal and stated that $23.50 was the highest price per share that Hanesbrands would offer.

        Between July 12 and July 15, 2013, Ms. Rose held numerous discussions with members of the Maidenform Board and Guggenheim Securities regarding the potential per share consideration to be paid to Maidenform stockholders in a potential transaction. Following these discussions, although it had not reached any decision with respect to the sale of the company, the Maidenform Board, through Ms. Rose, authorized Guggenheim Securities to invite Hanesbrands to submit an offer at the most favorable price Hanesbrands was willing to offer and which included the material terms of its proposal.

        On July 13, 2013, Party I's financial advisor informed Guggenheim Securities that Party I had a positive meeting with Maidenform's management on July 10, 2013, but that any preliminary offer from Party I would likely be in the "low $20's" per share, and that Party I would not be in a position to offer anything in the range of $24.00 or more per share or to be able to sign a definitive agreement before approximately four weeks' time.

        On July 15, 2013, Guggenheim Securities called Goldman Sachs and inquired whether Hanesbrands' position on price had changed since their discussion on Friday July 12. Goldman Sachs reiterated that Hanesbrands was prepared to offer $23.50 per share. After receiving input from the Maidenform Board, Guggenheim Securities then informed Goldman Sachs that the Maidenform Board would likely be receptive to a written offer by Hanesbrands to acquire all of Maidenform's outstanding stock for $23.50 per share, which represented a premium of 25% to the closing price of Maidenform common stock on July 12, 2013.

        Later on July 15, 2013, Hanesbrands submitted a revised non-binding offer to acquire all of Maidenform's outstanding stock for $23.50 per share. The non-binding offer was stated to be conditioned upon Maidenform's agreement to certain key terms in the merger agreement, including the removal of the "go shop" provision and any obligation of Hanesbrands to make divestitures or agree to other restrictions in seeking regulatory approvals. Hanesbrands' offer letter proposed a $30 million antitrust reverse termination fee in response to the $40 million fee proposed by Maidenform on July 12. Hanesbrands' offer was also conditioned upon Maidenform's agreement to a termination fee equal to 3% of the equity value of the transaction and to a "matching rights" period of three business days for initial acquisition proposals and two business days for subsequent revisions to such proposals. Hanesbrands also proposed a $6 million cap on Maidenform's obligation to reimburse Hanesbrands' expenses in certain circumstances. Hanesbrands' offer was stated to expire on July 16, 2013, and was subject to the merger agreement being signed by July 24, 2013.

        Later on July 15, 2013, Maidenform's senior management, Guggenheim Securities and Davis Polk discussed Hanesbrands' revised offer letter. Following that discussion, Davis Polk called King & Spalding to discuss several of the key terms contained in Hanesbrands' offer letter, including the length of the "matching rights" period and the efforts required of Hanesbrands in connection with obtaining regulatory approvals for the potential transaction.

        On July 16, 2013, Davis Polk, King & Spalding and the respective general counsels of Maidenform and Hanesbrands held a call to discuss the issues that Davis Polk and King & Spalding had discussed on July 15, including the "matching rights" period and the efforts required of Hanesbrands in connection with obtaining regulatory approvals for the potential transaction. Later that day, Davis Polk sent a revised draft of the merger agreement to King & Spalding. Between July 17 and July 23, 2013, Davis Polk and King & Spalding circulated and negotiated multiple drafts of the merger agreement.

        Also on July 16, 2013, Guggenheim Securities sent Party I a draft merger agreement that was substantially identical to the draft that had initially been provided to Hanesbrands.

        On July 17, 2013, the Maidenform Board held a telephonic meeting at which all directors were present, in addition to members of Maidenform's management, Guggenheim Securities and Davis Polk. Messrs. Reznik and Vieth and the Maidenform directors discussed the revised financial projections of management, which had been provided to the Maidenform Board prior to the meeting and which are referred to herein as the July 2013 Projections (see the section entitled "—Certain Financial Projections" below). The Maidenform Board, management, and their advisors discussed certain external factors that contributed to anticipated weaknesses in the future performance, including: (i) increased competition from new entrants in the shapewear market at certain key department stores and in the women's undergarment industry, (ii) weak sales at certain key retailers and (iii) declining international sales. Information relating to the foregoing factors was made available to potential buyers as part of their due diligence review. In response to this projected decline in sales, management had incorporated modest reductions in selling, general & administrative expenses into the July 2013 Projections. After discussing the July 2013 Projections, including the assumptions underlying such projections and the differences between the July 2013 Projections and the CIM Projections, the Maidenform Board

approved the July 2013 Projections as constituting management's best current estimate of Maidenform's future financial performance, and the Maidenform Board instructed Guggenheim Securities to use the July 2013 Projections in connection with the financial analysis underlying any opinion that it might render in connection with the potential transaction with Hanesbrands.

        Representatives of Guggenheim Securities then updated the Maidenform Board on discussions with potential buyers other than Hanesbrands. Guggenheim Securities confirmed that Party C and Party F, the two parties other than Hanesbrands that had provided initial, non-binding indications of interest, had ceased conducting due diligence on Maidenform. Guggenheim Securities reported that Party F stated that it was not confident that it would be able to offer an attractive premium to Maidenform's then-current stock price. Guggenheim Securities discussed the status of discussions with Party I, reporting that Party I continued to conduct due diligence and that its financial advisor had suggested that Party I would submit an initial indication of interest on July 19, 2013. Guggenheim Securities noted that Party I's financial advisor had estimated that Party I would need an additional four weeks to complete its due diligence review. Davis Polk again reviewed with the directors their fiduciary duties. The Maidenform Board discussed whether Party I would be able to offer more than $23.50 per share, as well as the likelihood that Hanesbrands would consider raising its offer price again or whether the $23.50 per share proposal represented Hanesbrands' best and final offer. Guggenheim Securities advised the Maidenform Board that, based on Guggenheim Securities' discussions with Hanesbrands, $23.50 per share price was likely to be the best price that Hanesbrands would offer, and that Hanesbrands had completed its due diligence and was in a position to enter into a definitive agreement with Maidenform in an expedited manner. The Maidenform Board concluded that, if Party I were to submit an offer for Maidenform on July 19, 2013, the Maidenform Board would review what steps would be appropriate at such time. The Maidenform Board also considered with its advisors the importance of ensuring that, were it to conclude that entering into a merger agreement with Hanesbrands was in the best interests of Maidenform stockholders, such merger agreement included a termination fee and other deal protection provisions that would not preclude an interested and financially capable buyer from submitting a potentially superior proposal.

        Davis Polk then reviewed the key terms of a potential transaction with Hanesbrands that had been included in Hanesbrands' July 15 offer letter. Davis Polk described the deal protections contemplated by the then-current draft of the merger agreement, including the "no-shop" restrictions and exceptions thereto (including a "fiduciary out" and an express waiver of the "don't ask, don't waive" provisions of existing standstill agreements) and the circumstances in which Maidenform would be obligated to pay the 3% (or approximately $16.6 million) termination fee to Hanesbrands. Davis Polk also noted that Hanesbrands' price of $23.50 per share was conditioned on the absence of any "go shop" provision. The Maidenform Board discussed the fact that the increase in per share merger consideration represented a significant benefit to Maidenform stockholders and the fact that the deal protection provisions in the draft merger agreement would not preclude an interested and financially capable buyer from submitting a potentially superior proposal. The Maidenform Board directed management, Guggenheim Securities and Davis Polk to continue negotiating the Hanesbrands proposal and the draft merger agreement.

        The Maidenform Board then excused Guggenheim Securities from the meeting. Davis Polk reviewed with the Maidenform Board information concerning Guggenheim Securities' relationships with, and the beneficial ownership by certain affiliates of Guggenheim Securities of shares of common stock of, Maidenform and Hanesbrands, which matters are described in the section entitled "—Opinion of Maidenform's Financial Advisor" below. The Maidenform Board concluded that none of these relationships would affect Guggenheim Securities' ability to provide independent advice to the Maidenform Board.

        On July 18, 2013, members of Maidenform's management held a business diligence call with representatives of Party I.

        On July 19, 2013, the Maidenform Board held a telephonic meeting at which all directors but one were present, in addition to members of Maidenform's management, Guggenheim Securities, Davis Polk and Morris, Nichols, Arsht & Tunnell LLP ("Morris Nichols"), Maidenform's Delaware counsel. Prior to the meeting, the directors had received copies of the draft merger agreement and a summary of the terms thereof, as well as presentation materials prepared by Guggenheim Securities. Representatives of Davis Polk reviewed with the directors the process of the negotiations and a summary of the terms of the merger agreement. The Maidenform Board reviewed, among other things, the following provisions contained in or related to the draft merger agreement: (i) the obligation of the Maidenform Board to recommend the transaction with Hanesbrands to the company's stockholders and circumstances where the board may be exempted from such obligations; (ii) "no-shop" restrictions and exceptions thereto (including a "fiduciary out" and an express waiver of the "don't ask, don't waive" provisions of existing standstill agreements); (iii) a match right triggered before the board can exercise its right to change its recommendation (and, under certain circumstances, terminate the merger agreement) in response to a change in circumstances or a superior acquisition proposal; (iv) closing conditions; (v) the parties' termination rights and circumstances where Maidenform would be obligated to pay a termination fee of 3% of Maidenform's equity value (approximately $16.6 million) to Hanesbrands; (vi) certain arrangements relating to employee compensation and benefits; and (vii) the antitrust efforts standards required of Hanesbrands and the related obligation of Hanesbrands to pay Maidenform a reverse termination fee of $30 million in certain circumstances where antitrust approvals are not obtained.

        The Maidenform Board reviewed the recommendations of the compensation committee of the Maidenform Board to enter into certain retention and bonus agreements with certain employees, which agreements are described in the section entitled "—Interests of Maidenform's Directors and Executive Officers in the Merger". The Maidenform Board discussed the importance of these provisions to the company and its stockholders to ensure that, were a transaction agreed to and announced, key employees remained at the company through closing and, were a transaction not to be consummated, Maidenform could retain such employees as it executed its standalone plan.

        Representatives of Guggenheim Securities then reviewed with the Maidenform Board their preliminary financial analysis of the potential transaction with Hanesbrands. Guggenheim Securities reported that, shortly after the commencement of the meeting, Party I had informed Guggenheim Securities that Party I would not present an offer for Maidenform because Party I did not expect to be able to offer a premium to the trading price of Maidenform common stock that would be considered attractive to Maidenform. Guggenheim Securities then reviewed a series of valuation methodologies that they had employed with respect to Hanesbrands' $23.50 per share proposal. The Maidenform Board, Maidenform's management and Guggenheim Securities again reviewed the merits of a potential transaction with Hanesbrands, as compared to the merits and considerations relating to Maidenform's future performance as a standalone entity, considering, among other things, the challenges facing Maidenform and the industry more generally, as described and discussed at prior meetings.

        The Maidenform Board then met in executive session. Following discussion, and at the recommendation of the compensation committee, the Maidenform Board (with Ms. Rose abstaining) adopted a resolution approving the payment of $75,000 to Ms. Rose for the time and efforts that she, acting as chairperson of the Maidenform Board, devoted to the company, including to the strategic review process, and for her prior and continuing leadership and contribution to Maidenform.

        Between July 19 and July 23, 2013, Davis Polk, King & Spalding and the respective in-house counsel of Maidenform and Hanesbrands continued to negotiate the merger agreement, including the disclosure schedules to the merger agreement.

        On July 23, 2013, the compensation committee of the Maidenform Board held a meeting at which all members were present. After discussing the importance to Maidenform of certain retention and bonus agreements with certain employees, which agreements are described in the section entitled "—Interests of Maidenform's Directors and Executive Officers in the Merger", the compensation committee determined that entering into such agreements were in the best interests of Maidenform and its stockholders by ensuring that, were a transaction with Hanesbrands agreed to and announced, key employees would remain at Maidenform through closing and, were a transaction not to be consummated, Maidenform would be able to retain such employees as it executed its standalone plan. Accordingly, the compensation committee of the Maidenform Board approved the entry into these agreements.

        Also on July 23, 2013, the Maidenform Board held a telephonic meeting at which all directors were present, in addition to members of Maidenform's management, Guggenheim Securities, Davis Polk and Morris Nichols. Prior to the meeting, the directors had received copies of the draft merger agreement and a summary of the terms thereof, as well as presentation materials prepared by Guggenheim Securities. The Maidenform Board, Maidenform's management and Guggenheim Securities again reviewed the potential transaction with Hanesbrands and the prospects for Maidenform as a standalone entity. Guggenheim Securities then delivered to the Maidenform Board its oral opinion, subsequently confirmed in writing, that, as of such date and based on the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the $23.50 per share consideration to be received in the merger by the holders of Maidenform common stock was fair, from a financial point of view, to such holders. Davis Polk then reviewed with the directors the process of the negotiations and the fiduciary duties applicable to the Maidenform Board's consideration of the merger agreement, the merger and the other transactions contemplated by the merger agreement. Davis Polk also reviewed the material terms of the merger agreement. Following further discussion, the Maidenform Board unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement (see the section entitled "—Maidenform's Reasons for the Merger" below).

        Following the Maidenform Board's approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement, Maidenform, Hanesbrands and Merger Subsidiary executed the merger agreement later that evening.

        On July 24, 2013, Maidenform issued a press release announcing the transaction prior to the opening of trading on the NYSE.

Maidenform's Reasons for the Merger

        In evaluating the merger agreement and the merger, the Maidenform Board consulted with Maidenform's management and Maidenform's outside legal and financial advisors and, in reaching its unanimous decision to approve and adopt the merger agreement and the merger and to recommend that Maidenform stockholders approve and adopt the merger agreement, the Maidenform Board considered a variety of factors, including the following:

  •
  the review of Maidenform's business, current and projected financial condition, current earnings and earnings prospects;

  •
  the Maidenform Board's belief that the $23.50 per share merger consideration exceeds Maidenform's likely value as a standalone company, including its potential for future growth, which belief was based on a number of factors, including:

  •
  the risks and uncertainties associated with maintaining Maidenform's performance as a standalone company, including, among other risks and uncertainties, generally unfavorable macroeconomic trends impacting Maidenform's business (which trends include, among others, lower international gross domestic product, particularly in Europe), weak sales in the intimate apparel markets and at certain retailers that are among Maidenform's top customers and the other risks and uncertainties described in Maidenform's SEC filings);

    •
    the inherent uncertainty of attaining management's internal financial projections, including those set forth under "—Certain Financial Projections" beginning on page [    •    ] of this proxy statement, including that Maidenform's actual financial results in future periods could be materially less than the projected results; and

    •
    the Maidenform Board's consideration of other strategic alternatives available to Maidenform, based upon, among other things, the Maidenform Board's knowledge of (i) Maidenform's business, financial condition and results of operations, from both an historical and a prospective perspective, and (ii) the risk-adjusted probabilities associated with achieving Maidenform's long-term strategic plans as a standalone company as compared to the certainty of value and opportunity afforded to Maidenform stockholders by way of the merger;

  •
  the fact that the merger consideration consists solely of cash, providing Maidenform stockholders with certainty of value and liquidity upon consummation of the merger;

  •
  recent and historical market prices for Maidenform common stock, as compared to the merger consideration, including the fact that the merger consideration of $23.50 per share represents an approximate premium of:

  •
  23.1% to the $19.09 closing price per share of Maidenform common stock on July 23, 2013, the last trading day before public announcement of the merger agreement;

  •
  29.6% to the $18.13 average closing price per share of Maidenform common stock for the 30-day period ended July 23, 2013;

  •
  29.5% to the $18.15 average closing price per share of Maidenform common stock for the 90-day period ended July 23, 2013;

  •
  22.8% to the $19.14 average closing price per share of Maidenform common stock for the one year period ended July 23, 2013;

  •
  42.4% to the $16.50 intra-day low price per share of Maidenform common stock for the one year period ended July 23, 2013; and

  •
  23.7% to the median analyst price target for Maidenform of $19.00;

  •
  the fact that, since April 24, 2013, Maidenform and its financial advisors and/or Maidenform management communicated with 16 potential buyers as part of a robust effort to explore potential strategic alternatives;

  •
  the fact that the Maidenform Board negotiated an increase in the merger consideration to $23.50 from Hanesbrands' initial proposal of $22.25 on May 31, 2013, as described above under "—Background of the Merger";

  •
  the fact that Maidenform had refused to negotiate exclusively with Hanesbrands at any time, notwithstanding Hanesbrands' repeated requests for exclusivity;

  •
  the fact that the only other parties, in addition to Hanesbrands, to submit non-binding indications of interest in a potential transaction with Maidenform were two financial sponsors whose preliminary non-binding indications of interest each provided for a price that was approximately $0.50—$1.00 per share less than the price Hanesbrands agreed to pay in the merger agreement, and the fact that both financial sponsors subsequently determined, after performing additional due diligence on Maidenform, to cease pursuing a potential transaction with Maidenform;

  •
  the Maidenform Board's belief, based on negotiations with Hanesbrands and its financial advisor, that Hanesbrands' July 15, 2013 offer of $23.50 per share was the highest per share consideration Hanesbrands would pay for Maidenform and that Hanesbrands might withdraw their offer if Maidenform were to delay entering into a definitive agreement with Hanesbrands after Hanesbrands had made such offer;

  •
  the Maidenform Board's belief, based on the advice of Maidenform's financial advisors, that it was unlikely that any other strategic buyer or financial sponsor would be both financially capable and willing to acquire Maidenform at a price in excess of $23.50 per share, even if Maidenform were to continue its sales process or otherwise solicit alternative acquisition proposals (and risk causing Hanesbrands to withdraw its offer);

  •
  the Maidenform Board's belief that the strategic fit between Hanesbrands and Maidenform and the synergies that could potentially be achieved through a business combination between Hanesbrands and Maidenform made it unlikely that potential alternative buyers would be able to match or exceed Hanesbrands' final offer of $23.50 per share;

  •
  the opinion of Guggenheim Securities, financial advisor to Maidenform, that, as of July 23, 2013 and based on the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the $23.50 per share in cash to be received by holders of Maidenform common stock pursuant to the merger was fair to such stockholders from a financial point of view, and the financial analyses related thereto prepared by Guggenheim Securities and described below under "—Opinion of Maidenform's Financial Advisor";

  •
  the Maidenform Board's belief that the termination fee and other limitations applicable to alternative acquisition proposals agreed to in the merger agreement were reasonable and customary and would not preclude a serious and financially capable potential acquirer from submitting a proposal to acquire Maidenform following the announcement of the merger;

  •
  the fact that Maidenform's legal and financial advisors were involved throughout the process and negotiations and updated the Maidenform Board directly and regularly, which provided the Maidenform Board with additional perspectives on the negotiations in addition to those of Maidenform's management;

  •
  the fact that Hanesbrands' offer did not include a financing condition and Hanesbrands indicated it was willing to agree to representations, warranties and covenants related to its sources of financing for the merger, including the Revolving Credit Facility, in support of Hanesbrands' payment and other obligations under the merger agreement;

  •
  the Maidenform Board's review of the structure of the merger and the financial and other terms of the merger agreement, including, among others, the following specific terms of the merger agreement:

  •
  the limited and otherwise customary conditions to the parties' obligations to complete the merger, including the commitment by Hanesbrands and Merger Subsidiary to use their reasonable best efforts (subject to the limitations on such efforts described under "The

      Merger Agreement—Required Efforts to Consummate the Merger" beginning on page [    •    ] of this proxy statement) to obtain applicable regulatory approvals and their agreement to pay a reverse termination fee of $30 million in certain circumstances in which such approvals are not obtained;

    •
    the ability of the Maidenform Board, subject to certain conditions, to provide information to and engage in discussions or negotiations with a third party that makes an unsolicited acquisition proposal if the Maidenform Board reasonably believes, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal and that the failure to take such action would likely be inconsistent with its fiduciary duties;

    •
    the ability of the Maidenform Board, subject to certain conditions, to change its recommendation that Maidenform stockholders approve and adopt the merger agreement and, in addition, to terminate the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal if the Maidenform Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would likely be inconsistent with its fiduciary duties;

    •
    the ability of Maidenform to specifically enforce Hanesbrands' and Merger Subsidiary's obligations under the merger agreement, including their obligations to consummate the merger;

    •
    the customary nature of the representations, warranties and covenants of Maidenform in the merger agreement; and

    •
    the fact that the financial and other terms and conditions of the merger agreement minimize, to the extent reasonably practical, the risk that a condition to closing would not be satisfied and also provide reasonable flexibility to operate Maidenform's business during the pendency of the merger.

        In the course of its deliberations, the Maidenform Board, in consultation with Maidenform's management and Maidenform's outside legal and financial advisors, also considered a variety of risks and other potentially negative factors relating to the merger, including the following:

  •
  the fact that, subsequent to completion of the merger, Maidenform will no longer exist as an independent public company and that the nature of the transaction as a cash transaction would prevent Maidenform stockholders from being able to participate in any value creation that Maidenform could generate, as well as any future appreciation in value of Maidenform;

  •
  the covenant in the merger agreement prohibiting Maidenform from soliciting other potential acquisition proposals, and restricting its ability to entertain other potential acquisition proposals unless certain conditions are satisfied, although the Maidenform Board believes this would not preclude a potential acquirer from submitting a proposal to acquire Maidenform;

  •
  the fact that Maidenform would be obligated to pay a termination fee of $16.6 million under certain circumstances, including the potential impact of such termination fee on the willingness of other potential acquirers to propose alternative transactions, although the Maidenform Board believed that the termination fee was reasonable and customary and would not preclude a serious and financially capable potential acquirer from submitting a proposal to acquire Maidenform following the announcement of the merger;

  •
  the fact that if the merger is not consummated, Maidenform will be required to pay its own expenses associated with the merger agreement, as well as, under certain circumstances as more fully described in the section entitled "The Merger Agreement—Termination Fee Payable by Maidenform" beginning on page [    •    ] of this proxy statement, to reimburse Hanesbrands up

    to $6 million in expenses (which expenses will be netted from any subsequent payment of the termination fee);

  •
  the fact that Hanesbrands' and Merger Subsidiary's obligation to consummate the merger are subject to conditions, and the possibility that such conditions may not be satisfied, including as a result of events outside of Maidenform's control, and the fact that, if the merger is not consummated:

  •
  Maidenform's directors, officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction, and Maidenform will have incurred significant transaction costs attempting to consummate the transaction;

  •
  the market's perception of Maidenform's continuing business could potentially result in a loss of customers, vendors, business partners, collaboration partners and employees; and

  •
  the trading price of the Maidenform common stock could be adversely affected;

  •
  the potential negative effect of the pendency of the merger on Maidenform's business and relationships with customers, vendors, business partners, collaboration partners and employees, including the risk that certain key members of Maidenform management might choose not to remain employed with Maidenform prior to the completion of the merger, regardless of whether or not the merger is completed;

  •
  the fact that Maidenform is obligated to provide Hanesbrands with notice of any acquisition proposal and with three business days to match any competing acquisition proposal (and the longer of 48 hours or one business day to match any revision to a competing acquisition proposal), although the Maidenform Board believes this would not preclude a potential acquirer from submitting a proposal to acquire Maidenform;

  •
  the fact that under the terms of the merger agreement, Maidenform has agreed that it will carry on its business in the ordinary course consistent with past practice and, subject to specified exceptions, that Maidenform will not take a number of actions related to the conduct of its business without Hanesbrands' prior written consent, and the possibility these terms may limit the ability of Maidenform to pursue business opportunities that it would otherwise pursue;

  •
  the fact that Maidenform's directors and executive officers may receive certain benefits that are different from, and in addition to, those of Maidenform's other stockholders, as described in the section entitled "—Interests of Maidenform's Directors and Executive Officers in the Merger" beginning on page [    •    ] of this proxy statement;

  •
  the fact that Maidenform has incurred and will continue to incur significant transaction costs and expenses in connection with the proposed transaction, regardless of whether the merger is consummated; and

  •
  the fact that the merger consideration will be taxable to taxpaying stockholders of Maidenform.

        After considering the foregoing potentially negative and potentially positive factors, the Maidenform Board concluded that the potentially positive factors relating to the merger agreement and the merger substantially outweighed the potentially negative factors.

        The foregoing discussion of the information and factors considered by the Maidenform Board is not exhaustive but is intended to reflect the material factors considered by the Maidenform Board in its consideration of the merger. In view of the complexity, and the large number, of the factors considered, the Maidenform Board, both individually and collectively, did not quantify or assign any relative or specific weight to the various factors. Rather, the Maidenform Board based its recommendation on the totality of the information presented to and considered by it. In addition, individual members of the Maidenform Board may have given different weights to different factors.

        The foregoing discussion of the information and factors considered by the Maidenform Board is forward-looking in nature. This information should be read in light of the factors set forth in the section entitled "Caution Regarding Forward-Looking Statements" beginning on page [    •    ] of this proxy statement.

Recommendation of the Maidenform Board of Directors

        After careful consideration, the Maidenform Board unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

        The Maidenform Board unanimously recommends that the Maidenform stockholders vote "FOR" the proposal to approve and adopt the merger agreement.

 Opinion of Maidenform's Financial Advisor

Overview

        Pursuant to an engagement letter dated as of April 22, 2013, the Maidenform Board retained Guggenheim Securities to act as its financial advisor with respect to a review and execution of various strategic options, including a potential sale of Maidenform. In selecting Guggenheim Securities as its financial advisor, the Maidenform Board considered that, among other things, Guggenheim Securities is an internationally recognized investment management, investment banking and financial advisory firm whose senior professionals have substantial experience advising companies in the retail industry as well as significant experience providing strategic and financial advisory services. Guggenheim Securities, as part of its investment banking, financial advisory and capital markets businesses, is regularly engaged in the valuation and financial assessment of businesses and securities in connection with mergers and acquisitions, restructurings and recapitalizations, spin-offs/split-offs, securities offerings in both the private and public capital markets and valuations for corporate and other purposes.

        At the July 23, 2013 meeting of the Maidenform Board, Guggenheim Securities delivered its oral opinion, which subsequently was confirmed in writing, to the effect that, as of July 23, 2013 and based on the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the merger consideration was fair, from a financial point of view, to the holders of shares of Maidenform common stock.

        The full text of Guggenheim Securities' written opinion is attached as Annex B to this proxy statement and you should read the opinion carefully and in its entirety. Guggenheim Securities' written opinion sets forth the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken by Guggenheim Securities. Guggenheim Securities' opinion, which was authorized for issuance by the Fairness Opinion and Valuation Committee of Guggenheim Securities, is subject to the assumptions, limitations, qualifications and other conditions contained in such opinion and is necessarily based on economic, capital markets and other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion. Guggenheim Securities has no responsibility for updating or revising its opinion based on facts, circumstances or events occurring after the date of the rendering of the opinion.

        In reading the discussion of the opinion set forth below, you should be aware that Guggenheim Securities' opinion:

  •
  was provided to the Maidenform Board (in its capacity as such) for its information and assistance in connection with its evaluation of the merger consideration;

  •
  did not constitute a recommendation to the Maidenform Board with respect to the merger;

  •
  does not constitute advice or a recommendation to any holder of Maidenform common stock as to how to vote in connection with the merger or otherwise;

  •
  did not address Maidenform's underlying business or financial decision to pursue the merger, the relative merits of the merger as compared to any alternative business or financial strategies that might exist for Maidenform, the financing of the merger or the effects of any other transaction in which Maidenform might engage;

  •
  addressed only the fairness, from a financial point of view, of the merger consideration pursuant to the merger agreement;

  •
  expressed no view or opinion as to any other term or aspect of the merger agreement or the merger, any term or aspect of any other agreement or instrument contemplated by the merger agreement or to be entered into or amended in connection with the merger or the fairness, financial or otherwise, of the merger to, or of any consideration to be paid to or received by, the holders of any other class of securities, creditors or other constituencies of Maidenform; and

  •
  expressed no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Maidenform's officers, directors or employees, or any class of such persons, in connection with the merger relative to the merger consideration pursuant to the merger agreement or otherwise.

In the course of performing its reviews and analyses for rendering its opinion, Guggenheim Securities:

  •
  reviewed the merger agreement;

  •
  reviewed certain publicly available business and financial information regarding Maidenform;

  •
  reviewed certain non-public business and financial information regarding Maidenform's business and prospects, including financial forecasts for Maidenform contained in the CIM (referred to herein as the CIM Projections), which forecasts were subsequently updated in July 2013 (referred to herein as the July 2013 Projections and, together with the CIM Projections, as the Projections), all as prepared and provided to Guggenheim Securities by Maidenform's senior management;

  •
  discussed with Maidenform's senior management their views of Maidenform's business, operations, historical and projected financial results and future prospects;

  •
  reviewed the historical prices, trading multiples and trading volume of the shares of Maidenform common stock;

  •
  compared the financial performance of Maidenform and trading multiples and trading activity of the shares of Maidenform common stock with data for certain other publicly traded companies which Guggenheim Securities deemed generally relevant in evaluating Maidenform;

  •
  reviewed financial metrics of certain mergers and acquisitions which Guggenheim Securities deemed generally relevant in evaluating the merger;

  •
  performed discounted cash flow analyses based on the Projections furnished to Guggenheim Securities by Maidenform; and

  •
  conducted such other studies, analyses, inquiries and investigations as Guggenheim Securities deemed appropriate.

In connection with rendering its opinion, Guggenheim Securities noted that:

  •
  Guggenheim Securities relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information (including, without limitation, the Projections, other estimates and other forward-looking information) provided to or discussed with Guggenheim Securities by Maidenform or obtained by Guggenheim Securities from public sources, data suppliers and other third parties.

  •
  Guggenheim Securities (i) did not and does not assume any responsibility, obligation or liability (whether direct or indirect, in contract or tort or otherwise) for the accuracy, completeness, reasonableness, achievability or independent verification of, and Guggenheim Securities did not independently verify, any such information (including, without limitation, the Projections, other estimates and other forward-looking information), (ii) expressed no view, opinion, representation, guaranty or warranty (in each case, express or implied) regarding the reasonableness or achievability of the Projections, other estimates and other forward-looking information or the assumptions upon which they are based and (iii) relied upon the assurances of Maidenform's senior management that it was unaware of any facts or circumstances that would have made such information (including, without limitation, the Projections, other estimates and other forward-looking information) incomplete, inaccurate or misleading.

  •
  Specifically, with respect to (i) the Projections, other estimates and other forward-looking information provided to or discussed with Guggenheim Securities by Maidenform, Guggenheim Securities was directed by the Maidenform Board and senior management, based on their assessments as to the CIM Projections and the July 2013 Projections, to rely for purposes of Guggenheim Securities' analyses and opinion on the July 2013 Projections, and Guggenheim Securities was advised by Maidenform's senior management, and Guggenheim Securities assumed, that such July 2013 Projections and other estimates and other forward-looking information utilized in Guggenheim Securities' analyses had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of Maidenform's senior management as to the expected future performance of Maidenform and (ii) all financial projections, other estimates and/or other forward-looking information obtained by Guggenheim Securities from public sources, data suppliers and other third parties, Guggenheim Securities assumed that such information was reasonable and reliable.

  •
  During the course of its engagement, Guggenheim Securities was asked by the Maidenform Board to solicit indications of interest from potential strategic and private equity acquirors regarding a potential transaction with Maidenform, and Guggenheim Securities considered the results of such solicitation in rendering its opinion.

  •
  Guggenheim Securities did not perform or obtain any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Maidenform, nor was Guggenheim Securities furnished with any such appraisals.

  •
  Guggenheim Securities did not express any view or render any opinion regarding the tax consequences to Maidenform or the holders of shares of Maidenform common stock of the merger. Guggenheim Securities is not legal, regulatory, tax, accounting or actuarial experts and it relied on the assessments of Maidenform and its advisors with respect to such matters.

  •
  Guggenheim Securities assumed that:

  •
  In all respects material to its analyses, (i) Maidenform and Hanesbrands would comply with all terms of the merger agreement and (ii) the representations and warranties of Maidenform and Hanesbrands contained in the merger agreement were true and correct and all conditions to the obligations of each party to the merger agreement to consummate the merger would be satisfied without any waiver thereof; and

  •
  The merger would be consummated in a timely manner and in accordance with the terms of the merger agreement, without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise that would have an adverse effect on Maidenform or the merger.

  •
  Guggenheim Securities expressed no view or opinion as to the price or range of prices at which the shares of common stock or other securities of Maidenform may trade at any time, including, without limitation, subsequent to the announcement of the merger.

Summary of Financial Analyses

Overview/Definitions

        This "Summary of Financial Analyses" presents a summary of the principal financial analyses performed by Guggenheim Securities and presented to the Maidenform Board in connection with rendering its opinion.

        Some of the financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully such financial analyses, the summary data and tables must be read together with the full text of the summary. Considering the summary data and tables alone could create a misleading or incomplete view of Guggenheim Securities' financial analyses.

        Throughout this "Summary of Financial Analyses," the following financial terms are used in connection with Guggenheim Securities' various financial analyses:

  •
  Enterprise value: represents the relevant company's net equity value plus (i) the principal or face amount of total debt and preferred stock and (ii) the estimated fair market value, or, if not publicly quoted, book value, of any non-controlling/minority interests less (iii) cash and equivalents, (iv) the estimated fair market value, or, if not publicly quoted, book value of any non-consolidated investments and (v) the estimated fair market value, or, if not publicly quoted, book value of any non-cash generating assets.

  •
  Net equity value: represents the relevant company's (i) gross equity value as calculated (a) based on outstanding common shares plus shares issuable upon the conversion or exercise of all in-the-money convertible securities, stock options and/or stock warrants times (b) the relevant company's stock price less (ii) the cash proceeds from the assumed exercise of all in-the-money stock options and stock warrants.

  •
  EBITDA: means the relevant company's operating earnings (after deduction of stock-based compensation) before interest, taxes, depreciation and amortization.

  •
  EBITDA multiple: represents the relevant company's trading or transaction enterprise value divided by its historical or projected EBITDA.

  •
  EPS: means the relevant company's earnings per share.

  •
  P/E ratio: represents the relevant company's stock price divided by its historical or projected EPS.

  •
  LTM: means last 12 months.

  •
  CAGR: means compound annual growth rate.

  •
  After-tax unlevered free cash flow: means the relevant company's tax-affected earnings before interest (after deduction of stock-based compensation) plus depreciation and amortization, less (i) capital expenditures, (ii) increases in working capital and (iii) increases in other net assets.

Merger Consideration Summary

        Based on the merger consideration of $23.50 per share, Guggenheim Securities calculated the transaction price premia in relation to various Maidenform stock prices that were based on (i) the closing stock price as of July 22, 2013, (ii) the one month prior stock price as of June 21, 2013 and (iii) the past year's high stock price as of September 7, 2012. Guggenheim Securities also reviewed the implied (i) EBITDA multiples for the estimated LTM period ending June 30, 2013 and for estimated calendar year 2013, which we refer to as 2013E, and (ii) P/E ratios for estimated calendar year 2013 and estimated calendar year 2014, which we refer to as 2014E. Guggenheim Securities' analysis of the merger consideration is presented in the table below:

Implied Merger Premia and Multiples
Per Share Merger Consideration	$23.50

	Maidenform Stock Price
Acquisition Premium/(Discount) Relative to:
Closing Stock Price @ 7/22/13	$18.94	24.1%
One Month Prior Stock Price @ 6/21/13	17.74	32.5
Past Year's High Stock Price @ 9/7/12	26.37	(10.9)
Transaction Enterprise Value/EBITDA for Maidenform:
LTM		13.1x
2013E		10.3
Per Share Merger Consideration/EPS for Maidenform:
2013E		18.7x
2014E		14.4

        Summary of Maidenform Financial Analyses.    In connection with rendering its opinion, Guggenheim Securities performed various financial analyses which are summarized in the table below and described in more detail elsewhere herein, including selected companies analysis, selected precedent transactions analysis and discounted cash flow analysis. All resulting implied equity reference ranges were rounded to the nearest $0.25.

Summary of Maidenform Financial Analyses
Per Share Merger Consideration	$23.50

	Implied Equity Reference Range for Maidenform
Selected Financial Analyses	Low	High
Selected Companies Analysis:
2013E P/E	$18.75	$23.25
2014E P/E	21.25	28.50
LTM EBITDA	14.00	21.50
2013E EBITDA	18.00	25.00
2014E EBITDA	21.75	29.00
Selected Precedent Transactions Analysis	14.00	17.75
Discounted Cash Flow Analysis(1)	19.75	27.50

Note:    (1) Based on the July 2013 Projections.

        Selected Companies Analysis.    Guggenheim Securities reviewed and analyzed Maidenform's historical stock price performance, historical and projected financial performance and trading valuation metrics compared to such information for certain publicly traded companies in the intimates and apparel sectors that Guggenheim Securities deemed relevant for purposes of its financial analysis. The following selected publicly traded companies in the intimates and apparel sectors were used by Guggenheim Securities for purposes of its financial analysis:

Selected Companies

• Carter's, Inc.	• PVH Corp.
• G-III Apparel Group, Ltd.	• The Jones Group Inc.
• Gildan Activewear Inc.	• Van de Velde NV
• Hanesbrands Inc.	• VF Corporation
• L Brands Inc.	• Wacoal Holdings Corp.
• Oxford Industries, Inc.

        Guggenheim Securities calculated the following trading multiples for the selected companies based on Wall Street consensus estimates and the most recent publicly available financial filings:

Selected Companies Trading Multiples
	P/E		Enterprise Value/EBITDA
	2013E	2014E	LTM		2013E	2014E
Mean	17.5x	15.4x	11.1x		10.0x	9.2x
Median	17.8	15.1	11.2		10.4	8.9
High	22.0	18.7	14.5		12.2	10.9
Low	12.1	13.1	7.8		7.8	7.6
Maidenform:
Transaction Value(1)	18.7x	14.4x	13.1x	(2)	10.3x	8.1x
Market Price(3)	15.2	12.9	9.6	(4)	8.4	7.2

Note:    Market statistics as of July 22, 2013.

(1)
Implied multiples based on EBITDA and EPS projections per Maidenform management based on the July 2013 Projections.

(2)
LTM reflects June 30, 2013 estimated results.

(3)
Implied multiples based on EBITDA and EPS projections per I/B/E/S consensus.

(4)
LTM reflects publicly disclosed results as of March 30, 2013.

In performing its selected companies analysis:

  •
  Guggenheim Securities selected a reference range of trading multiples for purposes of its financial analysis of Maidenform on a stand-alone public market trading basis as follows: (i) trading price/2013E EPS of 15.0x to 18.5x; (ii) trading price/2014E EPS of 13.0x to 17.5x; (iii) trading enterprise value/LTM EBITDA of 8.0x to 12.0x; (iv) trading enterprise value/2013E EBITDA of 8.0x to 11.0x; and (v) trading enterprise value/2014E EBITDA of 7.5x to 10.0x.

  •
  Guggenheim Securities' analysis of the selected publicly traded companies resulted in implied reference ranges for Maidenform common stock on a stand-alone public-market trading basis as follows: (i) $18.75 to $23.25 per share based on the selected range of trading price/2013E EPS multiples ; (ii) $21.25 to $28.50 per share based on the selected range of trading price/2014E EPS multiples; (iii) $14.00 to $21.50 per share based on the selected range of trading enterprise value/LTM EBITDA multiples; (iv) $18.00 to $25.00 per share based on the selected range of trading enterprise value/2013E EBITDA multiples; and (v) $21.75 to $29.00 per share based on the selected range of trading enterprise value/2014E EBITDA multiples.

  •
  Guggenheim noted that the aforementioned financial analysis relating to Maidenform common stock did not reflect any acquisition premium which may be paid in connection with change-of-control transactions such as the merger.

        Selected Precedent Transactions Analysis.    Guggenheim Securities reviewed and analyzed the valuation and financial metrics of certain relevant precedent transactions during the past several years involving companies in the intimates and apparel sectors that Guggenheim Securities deemed relevant for purposes of its financial analysis. The following precedent transactions were reviewed and considered by Guggenheim Securities for purposes of its financial analysis:

Selected Precedent Transactions

Announcement Date	Acquiror	Target
Intimates
5/2/12	Delta Galil Industries, Ltd.	Schiesser AG
3/30/12	Wacoal Holdings Corp.	Eveden Group
1/23/07	Berkshire Hathaway Inc./Fruit of the Loom	VF Corporation's Intimate Apparel Business
11/15/06	Limited Brands Inc.	La Senza Corporation
11/14/05	Sun Capital Partners, Inc.	DBApparel
Apparel
5/10/13	TowerBrook Capital Partners, L.P.	True Religion Apparel, Inc.
10/31/12	PVH Corp.	The Warnaco Group, Inc.
5/2/11	PPR SA	Volcom, Inc.
4/11/11	Gildan Activewear Inc.	Gold Toe Moretz Holdings Corp.
1/10/11	Perry Ellis International Inc.	Rafaella Apparel Group Inc.
12/20/10	Oxford Industries, Inc.	Lilly Pulitzer Corp.
11/22/10	Li & Fung Limited	Oxford Apparel Group
8/10/10	Hanesbrands Inc.	GearCo Inc.
3/15/10	PVH Corp.	Tommy Hilfiger B.V.
8/13/08	Li & Fung Limited	Van Zeeland, Inc.
2/11/08	Sun Capital Partners, Inc.	Kellwood Company
7/26/07	VF Corporation	Seven for All Mankind, LLC
10/11/06	PVH Corp.	Superba, Inc.
4/17/06	Berkshire Hathaway Inc.	Russell Corporation
1/23/06	Polo Ralph Lauren Corp.	Sun Apparel Inc.

        A summary of Guggenheim Securities' analysis of the precedent transactions is presented in the table below:

Selected Precedent Transaction Multiples
Enterprise Value/ LTM EBITDA
Mean (Intimates)(1)	9.8x
Median (Intimates)(1)	9.8
Mean (Apparel)	8.7
Median (Apparel)	7.7
High	16.4
Low	6.5
Maidenform/Hanesbrands Merger	13.1x

Note:    (1) The LTM EBITDA information was available for only one of the five selected precedent transactions (the Limited Brands/La Senza transaction).

In performing its selected precedent transactions analysis:

  •
  Guggenheim Securities selected the transaction enterprise value/LTM EBITDA multiple range of 8.0x to 10.0x for purposes of its financial analysis of Maidenform on a change-of-control basis.

  •
  Guggenheim Securities' analysis of the selected precedent transactions resulted in an implied reference range of $14.00 to $17.75 per share for Maidenform common stock on a change-of-control basis.

        Discounted Cash Flow Analysis.    Guggenheim Securities performed illustrative stand-alone discounted cash flow analysis of Maidenform based on projected after-tax unlevered free cash flows for Maidenform and an estimate of its perpetual growth rate of after-tax unlevered free cash flow at the end of the projection horizon. In performing its illustrative discounted cash flow analysis:

  •
  Guggenheim Securities based its discounted cash flow analysis on the July 2013 Projections as provided by Maidenform's senior management.

  •
  Guggenheim Securities estimated Maidenform's weighted average cost of capital to be in the range of 11.0% to 13.0% based on, among other factors, (i) Guggenheim Securities' then-current estimate of the prospective US equity risk premium, (ii) a review of Bloomberg historical five-year average adjusted betas, Bloomberg historical two-year average adjusted betas and then-current Barra predicted betas for selected companies with principal listing on a U.S. exchange, (iii) the prevailing yield on the 20-year US Treasury bond as a proxy for the risk-free rate, (iv) the size premium for companies of a comparable size to Maidenform, (v) Maidenform's assumed target capital structure and (vi) Guggenheim Securities' investment banking and capital markets judgment and experience in performing financial analyses of companies similar to Maidenform.

  •
  In calculating Maidenform's terminal value for purposes of its discounted cash flow analysis, Guggenheim Securities used an illustrative reference range of perpetual growth rates of Maidenform's terminal year normalized after-tax unlevered free cash flow of 3.0% to 4.0%.

  •
  Guggenheim Securities' illustrative discounted cash flow analysis resulted in an implied reference range of $19.75 to $27.50 per share for Maidenform common stock on a stand-alone intrinsic-value basis.

Other Financial Reviews and Analyses

        Guggenheim Securities performed certain additional financial reviews and analyses as summarized below solely for reference purposes and to provide certain context for the various financial analyses in connection with its opinion.

        Maidenform Stock Price Trading History.    Guggenheim Securities reviewed Maidenform's stock price trading history over various timeframes:

  •
  Guggenheim Securities indicated that from July 22, 2012 to July 22, 2013, Maidenform common stock generally had traded in a range of approximately $16.50 to $26.37 per share.

  •
  Guggenheim Securities also compared the relative stock price performance of Maidenform since January 2, 2013 to the selected publicly traded companies and the Standard & Poor's 500 index.

        Maidenform Wall Street Equity Research Analyst Price Targets.    Guggenheim Securities reviewed selected public market trading price targets for Maidenform common stock as prepared and published by certain Wall Street equity research analysts prior to July 22, 2013. Guggenheim Securities noted that only two of the Wall Street equity research reports that Guggenheim Securities reviewed contained equity research analyst price targets for Maidenform common stock, which were $17.00 and $21.50 per share. Guggenheim Securities also noted that the public market trading price targets published by Wall Street equity research analysts generally reflect a target price one year from the date of the underlying report.

        Selected Companies Benchmarking.    Based on historical and projected financial data, Guggenheim Securities reviewed Maidenform's EBITDA CAGR for fiscal years 2009 through 2013 and 2013E EBITDA margin, and compared such information to the corresponding information for the selected publicly traded companies. Guggenheim Securities noted that Maidenform's EBITDA CAGR during such period was -0.8%, as compared to the range of such EBITDA CAGRs for the selected companies of -5.5% to 14.5%, and that Maidenform's 2013E EBITDA margin was 9.4%, as compared to the range of 2013E EBITDA margins for the selected companies of 6.8% to 28.7%.

        Illustrative Discounted Cash Flow Analysis Based on the CIM Projections.    Solely for informational purposes, Guggenheim Securities performed an illustrative discounted cash flow analysis of Maidenform based on the CIM Projections using the same methodology described above under the caption "Discounted Cash Flow Analysis." This analysis resulted in an implied equity reference range of $21.75 to $30.25 per share for Maidenform.

Other Considerations

        The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant financial analyses and the application of those methods to the particular circumstances involved. A fairness opinion therefore is not readily susceptible to partial analysis or summary description, and taking portions of the financial analyses set out above, without considering such analysis as a whole, would in the view of Guggenheim Securities create an incomplete and misleading picture of the processes underlying the financial analyses considered in rendering Guggenheim Securities' opinion.

        In arriving at its opinion, Guggenheim Securities:

  •
  based its financial analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions, capital markets considerations and industry-specific and company-specific factors, all of which are beyond the control of Maidenform, Hanesbrands and Guggenheim Securities;

  •
  did not form a view or opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion;

  •
  considered the results of all of its financial analyses and did not attribute any particular weight to any one analysis or factor; and

  •
  ultimately arrived at its opinion based on the results of all of its financial analyses assessed as a whole and believes that the totality of the factors considered and the various financial analyses performed by Guggenheim Securities in connection with its opinion operated collectively to support its determination as to the fairness, from a financial point of view, of the merger consideration pursuant to the merger.

        Guggenheim Securities also noted that:

  •
  The financial analyses performed by Guggenheim Securities, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses.

  •
  None of the selected publicly traded companies used in the selected companies analysis described above is identical or directly comparable to Maidenform, and none of the selected precedent transactions used in the selected precedent transactions analysis described above is identical or directly comparable to the merger; however, such companies and transactions were selected by Guggenheim Securities, among other reasons, because they represented or involved target companies which may be considered broadly similar, for purposes of Guggenheim Securities' financial analyses, to Maidenform based on their significant exposure to the intimates and apparel sectors.

  •
  In any event, selected companies analysis and selected precedent transactions analysis are not mathematical; rather, such analyses involve complex considerations and judgments concerning the differences in business, financial, operating and capital markets-related characteristics and other factors regarding the selected publicly traded companies and precedent transactions to which Maidenform and the merger were compared.

  •
  The financial analyses performed by Guggenheim Securities do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.

        Maidenform did not provide specific instructions to, or place any limitations on, Guggenheim Securities with respect to the procedures to be followed or factors to be considered in performing its financial analyses or providing its opinion. The type and amount of consideration payable in the merger were determined through negotiations between Maidenform and Hanesbrands and were approved by the Maidenform Board. The decision to enter into the merger agreement was solely that of the Maidenform Board. Guggenheim Securities' opinion was just one of the many factors taken into consideration by the Maidenform Board. Consequently, Guggenheim Securities' financial analyses should not be viewed as determinative of the decision of the Maidenform Board with respect to the fairness, from a financial point of view, of the merger consideration to the holders of shares of Maidenform common stock.

        Pursuant to the terms of Guggenheim Securities' engagement letter, Maidenform has agreed to pay Guggenheim Securities a transaction fee of approximately $9.5 million, all but $400,000 of which is contingent on successful consummation of the merger. Guggenheim Securities received $400,000 upon delivery of its fairness opinion, which will be credited against the fee payable upon consummation of the merger. In addition, Maidenform has agreed to reimburse Guggenheim Securities for certain expenses and to indemnify it against certain liabilities arising out of its engagement.

        Aside from Guggenheim Securities' current engagement by Maidenform, Guggenheim Securities has not been previously engaged by Maidenform, nor has Guggenheim Securities been previously engaged by Hanesbrands, to provide investment banking and/or financial advisory services for which Guggenheim Securities received fees during the past two years. Guggenheim Securities may seek to provide Maidenform and Hanesbrands and their respective affiliates with certain investment banking and financial advisory services unrelated to the merger in the future.

        Guggenheim Securities and its affiliates engage in a wide range of financial services activities for their own accounts and the accounts of customers, including asset and investment management, investment banking, corporate finance, mergers and acquisitions, restructuring, merchant banking, fixed income and equity sales, trading and research, derivatives, foreign exchange and futures. In the ordinary course of these activities, Guggenheim Securities or its affiliates may (i) provide such financial services to Maidenform, Hanesbrands, other participants in the merger or their respective affiliates, subsidiaries, investment funds and portfolio companies for which services Guggenheim Securities or certain of its affiliates has received, and may receive, compensation and (ii) directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to certain debt or equity securities, bank debt and derivative products of or relating to Maidenform, Hanesbrands, other participants in the merger or their respective affiliates, subsidiaries, investment funds and portfolio companies. Furthermore, Guggenheim Securities' affiliates, directors, officers and employees may have investments in Maidenform, Hanesbrands, other participants in the merger or their respective affiliates, subsidiaries, investment funds and portfolio companies. As Guggenheim Securities had previously informed the Maidenform Board, certain affiliates of Guggenheim Securities have disclosed on Form 13F that, as of March 31, 2013, they beneficially owned 1,720,384 shares of Maidenform common stock, which shares were held for the benefit of clients in accounts, and investors in funds, managed by such affiliates.

        Consistent with applicable legal and regulatory guidelines, Guggenheim Securities has adopted certain policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Guggenheim Securities' research analysts may hold views, make statements or investment recommendations and publish research reports with respect to Maidenform, Hanesbrands, other participants in the merger or their respective affiliates, subsidiaries, investment funds and portfolio companies and the merger that differ from the views of Guggenheim Securities' investment banking personnel.

Certain Financial Projections

        Due to, among other reasons, the inherent unpredictability of forward-looking financial forecasting, Maidenform's management does not generally publish its business plan and strategies or make external disclosures of its anticipated financial position or results of operations other than providing, from time to time, estimated ranges of certain expected financial results and operational metrics that are typically limited to the current year in its regular earnings press releases and other investor materials. In 2013, at the direction of the Maidenform Board and to assist the Maidenform Board in its consideration of potential strategic alternatives for Maidenform, Maidenform's management prepared two sets of financial projections (the CIM Projections and the July 2013 Projections, respectively) for fiscal years 2013 through 2016. Neither the CIM Projections nor the July 2013 Projections was intended for public disclosure.

        The CIM Projections were reviewed by the Maidenform Board at meetings on March 18 and April 1, 2013, provided to Guggenheim Securities, and included in the CIM provided to potential buyers, including Hanesbrands, beginning on May 13, 2013. The July 2013 Projections were reviewed by the Maidenform Board at meetings on July 11 and 17, 2013 and, at the direction of the Maidenform Board, were relied upon by Guggenheim Securities in its opinion rendered to the Maidenform Board on July 23, 2013, as discussed in "—Background of the Merger" and "—Opinion of Maidenform's

Financial Advisor" beginning on pages [    •    ] and [    •    ], respectively, of this proxy statement. The July 2013 Projections were not provided to potential buyers. The financial projections included in this proxy statement are presented to give Maidenform stockholders access to the financial projections that were made available to the Maidenform Board, Hanesbrands and Guggenheim Securities.

        The financial projections were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or United States generally accepted accounting principles ("GAAP") but, in the view of Maidenform's management, were prepared on a reasonable basis. The financial projections included in this proxy statement are unaudited. Neither Maidenform's independent registered public accounting firm, nor any other independent auditors, have compiled, examined or performed any procedures with respect to the prospective financial information contained in the financial forecasts, nor have they expressed any opinion or given any form of assurance on the financial forecasts or their achievability. The inclusion of this information in this proxy statement should not be regarded as an indication that Maidenform or anyone who received the financial projections then considered, or now considers, the projections to be a reliable prediction of future events, and this information should not be relied upon as such.

        The financial projections reflect various estimates and assumptions made by Maidenform, all of which are difficult to predict and many of which are beyond Maidenform's control. The CIM Projections are based on preliminary first quarter 2013 results through March 2013 and a variety of assumptions, including the full achievement of Maidenform's various initiatives as well as favorable overall economic conditions. In particular, the CIM Projections contemplated strong growth in department and chain stores across categories driven by Maidenform's Comfort Devotion platform, introduction of a full figure line, expansion into new categories (hosiery and activewear) and growth in Donna Karan / DKNY sales; introduction of a new shapewear program at a mass retailer; expansion of international business, particularly in Mexico and Germany and in the Comfort Devotion and Donna Karan / DKNY lines; and enhanced e-commerce growth. The July 2013 Projections reflect actual results since the creation of the CIM Projections through June 2013 and recent trends and developments, including: (i) increased competition from new entrants in the shapewear market at certain key department stores and in the women's undergarment industry, (ii) weak sales at certain key retailers and (iii) declining international sales. The July 2013 Projections reflect a decrease in revenue for 2013 of $12 million when compared to the CIM Projections and assume a decrease in the company's compound annual sales growth rate of 0.9% from the CIM Projections over the relevant period. In response to this projected decline in sales growth, the July 2013 Projections incorporate modest reductions in Selling, General & Administrative expenses, including reductions in advertising expenses and management incentive payments, when compared to the CIM Projections.

        The financial projections reflect subjective judgment in many respects and, therefore, are susceptible to multiple interpretations and frequent revisions attributable to the volatility of Maidenform's industry and based on actual experience and business developments. As such, the financial projections constitute forward-looking information and are subject to risks and uncertainties that could cause the actual results to differ materially from the projected results, including, but not limited to, Maidenform's performance and ability to achieve strategic goals over the applicable period, competitive conditions, sales trends, fluctuations in gross margins, operating expenses, customer demand, industry performance, effective tax rates and economic conditions and the factors described under "Risk Factors" in Maidenform's Annual Report on Form 10-K for the fiscal year ended December 29, 2012, Maidenform's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2013 and in Maidenform's other filings with the SEC. For additional information on factors that may cause Maidenform's future financial results to materially vary from those projected below, see "Cautionary Statement Regarding Forward-Looking Information" on page [    •    ] of this proxy

statement. The financial projections cannot, therefore, be considered a guarantee of future operating results and should not be relied upon as such.

        The financial projections were prepared by Maidenform's management based on information they had at the time of preparation and are not a guarantee of future performance. The financial projections were, in general, prepared solely for use by the Maidenform Board and Guggenheim Securities and are subjective in many respects and thus subject to interpretation. The financial projections cover multiple years, and such information by its nature becomes less predictive with each succeeding year. Neither Maidenform nor any of its affiliates assumes any responsibility for the validity, reasonableness, accuracy or completeness of the financial projections described below. Neither Maidenform nor any of its affiliates intends to, and each of them disclaims any obligation to, update, revise or correct the financial projections if any of them are or become inaccurate (even in the short term).

        The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Maidenform contained in Maidenform's public filings with the SEC. The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the merger. Further, the financial projections do not take into account the effect of any failure of the merger to be consummated and should not be viewed as accurate or continuing in that context. Maidenform stockholders are cautioned not to place undue, if any, reliance on the financial projections included in this proxy statement.

        Certain of the financial projections, including non-GAAP net income, non-GAAP earnings per share and EBITDA, may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as used by Maidenform may not be comparable to similarly titled amounts used by other companies.

        The tables set forth below include summaries of both the CIM Projections and the July 2013 Projections.

CIM Projections and Certain Related Information (dollars in millions except per share amounts)

	CIM Projections							2017 and 2018 Projections Using CIM Projections
	2012 Actual Results(1)(2)		2013 Actual / Estimated(3)		2014 Estimated(3)	2015 Estimated(3)	2016 Estimated(3)	2017 Estimated(4)	2018 Estimated(4)
Revenue	600		594		668	743	801	841	884
Gross Margins	186		189		220	251	276	290	304
Selling, General & Administrative Expenses	132		130		153	164	176	184	193
Operating Earnings	55		48		67	87	100	106	112
Taxes	21		18		25	33	38	40	43
Net Income—Non GAAP	33		29		41	54	62	66	69
Depreciation & Amortization	6		7		9	10	11	11	11
EBITDA(5)	61		56		76	97	111	117	123
Unlevered Free Cash Flow(6)	—	(6)	37	(6)	36	41	62	59	62
Earnings per Share—Non GAAP(7)	1.41		1.26		1.75	2.28	2.58	2.74	2.90

(1)
Maidenform's regular financial results are reported on an adjusted basis from GAAP as are its budgets, and management provided parties interested in pursuing a potential transaction with financial projections on such an adjusted basis in order to assist them in the evaluation of a potential strategic transaction. The purpose and intent of these adjustments are to provide a more representative picture of Maidenform's financial performance across periods on an operating basis. Specifically, the GAAP figures are "adjusted" to exclude the after-tax impact of certain items believed to be unusual in nature from expenses, including, but not limited to: (i) markdowns related to certain brands; (ii) expenses related to the discontinuation of product lines; (iii) litigation settlements; and (iv) other items that management believes are nonrecurring in nature. For a reconciliation of GAAP net income and earnings per share to non-GAAP net income and earnings per share for the fiscal year ended December 29, 2012 and a detailed discussion of each of the adjustments included in non-GAAP net income and earnings per share, please see the reconciliation table on page 32 and related discussion on pages 24-40 of Maidenform's Annual Report on Form 10-K for the fiscal year ended December 29, 2012, which are incorporated herein by reference.

(2)
This column reflects Maidenform's adjusted financial performance in the 2012 fiscal year and is included for illustrative and comparative purposes only.

(3)
As described in more detail above, the CIM Projections were prepared at the direction of the Maidenform Board for distribution to parties interested in pursuing a potential strategic transaction with Maidenform and present the financial position of Maidenform over multiple years, assuming the success of its key planned initiatives.

(4)
Solely to provide Guggenheim Securities with five full years of cash flow estimates for the purposes of its illustrative discounted cash flow analysis, projections for fiscal year 2017 and fiscal year 2018 were calculated using the CIM Projections and were reviewed and approved by Maidenform's management. These projections for fiscal year 2017 and fiscal year 2018 were not provided to potential buyers, including Hanesbrands.

(5)
EBITDA, or earnings before interest, taxes, depreciation and amortization, as presented above, may be considered a non-GAAP financial measure. Maidenform provided this information to potential acquirors because it believed that such information could be useful in evaluating, on a prospective basis, Maidenform's potential operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Maidenform may not be comparable to similarly titled amounts used by other companies.

(6)
Unlevered Free Cash Flow, which may be considered a non-GAAP financial measure, was calculated using the CIM Projections and the projections for fiscal year 2017 and fiscal year 2018 referred to in footnote (4) above and was reviewed and approved by Maidenform's management for Guggenheim Securities' use in connection with its illustrative discounted cash flow analysis. Such calculation was not provided to potential buyers, including Hanesbrands. Unlevered Free Cash Flow represents tax-affected earnings before interest (after deduction of stock-based compensation) plus depreciation and amortization, less (i) capital expenditures, (ii) increases in working capital and (iii) increases in other net assets. Unlevered Free Cash Flow is included for illustrative and comparative purposes only. Unlevered Free Cash Flow was not calculated for fiscal year 2012 and for fiscal year 2013 represents figures for the second half of fiscal year 2013 only.

(7)
The projections of earnings per share and estimated stock price, as presented above, were only used by the Maidenform Board in the evaluation of strategic alternatives for Maidenform and were not provided to potential acquirors in connection with such parties' consideration of a potential transaction with Maidenform.

July 2013 Projections and Certain Related Information (dollars in millions except per share amounts)

	July 2013 Projections							2017 and 2018 Projections Using July 2013 Projections
	2012 Actual Results(1)(2)		2013 Actual / Estimated(3)		2014 Estimated(3)	2015 Estimated(3)	2016 Estimated(3)	2017 Estimated(4)	2018 Estimated(4)
Revenue	600		582		650	718	776	815	855
Gross Margins	186		185		214	242	266	280	293
Selling, General & Administrative Expenses	132		137		143	162	174	182	191
Operating Earnings	55		48		62	80	92	98	103
Taxes	21		18		23	30	35	37	39
Net Income—Non GAAP	33		29		38	50	57	60	64
Depreciation & Amortization	6		7		9	10	11	11	11
EBITDA(5)	61		56		71	90	103	108	114
Unlevered Free Cash Flow(6)	—	(6)	35	(6)	31	44	49	54	56
Earnings per Share—Non GAAP	1.41		1.26		1.63	2.10	2.39	2.53	2.68

(1)
Maidenform's regular financial results are reported on an adjusted basis from GAAP as are its budgets, and management provided parties interested in pursuing a potential transaction with financial projections on such an adjusted basis in order to assist them in the evaluation of a potential strategic transaction. The purpose and intent of these adjustments are to provide a more representative picture of Maidenform's financial performance across periods on an operating basis. Specifically, the GAAP figures are "adjusted" to exclude the after-tax impact of certain items believed to be unusual in nature from expenses, including, but not limited to: (i) markdowns related to certain brands; (ii) expenses related to the discontinuation of product lines; (iii) litigation settlements; and (iv) other items that management believes are nonrecurring in nature. For a reconciliation of GAAP net income and earnings per share to non-GAAP net income and earnings per share for the fiscal year ended December 29, 2012 and a detailed discussion of each of the adjustments included in non-GAAP net income and earnings per share please see the reconciliation table on page 32 and related discussion on pages 24-40 of Maidenform's Annual Report on Form 10-K for the fiscal year ended December 29, 2012, which are incorporated herein by reference.

(2)
This column reflects Maidenform's adjusted financial performance in the 2012 fiscal year and is included for illustrative and comparative purposes only.

(3)
As described in more detail above, the July 2013 Projections were prepared at the direction of the Maidenform Board to estimate the future performance of Maidenform's business, given certain developments and industry trends.

(4)
Solely to provide Guggenheim Securities with five full years of cash flow estimates for the purposes of its discounted cash flow analysis, projections for fiscal year 2017 and fiscal year 2018 were calculated using the July 2013 Projections and were reviewed and approved by Maidenform's management.

(5)
EBITDA, or earnings before interest, taxes, depreciation and amortization, as presented above, may be considered a non-GAAP financial measure. Maidenform believes that such information could be useful in evaluating, on a prospective basis, Maidenform's potential operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Maidenform may not be comparable to similarly titled amounts used by other companies.

(6)
Unlevered Free Cash Flow, which may be considered a non-GAAP financial measure, was calculated using the July 2013 Projections and the projections for fiscal year 2017 and fiscal year 2018 referred to in footnote (4) above and was reviewed and approved by Maidenform's management for Guggenheim Securities' use in connection with its discounted cash flow analysis. Unlevered Free Cash Flow represents tax-affected earnings before interest (after deduction of stock-based compensation) plus depreciation and amortization, less (i) capital expenditures, (ii) increases in working capital and (iii) increases in other net assets. Unlevered Free Cash Flow is included for illustrative and comparative purposes only. Unlevered Free Cash Flow was not calculated for fiscal year 2012 and for fiscal year 2013 represents figures for the second half of fiscal year 2013 only.

Interests of Maidenform's Directors and Executive Officers in the Merger

        In considering the recommendation of the Maidenform Board to approve and adopt the merger agreement, you should be aware that Maidenform's directors and executive officers have interests in the merger that are different from, or in addition to, those of Maidenform stockholders generally. The Maidenform Board was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement, and in recommending to our stockholders that the merger agreement be approved. These interests are described and quantified below.

Treatment of Equity and Annual Bonuses

        Pursuant to the merger agreement, the directors and executive officers will be cashed out of their existing shares and outstanding equity-based awards at the effective time of the merger based on the merger consideration of $23.50 per share. All unvested equity awards will become vested and cashed out, with performance-based equity awards becoming vested and cashed out at the target level. For more information on the amounts that the directors and executive officers are expected to receive with respect to vested equity awards, see "—Interests of Maidenform's Directors and Executive Officers in the Merger—Vested Equity Interests of Maidenform's Executive Officers and Non-Employee Directors" below. For more information on the amounts that the executive officers are expected to receive with respect to unvested equity awards, see "—Interests of Maidenform's Directors and Executive Officers in the Merger—Golden Parachute Compensation" below.

        On July 23, 2013, the compensation committee of the Maidenform Board (the "Compensation Committee") determined to pay out all annual bonuses for fiscal year 2013, including bonuses made to executive officers under the 2005 Annual Performance Bonus Plan, on a pro-rated basis, at target level, at the effective time of the merger. The executive officers' target bonus levels were reduced in March 2013 to 60% of the original target level. For more information on the amounts that the executive officers are expected to receive with respect to their pro-rata bonuses, see "—Interests of Maidenform's Directors and Executive Officers in the Merger—Golden Parachute Compensation" below.

Transaction Bonus Agreements

        Maidenform entered into agreements (the "Transaction Bonus Agreements") with certain key employees, including Christopher Vieth, Maidenform's Executive Vice President, Chief Financial Officer and Chief Operating Officer, Nanci Prado, Maidenform's Executive Vice President, General Counsel and Corporate Secretary, and John Nelson, Maidenform's Chief Accounting Officer and Corporate Controller, to provide special transaction bonuses in connection with such employees' work with respect to the merger.

        Under the Transaction Bonus Agreements, dated July 23, 2013, with Mr. Vieth and Ms. Prado, each will receive a transaction bonus payable in a lump sum at the effective time of the merger equal to (i) 200% of his base salary for Mr. Vieth and (ii) 150% of her base salary for Ms. Prado. If the effective time of the merger does not occur on or before January 15, 2014, then Mr. Vieth and Ms. Prado will each receive a partial transaction bonus payable in a lump sum on January 15, 2014 in the amount of 60% and 45% of their base salaries, respectively, and if the effective time of the merger occurs after such date, Mr. Vieth and Ms. Prado will receive the full transaction bonus, less the partial transaction bonus already paid, payable in a lump sum. Payment of the transaction bonus and partial transaction bonus is conditioned on Mr. Vieth's and Ms. Prado's continuous employment through the payment date; however, if Mr. Vieth or Ms. Prado's employment is terminated by Maidenform without cause, by Mr. Vieth or Ms. Prado for good reason, or due to death or disability, he or she will be entitled to the partial transaction bonus (if not already paid) within 60 days after termination, and the full transaction bonus (less any partial transaction bonus previously paid) if and when the effective time of the merger occurs. The definition of "cause" and "good reason" are described below under "Interests of Maidenform's Directors and Executive Officers in the Merger—Employment Agreements".

        Under Mr. Nelson's Transaction Bonus Agreement, dated June 28, 2013, he received a retention payment equal to 20% of his base salary in May 2013, and he will receive an additional transaction bonus equal to 130% of his base salary at the effective time of the merger. If the effective time of the merger does not occur on or before March 1, 2014, Mr. Nelson will receive, in lieu of the transaction bonus, an additional retention payment equal to 25% of his base salary. Payments under Mr. Nelson's agreement are conditioned on his continuous employment through the payment date; however, if his employment is terminated by Maidenform without "cause" or by him for "good reason", then he will continue to be entitled to the transaction bonus or additional retention payment at the time of such termination. In addition, under Mr. Nelson's Transaction Bonus Agreement, if the effective time of the merger occurs prior to March 1, 2014 and if his employment is terminated by Maidenform without "cause" or if he resigns for "good reason" then he will be entitled to severance equal to the greater of (i) a lump sum payment equal to 75% of his base salary or (ii) the severance to which he would be entitled under the Maidenform severance pay plan or policy applicable to employees of a similar job level to him. As a condition to the receipt of the transaction bonuses or retention payments in the event of termination by Maidenform without "cause" or by Mr. Nelson for "good reason", Mr. Nelson would be required to deliver a release of claims in favor of Maidenform. The definitions of "cause" and "good reason" are described below under "Interests of Maidenform's Directors and Executive Officers in the Merger—Employment Agreements".

        For more information on the amounts that the executive officers are expected to receive with respect to Transaction Bonus Agreements, see "Interests of Maidenform's Directors and Executive Officers in the Merger—Golden Parachute Compensation".

Employment Agreements

        Each of Maurice Reznik, Maidenform's Chief Executive Officer, Mr. Vieth, Ms. Prado and Steven Castellano, Maidenform's Senior Vice President, Design, Merchandising and Product Development, has an employment agreement with Maidenform (the "Employment Agreements") under which each such executive is entitled to severance payments if his or her employment is terminated by Maidenform without "cause" or by the executive with "good reason", or if Maidenform elects not to extend the term of the agreement. The severance benefits under the Employment Agreements consist of:

  •
  a multiple of the executive's then-current base salary;

  •
  a multiple of (i) in the event of a termination of his or her employment within two years following a change-in-control (a "Post CIC Termination"), which would include the merger, an amount equal to the greater of (A) such executive officer's average annual bonus over the three fiscal years immediately preceding his or her termination of employment (or, if less, the actual number of years of employment and determined by annualizing the bonus actually paid with respect to any partial year of employment) (the "3-year Average Bonus") and (B) his or her target bonus for the year in which the termination occurs; or (ii) in the event of a termination without cause or for good reason that is not a Post CIC Termination, the lesser of (A) such named executive officer's 3-year Average Bonus and (B) his or her target bonus for the year in which the termination occurs;

  •
  if the executive timely elects coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), Maidenform will pay the cost of such COBRA coverage in an amount equal to 100% of the monthly premium for such coverage for up to 18 months in the case of Mr. Reznik and for up to 12 months for the other executives, and, for all such executives, a tax gross-up for taxes incurred on amounts paid for COBRA coverage; and

  •
  for Mr. Reznik, outplacement services up to a maximum of $10,000 until he obtains subsequent employment (but in no event later than the last day of the second year following the year of his termination).

        Each of these Employment Agreements was amended on July 23, 2013 to increase the amount of severance provided thereunder. In addition, the agreements with Mr. Vieth and Ms. Prado were amended to provide that if the severance payments, together with all other payments contingent on a change in control transaction, would trigger an excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then payments or benefits to Mr. Vieth and Ms. Prado will be reduced to the extent necessary so that the payments and benefits will not be subject to an excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the net after-tax benefit received by the executive will exceed the net after-tax benefit received by such executive if no such reduction was made. The multiple of the base salary portion of severance and bonus portion of severance for each executive with an Employment Agreement was amended as follows:

	Multiple of base salary before amendment	Multiple of base salary after amendment	Multiple of bonus amount before amendment	Multiple of bonus amount after amendment
Maurice Reznik	150%	200%	100%	200%
Christopher Vieth	100%	150%	100%	150%
Nanci Prado	100%	150%	100%	150%
Steven Castellano	100%	150%	100%	150%

        The Employment Agreements provide that Mr. Reznik, Mr. Vieth, Ms. Prado and Mr. Castellano cannot enter into any business activity directly competitive with Maidenform's business for a period 18 months after the termination of his employment in the case of Mr. Reznik and for a period of 12 months for the other executive officers. In addition, during such period, Mr. Reznik, Mr. Vieth, Ms. Prado and Mr. Castellano are prohibited from directly or indirectly soliciting any of Maidenform's customers, attempting to influence any of our suppliers, customers or potential customers from terminating or modifying any of their arrangements with Maidenform, or from attempting to influence any person from terminating or modifying his or her service relationship with Maidenform. As a condition to receiving any severance payments under the Employment Agreements, the executive officers must deliver an irrevocable release of claims in favor of Maidenform.

        For purposes of the Employment Agreements and the Transaction Bonus Agreements, "cause" is generally defined to mean the executive's:

  •
  conviction for or entry of a plea of guilty or nolo contendere with respect to a felony or any misdemeanor crime involving moral turpitude;

  •
  willful misappropriation of our or any of our subsidiary companies' funds or property or other acts of fraud, dishonesty, self-dealing, or any significant violation of any duty of loyalty;

  •
  perpetration of an illegal act which causes material economic injury to us or any of our subsidiary companies; or

  •
  material breach of the employment agreement or material failure to perform the duties thereunder, subject to the written notice and opportunity to cure (not to exceed the amount of days specified in the employment agreement) if such breach or failure is susceptible to cure.

        For purposes of the Employment Agreements and the Transaction Bonus Agreements, "good reason" is generally defined to mean the occurrence of any of the following events without the executive's consent:

  •
  a material diminution of the executive's authority, duties, responsibilities (and, other than for Mr. Castellano, Ms. Prado and Mr. Nelson, including reporting requirements), or base salary;

  •
  the executive's relocation beyond a radius of 50 miles from our Iselin, New Jersey office (or, solely with respect to Mr. Reznik and Ms. Prado, both our offices in Iselin, New Jersey and in New York, New York); or

  •
  Maidenform's material breach of the Employment Agreement (or the Transaction Bonus Agreement for Mr. Nelson).

        For more information on the amounts that the executive officers would receive upon a qualifying termination of employment under the Employment Agreements, see "Interests of Maidenform's Directors and Executive Officers in the Merger—Golden Parachute Compensation."

Executive Severance Pay Plan

        Under Maidenform's Executive Severance Pay Plan (the "Executive Severance Plan"), which covers all of the executive officers to the extent they do not receive greater benefits under an individual agreement or plan, if an executive officer's employment with Maidenform is involuntarily terminated without cause, then he or she will be entitled to severance benefits in the amount of two weeks of pay for every year of service, with a minimum of 26 weeks of pay and a maximum of 52 weeks of pay, payable in installments over the severance period. In addition, if the executive officer elects COBRA coverage for major medical health care, Maidenform will pay 75% of the costs of COBRA coverage for three months for family coverage or five months for single coverage. The plan was amended on July 23, 2013 to provide that if the involuntary termination of employment without cause occurs after a change in control of Maidenform (which would include the merger), then the severance payments will be paid in a lump sum, and will not be subject to reduction for future outside income earned by the executive during the severance period. In addition, the plan may not be amended to the detriment of any participant for two years following a change in control of Maidenform. As a condition to the receipt of these payments, the executive officers would be required to deliver a release of claims in favor of Maidenform. For more information on the amounts that the executive officers would receive upon a qualifying termination of employment under the Executive Severance Plan, see "Interests of Maidenform's Directors and Executive Officers in the Merger—Golden Parachute Compensation."

Letter Agreement with Tony Donofrio

        On July 23, 2013, Maidenform entered into a letter agreement with Tony Donofrio, Maidenform's Chief Supply Chain Officer, under which Mr. Donofrio's severance benefit under the Executive Severance Plan will be 52 weeks' pay (even though his years of service would have entitled him to only 26 weeks of pay under the Executive Severance Plan), and in all cases, including in a change in control termination, payable in installments over the severance period and the requirement that severance payments be reduced by other compensation or income earned by Mr. Donofrio during his severance period was eliminated.

Special Bonus for Karen Rose

        On July 18, 2013, the Maidenform Board approved a special bonus equal to $75,000 for Karen Rose, the chairperson of the Board, in recognition of the considerable time and effort she devoted to overseeing the sales process and her leadership of and contributions to Maidenform.

Vested Equity Interests of Maidenform's Executive Officers and Non-Employee Directors

        The following table sets forth the number of vested shares of Maidenform common stock and the number of shares of Maidenform common stock underlying vested stock options and vested stock appreciation rights ("SARs"), held by our executive officers and non-employee directors, in each case that either are currently vested or that are scheduled to vest before October 31, 2013. The table also sets forth the values of these shares, stock options and SARs based on the $23.50 per share merger consideration (minus the applicable exercise price for the options and SARs). No new shares of Maidenform common stock were granted to any executive officer or non-employee director in contemplation of the merger. Our executive officers and non-employee directors also hold certain unvested equity interests that will become vested and be cashed out at the effective time of the merger. The unvested equity interests of the non-employee directors are described in footnote 5 to the table below, and the unvested equity interests of our executive officers are described in the tables under

"Interests of Maidenform's Directors and Executive Officers in the Merger—Golden Parachute Compensation." The incremental value to the executive officers and non-employee directors resulting from the completion of the merger (which is not what the following table reflects) in respect of vested shares is the difference between the stock price immediately prior to the announcement of the proposed merger and the merger consideration of $23.50. The incremental value to the executive officers and non-employee directors resulting from the completion of the merger (which is not what the following table reflects) in respect of vested options and SARs is the difference between the per share exercise price and the stock price (the "spread") of the vested options immediately prior to the announcement of the proposed merger and the spread of the vested options based on the merger consideration of $23.50 per share.

Name	Vested Shares (#)(1)	Vested Shares ($)	Vested Stock Options (#)(2)	Vested Stock Options ($)	Vested SARs (#)(3)	Vested SARs ($)	Total Vested Equity ($)
Named Executive Officers
Maurice Reznik	174,902	4,110,197	—	—	135,057	926,956	5,037,153
Christopher Vieth	27,982	657,577	—	—	22,027	161,318	818,895
Steven Castellano	5,484	128,874	—	—	3,272	16,146	145,020
Tony Donofrio	915	21,503	—	—	1,231	2,831	24,339
Malcolm Robinson(4)	30,416	714,776	—	—	—	—	714,776
Other Executive Officers
Robin Costa	647	15,205	—	—	1,493	1,956	17,161
Lucille DeHart	456	10,716	—	—	1,369	9,066	19,782
Mitchell Kauffman	1,706	40,091	—	—	6,011	42,740	82,831
John Nelson	7,972	187,342	—	—	14,986	100,352	287,694
Nanci Prado	1,331	31,279	—	—	3,449	26,666	57,945
Michael Parnes	2,118	49,773	—	—	4,882	31,491	81,264
Patricia Royak	1,687	39,645	—	—	7,501	84,738	124,383
Robert Russo	5,829	136,982	—	—	9,894	70,062	207,044
Non-Employee Directors
Norman Axelrod(5)	24,144	567,384	—	—	15,806	153,947	721,331
Harold Compton(5)	11,954	280,919	—	—	15,806	153,947	434,866
Barbara Eisenberg(5)	24,036	564,846	12,000	249,240	15,806	153,947	968,033
Nomi Ghez(5)	3,787	88,995	—	—	—	—	88,995
Richard Johnson(5)	—	—	—	—	—	—	—
Karen Rose(5)	25,433	597,676	14,628	303,824	15,806	153,947	1,055,447

(1)
Includes shares that the executive officers and non-employee directors have purchased, and shares that the executive officers and non-employee directors have received on exercise of stock options, exercise of SARs, settlement of RSUs and vesting of restricted stock. Also includes restricted stock that is scheduled to vest on or prior to October 31, 2013. The value of the shares is calculated as the merger consideration of $23.50 per share, multiplied by the number of vested shares.

(2)
Includes shares that are subject to currently held stock options that are expected to be vested as of October 31, 2013. The value of each stock option award is calculated as the merger consideration of $23.50 per share minus the exercise price of the option, multiplied by the number of shares subject to the award.

(3)
Includes shares that are subject to currently held SARs that are expected to be vested as of October 31, 2013. The value of each SAR is calculated as the merger consideration of $23.50 per share minus the exercise price of the SAR, multiplied by the number of SARs subject to the award. SARs with a per share exercise price greater than or equal to $23.50 are not included because these SARs are "underwater" and will be cancelled without consideration.

(4)
This information for Mr. Robinson is current as of January 28, 2013. Mr. Robinson ceased to be a Maidenform executive officer and Section 16 reporting officer on January 28, 2013, and Maidenform does not have information about his transactions in shares after that date.

(5)
In addition to the vested equity awards described in this table, our non-employee directors hold unvested restricted stock as follows, which will be cashed out for the following value:

Non-Employee Director	Unvested Restricted Stock (#)	Unvested Restricted Stock ($)
Norman Axelrod	2,706	63,591
Harold Compton	2,706	63,591
Barbara Eisenberg	2,706	63,591
Nomi Ghez	2,706	63,591
Richard Johnson	3,531	82,979
Karen Rose	2,706	63,591

Golden Parachute Compensation

        The table below sets forth, for each of Maidenform's named executive officers, estimates of the amounts of compensation that are based on, or otherwise relate to, the merger and that will or may become payable by Maidenform to the executive officer on a qualifying termination of employment in connection with the merger. Maidenform stockholders are being asked to approve, on a non-binding, advisory basis, the named executive officer merger-related compensation (see the section entitled "Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 3)" beginning on page [    •    ] of this proxy statement). Because the vote to approve such compensation is advisory only, it will not be binding on either Maidenform or Hanesbrands. Accordingly, if the merger agreement is approved at the special meeting (or any adjournment thereof) and the merger is completed, the compensation will be paid regardless of the outcome of the vote to approve such compensation, subject only to the conditions applicable thereto, which are described in the footnotes to the table. The table also sets forth estimates of the amounts of such compensation for Maidenform's eight other executive officers who are not named executive officers. Maidenform stockholders are not being asked to approve such compensation for these executive officers.

        In the table below, all amounts in the "Equity" column (which represents the value of the accelerated vesting of unvested equity awards), and all amounts in the "Other" column (which represents transaction bonuses and pro-rata annual bonus payments) are payable on a "single-trigger" basis (i.e., based on a change in control alone, regardless of whether or not the executive officer continues in his or her job after the date of the change in control). All other amounts are payable on a "double-trigger" basis (i.e., require that the executive officer has a qualifying termination in order to receive payment). Certain of the severance benefits would be payable upon the executive officer's qualifying termination of employment regardless of whether a change in control had occurred, but the bonus portion of the cash severance under the Employment Agreements is higher if the qualifying termination occurs within 24 months after a change in control. In addition, certain of the arrangements under which the amounts set forth in the table would be paid have been established or amended in contemplation of the merger transaction. For more information, see the descriptions of these arrangements above under "Interests of Maidenform's Directors and Executive Officers in the Merger".

        The table below assumes that the completion of the merger, which will qualify as a change in control of Maidenform, will become effective on October 31, 2013 and that, for purposes of the table, each executive officer will experience a qualifying termination on that date. The information in the tables below may differ from the actual amounts ultimately paid or payable in connection with the completion of the merger. The actual date of the completion of the merger will depend, among other things, upon the satisfaction of conditions described in "The Merger Agreement—Conditions to Completion of the Merger" beginning on page [    •    ] of this proxy statement.

        See the footnotes to the table for additional assumptions.

Name	Cash($)(1)	Equity($)(2)	Perquisites / Benefits($)(3)	Tax Reimbursement ($)(4)	Other ($)(5)	Total($)
Named Executive Officers
Maurice Reznik, Chief Executive Officer	3,150,000	5,366,880	43,143	14,914	437,500	9,012,437
Christopher Vieth, Executive Vice President, Chief Operating Officer and Chief Financial Officer	1,313,729	1,317,963	22,095	9,943	1,148,034	3,811,764
Steven Castellano, Senior Vice President Merchandising and Design Operations	1,030,240	431,259	22,095	9,943	121,856	1,615,393
Tony Donofrio, Chief Supply Chain Officer	372,300	180,028	4,143	—	74,460	630,931
Malcolm Robinson, President(6)	—	51,747	—	—	—	51,747
Other Executive Officers
Robin Costa, Senior Vice President, Human Resources	128,125	81,616	4,143	—	38,438	252,322
Lucille DeHart, Chief Marketing Officer	136,578	71,095	4,143	—	40,973	252,789
Mitchell Kauffman, Senior Vice President, Sales	277,131	215,462	4,143	—	55,426	552,162
John Nelson, Chief Accounting Officer and Corporate Controller	209,840	262,329	4,143	—	461,649	937,961
Michael Parnes, Senior Vice President, Mass Sales	159,154	187,753	4,143	—	55,173	406,223
Nanci Prado, Executive Vice President, General Counsel and Corporate Secretary	590,741	216,885	22,095	9,943	478,219	1,317,883
Patricia Royak, Senior Vice President and Managing Director of International and Donna Karan Intimates	171,959	248,929	4,143	—	68,783	493,814
Robert Russo, Chief Information Officer	157,912	125,577	4,143	—	55,269	342,901

(1)
The amounts in this column represent the double-trigger cash severance payments to which (a) Mr. Reznik, Mr. Vieth, Ms. Prado and Mr. Castellano would be entitled under their Employment Agreements, (b) Mr. Nelson would be entitled under his Transaction Bonus Agreement, (c) Mr. Donofrio would be entitled under the letter agreement between him and Maidenform and (d) the other executive officers would be entitled under the Executive Severance Plan, in each case, in the event of such executive officer's qualifying termination of employment at the effective time of the merger. See the description of these arrangements under "Interests of Maidenform's Directors and Executive Officers in the Merger" above for more detail regarding the terms and conditions of these severance payments. The payment of the cash severance is deemed to be "double-trigger" because it is conditioned upon a qualifying termination of employment following a change in control.

  The following table sets forth the amount of each component of the cash severance described above:

Name	Base Salary Portion of Severance ($)	Bonus Portion of Severance ($)	Total ($)
Named Executive Officers
Maurice Reznik	1,400,000	1,750,000	3,150,000
Christopher Vieth	710,124	603,605	1,313,729
Steven Castellano	664,671	365,569	1,030,240
Tony Donofrio	372,300	—	372,300
Executive Officers
Robin Costa	128,125	—	128,125
Lucille DeHart	136,578	—	136,578
Mitchell Kauffman	277,131	—	277,131
John Nelson	209,840	—	209,840
Michael Parnes	159,154	—	159,154
Nanci Prado	421,958	168,783	590,741
Patricia Royak	171,959	—	171,959
Robert Russo	157,912	—	157,912
(2)
The amounts in this column reflect the value of the accelerated vesting of the executive officers' unvested equity awards, all of which will vest and be cashed out as a result of the merger. The accelerated vesting of these equity awards is deemed to be "single-trigger" because it is not conditioned upon a qualifying termination of employment following a change in control. No value has been included for SARs with a per share exercise price greater than or equal to $23.50 because "underwater" SARs will be cancelled without consideration. All performance-based restricted stock and stock units ("PSUs") will vest at target and will be cashed out at target at the effective time of the merger. Although Mr. Robinson is no longer employed by Maidenform, he holds unvested PSUs that will vest at target as a result of the merger. The following table breaks down these amounts by type of award:

Name	Accelerated SARs ($)	Accelerated Restricted Stock ($)	Accelerated PSUs ($)	Total ($)
Named Executive Officers
Maurice Reznik	115,053	2,353,337	2,898,490	5,366,880
Christopher Vieth	41,983	892,460	383,520	1,317,963
Steven Castellano	23,064	192,982	215,213	431,259
Tony Donofrio	8,501	115,080	56,447	180,028
Malcolm Robinson	—	—	51,747	51,747
Other Executive Officers
Robin Costa	5,875	75,741	—	81,616
Lucille Dehart	10,747	60,348	—	71,095
Mitchell Kauffman	14,067	201,395	—	215,462
John Nelson	19,574	242,755	—	262,329
Michael Pames	16,485	171,268	—	187,753
Nanci Prado	7,570	173,031	36,284	216,885
Patricia Royak	17,149	231,780	—	248,929
Robert Russo	10,497	115,080	—	125,577
(3)
The amounts in this column reflect the value of Maidenform's payment of all or part of the cost of the executive officer's COBRA coverage in the event of the executive officer's qualifying termination of employment, as provided under the Employment Agreements or the Executive Severance Plan, as applicable. Mr. Reznik's amount also reflects $10,000 of outplacement services that he would be entitled to receive under his Employment Agreement upon his qualifying termination of employment. The amounts are deemed to be "double-trigger" because they are conditioned upon both a change in control and a qualifying termination of employment. For more information regarding the payment for the cost of COBRA coverage and the outplacement services, see the descriptions of the Employment Agreements and the Executive Severance Plan above under "Interests of Maidenform's Directors and Executive Officers in the Merger".

(4)
The amounts in this column represent the estimated tax gross-up to which Mr. Reznik, Mr. Vieth, Ms. Prado and Mr. Castellano would be entitled with respect to Maidenform's payment of the cost of their COBRA coverage described in footnote (3) above. The amounts are deemed to be "double-trigger" because COBRA coverage for these executives is payable only upon both a change in control and a qualifying termination of employment. For more information regarding the tax gross-up amount, see the descriptions of the Employment Agreements and the Executive Severance Plan above under "Interests of Maidenform's Directors and Executive Officers in the Merger".

(5)
The amounts in this column represent (a) the total amounts payable pursuant to the Transaction Bonus Agreements with Mr. Vieth ($946,832), Ms. Prado ($421,958) and Mr. Nelson ($419,681) and (b) the value of payment of a pro-rata portion of each executive officer's target amount payable under the 2005 Annual Performance Bonus Plan. The transaction bonuses and payment of a pro-rata portion of target bonuses are deemed to be "single-trigger" payments because they are not conditioned upon a qualifying termination of employment following a change in control. A portion of Mr. Nelson's transaction bonus in the amount of $55,957 was paid in May 2013, and the other transaction bonuses and pro-rata bonuses will be paid at the effective time of the merger. For more information on these payments see "Interests of Maidenform's Directors and Executive Officers in the Merger—Treatment of Equity and Annual Bonuses and Special Transaction Bonus Agreements".

(6)
Mr. Robinson ceased to be a Maidenform named executive officer and employee on January 28, 2013. Although Mr. Robinson is no longer employed by Maidenform, he holds unvested PSUs, which will vest at their target level as a result of the merger.

Financing of the Merger

        Completion of the merger is not subject to a financing condition. Hanesbrands intends to finance the merger, including the funds needed to pay the aggregate merger consideration and related expenses, with cash on hand and borrowings under the Revolving Credit Facility. Immediately prior to its entrance into the merger agreement, Hanesbrands entered into the Revolving Credit Facility with the Lenders, under which the Lenders increased their revolving credit commitment to Hanesbrands from $600 million to $1.1 billion.

Regulatory Clearances and Approvals Required for the Merger

        The merger is subject to the requirements of the HSR Act, which prevents Maidenform and Hanesbrands from completing the merger until required information and materials are furnished to the DOJ and the FTC and the HSR Act waiting period is terminated or expires. On July 31, 2013, Maidenform and Hanesbrands filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC, which triggered the start of the HSR Act waiting period. The DOJ, the FTC, state attorneys general and others may challenge the merger on antitrust grounds either before or after expiration or termination of the HSR Act waiting period. Accordingly, at any time before or after the completion of the merger, any of the DOJ, the FTC, state attorneys general or others could take action under the antitrust laws, including, without limitation, seeking to enjoin the completion of the merger. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or that, if a challenge is made, it will not succeed.

        One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by Maidenform stockholders and the completion of the merger.

        Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied. For more information about regulatory approvals relating to the merger, see the section entitled "The Merger Agreement—Conditions to Completion of the Merger" beginning on page [    •    ] of this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger

        The exchange of Maidenform common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, a U.S. holder (as defined in the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page [    •    ] of this proxy statement) whose shares of Maidenform common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares.

        You should read the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page [    •    ] of this proxy statement and consult your tax advisers regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Delisting and Deregistration of Maidenform Common Stock

        Upon completion of the merger, the Maidenform common stock currently listed on the NYSE will cease to be listed on the NYSE and will subsequently be deregistered under the Exchange Act.

Litigation Related to the Merger

        Beginning on or around July 26, 2013, two putative class action complaints challenging the merger and the merger agreement were filed in the Court of Chancery of the State of Delaware against various combinations of Maidenform, the individual members of the Maidenform Board, Hanesbrands and Merger Subsidiary. The complaints generally allege, among other things, that the members of the Maidenform Board breached their fiduciary duties to Maidenform's stockholders by entering into the merger agreement, approving the proposed merger and failing to take steps to maximize Maidenform's value to its stockholders. In addition, the complaints allege, among other things, that the proposed merger improperly favors Hanesbrands and that certain provisions of the merger agreement unduly restrict Maidenform's ability to negotiate with other potential bidders. The complaints generally seek, among other things, declaratory and injunctive relief, preliminary injunctive relief prohibiting or delaying the defendants from consummating the merger, other forms of equitable relief and unspecified amounts of damages. On August 2, 2013, the Court of Chancery of the State of Delaware entered an order consolidating the two cases under the caption, In re Maidenform Brands, Inc. Shareholder Litigation, Consol. C.A. No. 8750-VCG, and appointing co-lead counsel and liaison counsel.

        The defendants believe the litigation is entirely without merit and intend to defend it vigorously.

 Appraisal Rights (page [    •    ])

        Under Delaware law, holders of our common stock who do not vote in favor of approving and adopting the merger agreement will have the right to seek appraisal of the fair value of their shares of our common stock as determined by the Delaware Court of Chancery if the merger is completed, but only if they comply with all requirements of Section 262 of the DGCL, as in effect on July 23, 2013, the date of the parties' entry into the merger agreement, the text of which section can be found in Annex C to this proxy statement and the requirements of which section are summarized in this proxy statement. This appraisal amount could be more than, the same as or less than the merger consideration. Any holder of our common stock intending to exercise appraisal rights, among other things, must submit a written demand for an appraisal to us prior to the vote on the approval and adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. If a stockholder votes (or submits a proxy to vote that is not revoked before the taking of the vote on the merger agreement at the special meeting or any adjournment or postponement thereof) for the proposal to adopt the merger agreement, such stockholder will waive his, her or its rights to seek appraisal of his, her or its shares of Maidenform common stock under Delaware law. Also, merely voting against or abstaining (in person or by proxy) with respect to the proposal to adopt the merger agreement will not protect a stockholder's rights to an appraisal. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your ability to seek and obtain appraisal rights.

THE MERGER AGREEMENT

        The following is a summary of the material terms and conditions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. This summary is qualified in its entirety by reference to the complete text of the Agreement and Plan of Merger, dated as of July 23, 2013, a copy of which is attached to this proxy statement as Annex A, and which is incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.

  Explanatory Note Regarding the Merger Agreement

        The following summary of the Agreement and Plan of Merger, dated as of July 23, 2013, a copy of which is attached hereto as Annex A to this proxy statement, is intended to provide information regarding the terms of the merger agreement and is not intended to modify or supplement any factual disclosures about Maidenform in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Maidenform or any of its subsidiaries or affiliates. The merger agreement contains representations and warranties by Maidenform, Hanesbrands and Merger Subsidiary which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by the disclosure schedules to the merger agreement; were made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts; and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Maidenform's public disclosures.

        Additional information about Maidenform may be found elsewhere in this proxy statement and Maidenform's other public filings. See "Where You Can Find More Information," beginning on page [    •    ] of this proxy statement.

 Structure of the Merger

        At the effective time of the merger, Merger Subsidiary will be merged with and into Maidenform. Maidenform will be the surviving corporation in the merger and will continue its corporate existence under Delaware law as a wholly owned subsidiary of Hanesbrands. The certificate of incorporation of Maidenform as in effect immediately prior to the effective time of the merger will be amended by virtue of the merger at the effective time of the merger to be identical to the certificate of incorporation of Merger Subsidiary as in effect immediately prior to the effective time of the merger, except that the name of the surviving corporation will be "Maidenform Brands, Inc.", the provisions relating to the incorporator of Merger Subsidiary will be omitted and the indemnification provisions relating to officers and directors will be no less advantageous to the intended beneficiaries than the corresponding provisions in Maidenform's current charter as of July 23, 2013. The bylaws of Merger Subsidiary as in effect at the effective time of the merger will be the bylaws of the surviving corporation. The directors of Merger Subsidiary at the effective time of the merger will be the directors of the surviving corporation until their respective successors are duly elected or appointed and qualified, as the case may be. The persons designated by Hanesbrands prior to the closing date will be the initial officers of the surviving corporation until their respective successors are duly elected or appointed and qualified, as the case may be.

 Closing and Effective Time of the Merger

        Unless otherwise mutually agreed by Maidenform and Hanesbrands, the closing of the merger will take place no later than the third business day following the satisfaction or waiver of the conditions set forth in the merger agreement and described in the section entitled "—Conditions to Completion of the Merger" beginning on page [    •    ] of this proxy statement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions) at the closing of the merger.

        The merger will become effective at such time as the certificate of merger is duly filed with the Delaware Secretary of State or at such later time as may be specified in the certificate of merger. As of the date of this proxy statement, we expect to complete the merger in the fourth calendar quarter of 2013. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described below, and it is possible that factors outside the control of Maidenform or Hanesbrands could delay the completion of the merger, or prevent it from being completed at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals.

Effect of the Merger on Maidenform's Stock

        At the effective time of the merger, each share of Maidenform common stock outstanding immediately prior to the effective time of the merger (other than shares owned by Maidenform, Hanesbrands, Merger Subsidiary or any other direct or indirect wholly owned subsidiary of Hanesbrands or Maidenform or any stockholder who has properly demanded and not validly withdrawn rights of appraisal in accordance with Delaware law, together, the "excluded shares") will be converted into the right to receive $23.50 in cash, without interest and less any applicable withholding taxes. At the effective time of the merger, all of the shares of Maidenform common stock (other than the excluded shares) will cease to be outstanding, will be cancelled and will cease to exist, and will thereafter represent only the right to receive the per share merger consideration of $23.50 for each such share, without interest and less any applicable withholding taxes.

        At the effective time of the merger, each share of Maidenform common stock held by Maidenform, Hanesbrands, Merger Subsidiary or any other direct or indirect wholly owned subsidiary of Hanesbrands or Maidenform will cease to be outstanding and will be canceled without payment of any consideration. In addition, each share of Maidenform common stock the holder of which has properly demanded rights of appraisal in accordance with Delaware law will not be canceled and converted into the right to receive merger consideration unless and until such holder fails to perfect or withdraws or otherwise loses its right to appraisal. If any holder of Maidenform common stock that demands appraisal rights properly perfects such rights, such holder will be entitled to the fair value of such shares as determined by the Delaware Court of Chancery plus interest, if any, on the amount determined to be the fair value, as further described in "Appraisal Rights" beginning on page [    •    ] below.

        Each share of common stock of Merger Subsidiary outstanding immediately prior to the effective time of the merger will be converted into one share of common stock of the surviving corporation.

Procedures for Surrendering Shares for Payment

        At or prior to the effective time of the merger, Hanesbrands will make available to an exchange agent selected by Hanesbrands reasonably satisfactory to Maidenform, for the benefit of the holders of Maidenform common stock (other than excluded shares), cash in the aggregate amount necessary for the exchange agent to make the payment of the merger consideration to Maidenform stockholders.

        Promptly after the effective time of the merger, the exchange agent will send to each record holder of Maidenform common stock (other than excluded shares) at the effective time of the merger a letter of transmittal and instructions for effecting the surrender of the certificate representing shares of Maidenform common stock or the transfer of uncertificated shares of Maidenform common stock, in each case in exchange for the amount to which such stockholder is entitled as a result of the merger pursuant to the merger agreement.

        Upon delivery of the letter of transmittal properly completed and duly executed by the applicable stockholder and, in the case of certificated shares, the surrender of the certificate representing shares of Maidenform common stock to the exchange agent in accordance with the terms of such letter of transmittal or, in the case of book-entry uncertificated shares, receipt of an "agent's message" by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request), the holder of such certificate or of uncertificated shares will be entitled to receive the merger consideration for such shares.

        In the event that any certificate representing shares of Maidenform common stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the surviving corporation, the posting by such person of a bond in a reasonable amount as the surviving corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the exchange agent will pay an amount equal to the consideration that would be payable in respect thereof pursuant to the merger agreement.

        In the event of a transfer of ownership of Maidenform common stock that is not registered in the transfer records of Maidenform, payment of the merger consideration for shares of Maidenform common stock may be made to a person other than the person in whose name the surrendered certificate or uncertificated share is registered, if the certificate or uncertificated share surrendered is presented to the exchange agent, along with all documents required to evidence and effect such transfer and evidence that all applicable stock transfer taxes have been paid or are not applicable.

        Any portion of the funds deposited with the exchange agent for payment to the stockholders that remains unclaimed by the stockholders of Maidenform for six months after the effective time of the merger will be delivered to Hanesbrands, upon demand. Any holder of Maidenform common stock will thereafter look only to Hanesbrands for payment of the merger consideration.

Withholding

        Hanesbrands, the surviving corporation and the exchange agent are entitled to deduct and withhold from the consideration and any other payments otherwise payable pursuant to the merger agreement such amounts as they are required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign tax law. To the extent that amounts are withheld, such amounts will be treated as having been paid to the person in respect of which such deduction and withholding was made.

Treatment of Maidenform Equity-Based Awards

        At the effective time of the merger, each outstanding stock option, stock appreciation right, share of restricted stock and restricted stock unit of Maidenform will vest (and in the case of performance-based awards, will vest in an amount equivalent to the number of shares that would have vested at the target level under the terms of the award agreement related thereto).

        Furthermore, each restricted share and restricted stock unit (including performance-based restricted shares and units) will be cancelled at the effective time of the merger in exchange for payment to the holder of $23.50 in cash, without interest and less any applicable withholding taxes, for each share times the number of shares covered by such award, and each stock option and stock appreciation right award will be cancelled at the effective time of the merger in exchange for payment to the holder of an amount equal to the excess, if any, of the merger consideration over the per share exercise price of such award times the number of shares covered by such award.

Representations and Warranties

        Maidenform's representations and warranties to Hanesbrands and Merger Subsidiary in the merger agreement relate to, among other things:

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  the organization, good standing and qualification of each of Maidenform and its subsidiaries;

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  the capital structure of Maidenform and its subsidiaries;

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  the corporate power and authority to execute, deliver and perform the merger agreement and to consummate the transactions contemplated by the merger agreement;

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  receipt of the opinion of Guggenheim Securities with respect to the fairness of the merger consideration from a financial point of view;

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  required regulatory filings and authorizations, consents or approvals of governmental entities;

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  the absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the merger agreement;

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  the forms, reports, statements and other documents required to be filed with the SEC and the accuracy of the information contained in those documents;

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  the financial statements of Maidenform and Maidenform's internal system of disclosure controls and procedures concerning financial reporting;

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  the accuracy of information included in this proxy statement;

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  the absence of certain changes or events;

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  the absence of certain undisclosed liabilities;

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  compliance with certain laws and permits by Maidenform and its subsidiaries;

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  the absence of certain litigation, actions, arbitrations, suits, orders or judgments;

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  real property owned or leased by Maidenform and its subsidiaries;

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  ownership of or rights with respect to the intellectual property of Maidenform and its subsidiaries;

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  the payment of taxes, the filing of tax returns and other tax matters related to Maidenform and its subsidiaries;

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  employee benefits plans and other agreements, plans and policies with or concerning employees of Maidenform and its subsidiaries;

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  labor matters related to Maidenform and its subsidiaries;

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  compliance with environmental laws, permits, and licenses by Maidenform and its subsidiaries and other environmental matters;

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  certain material contracts of Maidenform and its subsidiaries;

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  maintenance of certain insurance policies by Maidenform and its subsidiaries;

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  compliance with the Foreign Corrupt Practices Act of 1977, as amended, by Maidenform and its subsidiaries and other civil or criminal federal or state laws of similar import;

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  transactions between Maidenform or its subsidiaries and its or their affiliates, directors, officers and employees;

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  sufficiency and quality of inventory for the operation of Maidenform's and its subsidiaries' business in the ordinary course of business;

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  Maidenform's relationships with its ten largest customers and ten largest suppliers;

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  brokers' and finders' fees and other expenses payable by Maidenform; and

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  the applicability of, and Maidenform's compliance with, certain state takeover statutes and the absence of any rights agreement, "poison pill" or similar agreements or plans.

        Hanesbrands' and Merger Subsidiary's representations and warranties to Maidenform in the merger agreement relate to, among other things:

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  the organization, good standing and qualification of each of Hanesbrands and Merger Subsidiary;

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  the corporate power and authority to execute, deliver and perform the merger agreement and to consummate the transactions contemplated by the merger agreement;

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  required regulatory filings and authorizations, consents or approvals of governmental entities;

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  the absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the merger agreement;

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  the absence of certain actions, suits, arbitrations or proceedings that would prevent or impair the ability of Parent or Merger Subsidiary to perform their respective obligations under the merger agreement or to consummate the merger;

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  the accuracy of information supplied by or on behalf of Hanesbrands or Merger Subsidiary and included in this proxy statement;

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  brokers' and finders' fees and other expenses payable by Hanesbrands or Merger Subsidiary;

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  the availability of funds, taking into account funds available to Hanesbrands under the Revolving Credit Facility, to consummate the merger and pay related fees;

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  the execution, delivery and enforceability of the agreements governing the Revolving Credit Facility;

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  the solvency of the surviving corporation after the merger;

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  beneficial ownership of shares of Maidenform common stock by Hanesbrands, Merger Subsidiary or any of their subsidiaries;

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  the absence of certain agreements between Hanesbrands or its subsidiaries and (a) Maidenform stockholders related to the approval and adoption of the merger agreement or voting against any superior proposal or (b) third parties related to the financing of the merger; and

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  the absence of agreements between Hanesbrands or Merger Subsidiary or any of their affiliates and any member of Maidenform's management or board of directors related to the transactions contemplated by the merger agreement or the operations of Maidenform after the effective time of the merger.

        None of the representations and warranties in the merger agreement survive the effective time of the merger.

Definition of "Material Adverse Effect"

        Many of Maidenform's representations and warranties in the merger agreement are qualified by a "company material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have a company material adverse effect). For purposes of the merger agreement, a "company material adverse effect" means a material adverse effect on (i) the ability of Maidenform to consummate the merger, or (ii) the financial condition, business or results of operations of Maidenform and its subsidiaries, taken as a whole; other than, in the case of this clause (ii), any effect resulting from:

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  general changes in the financial or securities markets or general economic or political conditions in the United States or any other country or region in which Maidenform or any of its subsidiaries do business (provided that to the extent such changes disproportionately affect Maidenform and its subsidiaries, taken as a whole, as compared to other persons engaged in the businesses in which Maidenform or its subsidiaries engage, the incremental disproportionate impact thereof may be taken into account in determining whether there has been a company material adverse effect);

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  subject to certain exceptions, the execution and delivery of the merger agreement or the announcement or consummation of the transactions contemplated by the merger agreement or the identity of or any facts or circumstances related to Hanesbrands, including the impact thereof on the relationships, contractual or otherwise, of Maidenform and any of its subsidiaries with employees, customers, suppliers or other third parties and any litigation;

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  changes (including changes of applicable law or interpretations thereof) or conditions generally affecting the industry in which Maidenform and its subsidiaries operate (provided that to the extent such changes disproportionately affect Maidenform and its subsidiaries, taken as a whole, as compared to other persons engaged in the businesses in which Maidenform or its subsidiaries engage, the incremental disproportionate impact thereof may be taken into account in determining whether there has been a company material adverse effect);

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  acts of war, sabotage or terrorism or natural disasters (provided that to the extent such changes disproportionately affect Maidenform and its subsidiaries, taken as a whole, as compared to other persons engaged in the businesses in which Maidenform or its subsidiaries engage, the incremental disproportionate impact thereof may be taken into account in determining whether there has been a company material adverse effect);

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  changes in GAAP or mandatory changes in regulatory accounting requirements applicable to any industry in which Maidenform and its subsidiaries operate (provided that to the extent such changes disproportionately affect Maidenform and its subsidiaries, taken as a whole, as compared to other persons engaged in the businesses in which Maidenform or its subsidiaries engage, the incremental disproportionate impact thereof may be taken into account in determining whether there has been a company material adverse effect);

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  any failure in and of itself by Maidenform and its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of such failure may, if not otherwise excluded from the definition of company material adverse effect, be considered in determining whether there has been or would reasonably be expected to be a company material adverse effect);

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  any action taken (or omitted to be taken) at the express written request or with the express written consent of Hanesbrands;

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  a change in the price and/or trading volume of Maidenform common stock on the NYSE or any other market in which such securities are quoted for purchase and sale (provided that the underlying cause of such change may, if not otherwise excluded from the definition of company material adverse effect, be taken into account in determining whether there has been or would reasonably be expected to be a company material adverse effect); or

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  any action taken by Maidenform, Hanesbrands or any of their respective subsidiaries that is required or expressly contemplated pursuant to the merger agreement, including any actions required under the merger agreement to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the merger or the other transactions contemplated by the merger agreement.

        Certain of Hanesbrands' and Merger Subsidiary's representations and warranties are qualified by a "parent material adverse effect" standard. For purposes of the merger agreement, "parent material adverse effect" means any event, change, circumstance, effect, occurrence, condition, state of facts or development that, individually or in the aggregate, would prevent or impair the ability of Hanesbrands or Merger Subsidiary to perform their respective obligations under the merger agreement or to consummate the merger.

Conduct of the Business Pending the Merger

        Maidenform has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the effective time of the merger. In general, except as may be required by applicable law, as expressly contemplated by the merger agreement, as set forth on the disclosure schedules to the merger agreement, or with the prior written consent of Hanesbrands (not to be unreasonably withheld, conditioned or delayed), Maidenform is required to conduct its business in the ordinary course consistent with past practices and use its reasonable best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its current officers and key employees.

        In addition, without limiting the foregoing, except as may be expressly contemplated by the merger agreement, as set forth on the disclosure schedules to the merger agreement, or with the prior written consent of Hanesbrands (not to be unreasonably withheld, conditioned or delayed), Maidenform agreed to restrictions on, among other things and with certain exceptions:

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  amending any provision of its or its subsidiaries' certificate of incorporation, bylaws or other similar organizational documents;

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  splitting, combining or reclassifying any shares of its capital stock;

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  declaring, setting aside or paying any dividends or distributions or otherwise making any payments to its stockholders in their capacity as such;

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  redeeming, repurchasing or otherwise acquiring certain equity interests of Maidenform or its subsidiaries;

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  issuing, delivering, pledging or selling certain of its or its subsidiaries' equity interests or any rights that are derivative of, provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or equity or voting securities of Maidenform;

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  acquiring securities or assets over a certain value (other than supplies or inventory in the ordinary course of business consistent with past practice or acquisitions pursuant to certain material contracts);

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  selling, leasing or transferring securities or assets over a certain value (other than finished goods, inventory or obsolete assets in the ordinary course consistent with past practice or sales, leases or transfers pursuant to certain material contracts);

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  making any loans, advances or capital contributions to, or investments in, any other person (except for intercompany loans or capital contributions to wholly owned subsidiaries or loans to employees, customers or suppliers in the ordinary course of business consistent with past practice);

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  incurring any indebtedness or receiving any capital contributions from any third party (other than up to $1 million of indebtedness under lines of credit existing on the date of the merger agreement or intercompany indebtedness);

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  assuming, guaranteeing, endorsing or otherwise becoming liable or responsible for the obligations of another person;

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  granting or increasing severance or termination pay to any Maidenform employee;

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  establishing, adopting or amending in any material respect any collective bargaining agreement, employee benefit plan or employment agreement;

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  increasing compensation of any current or former employee, director, consultant or agent (other than in connection with promotions in the ordinary course of business of employees with base salary of less than $100,000);

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  hiring or promoting any executive officer of Maidenform or its subsidiaries;

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  changing Maidenform's practices or methods of accounting except as required by GAAP or Regulation S-X of the Exchange Act, as agreed to by its independent public accountants;

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  making or changing any material tax election, changing any annual tax accounting period (except as would not be material), adopting or changing any method of tax accounting (except as would not be material), materially amending any tax returns or filing any claims for material tax refunds, entering into any material tax closing agreement, settling any material tax claim, audit or assessment, or surrendering any right to claim a material tax refund, offset or other reduction in tax liability;

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  entering into or amending in any respect any material contracts (except in the ordinary course of business consistent with past practices) or waiving, in a manner which is materially adverse to Maidenform, any of its rights under such contracts;

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  authorizing, recommending, proposing or announcing an intention to adopt a plan of liquidation, restructuring or other reorganization of Maidenform or any of its subsidiaries;

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  organizing a new subsidiary;

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  entering into any transactions with any of its affiliates, officers or directors or, except in the ordinary course of business consistent with past practices, its employees, consultants or agents;

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  making or agreeing to make any capital expenditures, other than in accordance with Maidenform's existing budget and capital expenditure plans for fiscal 2013, in excess of certain specified dollar thresholds;

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  entering into any lease with respect to real property, except in the ordinary course of business consistent with past practice;

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  entering into any contract that limits, curtails or restricts in any material respect its or its subsidiaries, or its affiliates, ability to compete in any geographic area or material line of business or limits in any material respect the persons to whom it or its subsidiaries or affiliates may sell products or services;

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  writing up, writing down or writing off the book value of any of its assets or increasing any reserves for contingent liabilities, other than in the ordinary course of business consistent with past practices as may be required by GAAP;

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  commencing, waiving, releasing, settling or compromising any pending or threatened suit, action or claim, other than those requiring payments in amounts below a certain dollar threshold;

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  disposing of or permitting to lapse any right to the use of any patent, trademark, trade name, service mark, mask work, license or copyright of Maidenform or any of its subsidiaries which is material to the business of Maidenform and its subsidiaries taken as a whole;

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  disposing of or disclosing to any person not bound by confidentiality obligations any material trade secret, formula, process, design, technology or know-how of Maidenform or any of its subsidiaries not a matter of public knowledge;

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  taking any affirmative action to or consenting to amend or modify an in-license agreement to increase the royalty percentage payable to the applicable licensor by more than 10% or to exclude any product categories covered by such in-license agreement;

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  entering into any hedging, collar, option, forward purchasing, option, swap, derivative or similar contract other than in the ordinary course of business consistent with past practice;

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  knowingly taking or failing to take any action in breach of the merger agreement for the purpose of (or which would be reasonably expected to have the effect of) materially delaying or preventing the consummation of the transactions contemplated by the merger agreement; or

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  agreeing, authorizing, resolving or committing to take any of the foregoing actions.

Board Obligation to Call a Stockholders' Meeting

        Maidenform has agreed under the merger agreement to take all actions in accordance with Delaware law to establish a record date for, duly call, give notice of, and convene a meeting of Maidenform stockholders to approve and adopt the merger agreement as promptly as reasonably practicable. Prior to the date of the stockholders' meeting, Maidenform has the right to make one or more successive postponements or adjournments of the stockholder meeting (i) with the written consent of Hanesbrands or (ii) to allow reasonable additional time for such period of time as the Maidenform Board determines in good faith after consultation with outside counsel is necessary under applicable law or fiduciary duty for the filing and mailing of any supplemental or amended disclosure which the Maidenform Board has determined in good faith after consultation with outside counsel is necessary under applicable law or fiduciary duty and for such supplemental or amended disclosure to be disseminated and reviewed by its stockholders prior to the stockholders' meeting. In addition, if, on the date of the stockholders' meeting, there is an absence of a quorum or Maidenform has not received proxies representing a sufficient number of shares of Maidenform common stock required to approve and adopt the merger agreement, (A) Maidenform may make one or more successive adjournments or postponements of the meeting and (B) at the request of Hanesbrands, Maidenform must make one such adjournment or postponement if Maidenform has not previously effected any such adjournment or postponement.

 Restrictions on Solicitation of Acquisition Proposals

        Maidenform has agreed that it and its subsidiaries will not, and will not authorize any of their respective directors and officers, employees, affiliates, investment bankers, attorneys, accountants and other advisors or representatives (collectively, "representatives") to, directly or indirectly:

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  solicit, initiate or take any action to knowingly facilitate, encourage or assist, or knowingly induce the making, submission or announcement of, an Acquisition Proposal (as defined below);

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  enter into or participate in any discussions or negotiations with, furnish any information relating to Maidenform or any of its subsidiaries or afford access to the business, properties, assets, books, records or other information of Maidenform or any of its subsidiaries to, otherwise knowingly cooperate in any way with any third party that is seeking to make, or has made, or could reasonably be expected to make, an Acquisition Proposal;

  •
  enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument contemplating or otherwise relating to an Acquisition Proposal; or

  •
  take any action to make the provisions of any "fair price," "control share acquisition," or other similar anti-takeover statute or regulation inapplicable to any transactions contemplated by an Acquisition Proposal.

        Maidenform also agreed to (and agreed to cause its subsidiaries and its and their respective representatives to) immediately cease and cause to be terminated all activities, discussions and negotiations with any person that may be ongoing with respect to any Acquisition Proposal, and to promptly instruct each third party that has entered into a confidentiality agreement relating to an Acquisition Proposal with or for the benefit of Maidenform to promptly return or destroy all information, documents and materials relating to the Acquisition Proposal or Maidenform or its business, operations or affairs previously furnished to such third party.

        Notwithstanding the restrictions described above, if at any time prior to obtaining the approval of Maidenform stockholders, Maidenform or any of its representatives receives a bona fide written Acquisition Proposal that did not result from any breach of the non-solicitation covenant and in the case of the second and third bullets below, the Maidenform Board reasonably believes, after consultation with its outside legal counsel and financial advisors, that such Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal (as defined below) and determines in good faith, after consultation with outside legal counsel, that failure to take such action would likely be inconsistent with the directors' fiduciary duties under applicable law, then Maidenform and its representatives may:

  •
  contact the person or group of persons who has made such Acquisition Proposal in order to clarify the Acquisition Proposal and the terms thereof;

  •
  furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to Maidenform and its subsidiaries to the person or group of persons who has made such Acquisition Proposal; provided, that Maidenform will concurrently provide or make available to Hanesbrands any non-public information concerning Maidenform or its subsidiaries that is provided or made available to any person given such access which was not previously provided to Hanesbrands or its representatives; and

  •
  engage in discussions or negotiations with the person or group of persons making such Acquisition Proposal.

        Maidenform has agreed to promptly, and in any event within 24 hours, provide to Hanesbrands notice of its receipt of any Acquisition Proposal or any request for information relating to Maidenform or for access to the business, properties, assets, books or records of Maidenform or any of its subsidiaries by any third party with respect to an actual or potential Acquisition Proposal. Maidenform must also identify the third party taking the above-described actions (unless such disclosure would breach a confidentiality obligation in effect on the date of the merger agreement) and provide Hanesbrands (i) if such actions are expressed in writing, a copy of any Acquisition Proposal and any related draft agreements or other materials received from such third party (which writings, may be redacted, if necessary, solely to remove the identity of the third party in order to comply with a confidentiality arrangement that existed prior to the date of the merger agreement) and (ii) if such actions are expressed orally, a written summary thereof.

        In each case described in the immediately preceding paragraph, Maidenform has also agreed to keep Hanesbrands reasonably informed of any change in the material terms of any Acquisition Proposal within 24 hours of the occurrence of any such change.

        Under the merger agreement, Maidenform must maintain in effect the provisions of any standstill or confidentiality agreement to which it is a party unless the Maidenform Board, in consultation with outside legal counsel, determines that the failure to terminate, amend, modify or waive such provisions would likely be inconsistent with its fiduciary duties under applicable law. In addition, pursuant to the merger agreement, Maidenform has waived any provision in any such agreements that prohibited a counterparty from confidentially making an Acquisition Proposal to Maidenform's Board or from requesting that Maidenform terminate, modify, amend or waive the standstill provision in the applicable agreement to enable such counterparty to convey confidentially to Maidenform's Board an Acquisition Proposal.

        For purposes of the merger agreement, "Acceptable Confidentiality Agreement" means one or more confidentiality agreements either in effect as of the date of the merger agreement or that contains customary terms that are no less favorable in any material respect to Maidenform than those contained in the confidentiality agreement between Maidenform and Hanesbrands, which confidentiality agreement also may not contain terms requiring that Maidenform exclusively negotiate with a third party or prohibit Maidenform from complying with the merger agreement, including providing information or written materials to Hanesbrands. In addition, such confidentiality agreements may omit standstill provisions or include less restrictive standstill provisions than the standstill provision in the confidentiality agreement between Maidenform and Hanesbrands.

        For purposes of the merger agreement, "Acquisition Proposal" means any offer, proposal or inquiry or other indication of interest (other than the merger) from any person or group of persons relating to (a) any acquisition or purchase, directly or indirectly, of more than 20% of any class of equity or voting securities of Maidenform or any of its subsidiaries whose assets constitute more than 20% of the consolidated assets of Maidenform, (b) any tender offer or exchange offer that, if consummated, would result in any third party or group owning, directly or indirectly, more than 20% of any class of equity or voting securities of Maidenform or any of its subsidiaries whose assets constitute more than 20% of the consolidated assets of Maidenform, (c) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, reclassification or other similar transaction involving Maidenform or any of its subsidiaries pursuant to which the stockholders of Maidenform immediately prior to the transaction hold, directly or indirectly, less than 80% of the voting equity interests in the surviving or resulting entity of such transaction, (d) the sale, transfer, lease, license, exchange or similar disposition to a third party of assets of Maidenform or any of its subsidiaries that generate more than 20% of the consolidated net revenues or net income of Maidenform and its subsidiaries, taken as a whole or (e) any liquidation, dissolution or other winding-up of Maidenform and its subsidiaries, taken as a whole.

        For purposes of the merger agreement, "Superior Proposal" means any bona fide, written Acquisition Proposal (with all references to "20%" and "80%" in the definition of Acquisition Proposal being deemed to be references to "50%") on terms which the Maidenform Board determines in good faith (after consultation with its financial advisor and outside legal counsel) by a majority vote is more favorable to Maidenform stockholders (in their capacity as such) than the merger, taking into account (a) any proposal by Hanesbrands to modify the terms of the merger agreement and (b) all reasonably available legal, financial and regulatory aspects of the Acquisition Proposal and the timing and likelihood of consummation of the Acquisition Proposal.

Changes in Board Recommendation

        Except as provided in the paragraphs below, under the terms of the merger agreement, the Maidenform Board has agreed not to (i) approve, adopt, endorse, or recommend an Acquisition Proposal, (ii) fail to make, withhold, withdraw or amend, qualify or modify, in each case in a manner adverse to Hanesbrands, or publicly propose to withhold, withdraw or amend, modify or qualify, in each case in a manner adverse to Hanesbrands, Maidenform Board's recommendation in favor of the merger, (iii) propose publicly to approve, adopt, endorse or recommend any Acquisition Proposal (any of the foregoing in clause (i), (ii) or (iii), whether taken by the Maidenform Board or any committee thereof, being referred to as an "Adverse Recommendation Change").

        Notwithstanding the foregoing, prior to approval and adoption by Maidenform stockholders of the merger agreement, the Maidenform Board may effect an Adverse Recommendation Change and terminate the merger agreement to enter into an alternative acquisition agreement relating to any Acquisition Proposal if:

  •
  such Acquisition Proposal did not result from any breach of the obligations described in the section entitled "—Restrictions on Solicitation of Acquisition Proposals" beginning on page [    •    ] of this proxy statement;

  •
  the Maidenform Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would likely be inconsistent with the directors' fiduciary duties under applicable law and that such Acquisition Proposal constitutes a Superior Proposal;

  •
  Maidenform provides Hanesbrands at least three business days' prior written notice of its intention to take such action and makes its representatives available to discuss with Hanesbrands' representatives any proposed modification of the terms of the merger agreement during such three-business day period;

  •
  following the end of such notice period, the Maidenform Board has considered in good faith any proposed revisions to the merger agreement proposed in writing by Hanesbrands and has determined in good faith (after consultation with its outside legal counsel and financial advisors) that the Superior Proposal continues to constitute a Superior Proposal; and

  •
  in the event of any revisions to the terms of such Superior Proposal, Maidenform has, in each case, delivered to Hanesbrands an additional notice consistent with the notice requirement described in the third bullet above and the conditions described in the fourth bullet above have been satisfied again, except that the notice period will be the longer of 48 hours and one business day (rather than three business days).

        In addition, prior to approval and adoption by Maidenform stockholders of the merger agreement, the Maidenform Board may effect an Adverse Recommendation Change that does not relate to an Acquisition Proposal if:

  •
  the Maidenform Board has determined in good faith, after consultation with outside legal counsel, that failure to take such action would likely be inconsistent with the directors' fiduciary duties under applicable law;

  •
  Maidenform provides Hanesbrands at least three business days' prior written notice of its intention to take such action and makes its representatives available to discuss with Hanesbrands' representatives any proposed modification of the terms of the merger agreement during such three-business day period; and

  •
  following the end of such notice period, the Maidenform Board has considered in good faith any revisions to the merger agreement proposed in writing by Hanesbrands and has determined in good faith, after consultation with its outside legal counsel, that failure to effect such Adverse Recommendation Change would likely be inconsistent with the directors' fiduciary duties under applicable law.

Required Efforts to Consummate the Merger

        Subject to certain exceptions described below and the terms and conditions of the merger agreement, Hanesbrands and Maidenform have agreed to use their respective reasonable best efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under any applicable laws to consummate, as soon as possible, the merger and the other transactions contemplated by the merger agreement, including (i) preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all reasonably necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental entity or other third party that are reasonably necessary, proper or advisable to consummate the transactions contemplated by the merger agreement.

        If any objections are asserted with respect to the transactions contemplated by the merger agreement under any regulatory law or if any order, judgment, decree or injunction of any governmental authority is sought, obtained or instituted by any governmental authority or any private party challenging any of the transactions contemplated by the merger agreement, Hanesbrands, Merger Subsidiary and Maidenform have agreed to use their reasonable best efforts to oppose or defend against any such objection, order, judgment, decree or injunction to prevent, delay or enjoin consummation of the merger agreement and the transactions contemplated in the merger agreement and to take such action as reasonably necessary to overturn any action by any governmental authority or private party to block consummation of the merger agreement and the transactions contemplated in the merger agreement or otherwise as reasonably necessary to permit consummation of the merger, including by defending any objection, order, judgment, decree or injunction sought or brought by any governmental authority or private party in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the closing or the other transactions contemplated in the merger agreement. Hanesbrands, Merger Subsidiary and Maidenform have agreed that Hanesbrands will control the defense and negotiation of any proceeding related to the foregoing, and the parties have agreed to cooperate with one another in connection with any such proceeding.

        Notwithstanding the obligations described in the two preceding paragraphs, in no event will Hanesbrands, Merger Subsidiary or Maidenform or any of their respective subsidiaries be required to

(i) propose, negotiate, or offer to commit or agree to or effect by consent decree, hold separate order, or otherwise, the sale, divestiture, license, disposition or hold separate of any asset, (ii) conduct or agree to conduct its business in any particular manner or (iii) agree to any order, action or condition of any regulatory body, whether in an approval proceeding or another regulatory proceeding. If Hanesbrands elects to take any such action with respect to any assets or businesses of Hanesbrands or any of its subsidiaries, or effective as of the effective time of the merger, Maidenform or its subsidiaries or the surviving corporation and its subsidiaries, Maidenform and its subsidiaries will, and will cause their respective representatives to, reasonably cooperate with Hanesbrands as long as such action is to be effective only as of the effective time of the merger.

        Hanesbrands has agreed that until any applicable waiting period (and any extension thereof) under the HSR Act relating to the merger has expired or been terminated, Hanesbrands and its affiliates will not acquire or agree to acquire any assets of or interests in any person or entity, which assets or person or entity compete with the products, services or lines of business of Maidenform or its subsidiaries, if such acquisition would, individually or in the aggregate, reasonably be expected to prevent, impair or materially delay the ability of Hanesbrands or Merger Subsidiary to consummate the merger or the other transactions contemplated by the merger agreement. Hanesbrands has also agreed that, other than in respect of acquisitions described in the preceding sentence, Hanesbrands and its subsidiaries will not knowingly take any action or fail to take any action that would reasonably expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Hanesbrands and Merger Subsidiary to consummate the merger or the other transactions contemplated by the merger agreement, including the financing thereof.

Litigation Related to the Merger

        Maidenform has agreed to give Hanesbrands the opportunity to participate, at Hanesbrand's expense, in (but not control) the defense or settlement of any stockholder litigation against Maidenform or its directors and any other lawsuit or proceeding relating to or challenging the merger agreement or the transactions contemplated thereby. Maidenform has agreed that it will not offer to settle or settle any litigation or other legal proceeding against it or any of its directors, officers, employees, advisors or agents and relating to the merger or the merger agreement without the prior written consent of Hanesbrands, which consent will not be unreasonably withheld, delayed or conditioned.

Employee Benefits Matters

        Hanesbrands has agreed, for the period from the closing of the merger until December 31, 2014, to provide each continuing Maidenform employee with:

  •
  a level of base salary and hourly wages that is no less favorable than the level of base salary and hourly wages that such continuing employees received immediately prior to the closing of the merger; and

  •
  commissions, bonus opportunities and employee benefits (other than equity-based plans) that are, in the aggregate, substantially comparable to those received by the continuing employee immediately prior to the closing of the merger.

        In addition, Hanesbrands also agreed to maintain specified Maidenform employee severance protections for two years after the closing of the merger.

        Hanesbrands has also agreed to (i) recognize pre-closing service with Maidenform (other than for benefit accrual under a defined benefit plan of Hanesbrands or eligibility for retiree welfare benefits of Parent or to the extent such services credit would result in a duplication of benefits for the same period) for purposes of eligibility, vesting and benefit entitlement under Hanesbrands employee benefit plans covering Maidenform employees following the closing of the merger, (ii) waive any pre-existing condition limitations for Maidenform employees participating in Hanesbrands plans after the closing of the merger and (iii) provide credit to Maidenform employees under Hanesbrands plans, for purposes of applying deductibles, co-payments and out-of-pocket maximums, for amounts paid prior to the closing of the merger by employees under analogous Maidenform plans. In addition, Hanesbrands agreed to continue to credit continuing Maidenform employees under Hanesbrands' vacation policies for vacation and personal holiday pay that such Maidenform employee is entitled to use but has not used as of the closing of the merger, subject to maximum carryover limitations, if any, under Hanesbrand's vacation policies.

Directors' and Officers' Indemnification and Insurance

        For six years after the effective time of the merger, Hanesbrands has agreed to cause the surviving corporation to indemnify and hold harmless, and advance expenses (subject to certain conditions) as incurred to, in each case to the fullest extent permitted under applicable law and in accordance with the applicable organizational documents of Maidenform and its subsidiaries in effect as of the date of the merger agreement, each Indemnified Person against all claims, costs, losses, liabilities, damages, fines and reasonable costs and expenses incurred in connection with any threatened or pending claim, action, suit or proceeding to which the Indemnified Person is made a party, arising out of or pertaining to (i) the fact that the Indemnified Person is or was an officer of director of Maidenform or any of its subsidiaries or was serving at the request of Maidenform or any of its subsidiaries as an officer, director, employee, fiduciary or agent of another enterprise, (ii) acts or omissions occurring at or prior to the effective time of the merger or (iii) the merger agreement and the transactions contemplated thereby, whether asserted or arising before or after the effective time of the merger.

        For six years after the effective time of the merger, Hanesbrands has agreed to cause the surviving corporation to maintain in effect the provisions in its certificate of incorporation and bylaws regarding elimination of liability of directors, indemnification of officers, directors and employees and advances of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of the merger agreement.

        Prior to the effective time of the merger, Maidenform will or, if Maidenform is unable to, Hanesbrands will cause the surviving corporation as of the effective time of the merger to obtain and fully pay the premium for "tail" insurance policies for the extension of the directors' and officers' liability coverage of Maidenform's existing directors' and officers' insurance policies for the Indemnified Persons and Maidenform's existing fiduciary liability insurance policies, in each case for six years from the effective time of the merger. Notwithstanding the foregoing, in no event will the surviving corporation be required to expend for such policies an aggregate premium amount for any one policy year in excess of 300% of the annual premium that Maidenform paid for such insurance in its last full fiscal year.

        If Maidenform or the surviving corporation for any reason fails to obtain such "tail" insurance policies as of the effective time of the merger, the surviving corporation will continue to maintain in effect for a period of at least six years from and after the effective time of the merger, the directors' and officers' liability insurance and fiduciary liability insurance in place as of the date of the merger agreement with Maidenform's current insurance carrier or with an insurance carrier with the same or better credit rating as Maidenform's current insurance carrier with respect to such insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Maidenform's existing policies as of the date of the merger agreement, or the surviving corporation will purchase from Maidenform's current insurance carrier or from an insurance carrier with the same or better credit rating as Maidenform's current insurance carrier with respect to such insurance comparable insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in Maidenform's existing policies as of the date of the merger agreement. Notwithstanding the foregoing, in no event will Hanesbrands or the surviving corporation be required to expend for such policies an annual premium amount in excess of 300% of the annual premium that Maidenform paid for such insurance in its last full fiscal year.

Takeover Provisions

        If any state takeover statute or similar statute becomes applicable to the merger, the merger agreement or the transactions contemplated by the merger agreement, Maidenform has agreed to take all action necessary to ensure that the merger, the merger agreement and all the transactions provided for in the merger agreement may be consummated as promptly as reasonably practicable on the terms contemplated by the merger agreement and otherwise to minimize the effects of such statute or regulation on the merger, the merger agreement or the transactions provided for in the merger agreement.

Financing of the Merger

        In the merger agreement, Hanesbrands and Merger Subsidiary expressly acknowledged and agreed that their respective obligations thereunder are not conditioned upon obtaining financing. In addition, Hanesbrands provided Maidenform with a true and complete copy of the agreement governing the Revolving Credit Facility prior to executing the merger agreement and represented that such agreement was in full force and effect and was a valid and binding obligation (subject to certain enforceability exceptions) on Hanesbrands and, to the knowledge of Hanesbrands, the Lenders.

        Furthermore, until the effective time of the merger, Hanesbrands must ensure that the amount of the revolving debt commitment under the Revolving Credit Facility (together with any funds immediately available to Hanesbrands) will be sufficient to fund the payment of the aggregate merger consideration and pay certain related fees. After the date of the merger agreement until the effective time of the merger, Hanesbrands may not amend or otherwise modify the Revolving Credit Facility if such amendment or modification would reasonably be expected to (x) reduce the aggregate amount of funds or commitments available to Hanesbrands thereunder below the amount of funds required to consummate the merger and pay certain related fees, (y) impose new or additional conditions to the drawdown of funds under the Revolving Credit Facility or (z) prevent, impede or materially delay the availability of the financing under the Revolving Credit Facility.

Other Covenants

        The merger agreement contains other covenants, including those relating to access to information, publicity, notices of certain events and matters related to reporting requirements of Section 16(a) of the Exchange Act.

Conditions to Completion of the Merger

        The obligations of Maidenform, Hanesbrands and Merger Subsidiary to consummate the merger are subject to the satisfaction (or waiver if permissible under applicable law) at or prior to the effective time of the merger of each of the following conditions:

  •
  approval and adoption of the merger agreement by an affirmative vote of the majority of the outstanding shares of Maidenform common stock entitled to vote thereon in accordance with Delaware law;

  •
  no statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any governmental authority or other legal restraint or prohibition preventing the consummation of the merger will have taken effect and will still be in effect; and

  •
  any applicable waiting period (and any extension thereof) under the HSR Act relating to the merger will have expired or been terminated.

        The obligations of Hanesbrands and Merger Subsidiary to consummate the merger are also subject to the satisfaction (or waiver if permissible under applicable law) at or prior to the effective time of the merger of each of the following conditions:

  •
  Maidenform's representations and warranties relating to capital structure, including number of shares and options outstanding, will be true and correct in all respects as of the closing of the merger (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties will be true and correct in all respects as of such date), except where the failure of such representations and warranties to be true and correct does not result in additional aggregate consideration payable by Hanesbrands or the surviving corporation in excess of a de minimis amount in the aggregate;

  •
  Maidenform's representations and warranties relating to corporate existence and power, corporate authority, brokers' and finders' fees and anti-takeover statutes and the absence of any rights agreement will be true and correct in all material respects as of the closing of the merger (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties will be true and correct in all material respects as of such date);

  •
  all other representations and warranties of Maidenform set forth in the merger agreement will be true and correct (without giving effect to any limitation as to "materiality" or "company material adverse effect" set forth therein) as of the closing of the merger (except to the extent that such representation and warranty speaks of a particular date, in which case such representation and warranty will be true and correct as of such date), except for such failures to be true and correct, individually or in the aggregate, that have not had and would not reasonably be expected to have a company material adverse effect;

  •
  Maidenform will not have breached in any material respect, or failed to perform in all material respects, its obligations under the merger agreement contemplated to be performed by it at or prior to the effective time of the merger;

  •
  between the date of the merger agreement and the closing date, there will not have occurred any event, change, circumstance, effect, occurrence, condition, state of facts or development which, individually or in the aggregate, has had or would reasonably be expected to have a company material adverse effect; and

  •
  Maidenform will have delivered to Hanesbrands a certificate signed by an executive officer of Maidenform dated as of the closing date certifying that the above conditions have been satisfied.

        The obligation of Maidenform to consummate the merger is also subject to the satisfaction (or waiver if permissible under applicable law) at or prior to the effective time of the merger of each of the following conditions:

  •
  Hanesbrands' representations and warranties contained in the merger agreement that are qualified by "parent material adverse effect" will be true and correct in all respects as of the closing of the merger (except to the extent such representations and warranties expressly related to a specific date, in which case such representations and warranties will be true and correct in all respects as of such date);

  •
  All other representations and warranties of Hanesbrands contained in the merger agreement will be true and correct as of the closing of the merger (except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty will be true and correct as of such date), except for such failures to be so true and correct, individually or in the aggregate, that have not had and would not reasonably be expected to have a parent material adverse effect;

  •
  Hanesbrands will not have breached in any material respect, or failed to perform in all material respects, its obligations under the merger agreement contemplated to be performed by it at or prior to the effective time of the merger; and

  •
  Hanesbrands will have delivered to Maidenform a certificate signed by an executive officer of Hanesbrands dated as of the closing date certifying that the above conditions have been satisfied.

        None of Maidenform, Hanesbrands or Merger Subsidiary may rely on the failure of any condition set forth above to be satisfied, as a basis to excuse such party's obligation to consummate the merger or to terminate the merger agreement if such failure was caused by such party's breach in any material respect of any provision of the merger agreement or failure in any material respect to use the standard of efforts required under the merger agreement from such party to consummate the merger and the other transactions contemplated thereby.

Termination of the Merger Agreement

        The merger agreement may be terminated:

  •
  at any time prior to the effective time of the merger, by mutual written agreement of Maidenform and Hanesbrands;

  •
  at any time prior to the effective time of the merger, by either Maidenform or Hanesbrands if:

  •
  the merger has not been consummated on or before the End Date (December 31, 2013), provided that this termination right will not be available to any party whose breach of any provision of the merger agreement results in the failure of the merger to be consummated by such time; provided, further, that if one or more closing conditions relating to the absence of injunctions preventing the consummation of the merger or antitrust approvals are unsatisfied as of the End Date and the remaining mutual closing conditions and the condition relating to the absence of a company material adverse effect, other than those conditions that by their terms cannot be satisfied until the closing and such conditions are then capable of being satisfied, are satisfied, then upon written notice given by either Maidenform or Hanesbrands to the other no later than 6:00 p.m., Eastern Time, on December 31, 2013, the End Date may be extended to April 30, 2014;

  •
  any permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger has become final and nonappealable;

  •
  the meeting of Maidenform stockholders to approve and adopt the merger agreement has been held and the approval and adoption of the merger agreement by the stockholders has not been obtained upon a vote thereon at such meeting or at any adjournment or postponement thereof; or

  •
  the other party has breached any of its representations or warranties or failed to perform any of its covenants or agreements such that the terminating party's conditions to closing related to such matters are not capable of being satisfied prior to or as of the End Date, and such breach or failure to perform (if curable) has not been cured within 30 days after written notice is given by the terminating party to the breaching party;

  •
  by Maidenform, at any time prior to the approval and adoption of the merger agreement by Maidenform stockholders, in order to enter into a written agreement for an Acquisition Proposal that is a Superior Proposal, if such Superior Proposal did not result from a breach by Maidenform of the covenants described in the section entitled "—Restrictions on Solicitation of Acquisition Proposals" beginning on page [    •    ] of this proxy statement, and concurrently with, and as a condition to, any such termination, Maidenform pays to Hanesbrands in immediately available funds any fees required to be paid to Hanesbrands as described in the section entitled "—Termination Fee Payable by Maidenform" beginning on page [    •    ] of this proxy statement; or

  •
  by Hanesbrands, at any time prior to the approval and adoption of the merger agreement by Maidenform stockholders, if (i) an Adverse Recommendation Change has occurred; (ii) the Maidenform Board has failed to recommend the merger to Maidenform stockholders for their approval and adoption in this proxy statement; or (iii) Maidenform intentionally and materially breaches or fails to perform its obligations described in the section entitled "—Restrictions on Solicitation of Acquisition Proposals" beginning on page [    •    ] of this proxy statement.

Termination Fee Payable by Maidenform

        Maidenform has agreed to pay to Hanesbrands a fee of $16.6 million upon termination of the merger agreement in the following circumstances:

  •
  Hanesbrands terminates prior to the time the stockholder approval and adoption of the merger agreement is obtained because (i) an Adverse Recommendation Change has occurred, (ii) the Maidenform Board has failed to recommend the merger to Maidenform stockholders for their approval and adoption in the proxy statement, or (iii) Maidenform intentionally and materially breaches or fails to perform its obligations described in the section entitled "—Restrictions on Solicitation of Acquisition Proposals" beginning on page [    •    ] of this proxy statement;

  •
  Maidenform terminates the merger agreement in order to enter a written agreement for an Acquisition Proposal that is a Superior Proposal; or

  •
  either party terminates the merger agreement (i) owing to the failure of the merger to be consummated on or before the End Date, and at such time the special meeting of Maidenform stockholders to approve and adopt the merger agreement has not been held, (ii) owing to the failure of Maidenform stockholders to approve and adopt the merger agreement or (iii) owing to Maidenform's material breach of its obligations to seek antitrust approvals or Maidenform's intentional breach of its other obligations under the merger agreement, but in each case only if:

  •
  at any time prior to such termination (in the case of clauses (i) and (iii) above) or at any time prior to the Maidenform stockholders' meeting to approve and adopt the merger agreement (in the case of clause (ii) above), an Acquisition Proposal has been publicly announced and not publicly and unconditionally withdrawn at least five business days prior to such termination (in the case of clauses (i) and (iii) above) or prior to the Maidenform stockholders' meeting to approve and adopt the merger agreement (in the case of clause (ii) above); and

  •
  within 12 months after such termination, Maidenform enters into a definitive agreement with respect to, or consummates any transaction contemplated by, any Acquisition Proposal (provided that for the purposes of this bullet, the references to "20%" and "80%" in the definition of "Acquisition Proposal" are replaced with references to "50%").

        Also, Maidenform will reimburse Hanesbrands up to $6 million in expenses (which expenses will be netted from any subsequent payment of the termination fee) in certain circumstances where (A) either party terminates the merger agreement because of (i) the failure of the merger to be consummated on or before the End Date, and at such time the special meeting of Maidenform stockholders to approve and adopt the merger agreement has not been held, or (ii) the failure of

Maidenform stockholders to approve and adopt the merger agreement, and (B) at any time prior to such termination (in the case of clause (i) above) or at any time prior to the Maidenform stockholders' meeting to approve and adopt the merger agreement (in the case of clause (ii) above), an Acquisition Proposal has been publicly announced and not publicly and unconditionally withdrawn at least five business days prior to such termination (in the case of clause (i) above) or prior to the Maidenform stockholders' meeting to approve and adopt the merger agreement (in the case of clause (ii) above).

Termination Fee Payable by Hanesbrands

        Hanesbrands will pay to Maidenform a reverse termination fee of $30 million in cash in the event that the merger agreement is terminated by either party at the End Date or because an antitrust-related injunction or order prohibits the consummation of the merger, in each case, at a time when all conditions to Hanesbrands' obligation to close other than antitrust-related conditions are satisfied.

Remedies

        The merger agreement provides that, upon any termination of the merger agreement under circumstances where the termination fee is payable by Maidenform and is paid in full, Hanesbrands and Merger Subsidiary are precluded from any other remedy against Maidenform, at law or in equity or otherwise, and neither Hanesbrands nor Merger Subsidiary will seek to obtain any recovery, judgment or damages of any kind, including consequential, indirect or punitive damages, against Maidenform or any of its subsidiaries or representatives. In no event will Maidenform be required to pay more than one termination fee.

        The merger agreement further provides that, upon any termination of the merger agreement under circumstances where the reverse termination fee is payable by Hanesbrands and is paid in full, Maidenform and its subsidiaries, affiliates, stockholders and representatives are precluded from any other remedy against Hanesbrands, Merger Subsidiary and their subsidiaries, affiliates, stockholders and representatives at law or in equity or otherwise, and Maidenform and its subsidiaries, affiliates, stockholders and representatives will not seek to obtain any recovery, judgment or damages of any kind, including consequential, indirect or punitive damages, against Hanesbrands, Merger Subsidiary and their subsidiaries, affiliates, stockholders and representatives. In no event will Hanesbrands be required to pay more than one reverse termination fee.

Specific Performance

        The merger agreement provides that the parties will be entitled to an injunction to prevent breaches of the merger agreement and to specifically enforce the performance of the terms and provisions of the merger agreement.

Fees and Expenses

        Except as set forth in the section entitled "—Termination Fee Payable by Maidenform" beginning on page [    •    ] of this proxy statement, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such costs or expenses.

Amendments, Waivers

        At any time prior to the effective time of the merger, the parties may amend or waive any provision of the merger agreement. Any such amendment must be in writing and signed by each party to the merger agreement and any such waiver must be in writing and signed by each party against whom the waiver is to be effective. After the Maidenform stockholders have approved and adopted the merger agreement, there will be no amendment or waiver that would require the further approval of the Maidenform stockholders under Delaware law without such approval having first been obtained.

 Governing Law and Venue, Waiver of Jury Trial

        The parties agreed that the merger agreement will be governed by and construed in accordance with Delaware law, without regard to the conflicts of law rules of such state. Each party agreed to irrevocably consent to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state courts (and in each case, any appellate court therefrom) for purposes of any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the merger agreement or the transactions contemplated by the merger agreement. Each party further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the merger agreement or the transactions contemplated by the merger agreement.

MARKET PRICES OF MAIDENFORM COMMON STOCK

        Maidenform common stock is listed on the NYSE under the symbol "MFB." The following table sets forth on a per share basis the low and high closing sale prices of Maidenform common stock as reported in published financial sources. At the close of business on [        ], 2013, there were [        ] holders of record of Maidenform common stock. A number of Maidenform stockholders have their shares in street name; therefore, Maidenform believes that there are substantially more beneficial owners of Maidenform common stock.

	Low	High	Dividends
Fiscal year ended December 31, 2013
Third Quarter (through August [9], 2013)	$17.33	$23.48	$—
Second Quarter	16.98	19.39	—
First Quarter	16.50	20.54	—
Fiscal year ended December 29, 2012
Fourth Quarter	$16.94	$20.87	$—
Third Quarter	19.48	26.37	—
Second Quarter	18.38	23.85	—
First Quarter	17.82	23.30	—
Fiscal year ended December 31, 2011
Fourth Quarter	$17.00	$26.34	$—
Third Quarter	20.66	30.34	—
Second Quarter	25.52	32.19	—
First Quarter	23.76	28.57	—

        The closing price of Maidenform common stock on the NYSE on [August 9,] 2013, the most recent practicable date prior to the date of this proxy statement, was $[23.38] per share. As of [        ], 2013, Maidenform had [        ] shares of Maidenform common stock issued and outstanding, and Maidenform had approximately [        ] holders of record. You are encouraged to obtain current market prices of Maidenform common stock in connection with voting your shares of Maidenform common stock.

Dividend Policy

        Maidenform has never paid, and does not have any plans to pay, cash dividends on its common stock. Until the effective time of the merger, the merger agreement does not permit Maidenform to declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or other securities or any combination thereof), except for dividends or distributions by any of its wholly owned subsidiaries, without the prior written consent of Hanesbrands. In addition, the payment of cash dividends would require the consent of the lenders under Maidenform's existing credit facility.

 APPRAISAL RIGHTS

        Under the DGCL, you have the right to demand an appraisal of your shares and to receive payment in cash for the fair value of your common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) as determined by the Delaware Court of Chancery, together with interest, if any, on the amount determined to be the fair value, in lieu of the consideration you would otherwise be entitled to receive pursuant to the merger agreement. These rights are known as appraisal rights. Maidenform stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL as in effect on July 23, 2013, the date of the parties' entry into the merger agreement ("Section 262 of the DGCL" or "Section 262"), in order to perfect their rights.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights.

        This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights. All references in this summary to a "stockholder" are to the record holder of shares of Maidenform common stock unless otherwise indicated.

        Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the stockholders' meeting to vote on the merger.

        A copy of Section 262 must be included with such notice. This proxy statement constitutes Maidenform's notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262.

        Maidenform stockholders who may wish to exercise their appraisal rights or may wish to preserve their right to do so should review the text of Section 262 contained in Annex C carefully and in its entirety and should consult with their legal advisor, since failure to timely comply with the procedures set forth therein will result in the loss of such rights.

        If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

  •
  You must deliver to Maidenform a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the approval and adoption of the merger agreement. Voting "AGAINST" or failing to vote "FOR" the approval and adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

  •
  You must either vote against the approval and adoption of the merger agreement or abstain from voting on the approval and adoption of the merger agreement. A vote in favor of the approval and adoption of the merger agreement, in person at the meeting or by proxy (whether by mail or via the internet), will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. Because shares represented by a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the approval and adoption of the merger agreement, a stockholder who submits a proxy and who wishes to exercise appraisal rights must indicate that the shares represented by the proxy are to be voted against the approval and adoption of the merger agreement, or indicate that the shares shall abstain from voting.

  •
  You must continuously hold the shares of record from the date of making the demand through the effective time. Therefore, a stockholder who is the record holder of shares of Maidenform common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the merger will lose any right to appraisal with respect to such shares.

        If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration for your shares of common stock as provided in the merger agreement, but you will have no appraisal rights with respect to your shares of common stock.

        All demands for appraisal should be addressed to Maidenform Brands, Inc., 200 Madison Avenue, 25th Floor, New York, New York 10016, Attention: Corporate Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of our common stock. The demand must reasonably inform Maidenform of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares. To be effective, a demand for appraisal by a holder of our common stock must be made by, or in the name of, such registered stockholder.

        Only a holder of record of shares of our common stock is entitled to demand appraisal rights for such shares of our common stock registered in that holder's name.

  •
  Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to Maidenform. The beneficial holder must, in such cases, have the registered owner, such as a broker, fiduciary, depository or other nominee, submit the required demand in respect of those shares.

  •
  If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary.

  •
  If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners.

  •
  An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owners.

  •
  A record owner, who holds shares as a nominee for others, such as a broker, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, a demand for appraisal of such shares must be made by or on behalf of the nominee and must identify the nominee as record holder. The written demand should also state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

        If your shares of common stock are owned of record by another person, such as a broker, fiduciary, depository or other nominee, and you wish to exercise appraisal rights, you should consult with your broker or other intermediary to determine the appropriate procedures for the record holder to make a demand for appraisal. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act promptly to cause the record holder to properly follow the steps summarized below and perfect appraisal rights in a timely manner. If your common stock is held through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

        Within ten days after the effective time of the merger, Maidenform, as the surviving corporation, must provide notice of the date the merger has become effective to each former Maidenform stockholder who has properly demanded appraisal rights under Section 262 of the DGCL and who has not voted in favor of the approval and adoption of the merger agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand for appraisal and to accept the cash payment specified by the merger agreement for his, her or its shares of common stock. Any attempt to withdraw made more than 60 days after the effectiveness of the merger will require the written approval of the surviving corporation.

        Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Maidenform common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are stockholders who have demanded an appraisal of their shares under Section 262. There is no present intent on the part of Maidenform to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that Maidenform will file such a petition or that Maidenform will initiate any negotiations with respect to the fair value of such shares. Accordingly, the stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previously written demand for appraisal.

        Within 120 days after the effective time of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving company, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares.

        A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within ten days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is served upon the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. If the petition is filed by the surviving corporation, it must be accompanied by such a list. After providing notice to stockholders who have demanded appraisal of their shares if so ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

        After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will conduct an appraisal proceeding in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court of Chancery will determine the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, on the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, together with interest, if any, on the amount determined to be fair value, to the stockholders entitled to receive the same upon the surrender by such holders of the certificates representing their shares or, in the case of any uncertificated shares, forthwith.

        In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement and that an opinion of an investment banker or financial advisor as to the fairness from a financial point of view of the merger consideration is not necessarily an opinion as to fair value for purposes of Section 262. Moreover, Maidenform does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of stock is less than the merger consideration.

        In determining "fair value", the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, nay be considered."

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Delaware Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys' fees and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although, upon the application of a dissenting stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the merger; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and the shares of common stock held by that stockholder will be deemed to have converted at the effective time of the merger into the right to receive the merger consideration for his, her or its shares of common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the merger consideration that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

        In view of the complexity of Section 262, Maidenform stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

 VOTE ON ADJOURNMENT (PROPOSAL 2)

        Maidenform stockholders are being asked to approve a proposal to, as permitted under the terms of the merger agreement, adjourn the special meeting for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement. If this proposal to adjourn the special meeting is approved, the special meeting could be adjourned by Maidenform as permitted under the terms of the merger agreement to any date. In addition, Maidenform, as permitted under the terms of the merger agreement, could postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of such proposal.

        If a quorum does not exist at the special meeting (or any adjournment or postponement thereof), under our bylaws, the holders of a majority of the shares of Maidenform common stock entitled to vote thereat present at the special meeting, in person or represented by proxy, may adjourn the special meeting to another place, date or time, or the chairman of the meeting, our chief executive officer, or our president may adjourn the special meeting to another date, place or time. If a quorum exists, but there are not enough affirmative votes to approve and adopt the merger agreement, the special meeting may be adjourned by the affirmative vote of the holders of a majority of the Maidenform stock having voting power present in person or represented by proxy at the special meeting.

        The Maidenform Board unanimously recommends a vote "FOR" the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement.

 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION ARRANGEMENTS (PROPOSAL 3)

        As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Maidenform is required to submit a proposal to Maidenform stockholders for a non-binding, advisory vote to approve the payment by Maidenform of certain compensation that will or may be paid by Maidenform to its named executive officers that is based on or otherwise relates to the merger. This proposal, commonly known as "say-on-golden parachutes", and which we refer to as the named executive officer merger-related compensation proposal, gives Maidenform stockholders the opportunity to vote, on a non-binding, advisory basis, on the named executive officer merger-related compensation. This compensation is summarized in the table under "The Merger—Interests of Maidenform's Directors and Executive Officers in the Merger—Golden Parachute Compensation" beginning on page [    •    ] of this proxy statement, including the footnotes to the table.

        The Maidenform Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.

        The Maidenform Board unanimously recommends that the stockholders of Maidenform approve the following resolution:

        "RESOLVED, that the stockholders of Maidenform hereby approve, on a non-binding, advisory basis, the agreements or understandings with and compensation to be paid or become payable by Maidenform to its named executive officers that are based on or otherwise relate to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table, the footnotes to that table and the accompanying narrative disclosure."

        The vote on the proposal to approve, on a non-binding, advisory basis, the named executive officer merger-related compensation is a vote separate and apart from the vote on the proposal to approve and adopt the merger agreement. Accordingly, you may vote to approve and adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either Maidenform or Hanesbrands. Accordingly, if the merger agreement is approved and adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Maidenform stockholders.

        The above resolution approving the named executive officer merger-related compensation on an advisory basis will require the affirmative vote of the holders of a majority of the Maidenform stock having voting power present in person or represented by proxy at the special meeting (provided a quorum is present in person or represented by proxy).

        The Maidenform Board unanimously recommends a vote "FOR" the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Maidenform to its named executive officers that is based on or otherwise relates to the merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of August 7, 2013, with respect to the beneficial ownership of Maidenform's common stock by:

  •
  each person or group of affiliated persons Maidenform believes beneficially holds more than 5% of the outstanding shares of Maidenform's common stock based solely on Maidenform's review of SEC filings;

  •
  each named executive officer of Maidenform;

  •
  each director of Maidenform; and

  •
  all directors and executive officers as a group.

        The following table gives effect to the shares of Maidenform's common stock held by such individuals and equity grants that become exercisable as of August 7, 2013 or within 60 days thereafter. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. As of August 7, 2013, 23,327,933 shares of Maidenform's common stock and restricted stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of Maidenform's common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned and can be reached at Maidenform Brands, Inc. 485F US Highway 1 South, Iselin, NJ 08830.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Common Stock Outstanding
5% Stockholders
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	2,392,960	(1)	10.3%
Blackrock, Inc. 40 East 52nd Street New York, NY 10022	1,817,512	(2)	7.8%
Guggenheim Capital, LLC 227 West Monroe Street Chicago, IL 60606	1,640,101	(3)	7.0%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,407,334	(4)	6.0%
Tocqueville Asset Management LP 40 West 57th Street, 19th Floor New York, NY 10019	1,196,340	(5)	5.1%
Directors and Named Executive Officers
Maurice Reznik(6)	498,448		2.1%
Christopher Vieth(7)	92,336		*
Steven Castellano(8)	19,378		*
Tony Donofrio(9)	9,085		*
Malcolm Robinson(10)	30,416		*
Norman Axelrod(11)	42,656		*
Harold Compton(12)	30,466		*
Barbara Eisenberg(13)	48,548		*
Nomi Ghez(14)	6,493		*
Richard Johnson(15)	3,531		*
Karen Rose(16)	51,259		*
All current directors and Executive Officers as a Group (includes 19 individuals)(17)	967,217		4.1%

*
Less than 1%

(1)
Based solely on a Schedule 13G/A filed with the SEC on June 10, 2013, reporting beneficial ownership as of May 31, 2012 by Franklin Resources, Inc., which has shared voting and dispositive power over 2,392,960 shares of Maidenform common stock.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 8, 2013, reporting beneficial ownership as of December 31, 2012 by BlackRock, Inc., which has sole voting and dispositive power over 1,817,512 shares of Maidenform common stock.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2013, reporting beneficial ownership as of December 31, 2012 by Guggenheim Capital LLC, which has shared voting and dispositive power over 1,640,101 shares of Maidenform common stock.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 12, 2013, reporting beneficial ownership as of December 31, 2012 by The Vanguard Group, Inc., which has shared voting and dispositive power over 1,407,334 shares of Maidenform common stock.

(5)
Based solely on a Schedule 13G filed with the SEC on January 31, 2013, reporting beneficial ownership as of December 31, 2012 by Tocqueville Asset Management LP, which has sole voting and dispositive power over 1,196,340 shares of Maidenform common stock.

(6)
Consists of (i) 174,902 shares of Maidenform common stock, (ii) 176,770 shares of restricted stock, and (iii) 146,776 shares of Maidenform common stock issuable upon the exercise of SARs that are or become exercisable within 60 days of August 7, 2013. Excludes (i) 46,712 shares of Maidenform common stock, that could be acquired on the achievement of certain performance criteria, for which the performance period does not conclude within 60 days of August 7, 2013; and (ii) any shares of Maidenform common stock that potentially could be acquired upon exercise of 43,795 SARs that are not exercisable within 60 days of August 7, 2013.

(7)
Consists of (i) 27,982 shares of Maidenform common stock, (ii) 37,977 shares of restricted stock, and (iii) 26,377 shares of Maidenform common stock issuable upon the exercise of SARs that are or become exercisable within 60 days of August 7, 2013. Excludes (i) 16,320 shares of Maidenform common stock, that could be acquired on the achievement of certain performance criteria, for which the performance period does not conclude within 60 days of August 7, 2013; and (ii) any shares of Maidenform common stock that potentially could be acquired upon exercise of 15,706 SARs that are not exercisable within 60 days of August 7, 2013.

(8)
Consists of (i) 5,484 shares of Maidenform common stock, (ii) 8,212 shares of restricted stock, and (iii) 5,682 shares of Maidenform common stock issuable upon the exercise of SARs that are or become exercisable within 60 days of August 7, 2013. Excludes (i) 9,158 shares of Maidenform common stock, that could be acquired on the achievement of certain performance criteria, for which the performance period does not conclude within 60 days of August 7, 2013; and (ii) any shares of Maidenform common stock that potentially could be acquired upon exercise of 8,688 SARs that are not exercisable within 60 days of August 7, 2013.

(9)
Consists of (i) 915 shares of Maidenform common stock, (ii) 4,897 shares of restricted stock, and (iii) 3,273 shares of Maidenform common stock issuable upon the exercise of SARS that are or become exercisable within 60 days of August 7, 2013. Excludes (i) 2,402 shares of Maidenform common stock, that could be acquired on the achievement of certain performance criteria, for which the performance period does not conclude within 60 days of August 7, 2013; and (ii) any shares of Maidenform common stock that potentially could be acquired upon exercise of 5,738 SARs that are not exercisable within 60 days of August 7, 2013.

(10)
Consists of 30,416 shares of Maidenform common stock. Excludes 2,202 shares of Maidenform common stock, that could be acquired on the achievement of certain performance criteria, for which the performance period does not conclude within 60 days of August 7, 2013. The information for Mr. Robinson is current as of January 28, 2013. Mr. Robinson ceased to be a Maidenform executive officer and Section 16 reporting officer on January 28, 2013, and Maidenform does not have information about his transactions in shares after that date.

(11)
Consists of (i) 24,144 shares of Maidenform common stock, (ii) 2,706 shares of restricted stock, and (iii) 15,806 shares of Maidenform common stock issuable upon the exercise of SARs that are or become exercisable within 60 days of August 7, 2013.

(12)
Consists of (i) 11,954 shares of Maidenform common stock, (ii) 2,706 shares of restricted stock, and (iii) 15,806 shares of Maidenform common stock issuable upon the exercise of SARs that are or become exercisable within 60 days of August 7, 2013.

(13)
Consists of (i) 24,036 shares of Maidenform common stock, (ii) 2,706 shares of restricted stock, and (iii) 21,806 shares of Maidenform common stock issuable upon the exercise of stock options and SARs that are or become exercisable within 60 days of August 7, 2013. Excludes 6,000 shares of Maidenform common stock issuable upon the exercise of options which are vested, but which are discount options that, pursuant to an amendment intended to comply with Section 409A, are not exercisable within 60 days after August 7, 2013.

(14)
Consists of (i) 3,787 shares of Maidenform common stock and (ii) 2,706 shares of restricted stock.

(15)
Consists of 3,531 shares of restricted stock.

(16)
Consists of (i) 23,433 shares of Maidenform common stock, (ii) 2,000 shares of Maidenform common stock that are indirectly beneficially owned by Ms. Rose by means of a trust for the benefit of Ms. Rose and her family, (iii) 2,706 shares of restricted stock, and (iv) 23,120 shares of Maidenform common stock issuable upon the exercise of stock options and SARs that are or become exercisable within 60 days of August 7, 2013. Excludes 7,314 shares of Maidenform common stock issuable upon the exercise of options which are vested, but which are discount options that, pursuant to an amendment intended to comply with Section 409A, are not exercisable within 60 days after August 7, 2013.

(17)
Consists of (i) 350,152 shares of Maidenform common stock; (ii) 299,666 shares of restricted stock; and (iii) 317,399 shares of Maidenform common stock issuable upon the exercise of options and SARs that are or become exercisable within 60 days of August 7, 2013. Excludes (i) 78,338 shares of Maidenform common stock, that could be acquired on the achievement of certain performance criteria, for which the performance period does not conclude within 60 days of August 7, 2013; and (ii) 125,888 shares of Maidenform common stock issuable upon the exercise of options and SARS which are not exercisable within 60 days of August 7, 2013.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following are the material U.S. federal income tax consequences of the merger to "U.S. holders" and "non-U.S. holders" (in each case, as defined below) of Maidenform common stock. This discussion applies only to holders that hold their Maidenform common stock as capital assets within the meaning of Section 1221 of the Code. This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as:

  •
  dealers or traders subject to a mark-to-market method of tax accounting with respect to Maidenform common stock;

  •
  persons holding Maidenform common stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;

  •
  U.S. holders whose functional currency is not the U.S. dollar;

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

  •
  persons who acquired Maidenform common stock through the exercise of employee stock options or otherwise as compensation;

  •
  certain financial institutions;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  certain former citizens or residents of the United States;

  •
  tax-exempt entities, including an "individual retirement account" or "Roth IRA"; or

  •
  persons subject to the United States alternative minimum tax.

        If an entity that is classified as a partnership for U.S. federal income tax purposes holds Maidenform common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Maidenform common stock and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of the merger to them.

        This discussion is based on the Code, administrative pronouncements, judicial decisions and final and temporary Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws are not addressed.

U.S. Holders

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Maidenform common stock that is:

  •
  a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

        The exchange of Maidenform common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Maidenform common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Maidenform common stock (i.e., shares of Maidenform common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder's holding period in the shares of Maidenform common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.

Non-U.S. Holders

        A "non-U.S. holder" is a beneficial owner of Maidenform common stock that is not a U.S. holder or a partnership. Payments made to a non-U.S. holder in exchange for shares of Maidenform common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

  •
  the gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder's permanent establishment or fixed base in the United States);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Maidenform common stock for cash pursuant to the merger and certain other conditions are met; or

  •
  the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the Maidenform common stock at any time during the five-year period preceding the merger, and Maidenform is or has been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held Maidenform common stock.

        A non-U.S. holder described in the first bullet point immediately above will be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.

        Maidenform believes it has not been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the five-year period preceding the merger.

Information Reporting and Backup Withholding

        Payments made in exchange for shares of Maidenform common stock generally will be subject to information reporting unless the holder is an "exempt recipient" and may also be subject to backup withholding at a rate of 28%. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. A non-U.S. holder that provides the applicable withholding agent with an Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, will generally establish an exemption from backup withholding.

        Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder's U.S. federal income tax liability, provided the relevant information is timely furnished to the Internal Revenue Service.

        You are urged to consult your tax adviser with respect to the application of U.S. federal income tax laws to your particular circumstances as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local or foreign tax laws.

 FUTURE MAIDENFORM STOCKHOLDER PROPOSALS

        It is not expected that Maidenform will hold its 2014 annual meeting of stockholders unless the merger is not completed. If the merger is not completed, Maidenform stockholders will continue to be entitled to attend and participate in Maidenform's annual meeting of stockholders. If Maidenform holds its 2014 annual meeting of stockholders, stockholder director nominations and proposals intended to be presented for inclusion in Maidenform's proxy statement and accompanying proxy card pursuant to Rule 14a-8 of the Exchange Act for such meeting must have been received at Maidenform's principal executive offices at the address listed below, on or before December 18, 2013 and must have met the requirements of Rule 14a-8 under the Exchange Act. For director nominations the notice must describe various matters regarding the nominee, including name, address, occupation and shares held.

        In addition, if a stockholder intends to nominate a director or raise a matter at the 2014 annual meeting of stockholders, if such meeting is held, and has not sought inclusion of the nomination or matter in Maidenform's proxy statement and accompanying proxy card for such meeting pursuant to Rule 14a-8 under the Exchange Act, the stockholder must comply with the advance notice provisions in Maidenform's bylaws. These advance notice provisions require stockholders to deliver to Maidenform notice of a director nomination or proposal to be considered at an annual meeting not less than 90 days nor more than 120 days in advance of the date which is the anniversary of the date of the preceding year's annual meeting, which, with respect to the 2014 annual meeting of stockholders, means not later than February 15, 2014 and not earlier than January 16, 2014, respectively. Any such director nominations or proposals are also subject to informational and other requirements set forth in Maidenform's bylaws. Such director nominations or proposals should have been submitted to the following address:

Maidenform Brands, Inc.
ATTN: Corporate Secretary
200 Madison Avenue, 25th Floor,
New York, New York 10016

        The above deadlines would change if Maidenform holds its 2014 annual meeting of stockholders on a date that is more than 30 days before or more than 60 days after the anniversary of the date of its 2013 annual meeting of stockholders.

 MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as "householding", potentially provides extra convenience for stockholders and cost savings for companies.

        Maidenform and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Maidenform if you are a stockholder of record. You can notify us by sending a written request to Maidenform Brands, Inc., Attn: Corporate Secretary, Maidenform Brands, Inc., 200 Madison Avenue, 25th Floor, New York, New York 10016, or calling (732) 621-2300. Stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying Maidenform at the telephone and address set forth in the prior sentence. In addition, Maidenform will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

WHERE YOU CAN FIND MORE INFORMATION

        Maidenform is subject to the reporting requirements of the Exchange Act. Accordingly Maidenform files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, Maidenform's SEC filings also are available to the public at the internet website maintained by the SEC at www.sec.gov. Maidenform also makes available free of charge through its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Maidenform's internet website address is www.maidenformbrands.com. The information located on, or hyperlinked or otherwise connected to, Maidenform's website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

        The SEC allows Maidenform to "incorporate by reference" the information we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  Maidenform's Annual Report on Form 10-K for the fiscal year ended December 29, 2012, filed March 8, 2013;

  •
  Maidenform's Quarterly Reports on Form 10-Q for the fiscal quarter ended March 30, 2013, filed May 9, 2013 and the fiscal quarter ended June 29, 2013, filed August 7, 2013;

  •
  Maidenform's Current Reports on Form 8-K filed with the SEC on May 17, 2013 and May 24, 2013; and

  •
  Maidenform's Proxy Statement or Schedule 14A for its Annual Meeting of Stockholders filed with the SEC on April 10, 2013.

        We also incorporate by reference into this proxy statement additional documents that Maidenform may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

        You may request a copy of documents incorporated by reference at no cost, by writing or telephoning the office of the Corporate Secretary at Maidenform Brands, Inc., 200 Madison Avenue, 25th Floor, New York, New York 10016, Tel. (732) 621-2500.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS

DATED [        ], 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

        YOUR VOTE IS EXTREMELY IMPORTANT. Whether or not you plan to attend the special meeting, please complete, sign, date and return your proxy card by mail or submit your proxy over the internet as promptly as possible. If you attend the special meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

By Order of the Board of Directors of Maidenform Brands, Inc.,
Nanci Prado Executive Vice President, General Counsel and Corporate Secretary

Iselin, New Jersey
[            ], 2013

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

dated as of

July 23, 2013

among

MAIDENFORM BRANDS, INC.,

HANESBRANDS INC.

and

GENERAL MERGER SUB INC.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of July 23, 2013 among Maidenform Brands, Inc., a Delaware corporation (the "Company"), Hanesbrands Inc., a Maryland corporation ("Parent"), and General Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary").

W I T N E S S E T H :

        WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Subsidiary have unanimously approved the execution of this Agreement and the transactions contemplated hereby and declared it advisable that the respective stockholders of the Company and Merger Subsidiary approve and adopt this Agreement pursuant to which, among other things, Parent would acquire the Company by means of a merger of Merger Subsidiary with and into the Company on the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

        Section 1.01.    Definitions.     (a) As used herein, the following terms have the following meanings:

          "Acquisition Proposal" means, other than the Merger, any offer, proposal, inquiry or other indication of interest relating to (i) any acquisition or purchase (including through a merger, consolidation, share exchange, business combination, reorganization, recapitalization, reclassification or other similar transactions), directly or indirectly, of more than twenty percent (20%) of any class of equity or voting securities as of the consummation of such acquisition or purchase of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than twenty percent (20%) of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Third Party or "group" (as defined under Section 13(d) of the 1934 Act) beneficially owning more than twenty percent (20%) of any class of equity or voting securities as of the consummation of such tender offer or exchange offer of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than twenty percent (20%) of the consolidated assets of the Company, (iii) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, reclassification or other similar transaction involving the Company or any of its Subsidiaries pursuant to which the stockholders of the Company immediately preceding such transaction hold, directly or indirectly, less than eighty percent (80%) of the voting equity interests in the surviving or resulting parent entity of such transaction, (iv) a sale, transfer, lease, license, exchange or similar disposition to any Third Party or "group" (as defined under Section 13(d) of the 1934 Act) of assets of the Company or any of its Subsidiaries that, individually or in the aggregate, generate more than twenty percent (20%) of the consolidated net revenues or net income of the Company and its Subsidiaries taken as a whole, or (v) a liquidation, dissolution or other winding up of the Company and its Subsidiaries, taken as a whole.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

          "Applicable Law" means, with respect to any Person, any federal, state, foreign or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person or such Person's properties or assets, as amended unless expressly specified otherwise.

          "Business Day" means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

          "Closing Date" means the actual date and time at which the Closing occurs.

          "Code" means the Internal Revenue Code of 1986.

          "Company Balance Sheet" means the consolidated balance sheet of the Company as of March 30, 2013 and the footnotes thereto set forth in the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 30, 2013.

          "Company Balance Sheet Date" means March 30, 2013.

          "Company Disclosure Schedule" means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Subsidiary.

          "Company Employee" means, at any specified time, an employee of the Company or any of its Subsidiaries at such time.

          "Company Employee Plan" means any (i) "employee benefit plan" as defined in Section 3(3) of ERISA, (ii) employment, severance, change in control, transaction bonus, retention or other similar agreement or plan or (iii) other plan, agreement or arrangement providing for compensation, bonuses, equity or equity-based compensation, incentive or deferred compensation, fringe benefits, perquisites, health and welfare benefits, disability or sick leave benefits, supplemental unemployment benefits or post-employment or retirement benefits, in each case that is sponsored, maintained, administered, contributed to or entered into by the Company or any of its Subsidiaries, or pursuant to which the Company or any of its Subsidiaries has any liability, for the past, current or future benefit of any current or former Company Employee or consultant.

          "Company Material Adverse Effect" means a material adverse effect on (i) the financial condition, business or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) the Company's ability to consummate the Merger, other than, in the case of the immediately preceding clause (i), any effect resulting from (A) changes in GAAP or mandatory changes in the regulatory accounting requirements applicable to any industry in which the Company and its Subsidiaries operate, (B) general changes in the financial or securities markets or general economic or political conditions in the United States or any other country or region in which the Company or any of its Subsidiaries do business, (C) changes (including changes of Applicable Law or interpretations thereof) or conditions generally affecting the industry in which the Company and its Subsidiaries operate, (D) acts of war, sabotage or terrorism or natural disasters, (E) the execution and delivery of this Agreement or the announcement or consummation of the transactions contemplated by this Agreement or the identity of or any facts or circumstances relating to Parent, including the impact thereof on the relationships, contractual or otherwise, of the Company and any of its Subsidiaries with employees, customers, suppliers or other third parties and any litigation (provided that the exception in this clause (E) shall not apply to "Company Material Adverse Effect" as used in Section 4.03 and Section 4.04), (F) any failure in and of itself by the Company and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Company

  Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein), (G) any action taken (or omitted to be taken) at the express written request or with the express written consent of Parent, (H) a change in the price and/or trading volume of the Company Stock on NYSE or any other market in which such securities are quoted for purchase and sale (provided that the underlying cause of any such change may be considered in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein) or (I) any action taken by the Company, Parent or any of their respective Subsidiaries that is required or expressly contemplated pursuant to this Agreement, including any actions required under this Agreement to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that to the extent that any event, change, circumstance, effect, occurrence, condition, state of facts or development described in any of clauses (A)-(D) disproportionately affects the Company and its Subsidiaries, taken as a whole, as compared to other Persons engaged in the businesses in which the Company or any of its Subsidiaries engages, the incremental disproportionate impact thereof may be taken into account in determining whether there has been a Company Material Adverse Effect.

          "Company Stock" means the common stock, $0.01 par value, of the Company.

          "Company Stock Plans" means the Company's 2009 Omnibus Incentive Plan, the Company's 2005 Stock Incentive Plan, the MF Acquisition Corporation 2004 Stock Option Plan, the MF Acquisition Corporation 2004 Stock Option Plan for Non-Employee Directors and the MF Acquisition Corporation 2004 Rollover Stock Option Plan, in each case, as such plan may have been amended from time to time.

          "Company U.S. Plan" means any Company Employee Plan that covers Company Employees located primarily within the United States.

          "Delaware Law" means the General Corporation Law of the State of Delaware.

          "Environmental Laws" means any and all Applicable Laws governing the protection of the environment or human health and safety (but solely to the extent relating to exposure to hazardous materials).

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA Affiliate" of any entity means any other entity that, together with the first entity, would be treated as a single employer under Section 414 of the Code.

          "Financing Sources" means the lenders party to the Amended Credit Agreement from time to time.

          "GAAP" means generally accepted accounting principles in the United States.

          "Governmental Authority" means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority or tribunal, department, court, agency, commission, arbitrator or official, including any political subdivision thereof.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

          "Intellectual Property" means (i) inventions, whether or not patentable, reduced to practice or made the subject of one or more pending patent applications, (ii) national and multinational statutory invention registrations, patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) registered, issued, or applied for in the United States and all other nations throughout the world, and all improvements to the inventions disclosed in each such registration, patent or patent application, (iii) trademarks, service marks, trade dress, logos, domain names, rights of publicity, trade names and corporate names (whether or not registered) in the United States and all other nations throughout the world, including all registrations and applications for registration of the foregoing, (iv) copyrights (whether or not registered) and registrations and applications for registration thereof in the United States and all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression, (v) computer software (including source code, object code, firmware, operating systems and specifications), (vi) trade secrets and know-how (including manufacturing and production processes and techniques and research and development information), (vii) databases and data collection, (viii) any other similar type of proprietary intellectual property right and (ix) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement or misappropriation of any of the foregoing.

          "knowledge" means (i) with respect to the Company, the actual knowledge, after reasonable inquiry, of the individuals listed on Section 1.01 of the Company Disclosure Schedule and (ii) with respect to Parent, the actual knowledge, after reasonable inquiry, of the individuals listed on Section 1.01 of the Parent Disclosure Schedule.

          "License Agreement" means any agreement to which the Company or any of its Subsidiaries is a party, that is material to the business of the Company and its Subsidiaries, taken as a whole, and pursuant to which the Company or any of its Subsidiaries is granted a license or sublicense to, or covenant not to be sued under, any Intellectual Property owned by a Third Party (other than the Company or its Subsidiaries).

          "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other similar adverse claim of any kind in respect of such property or asset.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "1933 Act" means the Securities Act of 1933.

          "1934 Act" means the Securities Exchange Act of 1934.

          "NYSE" means the New York Stock Exchange.

          "Owned Intellectual Property" means all Intellectual Property owned by the Company or its Subsidiaries.

          "Parent Disclosure Schedule" means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by Parent to the Company.

          "Parent Material Adverse Effect" means any event, change, circumstance, effect, occurrence, condition, state of facts or development, either individually or in the aggregate, that would prevent or impair the ability of Parent or Merger Subsidiary to perform their respective obligations hereunder or to consummate the Merger.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted Lien" means (i) any Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been taken in accordance with GAAP, (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar liens, (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, (iv) gaps in the chain of title evident from the records of the applicable Governmental Authority maintaining such records, easements, rights-of-way, covenants, restrictions and other encumbrances of record, (v) easements, rights-of-way, covenants, restrictions and other encumbrances incurred in the ordinary course of business that, in the aggregate, are not material in amount and that do not, in any case, materially detract from the value or the use of the property subject thereto, (vi) statutory landlords' Liens and Liens granted to landlords under any lease, (vii) licenses to Intellectual Property granted in the ordinary course of business, (viii) any purchase money security interests, equipment leases or similar financing arrangements, (ix) any Liens which are disclosed on the Company Balance Sheet and (x) any Liens that are not material to the Company and its Subsidiaries, taken as a whole.

          "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

          "Regulatory Law" means the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, any Applicable Law analogous to the HSR Act or otherwise regulating antitrust or merger control matters and in each case existing in foreign jurisdictions, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Applicable Laws that are designed or intended to prohibit, restrict or regulate (i) foreign investment or (ii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

          "SEC" means the Securities and Exchange Commission.

          "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

          "Third Party" means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its controlled Affiliates.

          (b)   Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
2013 Proxy Statement	4.23
Acceptable Confidentiality Agreement	6.04(f)(i)
Adverse Recommendation Change	6.04(a)
Agreement	Preamble
Amended Credit Agreement	5.07(b)
Amended Credit Facility	5.07(c)
Antitrust Division	8.01(b)
Certificates	2.03(a)
Closing	2.01(b)
Company	Preamble
Company Board Recommendation	4.02(b)
Company Credit Agreement	4.06(b)
Company Option Awards	2.05(a)
Company Performance Stock Award	2.05(b)
Company Permits	4.12(b)
Company Related Parties	11.04(d)
Company Restricted Share	2.05(b)
Company Restricted Stock Awards	2.05(b)
Company RSU	2.05(b)
Company SAR	2.05(a)
Company SEC Documents	4.07(a)

Term	Section
Company Securities	4.05(c)
Company Stock Option	2.05(a)
Company Stockholder Approval	4.02(a)
Company Stockholder Meeting	6.02(a)
Company Subsidiary Securities	4.06(b)
Confidentiality Agreement	6.03
Continuing Employee	7.06(a)
Contract	4.20(a)
D&O Insurance	7.05(c)
e-mail	11.01
Effective Time	2.01(c)
End Date	10.01(b)(i)
Enforceability Exceptions	4.02(a)
Exchange Agent	2.03(a)
Expense Reimbursement Amount	11.04(b)(iii)
Financing	5.07(d)
FTC	8.01(b)
Indemnified Person	7.05(a)
Lease	4.14(b)
Leased Real Property	4.14(b)
Material Contract	4.20(a)
Maximum Amount	7.05(c)
Merger	2.01(a)
Merger Consideration	2.02(a)
Merger Subsidiary	Preamble
Owned Real Property	4.14(a)
Parent	Preamble
Parent Plans	7.06(c)
Parent Related Parties	11.04(d)
Preferred Shares	4.05(a)
Proceeding	7.05(a)
Process Agent	11.09(b)
Prohibition	9.01(b)
Proxy Statement	4.09
Representatives	6.04(a)
Reverse Termination Fee	11.04(b)(iv)
Section 6.04 Notice	6.04(e)
Solvent	5.08(b)
Specified Acquisitions	8.01(b)
Superior Proposal	6.04(f)(ii)
Surviving Corporation	2.01(a)
Tail Insurance	7.05(c)
Tax	4.16(k)
Tax Return	4.16(k)
Tax Sharing Agreements	4.16(k)
Taxing Authority	4.16(k)
Termination Fee	11.04(b)(i)
Top Customer	4.25
Top Supplier	4.25
Uncertificated Shares	2.03(a)
WARN Act	4.18(e)

        Section 1.02.    Other Definitional and Interpretative Provisions.     The words "hereby", "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to "law", "laws" or to a particular statute or law shall be deemed also to include any Applicable Law.

ARTICLE 2
THE MERGER

        Section 2.01.    The Merger.     (a) At the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation") and continue its corporate existence under the laws of the State of Delaware.

          (b)   Subject to the provisions of Article 9, the closing of the Merger (the "Closing") shall take place in New York City at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017, at 9:00 a.m. local time on a Business Day as promptly as reasonably practicable (but in any event no later than three Business Days) after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree.

          (c)   At the Closing, the Company shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the certificate of merger).

          (d)   From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

        Section 2.02.    Conversion of Shares.     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any shares of Company Stock or any shares of capital stock of Parent or Merger Subsidiary:

          (a)   Except as otherwise provided in Section 2.02(b), Section 2.02(c) or Section 2.04, each share of Company Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $23.50 in cash, without interest (such per share amount, the "Merger Consideration"). As of the Effective Time, all such shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration upon surrender of such shares of Company Stock in accordance with Section 2.03, without interest.

          (b)   Each share of Company Stock held by the Company or owned by Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

          (c)   Each share of Company Stock held by any wholly-owned Subsidiary of either the Company or Parent immediately prior to the Effective Time shall be canceled without any conversion thereof, and no payment shall be made with respect thereto.

          (d)   Each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, $0.01 par value, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        Section 2.03.    Surrender and Payment.

          (a)   Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Stock (the "Certificates") or (ii) uncertificated shares of Company Stock (the "Uncertificated Shares"). At or prior to the Effective Time, Parent shall make available to the Exchange Agent the Merger Consideration to be paid in respect of the Certificates and the Uncertificated Shares. Such funds may be invested by the Exchange Agent as directed by Parent; provided that (i) no such investment or losses thereon shall affect the Merger Consideration payable hereunder and following any losses Parent shall promptly provide additional funds to the Exchange Agent for the benefit of the stockholders of the Company in the amount of any such losses and (ii) such investments shall only be in short-term obligations of the United States of America with maturities of no more than 90 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each holder of record of Certificates or Uncertificated Shares at the Effective Time, other than shares described in Section 2.02(b) or Section 2.02(c), a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.

          (b)   Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed and duly executed letter of transmittal and such other documents as may be reasonably requested by the Exchange Agent, or (ii) receipt of an "agent's message" by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated

  Shares, the Merger Consideration in respect of the Company Stock represented by a Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

          (c)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

          (d)   After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth in this Article 2.

          (e)   Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of shares of Company Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such shares without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

        Section 2.04.    Dissenting Shares.     Notwithstanding anything in this Agreement to the contrary, shares of Company Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Delaware Law shall not be converted into the right to receive the Merger Consideration, unless and until such holder fails to perfect or effectively withdraws or otherwise loses the right to appraisal. If, after the Effective Time, such holder fails to perfect or effectively withdraws or otherwise loses the right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares, including a copy thereof, and Parent shall have the right to direct and control all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent or as required by any final and non-appealable order, judgment or decree of any Governmental Authority, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

        Section 2.05.    Company Stock Awards.

          (a) Stock Options.    At or immediately prior to the Effective Time, each option to purchase shares of Company Stock (each, a "Company Stock Option") and each stock appreciation right which represents the right to receive a payment in cash or shares of Company Stock (each, a "Company SAR" and together with the Company Stock Options, the "Company Option Awards") that is then-outstanding under any Company Stock Plan, whether or not vested or exercisable, shall, automatically and without any action on behalf of the holder thereof, be canceled, and the Company shall pay each holder of such Company Option Award for each such Company Option

  Award an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Company Option Award by (ii) the number of shares of Company Stock underlying such award (assuming full vesting of the Company Option Award) had such holder exercised the Company Option Award in full immediately prior to the Effective Time. The Company shall take all actions necessary to terminate and cancel each Company Option Award with an exercise price per share that is equal to or greater than the Merger Consideration at the Effective Time in accordance with the terms of the applicable Company Stock Plan without any cash payment being made in respect thereof and the holder of such Company Option Award shall have no further rights in respect thereof.

          (b)   At or immediately prior to the Effective Time, (i) each award of Company Stock that is subject to vesting or other forfeiture conditions (each, a "Company Restricted Share") and each restricted stock unit entitling the holder to delivery of shares of Common Stock, subject to satisfaction of vesting or other forfeiture conditions, whether settled in cash or in stock (each, a "Company RSU" and together with the Company Restricted Shares, the "Company Restricted Stock Awards") that is then-outstanding under any Company Stock Plan, whether or not vested, automatically and without any action on behalf of the holder or beneficiary thereof, shall be canceled, and the Company shall pay the holder of any such Company Restricted Stock Award an amount in cash equal to the product of the Merger Consideration and the number of shares of Company Stock represented by such Company Restricted Stock Award and (ii) all dividends and interest, if any, accrued but unpaid as of the Effective Time with respect to Company Restricted Shares outstanding under any Company Stock Plan, automatically and without any action on behalf of the holder or beneficiaries thereof, shall vest and be paid or distributed, as applicable, to the holder of the associated Company Restricted Shares. Any Company Restricted Stock Award for which the number of shares of Common Stock deliverable under such award is determined based on the satisfaction of performance conditions (a "Company Performance Stock Award") shall be deemed to have been earned at the target level under the terms of the award agreement relating to such Company Performance Stock Award.

          (c)   Prior to the Effective Time, the Company shall provide such notice, if any, to the extent required under the terms of the applicable Company Stock Plan, obtain any necessary consents, and make any amendments to the terms of any outstanding Company Option Award or Company Restricted Stock Award to give effect to the transactions contemplated by this Section 2.05. All payments under this Section 2.05 shall be made at or as soon as practicable after the Effective Time, pursuant to the Company's ordinary payroll practices, and shall be subject to any applicable withholding.

        Section 2.06.    Adjustments.     If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, or any stock dividend thereon with a record date during such period, but excluding any change that results from any exercise of options outstanding as of the date hereof to purchase shares of Company Stock granted under the Company's stock option or compensation plans or arrangements, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

        Section 2.07.    Withholding Rights.     Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, the Company, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Tax law. If the Exchange Agent, the Company, the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Stock, Company Stock Options, Company SARs, Company Restricted Shares or Company RSUs, as the case may be, in respect of which the Exchange Agent, the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

        Section 2.08.    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article 2.

ARTICLE 3
THE SURVIVING CORPORATION

        Section 3.01.    Certificate of Incorporation.     At the Effective Time and by virtue of the Merger, the certificate of incorporation of the Company shall be amended to be identical to the certificate of incorporation of Merger Subsidiary in effect immediately prior to the Effective Time, except (a) for Article FIRST, which shall read "The name of the corporation is Maidenform Brands, Inc.", (b) that the provisions of the certificate of incorporation of Merger Subsidiary relating to the incorporator of Merger Subsidiary shall be omitted and (c) as otherwise required by Section 7.05(b), and as so amended shall be the amended and restated certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with Delaware Law. Nothing in this Section 3.01 shall affect in any way the indemnification obligations provided for in Section 7.05(b).

        Section 3.02.    Bylaws.     The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law. Nothing in this Section 3.02 shall affect in any way the indemnification obligations provided for in Section 7.05(b).

        Section 3.03.    Directors and Officers.     From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (a) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (b) the Persons designated by Parent prior to the Closing Date shall be the initial officers of the Surviving Corporation.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Subject to Section 11.05, the Company represents and warrants to Parent and Merger Subsidiary, except (x) as disclosed in any Company SEC Document filed by the Company with the SEC after December 29, 2012 and at least three Business Days prior to the date hereof (excluding any disclosures set forth in any such Company SEC Document in any "risk factor" section, and any disclosures set forth in any such Company SEC Document in any section designated as relating to forward looking statements or any other disclosures included therein to the extent predictive, cautionary or forward-looking in nature) or (y) as set forth in the Company Disclosure Schedule, that:

        Section 4.01.    Corporate Existence and Power.

          (a)   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for any failure to be so organized, existing and in good standing as and those licenses, authorizations, permits, consents and approvals the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent a copy of its certificate of incorporation and by-laws as currently in effect.

          (b)   The Company is not in violation in any material respect of any provision of its certificate of incorporation or by-laws.

        Section 4.02.    Corporate Authorization.

          (a)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby are within the Company's corporate powers and authority and, except for the Company Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock entitled to vote thereon is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger (the "Company Stockholder Approval"). This Agreement has been duly and validly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Merger Subsidiary, as applicable) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Applicable Law affecting creditors' rights generally and general principles of equity (the "Enforceability Exceptions").

          (b)   At a meeting duly called and held, the Company's Board of Directors has (i) unanimously determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Company and its stockholders, (ii) unanimously approved, adopted and declared advisable this Agreement and the transactions contemplated hereby and (iii) unanimously resolved, subject to Section 6.04, to recommend approval and adoption of this Agreement by its stockholders (such recommendation, the "Company Board Recommendation").

        Section 4.03.    Governmental Authorization.     The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby require no action by or in respect of, or registration or filing by the Company with, or authorization, consent or approval of, or notification to, any Governmental Authority with respect to the Company or any of its Subsidiaries other than (a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act, any other applicable state or federal securities laws and the rules and regulations of NYSE and (d) any such action, registration, filing, authorization, notification, consent or approval the failure of which to make or obtain would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.04.    Non-contravention.     The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws or other equivalent organizational documents of the Company or any of its Subsidiaries, (b) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) assuming compliance with the matters referred to in Section 4.03, require any consent or other action by any Person under, conflict with, or result in a violation of, or constitute a default (with or without notice or lapse of time, or both) under, or cause, permit or give rise to a right of termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under, or result in triggering any payment or other rights or obligations under any Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound or affected or (d) result in the creation or imposition of any Lien on any property or asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d), as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.05.    Capitalization.

          (a)   The authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Stock and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Shares"). As of the close of business on July 19, 2013, there were outstanding: (i) 22,910,581 shares of Company Stock (excluding Company Restricted Shares), (ii) no Preferred Shares, (iii) Company Stock Options to purchase an aggregate of 74,412 shares of Company Stock; (iv) Company SARs relating to an aggregate of 548,658 shares of Company Stock, (v) 378,011 Company Restricted Shares and (vi) Company RSUs relating to an aggregate of 88,082 shares of Company Stock. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Option Award or Company Restricted Stock Award will be, duly authorized and validly issued and fully paid and non-assessable and were or will be, as the case may be, issued free of preemptive rights. No outstanding shares of capital stock of the Company were issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right (including under any provision of Delaware Law, the Company's certificate of incorporation or by-laws or any Contract to which the Company is or was a party or otherwise bound). Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into, or exercisable or exchangeable for, securities having the right to vote) with the stockholders of the Company or any such Subsidiary on any matter.

          (b)   The Company has provided Parent with a schedule that is accurate and compete in all material respects setting forth, as of July 19, 2013:

              (i)  (A) the name of each Company Stock Option holder, (B) the date each Company Stock Option was granted, (C) the number of shares of Company Stock subject to each such Company Stock Option, (D) the price at which each such Company Stock Option may be exercised, and (E) a general description of the vesting conditions of such Company Stock Option and if such Option is subject to any performance based vesting conditions, the number of shares earned at the target level of performance;

             (ii)  (A) the name of each holder of Company Restricted Shares, (B) the date such Company Restricted Shares were granted, (C) the number of Company Restricted Shares held by each holder, and (D) a general description of the vesting conditions of such Company Restricted Shares, and if such Company Restricted Shares are subject to any performance based vesting conditions, the number of shares earned at the target level of performance;

            (iii)  (A) the name of each holder of Company SARs, (B) the date such Company SARs were granted, (C) the number of shares of Company Stock subject to each such Company SAR, and (D) a general description of the vesting conditions of such Company SARs and if such Company SARs are subject to any performance based vesting conditions, the number of shares earned at the target level of performance; and

            (iv)  (A) the name of each holder of Company RSUs, (B) the date such Company RSUs were granted, (C) the number of shares of Company Stock subject to each such Company RSU, and (D) a general description of the vesting conditions of such Company RSUs) and if such Company RSUs are subject to any performance based vesting conditions, the number of shares earned at the target level of performance.

          (c)   Except as set forth in Section 4.05(a) of this Agreement or Section 4.05(c) of the Company Disclosure Schedule and for changes since the close of business on July 19, 2013 resulting from the exercise or settlement of Company Option Awards or Company Restricted Stock Awards outstanding on such date, there are no issued, reserved for issuance or outstanding: (i) shares of capital stock or other equity or voting securities or ownership interests in the

  Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other equity or voting securities of or ownership interests in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock or equity or voting securities or securities convertible into or exchangeable for any capital stock or equity or voting securities of the Company or (iv) any rights (either preemptive or other and including restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, "phantom" stock or similar securities or rights) that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or equity or voting securities of the Company (the items in clauses (i) through (iv) being referred to collectively as the "Company Securities"). There are no outstanding obligations (contingent or otherwise) of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or retire any of the Company Securities, except pursuant to any Company Stock Plan.

          (d)   Except as set forth in Section 4.05(d) of the Company Disclosure Schedule, none of (i) the shares of capital stock of the Company or (ii) Company Securities are owned by any Subsidiary of the Company.

        Section 4.06.    Subsidiaries.

          (a)   Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for any failure to be so organized, existing and (where applicable) in good standing as and those licenses, authorizations, permits, consents and approvals the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and (where applicable) is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent a copy of each of its Subsidiaries' certificate or articles of incorporation, as applicable, and by-laws or other equivalent organizational documents as currently in effect. None of its Subsidiaries is in violation of any provision of its respective certificate or articles of incorporation, as applicable, or by-laws or other equivalent organizational documents, except for such violations as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   All of the outstanding capital stock and other equity and voting securities of, and ownership interests in, each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and are owned by the Company, directly or indirectly, free and clear of any Liens (other than Liens arising by operation of law or pledges required or which may be required under the existing terms of the Credit Agreement dated as of June 15, 2007 among Maidenform, Inc., the Company, the lenders listed therein and Bank of America, N.A. as administrative agent (as amended prior to the date hereof, the "Company Credit Agreement")). As of the date hereof, there are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other equity securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or equity or voting securities of any of the Company Subsidiaries or securities convertible into, or exchangeable for, any capital stock or other equity or voting securities of, or ownership interests in, any Subsidiary of the Company or (iii) any rights (either preemptive or other and including restricted shares, stock appreciation rights, performance units, contingent value rights, "phantom" stock or similar securities or rights) that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other equity or voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations (contingent or otherwise) of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or retire any of the Company Subsidiary Securities. Other than the ownership of the Company's Subsidiaries as set forth on Section 4.06(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any capital stock, membership interest, partnership interest, joint venture interest or other equity, voting or ownership interest in any other Person.

        Section 4.07.    SEC Filings.

          (a)   The Company has filed with or furnished to the SEC, and made available to Parent, all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by the Company or any of its Subsidiaries since January 2, 2010 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the "Company SEC Documents").

          (b)   As of its filing date (and as of the date of any amendment), each Company SEC Document complied, and each Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

          (c)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not, and each Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (d)   Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e)   There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC Documents and, to the Company's knowledge, none of the Company SEC Documents is the subject of any ongoing SEC review. To the Company's knowledge, there are no SEC inquiries or investigations pending or threatened, in each case involving the Company or any of its Subsidiaries.

          (f)    Since January 2, 2010, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of NYSE.

        Section 4.08.    Financial Statements.

          (a)   The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company, including, in each case, the notes thereto, included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis in all material respects during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).

          (b)   Since January 2, 2010, the Company and its executive officers have made all certifications and statements required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder with respect to the Company's filings pursuant to the 1934 Act. The Company has established and maintains disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act) designed to ensure, and the Company has no reasonable basis to believe such controls and procedures are not effective to ensure, that material information relating to the Company, including its consolidated Subsidiaries, is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. The Company has established and maintains a system of internal accounting controls and financial reporting sufficient to comply with all legal and accounting requirements applicable to the Company that has been designed by the Company to be, and the Company has no reason to believe it is not, effective, in each case, to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls, to the Company's auditors and its audit committee (i) any "significant deficiencies" and "material weaknesses" (as defined by the Public Company Accounting Oversight Board) within the knowledge of the Company in the design or operation of its internal accounting controls which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, known to the Company that involves management or other employees who have a significant role in internal controls. Since January 2, 2010, the Company has not received any written material complaint, allegation, assertion or claim in writing regarding the accounting practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any such complaint, allegation assertion or claim that the Company has engaged in improper accounting or auditing practices. The Company has made available to Parent a summary of any disclosure made by management to the Company's auditors and audit committee since January 2, 2010 regarding significant deficiencies, material weaknesses and fraud.

          (c)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the 1934 Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's published financial statements or other Company SEC Documents.

        Section 4.09.    Disclosure Documents.     The proxy statement of the Company to be filed with the SEC in connection with the Merger (the "Proxy Statement") will, when definitively filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Proxy Statement and any amendments or supplements thereto are first mailed to the stockholders of the Company and at the time of the Company Stockholder Approval, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by Parent, Merger Subsidiary or any of their respective representatives or advisors specifically for use or incorporation by reference therein.

        Section 4.10.    Absence of Certain Changes.     From December 29, 2012 until the date hereof:

          (a)   the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business consistent with past practice in all material respects;

          (b)   there has not been any event, change, effect, occurrence, condition, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

          (c)   none of the Company or any of its Subsidiaries has entered into any binding commitment or transaction that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

          (d)   there has not been any material change in the accounting methods, principles or practices of the Company or any of its Subsidiaries (except for changes required by law or regulatory accounting requirements);

          (e)   there have not been any material amendments or changes in the certificate of incorporation, by-laws or other equivalent organizational documents of the Company or any of its Subsidiaries;

          (f)    there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, assets, stock, property or other securities) with respect to any shares of capital stock of or other equity or ownership interest in the Company or any of its Subsidiaries (other than dividends or distributions by a Subsidiary of the Company to the Company or any other Subsidiary of the Company); and

          (g)   none of the Company or any of its Subsidiaries has taken any other action that would be prohibited by Section 6.01(d), 6.01(e), 6.01(j) or 6.01(l) if it were taken after the date of this Agreement and prior to the Effective Time.

        Section 4.11.    No Undisclosed Material Liabilities.     Neither the Company nor any of its Subsidiaries had at the Company Balance Sheet Date or has incurred since that date any liability or obligation of any kind (whether accrued, absolute, contingent or otherwise and whether due or to become due and including any off-balance sheet loans, financings, indebtedness, make-whole or similar liabilities or obligations), other than: (a) liabilities disclosed or reserved against in the Company Balance Sheet or otherwise disclosed in the notes thereto; (b) liabilities incurred in the ordinary course of business consistent with past practice since the Company Balance Sheet Date; (c) liabilities incurred in connection with the transactions contemplated hereby; and (d) liabilities that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.12.    Compliance with Laws.

          (a)   Neither the Company nor any of its Subsidiaries is, or since January 2, 2010 has been, in violation of or has been given written or, to the Company's knowledge, oral notice by any Governmental Authority of any violation of, any Applicable Law, except for violations that would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no investigation or review by any Governmental Authority is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries involving any of their respective properties or assets or any of their respective officers or directors in their capacities as such, nor has any Governmental Authority indicated to the Company an intention to conduct the same. This Section 4.12(a) does not relate to Tax matters, which are the subject of Section 4.16.

          (b)   The Company and its Subsidiaries have all permits, licenses, franchises, variances, exemptions and other governmental authorizations, consents and approvals necessary to conduct their businesses in all material respects as presently conducted (collectively, the "Company Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are not in violation of the terms of any Company Permit, except for violations which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No suspension or cancellation of any material Company Permit is pending or, to the knowledge of the Company, threatened, in each case, which would have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.13.    Litigation.     There is no action, arbitration, suit or proceeding pending against the Company or any of its Subsidiaries or involving any of their respective properties or assets or any of their respective directors or officers in their capacities as such, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or involving any of their respective properties or assets or any of their respective directors or officers in their capacities as such, before (or, in the case of threatened actions, arbitrations, suits or proceedings, would be before) or by any Governmental Authority or any arbitrator or arbitration tribunal, except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or seeks to limit, curtail or restrict in a manner that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the ability of the Company or any of its existing or future Subsidiaries or Affiliates to compete in any geographic area or line of business or limit the Persons to whom the Company or any of its existing or future Subsidiaries or Affiliates may sell products or services. Except as disclosed in Section 4.13 of the Company Disclosure Schedule or as would not have or reasonably be expected to have a Company Material Adverse Effect, none of the Company or any of its Subsidiaries is subject to any order, judgment, decree or injunction of, rule or written agreement with, any Governmental Authority.

        Section 4.14.    Properties.

          (a)   Section 4.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all real property owned by the Company and each of its Subsidiaries (collectively, the "Owned Real Property").

          (b)   Section 4.14(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all real property leased, subleased, licensed, used or occupied by the Company or its Subsidiaries other than parking spaces, common areas or walkways (each, a "Leased Real Property") and the location of the premises, and all leases, subleases, license agreements (each, a "Lease") and other similar such agreements, including any amendments or modifications thereto, pursuant to which the Company or any of its Subsidiaries has an interest in the Leased Real Property.

          (c)   Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries has good and valid title in fee simple to all of the Owned Real Property and good title to, or valid leasehold interests in, all Leased Real Property and all other property and assets reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice, and (ii) all such properties are free and clear of all Liens of any nature whatsoever, except Permitted Liens. All such properties and assets are in good condition and repair, reasonable wear and tear excepted, and are adequate to carry on the business of the

  Company and the Company's Subsidiaries, except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (d)   Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Lease and each lease under which the Company or any of its Subsidiaries leases any personal property is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor, to the Company's knowledge as of the date hereof, any other party to a Lease or a lease under which the Company or any of its Subsidiaries leases any personal property, is in violation of any provision of any such lease, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default, in each case, by the Company or any of its Subsidiaries.

        Section 4.15.    Intellectual Property.

          (a)   Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company or its Subsidiaries own, free and clear of all Liens (other than Permitted Liens) or have a valid right to use, all of the Intellectual Property, as currently used in the conduct of the business of the Company and its Subsidiaries as currently conducted; (ii) to the knowledge of the Company, all of the issued patents and registered trademarks, service marks and copyrights included in the Owned Intellectual Property are valid and enforceable and in force and effect and subsisting; (iii) there exist no material restrictions on the use, license or transfer of the Owned Intellectual Property; (iv) the business of the Company and its Subsidiaries as currently conducted (including the products currently sold by the Company and its Subsidiaries) does not infringe the Intellectual Property rights of any Person; (v) to the knowledge of the Company, no Person is infringing any Intellectual Property owned by the Company or its Subsidiaries; (vi) none of the Intellectual Property owned by the Company or any of its Subsidiaries has been adjudged invalid or unenforceable in whole or in part or is subject to any outstanding judgment, injunction, order or decree restricting the use thereof by the Company or its Subsidiaries; (vii) the Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property owned by the Company or its Subsidiaries, the value of which to the Company and its Subsidiaries is contingent upon maintaining the confidentiality thereof; (viii) all former and current employees of the Company or its Subsidiaries and any third party consultants who have participated in the conception or development of any Intellectual Property on behalf of the Company, have executed written agreements with the Company or its Subsidiaries that assign, or obligate them to assign, to either or both the Company or its Subsidiaries, to the fullest extent permitted by Applicable Law, all rights to any such Intellectual Property relating to the business of the Company or its Subsidiaries; and (ix) the consummation of the Merger will not result in the loss or impairment of the right of the Company or its Subsidiaries to own or use any of the Intellectual Property as currently used by either in the conduct of the business.

        Section 4.16.    Taxes.     Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

          (a)   (i) All Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due (taking into account extensions) in accordance with all Applicable Law, and all such material Tax Returns are, or shall be at the time of filing, true, correct and complete in all material respects, and (ii) the Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes shown as due and payable on the Tax Returns that have been filed and all other Taxes otherwise due and payable, except in each case of clauses (i) and (ii), with respect to matters contested in good faith or for which adequate reserves have been established under GAAP.

          (b)   The income and franchise Tax Returns of the Company and its Subsidiaries through the Tax year ended December 31, 2010, have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired.

          (c)   As of the date hereof, there is no claim, audit, action, suit or proceeding now pending or, to the Company's knowledge, threatened in writing against the Company or its Subsidiaries in respect of any material Tax.

          (d)   During the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a "distributing corporation" or a "controlled corporation" in a transaction intended to be governed by Section 355 of the Code.

          (e)   No claim has been made by any Taxing Authority in a jurisdiction where the Company and/or the Company's Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

          (f)    Neither the Company nor any of its Subsidiaries is a party to any Tax Sharing Agreement.

          (g)   The Company and each of its Subsidiaries have withheld and paid to the appropriate Taxing Authorities all Taxes required to be withheld and paid by them on payments to any employee, independent contractor, stockholder, creditor, customer or other third party.

          (h)   Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any other Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Tax law), as a transferee or successor, or by contract (other than Contracts entered into in the ordinary course of business, the primary subject of which is not Taxes). Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company).

          (i)    Neither the Company nor any of its Subsidiaries has participated in a "listed transaction" as defined in Treasury Regulation Section 1.6011-4(b)(2).

          (j)    The Company has complied with all Applicable Laws relating to record retention (including, without limitation, to the extent necessary to claim any exemption from sales tax collection and maintaining adequate and current resale certificates to support any such claimed exemption).

          (k)   "Tax" means (i) any tax or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee and (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person. "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information. "Tax Sharing Agreements" means all existing agreements or arrangements (whether or not written) binding the Company or any of its Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person's Tax liability.

        Section 4.17.    Employee Benefit Plans.

          (a)   Section 4.17 of the Company Disclosure Schedule contains a correct and complete list identifying each material Company Employee Plan. With respect to each such Company Employee Plan, the Company has delivered or made available to Parent, to the extent applicable, a true, correct and complete copy of: (i) all plan documents (including amendments) and trust agreements; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) any current summary plan description; (iv) the most recent annual financial report, if any; and (v) the most recent actuarial report, if any. Except as specifically provided in the foregoing documents, or in other documents, delivered or made available to Parent, there are no amendments to any Company Employee Plan that have been adopted or approved nor has the Company or any ERISA Affiliate committed (whether or not such commitment is legally binding) to make any such amendments or to adopt or approve any new Company Employee Plan.

          (b)   With respect to each Company U.S. Plan subject to Title IV of ERISA other than a Multiemployer Plan, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) no such Company U.S. Plan is in "at risk" status, within the meaning of Section 430 of the Code or Section 303 of ERISA, (ii) no Lien has arisen or would be reasonably expected to arise under Section 303(k) of ERISA or Section 430(k) of the Code, (iii) neither the Company nor any of its ERISA Affiliates has engaged in a transaction described in Section 4069 or 4212(c) of ERISA that could result in a liability to the Company after the Effective Time, and (iv) neither the Company nor any of its ERISA Affiliates has incurred in the past six years, or reasonably expects to incur prior to the Effective Time, any liability under Title IV of ERISA arising in connection with the termination of any such Company U.S. Plan. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Multiemployer Plan, (A) neither the Company nor any of its ERISA Affiliates has in the past six years incurred any liability on account of a "complete withdrawal" or a "partial withdrawal" (within the meaning of Sections 4203 and 4205 of ERISA, respectively) from any Multiemployer Plan and (B) to the Company's knowledge, no event has occurred and no condition or circumstance has existed, that presents a material risk of the occurrence of any withdrawal by the Company, any of its Subsidiaries or any of its ERISA Affiliates from or the partition, termination, reorganization or insolvency of any such Multiemployer Plan which could result in any liability of the Company or any of its Subsidiaries to any such Multiemployer Plan.

          (c)   Each Company U.S. Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter, or has pending or has time remaining in which to file, an application for such determination or opinion from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter or opinion letter should be revoked or not be reissued. The Company has made available to Parent copies of the most recent Internal Revenue Service determination and opinion letters with respect to each such Company U.S. Plan.

          (d)   Each Company Employee Plan has been maintained in material compliance, and is now in compliance, with its terms and with the requirements prescribed by all statutes and regulations, including ERISA and the Code, which are applicable to such Company Employee Plan. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no claim (other than routine claims for benefits), action, suit or proceeding (including an audit) is pending against or involves or, to the Company's knowledge, is threatened against or reasonably expected to involve, any Company Employee Plan or any fiduciaries thereof before any court or arbitrator or any Governmental Authority, including the Internal Revenue Service, the U.S. Department of Labor or the PBGC.

          (e)   The consummation of the Merger or the other transactions contemplated by this Agreement will not, either alone or together with any other event: (i) entitle any Company Employee to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other material obligation under, any Company Employee Plan, (iii) limit or restrict the right of the Company or any of its Subsidiaries or, after the Effective Time, Parent, to merge, amend or terminate any Company Employee Plan or (iv) give rise to the payment of any amount under any Company Employee Plan that would not be deductible pursuant to the terms of Section 280G of the Code. Since January 1, 2013, none of the Company or any of its Subsidiaries has made any payment or award to any Company Employee in respect of any severance, transaction bonus, retention payment or other similar award in connection with the sale or change in control of the Company.

          (f)    Each Company Employee Plan that is a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code has been operated in material compliance with Section 409A of the Code since January 1, 2005. Each person on the payroll records of Company is properly classified as an employee or independent contractor, and has been properly classified on their payroll records as exempt or nonexempt under the Fair Labor Standards Act or any applicable state or foreign law equivalent, except to the extent that failure to do so has not created any extant material liability. No Company Employee Plan provides for post-retirement or post-employment welfare benefits (other than healthcare continuation coverage required under applicable Federal or state law). Neither the Company nor any of its Subsidiaries has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "multiple employer plan" (within the meaning of the Code or ERISA) creating any extant material liability. All contributions or premiums required to be made by either the Company under the terms of each Company Employee Plan or by ERISA, the Code or Applicable Laws have in all material respects been made in a timely fashion in accordance with ERISA, the Code or Applicable Laws and the terms of such Company Employee Plan.

        Section 4.18.    Labor and Employment.

          (a)   The Company has made available to Parent correct and complete copies of: (i) all collective bargaining agreements, memorandums of understanding, and extension agreements (including all addendums, amendments and related correspondence thereto); (ii) all arbitration awards for the last three (3) years regarding employment or labor issues; (iii) all material employment policy manuals and individual employment policies; (iv) all pending employment or labor related charges and lawsuits; (v) all pending unfair labor practice charges and complaints, and (vi) all pending United States Occupational Safety and Health Administration charges and complaints.

          (b)   There are no (i) Actions relating to the labor and employment practices of the Company or any of its Subsidiaries pending, scheduled, or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries before the U.S. National Labor Relations Board or any other Governmental Authority or any current union representation questions involving any Company Employee, and (ii) complaints or charges relating to labor or employment practices of the Company or any of its Subsidiaries have been made or are reasonably expected to be made to the U.S. National Labor Relations Board or any other Governmental Authority. There is no labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries.

          (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are and have been since January 2, 2010, in compliance with all Applicable Laws relating to labor and employment, including those relating to labor management relations, practices, wages, hours, overtime, worker classification, terms and conditions of employment, discrimination, sexual harassment, work authorization, immigration, safety and health, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes. Other than normal accruals of wages during regular payroll cycles, there are no material arrearages in the payment of wages.

          (d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) is subject to any charge, demand, petition or representation proceeding seeking to compel, require or demand it to bargain with any labor union or labor organization or (ii) has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries

          (e)   Since January 2, 2010, neither the Company nor any of its Subsidiaries has effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act, as amended (the "WARN Act")), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, or local Law or regulation similar to the WARN Act.

        Section 4.19.    Environmental Matters.

          (a)   Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

              (i)  (A) no written notice, report from a Governmental Authority, order, complaint or penalty has been received by the Company or any of its Subsidiaries arising out of any Environmental Laws, and (B) there are no judicial, administrative or other actions, suits or proceedings pending or, to the Company's knowledge, threatened, in the case of each (A) and (B), relating to any violation, or alleged violation, by the Company or any of its Subsidiaries of any Environmental Laws;

             (ii)  the Company and each of its Subsidiaries have all environmental permits necessary for their operations, as presently conducted, to comply with all applicable Environmental Laws and are in compliance with the terms of such permits;

            (iii)  neither the Company nor any of its Subsidiaries nor any of their respective predecessor entities has (A) treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, exposed any person to, or released, any substance regulated by Environmental Law, or (B) owned or operated its business or any facility or property which is or has been contaminated by any substance, in the case of each (A) and (B), so as to give rise to any liabilities of the Company or any of its Subsidiaries, including any investigative, corrective or remedial obligations, pursuant to any Environmental Laws; and

            (iv)  the operations of the Company and each of its Subsidiaries are, and since January 2, 2010 have been, in compliance with the terms of all applicable Environmental Laws.

          (b)   Except as set forth in this Section 4.19, no representations or warranties are being made with respect to matters arising under or relating to environmental matters, including any matters arising under Environmental Law.

        Section 4.20.    Material Contracts.

          (a)   Except as set forth in Section 4.20 of the Company Disclosure Schedule or as filed as an exhibit with any Company SEC Document, and other than any Company Benefit Plan set forth on Section 4.17 of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is, as of the date hereof, a party to or bound by any loan or credit agreement, note, bond, mortgage, indenture, lease or other binding contract, agreement or commitment (each a "Contract"):

              (i)  that has been or would be required to be filed as a "material contract" by the Company pursuant to Item 601(b)(10) of Regulation S-K of the SEC;

             (ii)  that establishes or governs a partnership or joint venture or similar arrangement;

            (iii)  that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement providing for indebtedness of the Company or any of its Subsidiaries in an amount in excess of $1,000,000;

            (iv)  with a Top Customer or Top Supplier and under which the Company or any of its Subsidiaries has made or received payments in excess of $2,000,000 in the twelve months prior to the date hereof or which is otherwise material to the Company and its Subsidiaries, taken as a whole (other than purchase and sale orders entered into in the ordinary course of business consistent with past practice);

             (v)  for the purchase or sale of any entity or assets after the date hereof in excess of $1,000,000 (other than customer or supplier Contracts, including contracts that relate to inventory);

            (vi)  that is a collective bargaining agreement;

           (vii)  under which the Company or any of its Subsidiaries has made or received payments in excess of $1,000,000 since July 1, 2012 (other than purchase and sale orders entered into in the ordinary course of business consistent with past practice);

          (viii)  that provides for any obligation of the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company of an amount in excess of $2,000,000 or any other Person of an amount in excess of $1,000,000;

            (ix)  that is an outstanding power of attorney (other than powers of attorney granted with respect to foreign legal and tax matters or Intellectual Property related filings or which otherwise are not material to the Company and its Subsidiaries, taken as a whole);

             (x)  that provides for an obligation or liability of the Company or any of its Subsidiaries (whether absolute, accrued, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any third party that could result in payments in excess of $1,000,000, other than obligations between the Company and any of its Subsidiaries (and between Company Subsidiaries);

            (xi)  that restricts or prohibits in any material respect the ability of the Company or any Subsidiary of the Company to compete in any material line of business or in any geographic area, or that limits in any material respect the Persons to whom the Company can sell products or services;

           (xii)  that requires the Company or any of its Subsidiaries to provide business, distribution or investment opportunities or pricing to any Person on an exclusive or most favored nation basis;

          (xiii)  that is a hedge, collar, option, forward purchasing, option, swap, derivative or similar Contract; or

          (xiv)  that is a Contract between the Company or any of its Subsidiaries on the one hand, and any of the Company's stockholders (in their capacity as such) on the other hand.

    Each such Contract described in clauses (i)-(xiv) is referred to herein as a "Material Contract". The Company has made available to Parent correct and complete copies of all Material Contracts.

          (b)   Except for breaches, violations or defaults which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Material Contracts is valid and binding on the Company and each of its Subsidiaries party thereto and, to the Company's knowledge as of the date hereof, each other party thereto, enforceable, subject to the Enforceability Exceptions, against the Company and each of its Subsidiaries party thereto in accordance with its terms, and to the Company's knowledge as of the date hereof each other party thereto, and is in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Company's knowledge as of the date hereof any other party to a Material Contract, is in violation of or default under any provision of any Material Contract and no event has occurred that with the lapse of time or the giving of notice or both would constitute a violation of or default thereunder by the Company or any of its Subsidiaries. The Company or such Subsidiary has performed all obligations required to be performed by it under each Material Contract and, to the knowledge of the Company as of the date hereof, each other party to each Material Contract has performed all obligations required to be performed by it under such Material Contract, except in each case as, individually or in the aggregate, would not have or reasonably be expected to have a Company Material Adverse Effect.

        Section 4.21.    Insurance.     The Company has previously made available to Parent all material policies of insurance maintained by the Company or any of its Subsidiaries as of the date hereof. Such policies are in full force and effect and all premiums due with respect to such policies have either been paid or adequate provisions for the payment by the Company or one of its Subsidiaries thereof has been made, except for such failures to be in full force and effect or to pay such premiums as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

        Section 4.22.    Foreign Corrupt Practices Act and Related Matters.     Since January 2, 2010, to the Company's knowledge, none of the Company nor any of its Subsidiaries nor any of their respective officers, directors, employees or agents acting on behalf of the Company or any of its Subsidiaries has done any act or authorized, directed or participated in any act in violation of any provision of: (a) the United States Foreign Corrupt Practices Act of 1977, as amended; (b) the PATRIOT Act, Pub. L. No. 107-56, the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the Money Laundering Control Act of 1986, and Laws relating to the prevention and detection of money laundering in 18 U.S.C. §§ 1956 and 1957; (c) the Export Administration Act (50 U.S.C. §§ 2401-2420), the International Emergency Economic Powers Act (50 U.S.C. § 1701, et seq.), the Trading With The Enemy Act (50 U.S.C. app. §§ 1-44), and 13 U.S.C. Chapter 9; (d) the Foreign Asset Control Regulations contained in 31 C.F.R., Subtitle B, Chapter V; or (e) any other civil or criminal federal or state laws of similar import.

        Section 4.23.    Affiliate Transactions.     Except for the contractual relationships described in the Company's proxy statement for the May 16, 2013 Annual Meeting of Stockholders of the Company (the "2013 Proxy Statement"), there are no transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and the Company's Affiliates (other than wholly-owned Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404(a) of Regulation S-K under the 1933 Act. Except as set forth in the 2013 Proxy Statement, neither the Company nor any Affiliate of the Company has any agreement, arrangement or other understanding with any officer, director or employee of the Company or any of its Subsidiaries with respect to any matter relating to the transactions contemplated by this Agreement other than the Company Employee Plans disclosed on Section 4.17 of the Company Disclosure Schedule, the terms of Company Stock Options, Company Restricted Shares, Company RSUs and Company SARs, and director compensation for service on the board of directors or any committee. Since January 2, 2010, no current or former executive officer or director of the Company has asserted any charge, action, cause of action or material claim against the Company or any of its Subsidiaries and no such item previously asserted, if any, remains pending, except for immaterial claims for accrued vacation pay, accrued benefits under any Company Employee Plans and similar matters.

        Section 4.24.    Inventory.     Except as would not have or reasonably be expected to have a Company Material Adverse Effect, the Company's and its Subsidiaries' inventory (i) is sufficient for the operation of the Company's and its Subsidiaries' business in the ordinary course of business consistent with past practice, (ii) consists of items that are good and merchantable within normal trade tolerances (subject to applicable reserves), (iii) is of a quality and quantity presently usable or saleable in the ordinary course of business consistent with past practices (subject to applicable reserves), (iv) is not held by any Person (including any Affiliate of the Company) on consignment, (v) is valued on the books and records of the Company or its Subsidiaries, as applicable, at the lower of cost or market with the cost determined under the standard cost accounting inventory valuation method consistent with past practice and (vi) is subject to reserves determined in accordance with GAAP.

        Section 4.25.    Customers and Suppliers.     Section 4.25 of the Company Disclosure Schedule contains a correct and complete list of the names of the Top Customers and Top Suppliers. To the Company's knowledge as of the date hereof, the Company has not received written notice that any Top Customer or Top Supplier plans to terminate or materially alter its business relations with the Company and its Subsidiaries in a manner materially adverse to the Company nor, to the Company's knowledge as of the date hereof, has any Top Customer or Top Supplier threatened in writing to the Company or its Subsidiaries to cancel or materially decrease its usage or supply of the Company's or its Subsidiaries' services or products.

        "Top Customer" means the ten largest customers of the Company and its Subsidiaries, taken as a whole, measured by total revenue during the 12-month period ended March 31, 2013.

        "Top Supplier" means the ten largest suppliers (other than licensors of Intellectual Property to the Company or any of its Subsidiaries) of the Company and its Subsidiaries, taken as a whole, measured by consolidated net purchases during the 12-month period ended on March 31, 2013.

        Section 4.26.    Finders' Fees.     Except for Guggenheim Securities, LLC, there is no investment banker, broker, finder or other intermediary or Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission or other like payments from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement. The Company has furnished to Parent correct and complete copies of all agreements under which any such fees or commissions are payable and all indemnification and other agreements related to the engagement of the Persons to whom such fees are payable.

        Section 4.27.    Opinion of Financial Advisor.     The Board of Directors of the Company has received the opinion of Guggenheim Securities, LLC, financial advisor to the Company, to the effect that, as of the date of such opinion and based on and subject to the assumptions, qualifications, limitations and other matters referred to in such opinion, the Merger Consideration to be received by the holders of shares of Company Stock is fair, from a financial point of view, to such holders. A correct and complete signed copy of such opinion will be delivered to Parent solely for informational purposes promptly after the date hereof.

        Section 4.28.    Antitakeover Statutes and Related Matters.     No federal or state takeover statute or similar statute (including Section 203 of Delaware Law) or regulation applies to or purports to apply to this Agreement, the Merger or any of the other transactions contemplated hereby or thereby. There is no stockholder rights plan, "poison pill" plan, anti-takeover plan or other similar device in effect, to which the Company is a party or otherwise bound.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT

        Subject to Section 11.05, except as set forth in the Parent Disclosure Schedule, Parent represents and warrants to the Company that:

        Section 5.01.    Corporate Existence and Power.     Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for any failure to be so organized, existing and in good standing as and those licenses, authorizations, permits, consents and approvals the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement and the transactions contemplated hereby. Merger Subsidiary was incorporated solely for the purpose of consummating the Merger and the transactions contemplated by this Agreement. All of the outstanding shares of capital stock of Merger Subsidiary have been validly issued, are fully paid and nonassessable and are owned by, and at the Effective Time will be owned by, Parent, free and clear of all Liens (except for pledges that may be required in connection with Parent's current or future debt).

        Section 5.02.    Corporate Authorization.     The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby are within the corporate powers and authority of Parent and Merger Subsidiary and, except for the approval of Parent as the sole stockholder of Merger Subsidiary (which approval Parent shall effect on the date hereof immediately following execution of this Agreement), have been duly authorized by all necessary corporate action of Parent and Merger Subsidiary. This Agreement has been duly and validly executed and delivered by each of the Parent and Merger Subsidiary and (assuming the valid authorization, execution and delivery of this Agreement by the Company) constitutes a valid and binding obligation of each of Parent and Merger Subsidiary enforceable against Parent and Merger Subsidiary in accordance with its terms, subject to the Enforceability Exceptions. No vote of the holders of any of Parent's capital stock is necessary in connection with the consummation of the Merger.

        Section 5.03.    Governmental Authorization.     The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby require no action by or in respect of, or registration, declaration or filing by Parent or Merger Subsidiary with or authorization, permit, notification to, consent or approval of, any Governmental Authority, other than (a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act, any other applicable state or federal securities laws and the rules and regulations of the NYSE and (d) any such action, registration, declaration, filing, authorization, permit, notification, consent or approval the failure of which to make or obtain would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.04.    Non-contravention.     The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the articles or certificate of incorporation or bylaws of Parent or Merger Subsidiary, (b) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a default under, conflict with, or result in a violation of, or constitute a default (with or without notice or lapse of time, or both) under, or cause, permit or give rise to a right of termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under, any Contract binding upon Parent or any of its Subsidiaries, or result in triggering any payment or other rights or obligations under any Contract to which Parent or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound or affected or (d) result in the creation or imposition of any Lien on any asset of the Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d), as would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.05.    Disclosure Documents.     The information supplied by Parent for inclusion in the Proxy Statement will not, at the time the Proxy Statement and any amendments or supplements thereto is first mailed to the stockholders of the Company and at the time of the Company Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.05 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by the Company or any of its representatives or advisors specifically for use or incorporation by reference therein.

        Section 5.06.    Finders' Fees.     Except for Goldman, Sachs & Co., whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary or Person that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission or other like payments from Parent upon consummation of the transactions contemplated by this Agreement.

        Section 5.07.    Financing.     (a) Parent has available to it as of the date hereof, and will have available to it as of the date the Closing is required to occur pursuant to Section 2.01, immediately available funds (taking into account funds available to Parent under the Amended Credit Agreement (as defined below)) to enable it to consummate the Merger pursuant to the terms of this Agreement, including to pay the aggregate Merger Consideration and all other amounts required to be paid in connection with the Closing pursuant to Article 2 and to pay all related fees and expenses of Parent, Merger Subsidiary and their respective Representatives required to be paid in connection with the Closing pursuant to this Agreement.

          (b)   Parent has delivered to the Company true and complete copies of its Amended and Restated Credit Agreement dated as of December 10, 2009 (as amended by the First Amendment dated as of February 17, 2011, by the Second Amendment dated as of July 13, 2012, by the Third Amendment dated as of July 23, 2013 and as otherwise amended and in effect on the date hereof (the "Amended Credit Agreement")).

          (c)   There are no side letters (other than customary fee letters, engagement or related letters (none of which contain terms that would reasonably be expected to adversely affect the amount or availability of the Financing)) or other material agreements or Contracts related to the credit facility governed by the Amended Credit Agreement (the "Amended Credit Facility"), other than as disclosed in any Company SEC Document filed by the Company with the SEC prior to the date of this Agreement.

          (d)   The Amended Credit Agreement is in full force and effect and is a valid and binding obligation (subject to the Enforceability Exceptions) of Parent and, to the knowledge of Parent, the Financing Sources. As of the date hereof, the Amended Credit Agreement has not been amended or modified in any material respect, except for such amendments or modifications that have been disclosed in any Form 10-K or 10-Q or 8-K, as applicable, filed by Parent with the SEC prior to the date hereof, and the respective commitments contained therein have not been withdrawn in writing, rescinded in writing or otherwise modified in any material respect (other than customary assignments and participations of commitments). As of the date hereof, no event has occurred which would constitute a default (or an event which with notice or lapse of time or both would constitute a default), or the failure of any condition, on the part of Parent or its Subsidiaries under the Amended Credit Agreement or, to the knowledge of Parent, on the part of any Financing Source. There are no conditions precedent to the drawdown by Parent of the amount (together with cash on hand) required to pay the aggregate Merger Consideration, all other amounts required to be paid pursuant to Article 2 and all related fees and expenses of Parent, Merger Subsidiary and their respective Representatives pursuant to this Agreement, in each case, that are required to be paid in connection with the Closing (the "Financing") other than the conditions precedent set forth in Section 5.2 of the Amended Credit Agreement, and Parent has no reason to believe that it will not be able to satisfy any such condition of the Financing, or that any representation or warranty required to be true and correct at the applicable standard set forth in the Amended Credit Agreement for the Financing to be available to the Parent on the Closing Date will not be so true and correct on the Closing Date, or that the proceeds of the Financing will not be made available to Parent on the Closing Date.

          (e)   Parent acknowledges and agrees that notwithstanding anything to the contrary in this Agreement, the consummation of the Financing shall not be a condition to the obligation of Parent and Merger Subsidiary to consummate the Merger and the other transactions contemplated hereby.

        Section 5.08.    Solvency.     Assuming (a) the satisfaction of the conditions to Parent's obligations to consummate the Merger and (b) the accuracy in all material respects of the representations and warranties set forth in Article 4 of this Agreement and, after giving effect to the transactions contemplated by this Agreement, including the Financing, the payment of the aggregate Merger Consideration, any repayment or refinancing of debt contemplated in this Agreement and the payment of all related fees and expenses, the Surviving Corporation on a consolidated basis will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby (assuming, in each case, the Surviving Corporation is Solvent immediately prior to the Effective Time (without giving effect to any obligations to third parties which may be accelerated as a result of the consummation of the Merger and the other transactions contemplated hereby)). For purposes of this Agreement, "Solvent" when used with respect to any Person, means that, as of any date of determination, (i) the amount of the "fair saleable value" of the assets of such Person will, as of such date, exceed (A) the value of all "liabilities of such Person, including contingent and other liabilities," as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature.

        Section 5.09.    Litigation.     There is no action, arbitration, suit or proceeding pending against, or, to the knowledge of the Parent, threatened in writing against, Parent or any of its Subsidiaries before (or, in the case of threatened actions, arbitrations, suits or proceedings, would be before) or by any Governmental Authority or any arbitrator or arbitration tribunal, except as would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.10.    Ownership of Shares.     Except as previously disclosed to the Company or other than pursuant to this Agreement, neither Parent nor Merger Subsidiary or any of their Subsidiaries beneficially owns any Shares as of the date hereof.

        Section 5.11.    Absence of Certain Agreements.     To Parent's knowledge, as of the date hereof, neither Parent nor any of its Subsidiaries has entered into any Contract, arrangement or understanding, or authorized, committed or agreed to enter into any Contract, arrangement or understanding, pursuant to which: (a) any stockholder of the Company in its capacity as such would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company (i) agrees to vote to adopt this Agreement or the Merger or (ii) agrees to vote against any Superior Proposal or (b) any Third Party has agreed to provide, directly or indirectly, equity capital to Parent or the Company to finance in whole or in part the Merger.

        Section 5.12.    Management Agreements.     Other than this Agreement, as of the date hereof, there are no Contracts, undertakings, commitments, agreements or obligations or understandings between Parent or Merger Subsidiary or any of their Affiliates, on the one hand, and any member of the Company's management or the board of directors, on the other hand, relating in any way to the transactions contemplated by this Agreement or the operations of the Company after the Effective Time.

ARTICLE 6
COVENANTS OF THE COMPANY

        The Company agrees that:

        Section 6.01.    Conduct of the Company.     Except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), as expressly contemplated by this Agreement, as set forth in Section 6.01 of the Company Disclosure Schedule or as required by Applicable Law, from the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course of business consistent with past practices and use its reasonable best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and key employees. Without limiting the generality of the foregoing, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or as expressly contemplated by this Agreement (including Section 8.01) or set forth in Section 6.01 of the Company

Disclosure Schedule, the Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

          (a)   amend its articles of incorporation, bylaws or other similar organizational documents, except as may be required by the rules and regulations of the SEC or NYSE;

          (b)   (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or other securities or any combination thereof), or otherwise make any payments to its stockholders in their capacity as such, except for dividends or distributions by any of its wholly-owned Subsidiaries or (iii) redeem, repurchase or otherwise acquire or retire or offer to redeem, repurchase, or otherwise acquire or retire, directly or indirectly, any Company Securities or any Company Subsidiary Securities except pursuant to any Company Stock Plan;

          (c)   (i) issue, deliver, pledge or sell, or authorize the issuance, delivery, pledging (other than pledges under the Company Credit Agreement in the ordinary course of business consistent with past practice) or sale of, any shares of any Company Securities or Company Subsidiary Securities or any rights (either preemptive or other and including restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, "phantom" stock or similar securities or rights) that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or equity or voting securities of the Company, other than (A) the issuance of any shares of the Company Stock upon the exercise or settlement of Company Option Awards or Company RSUs that are outstanding on the date of this Agreement in accordance with the terms of such Company Option Awards and Company RSUs or (B) any Company Subsidiary Securities to the Company or any other wholly owned Subsidiary of the Company; or (ii) amend, waive or otherwise modify any term of any Company Security or any Company Subsidiary Security;

          (d)   acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than (i) pursuant to Material Contracts, (ii) involving consideration or value not in excess of $1,000,000 individually or $2,000,000 in the aggregate or (iii) supplies or inventory in the ordinary course of business consistent with past practice;

          (e)   sell, lease or otherwise transfer any assets, securities, properties, interests or businesses, other than (i) pursuant to Material Contracts, (ii) involving consideration or value not in excess of $1,000,000 individually or $2,000,000 in the aggregate or (iii) sales of obsolete or excess assets, finished goods or inventory in the ordinary course of business consistent with past practice, or create any Lien (other than Permitted Liens or by operation of Applicable Law in the ordinary course of business consistent with past practice or which is required under the Company Credit Agreement);

          (f)    make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) in connection with actions permitted by Section 6.01(d) or Section 6.01(n), (ii) loans or advances between and among the Company and/or any of its wholly-owned Subsidiaries, (iii) capital contributions to or investments in its wholly-owned Subsidiaries or (iv) loans or advances to employees, customers or suppliers in the ordinary course of business consistent with past practice;

          (g)   (i) incur any indebtedness (including for this purpose any indebtedness evidenced by notes, debentures, bonds, capitalized leases or other similar instruments, or secured by any Lien on any property, obligations under any title retention agreement and obligations under letters of credit or similar credit transaction), (ii) receive any capital contributions from any Person (other than capital contributions from the Company or any of its wholly-owned Subsidiaries) or

  (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of another Person, enter into any "keep well" or other agreement to maintain the financial condition of another Person (other than the Company or any of its wholly-owned Subsidiaries) or cancel or forgive any debts owed to it (except if determined in good faith not to be collectible or in the ordinary course of business consistent with past practice) or waive any rights or claims of material value, other than (A) up to $1,000,000 of indebtedness under lines of credit existing on the date of this Agreement or (B) indebtedness incurred between or among the Company and/or any of its Subsidiaries or between any of such Subsidiaries or guarantees by the Company of indebtedness of any of its Subsidiaries;

          (h)   (i) except as required under any Company Employee Plan or Applicable Law, grant or increase any severance or termination pay to (or amend any existing severance pay or termination arrangement with) any Company Employee, (ii) establish, adopt or amend in any material respect (except as required by Applicable Law) any collective bargaining agreement, Company Employee Plan or employment agreement, (iii) except as required under any Company Employee Plan or Applicable Law, increase in any manner the compensation, bonus or other benefits payable to any current or former Company Employee, director, consultant or agent, or enter into any new bonus or incentive agreement or arrangement or transaction bonus agreement or arrangement with any Company Employee, director, consultant or agent, other than in connection with promotions of Company Employees in the ordinary course of business with respect to any Company Employee whose annual base salary does not exceed $100,000, or pay any pension, retirement allowance, transaction bonus or other transaction benefits not required by any existing plan or agreement to any such Person or voluntarily accelerate the vesting of any compensation or benefits, or (iv) hire or promote any executive officer of the Company or any of its Subsidiaries;

          (i)    change the Company's practices or methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;

          (j)    make or change any material Tax election, change any annual Tax accounting period (except as would not be material), adopt or change any method of Tax accounting (except as would not be material), materially amend any Tax Returns or file claims for material Tax refunds, enter into any material closing agreement, settle any material Tax claim, audit or assessment, or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability;

          (k)   (i) except in the ordinary course of business consistent with past practice, enter into, renew, extend, amend or otherwise modify, or unilaterally terminate other than in accordance with its terms, any Material Contract or Contract which would be a Material Contract if entered into as of the date hereof or (ii) waive, release or assign, in a manner which is materially adverse to the Company, any rights under any Material Contract;

          (l)    authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, recapitalization, restructuring or other reorganization of the Company or any Subsidiary of the Company or complete any of the actions that would be contemplated by any such plan, or organize any new Subsidiary;

          (m)  enter into any transactions with (i) any of its Affiliates (other than any transactions solely between or among the Company and one or more of its wholly owned Subsidiaries), officers or directors, or (ii) except in the ordinary course of business consistent with past practices, any of its employees, consultants or agents;

          (n)   make or agree to make any new capital expenditures in excess of the amounts of such expenditures reflected in the capital expenditures budget set forth on Section 6.01(n) of the Company Disclosure Schedule by $1,000,000 individually or $2,000,000 in the aggregate;

          (o)   except in the ordinary course of business consistent with past practice, enter into any lease with respect to any real property;

          (p)   enter into any Contract that by its terms purports to limit, curtail or restrict in any material respect the ability of the Company or any of its existing or future Subsidiaries or Affiliates to compete in any geographic area or material line of business or limit in any material respect the Persons to whom the Company or any of its existing or future Subsidiaries or Affiliates may sell products or services;

          (q)   (i) write up, write down or write off the book value of any of its assets, other than in the ordinary course of business and consistent with past practice as may be required by GAAP, or (ii) increase any reserves for contingent liabilities other than in the ordinary course of business consistent with past practices as may be required by GAAP;

          (r)   commence, waive, release, settle or compromise any pending or threatened suit, action or claim, other than suits, actions or claims requiring payments by the Company or any of its Subsidiaries of no more than $1,000,000 individually and $2,000,000 in the aggregate (excluding any amounts that may be paid under existing insurance policies); provided, however, that in no event shall the Company or any of its Subsidiaries waive, release, settle or compromise any pending or threatened suit, action or claim (regardless of the dollar amount involved) if such waiver, release, settlement or compromise imposes any material restriction on the business or operations of the Company, its Subsidiaries or the Surviving Corporation; provided, further, that nothing in this Section 6.01(r) shall affect the covenants in Section 8.09;

          (s)   dispose of or permit to lapse any right to the use of any patent, trademark, trade name, service mark, mask work, license or copyright of the Company or any of its Subsidiaries which is material to the business of the Company and its Subsidiaries taken as a whole, or dispose of or disclose to any Person (other than an employee of the Company or any of its Subsidiaries, or to any other Person bound by confidentiality obligations, in each case, in the ordinary course of business consistent with past practices), any material trade secret, formula, process, design, technology or know-how of the Company or any of its Subsidiaries not heretofore a matter of public knowledge;

          (t)    with respect to any License Agreement, take any affirmative action to amend, supplement or modify, or consent to any amendment, supplement or modification of, such License Agreement to (i) increase the royalty percentage payable to the applicable licensor by more than 10% or (ii) exclude any product categories covered by such License Agreement if the difference between (A) the total annual revenue generated under such License Agreement by the Company and its Subsidiaries during fiscal 2013 and (B) the revenue generated by the Company and its Subsidiaries under such excluded product categories during fiscal 2013 would equal less than 90% of the total annual revenue generated under such License Agreement by the Company and its Subsidiaries during fiscal 2013;

          (u)   other than in the ordinary course of business consistent with past practice, enter into any hedging, collar, option, forward purchasing, option, swap, derivative or similar Contract;

          (v)   knowingly take or fail to take any action in breach of this Agreement for the purpose of (or which would be reasonably expected to have the effect of) materially delaying or preventing the consummation of the transactions contemplated hereby; or

          (w)  agree, authorize, resolve or commit to do any of the foregoing.

        Section 6.02.    Company Stockholder Meeting; Proxy Statement.     (a) The Company shall take all action necessary in accordance with Delaware Law, as promptly as reasonably practicable after the date hereof, to establish a record date for, duly call, give notice of, and convene a meeting of its stockholders (the "Company Stockholder Meeting") for the purpose of obtaining the Company Stockholder Approval. The Company shall cause the Company Stockholder Meeting to be held (on a date selected by the Company in consultation with Parent) as promptly as reasonably practicable after the mailing of the Proxy Statement; provided, however, that such date is in accordance with all Applicable Laws with respect to the Company Stockholder Meeting; provided, further, that (i) the Company shall have the right to make one or more successive postponements or adjournments of the Company Stockholder Meeting (A) with the written consent of Parent, or (B) to allow reasonable additional time for such period of time as the Board of Directors of the Company has determined in good faith after consultation with outside counsel is necessary under Applicable Law or fiduciary duty for the filing and mailing of any supplemental or amended disclosure which the Board of Directors of the Company has determined in good faith after consultation with outside counsel is necessary under Applicable Law or fiduciary duty and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the Company Stockholder Meeting, and (ii) if on a date for which the Company Stockholder Meeting is scheduled, (A) there is an absence of a quorum or (B) the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, whether or not a quorum is present, the Company may make one or more successive postponements or adjournments (and the Company shall, at the request of Parent, make one such postponement or adjournment if the Company has not previously effected any such postponement or adjournment) of the Company Stockholder Meeting (provided that the Company Stockholders Meeting is not postponed or adjourned to a date that is more than 20 days after the date on which such postponement or adjournment is effected (excluding any adjournments or postponements required by Applicable Law)). The notice of such Company Stockholder Meeting shall include notice that a resolution to approve and adopt this Agreement, a resolution to adjourn the Company Stockholder Meeting to solicit additional proxies and a resolution to vote on a non-binding advisory proposal to approve change-in-control payments to executives of the Company will be considered at the Company Stockholder Meeting, and no other matters shall be considered or voted upon at the Company Stockholder Meeting without Parent's prior written consent, which shall not be unreasonably withheld, delayed or conditioned. The Company shall, as promptly as reasonably practicable after the date of this Agreement and in any event no later than fifteen (15) Business Days after the date hereof, prepare and file a preliminary Proxy Statement with the SEC and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be cleared by the SEC as promptly as reasonably practicable. Subject to Section 6.04, the Board of Directors of the Company shall (i) recommend approval and adoption of this Agreement by the Company's stockholders and shall include the Company Board Recommendation in the Proxy Statement, (ii) use its reasonable best efforts to obtain the Company Stockholder Approval and (iii) otherwise comply in all material respects with all legal requirements applicable to such meeting. The Company's obligations pursuant to this Section 6.02 (other than the obligations set forth in the preceding sentence) shall not be affected by an Adverse Recommendation Change or the commencement, public proposal, public disclosure or communication to the Company of an Acquisition Proposal, and the Company agrees that it shall not submit to the vote of the stockholders of the Company any Acquisition Proposal (whether or not a Superior Proposal) prior to the termination of this Agreement.

          (b)   Parent and its counsel shall be given a reasonable opportunity to review and comment on the preliminary Proxy Statement each time before it is filed with the SEC, and the Company shall give reasonable and good faith consideration to any comments made by Parent and its counsel. Except in connection with actions taken pursuant to Section 6.04, the Company shall (i) promptly provide Parent and its counsel with any written comments or other communications, and promptly notify Parent and its counsel of any oral comments or other communications, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after receipt of those comments or other communications and (ii) provide

  Parent and its counsel a reasonable opportunity to participate in the Company's response to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Company or its counsel in any discussions or meetings with the SEC to the extent permitted by the SEC. Except in connection with actions taken pursuant to Section 6.04, no filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the Proxy Statement will be made by the Company without providing Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement each time before it is filed, and the Company shall discuss with Parent, and give reasonable and good faith consideration for inclusion in such document or response, comments proposed by Parent. As promptly as practicable after the Proxy Statement has been cleared by the SEC (or after the expiration of the applicable period for comments from the SEC without notice from the SEC of its intent to review the Proxy Statement), the Company shall mail the Proxy Statement to the holders of shares of Common Stock of the Company.

          (c)   Parent shall furnish all information concerning Parent and its Affiliates to the Company as may be reasonably requested by the Company in connection with the preparation, filing and distribution of the Proxy Statement. Each of Parent and Merger Subsidiary agrees to advise the Company as promptly as practicable if at any time prior to the Company Stockholder Meeting any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. Parent and Merger Subsidiary will furnish the Company with such supplemental information as may be necessary in order to cause the Company Proxy Statement, insofar as it relates to Parent and its Affiliates, to comply with Applicable Law after the mailing thereof to the stockholders of the Company.

          (d)   The Company agrees to advise Parent as promptly as practicable if at any time prior to the Company Stockholder Meeting any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to supplement the Proxy Statement with the information needed to correct such inaccuracy or omission. The Company will furnish such supplemental information as may be necessary in order to cause the Proxy Statement to comply with Applicable Law after the mailing thereof to stockholders of the Company.

        Section 6.03.    Access to Information.     From the date hereof until the Effective Time and subject to Applicable Law and the confidentiality agreement dated May 13, 2013, between the Company and Parent (the "Confidentiality Agreement"), the Company shall (a) give Parent, its counsel, financial advisors, auditors and other authorized representatives, upon reasonable notice, reasonable access during normal business hours to the offices, properties, books, contracts and records of the Company and its Subsidiaries, (b) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (c) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate reasonably with Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section 6.03 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. Nothing in this Section 6.03 shall require the Company to provide any access, or to disclose any information (i) if providing such access or disclosing such information would violate Applicable Law (including antitrust and privacy laws) or any binding agreement entered into prior to the date of this Agreement or (ii) protected by attorney-client privilege to the extent such privilege cannot be protected by the Company through exercise of its reasonable efforts; provided, however, that the Company will use its reasonable best efforts to make appropriate substitute disclosure arrangements under circumstances in which any of the preceding restrictions apply. No investigation made pursuant to this Section shall affect any representation or warranty in this Agreement or any condition to the obligations of the parties hereto to consummate the Merger.

        Section 6.04.    No Solicitation; Other Offers.     (a) Subject to the remainder of this Section 6.04, upon execution of this Agreement, the Company shall, and shall cause its Subsidiaries and its and their respective directors, officers, employees, Affiliates, investment bankers, attorneys, accountants and other advisors or representatives (collectively, "Representatives") to, immediately cease or cause to be terminated any and all activities, discussions or negotiations with any Person with respect to any Acquisition Proposal. The Company shall promptly after the date of this Agreement instruct each Third Party which has heretofore executed a confidentiality agreement relating to an Acquisition Proposal with or for the benefit of the Company to promptly return or destroy all information, documents, and materials relating to the Acquisition Proposal or to the Company or its businesses, operations or affairs heretofore furnished by the Company or any of its Representatives to such Person or any of its Representatives in accordance with the terms of any confidentiality agreement with such Person. Subject to Section 6.04(b) and Section 6.04(c), from the execution of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article 10, neither the Company nor any of its Subsidiaries shall, and the Company and its Subsidiaries shall not authorize any of its or their Representatives to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate, encourage or assist, or knowingly induce the making, submission or announcement of, an Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books, records or other information of the Company or any of its Subsidiaries to, otherwise knowingly cooperate in any way with any Third Party that is seeking to make, or has made, or could reasonably be expected to make, an Acquisition Proposal, (iii) approve, adopt, endorse, or recommend an Acquisition Proposal, (iv) fail to make, withhold, withdraw or amend, qualify or modify, in each case in a manner adverse to Parent, or publicly propose to withhold, withdraw or amend, modify or qualify, in each case in a manner adverse to Parent, the Company Board Recommendation, (v) propose publicly to approve, adopt, endorse or recommend any Acquisition Proposal (any of the foregoing in clause (iii), (iv) or (v), whether taken by the Board of Directors of the Company or any committee thereof being referred to as an "Adverse Recommendation Change"), (vi) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument contemplating or otherwise relating to an Acquisition Proposal, or (vii) take any action to make the provisions of any "fair price," "moratorium," "control share acquisition," "business combination" or other similar anti-takeover statute or regulation inapplicable to any transactions contemplated by an Acquisition Proposal; provided that no action expressly permitted by Section 8.08 with respect to any standstill provision in any agreement to which the Company or any of its Subsidiaries is a party shall constitute a breach of this Section 6.04.

          (b)   Notwithstanding anything contained in Section 6.04(a) to the contrary, if at any time prior to obtaining the Company Stockholder Approval, (i) the Company or any of its Representatives has received a bona fide written Acquisition Proposal that the Board of Directors of the Company reasonably believes, after consultation with its outside legal counsel and financial advisors, constitutes, or is reasonably likely to lead to, a Superior Proposal, (ii) the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to take action with respect to such Acquisition Proposal would likely be inconsistent with its fiduciary duties under Applicable Law, (iii) such Acquisition Proposal was not the result of a breach of Section 6.04(a) and (iv) the Company provides to Parent in accordance with Section 6.04(d) the information required under Section 6.04(d) to be delivered by the Company to Parent, then, so long as the foregoing conditions in the immediately preceding clauses (i)-(iv) remain satisfied, the Company, directly or indirectly through its Representatives, may (A) engage in negotiations or discussions with such Third Party and its Representatives with respect to the Acquisition Proposal, and (B) furnish to such Third Party or its Representatives non-public information relating to the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement; provided that the Company shall concurrently provide to Parent any such information that is provided to any such Person which was not previously provided to or made available to Parent.

          (c)   In addition, nothing contained herein shall prevent the Company or the Board of Directors of the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the 1934 Act, (ii) making any legally required disclosure to the Company's stockholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal (provided that neither the Company nor its Board of Directors may recommend any Acquisition Proposal unless expressly permitted by Section 6.04(e)), (iii) contacting and engaging in discussions with any person or group and their respective Representatives who has made an Acquisition Proposal that was not the result of a breach of this Section 6.04 solely for the purpose of clarifying such Acquisition Proposal and the terms thereof or (iv) issuing a "stop, look and listen" disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the 1934 Act; provided, however, that any disclosure of a position contemplated by Rule 14e-2(a) under the 1934 Act other than (A) a "stop, look and listen" communication limited solely to the type contemplated by Rule 14d-9(f) under the 1934 Act, (B) any express rejection of any applicable Acquisition Proposal or (C) any express reaffirmation of the Company Board Recommendation, shall be deemed to be an Adverse Recommendation Change. No change, withdrawal or modification of the Company Board Recommendation shall change the approval of the Board of Directors of the Company for purposes of causing any law (including Section 203 of Delaware Law) to be inapplicable to the Merger and the other transactions contemplated by this Agreement.

          (d)   The Board of Directors of the Company shall not take any of the actions referred to in Section 6.04(b) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. In addition, prior to obtaining the Company Stockholder Approval, the Company shall notify Parent promptly (but in any event within twenty-four (24) hours) orally and in writing after the receipt by the Company (or any of its Representatives) of (i) any Acquisition Proposal, or (ii) any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party with respect to an actual or potential Acquisition Proposal. The Company shall also provide the identity of the Third Party making, submitting, inquiring about or expressing interest with respect to such Acquisition Proposal (except to the extent disclosure of such identity would breach a confidentiality obligation in effect prior to the execution of this Agreement) and (A) if it is in writing, a copy of such Acquisition Proposal and any related draft agreements and other written material from such Third Party (which, in each case, may be redacted, if necessary, solely to remove the identity of such Third Party in order to comply with a confidentiality obligation in effect prior to the execution of this Agreement) setting forth the terms and conditions of such Acquisition Proposal and (B) if oral, a summary thereof (including the material terms and conditions of the Acquisition Proposal). The Company shall keep Parent reasonably informed on a prompt and timely basis of the status and details of any such Acquisition Proposal and with respect to any change to the material terms of any such Acquisition Proposal within twenty-four (24) hours of any such change. The Company shall not, and shall cause its Subsidiaries not to, enter into any contract, arrangement, or commitment with any Third Party subsequent to the date of this Agreement, and neither the Company nor any of its Subsidiaries is or shall become party to any contract, arrangement, or commitment, in each case, that prohibits the Company from providing such information to Parent.

          (e)   Notwithstanding anything contained in this Agreement to the contrary, prior to obtaining the Company Stockholder Approval, the Board of Directors of the Company may (i) (x) effect an Adverse Recommendation Change in respect of an Acquisition Proposal, or (y) enter into an agreement providing for a transaction that constitutes a Superior Proposal, if (A) the Company shall have received an Acquisition Proposal that was not the result of a breach of Section 6.04(a) that the Board of Directors of the Company determines, after consultation with its outside legal counsel and financial advisors, constitutes a Superior Proposal and the Company shall have otherwise complied in all material respects with the provisions of Section 6.04, (B) the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to take action with respect to such Superior Proposal would likely be inconsistent with its fiduciary duties under Applicable Law, (C) the Company has previously notified Parent in writing that it intends to take such action (a "Section 6.04 Notice"), (D) the Company shall have made its Representatives available to discuss in good faith with Parent's Representatives any proposed modifications to the terms and conditions of this Agreement during the three (3) Business Day period following delivery by the Company to Parent of the Section 6.04 Notice delivered to Parent, (E) if Parent shall have delivered to the Company a written, binding and irrevocable offer capable of being accepted by the Company to alter the terms or conditions of this Agreement during such three (3) Business Day period, the Board of Directors of the Company shall have determined in good faith (after consultation with its outside legal counsel and financial advisors), after considering the terms of such offer by Parent, that the Superior Proposal giving rise to such Section 6.04 Notice continues to be a Superior Proposal, and (F) in the case of clause (y) above, the Company terminates this Agreement in accordance with Section 10.01(d)(i), or (ii) effect an Adverse Recommendation Change other than in respect of an Acquisition Proposal if (A) the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to effect such Adverse Recommendation Change would likely be inconsistent with its fiduciary duties under Applicable Law, (B) the Company has previously delivered to Parent a Section 6.04 Notice that it intends to take such action, (C) the Company shall have made its Representatives available to discuss in good faith with Parent's Representatives any proposed modifications to the terms and conditions of this Agreement during the three (3) Business Day period following delivery by the Company to Parent of the Section 6.04 Notice delivered to Parent, and (D) if Parent shall have delivered to the Company a written, binding and irrevocable offer capable of being accepted by the Company to alter the terms or conditions of this Agreement during such three (3) Business Day period, the Board of Directors of the Company shall have determined in good faith, after consultation with outside legal counsel and after considering the terms of such offer by Parent, that the failure to effect such Adverse Recommendation Change would likely be inconsistent with its fiduciary duties under Applicable Law. If any Superior Proposal that is the subject of clause (i) of this Section 6.04(e) is revised, including any revision to price, then the Company shall deliver to Parent a new Section 6.04 Notice and again comply with the requirements of clause (i) of this Section 6.04(e) with respect to such revised Superior Proposal, on each occasion on which a revised Superior Proposal is submitted, provided that in connection with each new Section 6.04 Notice contemplated by this sentence, each reference to a three (3) Business Day period in the preceding sentence shall be deemed to be a reference to the longer of (x) a forty-eight (48) hour period or (y) a period ending on 11:59 p.m. (New York time) on the Business Day following delivery of the applicable Section 6.04 Notice. For the avoidance of doubt, all information provided to Parent pursuant to this Section 6.04 or Section 6.03 will be subject to the terms of the Confidentiality Agreement.

          (f)    As used in this Agreement:

              (i)  "Acceptable Confidentiality Agreement" means a confidentiality agreement (A) in effect on the date hereof or (B) that (x) contains provisions that are no less favorable in any material respect to the Company than those contained in the Confidentiality Agreement and (y) does not include a provision calling for an exclusive right to negotiate with the Company and does not restrict the Company in any way from complying with this Agreement, including prohibiting the Company from providing information or written materials to Parent; provided that such confidentiality agreement may contain a less restrictive or no standstill restriction.

             (ii)  "Superior Proposal" means a bona fide, written Acquisition Proposal (with all references to 20% and 80% in the definition of Acquisition Proposal being treated as references to 50% for these purposes) on terms that the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel and financial advisors) by a majority vote, taking into account (A) any proposal by Parent to amend or modify the terms of this Agreement and (B) all reasonably available legal, financial and regulatory aspects of such Acquisition Proposal and the timing and likelihood of consummation of such Acquisition Proposal, are more favorable to the Company's stockholders (in their capacity as such) than the Merger.

        Section 6.05.    No Control of the Company's Operations.     Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, subject to and consistent with the terms and conditions of this Agreement, complete control of its business and operations (it being understood that this provision shall not limit the rights of any party under Section 11.14 with respect to enforcement of the provisions of this Agreement).

ARTICLE 7
COVENANTS OF PARENT

        Parent agrees that:

        Section 7.01.    Conduct of Parent.     Parent shall not, and shall cause its Subsidiaries not to, from the date of this Agreement to the Effective Time, knowingly take any action or fail to take any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent and Merger Subsidiary to consummate the Merger or the other transactions contemplated by this Agreement, including the financing thereof; provided, that this Section 7.01 shall not apply to any Specified Acquisitions (as defined in Section 8.01(b)), regardless of whether such Specified Acquisitions take place before or after the satisfaction of the condition set forth in Section 9.01(c).

        Section 7.02.    Obligations of Merger Subsidiary.     Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

        Section 7.03.    Approval by Sole Stockholder of Merger Subsidiary.     Immediately following the execution of this Agreement by the parties, Parent, as sole stockholder of Merger Subsidiary, shall approve and adopt this Agreement, in accordance with Delaware Law, by written consent, and promptly deliver to the Company a correct and complete copy of such written consent, certified by the Secretary of Parent.

        Section 7.04.    Voting of Shares.     Parent shall vote all shares of Company Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Stockholder Meeting.

        Section 7.05.    Director and Officer Liability.

          (a)   For six years after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a former or present officer or director of the Company or any of its Subsidiaries (each, an "Indemnified Person") to the fullest extent (and solely to such extent) that the Company or the applicable Subsidiary (as applicable) would have been permitted by the Applicable Law of its jurisdiction of organization and under its certificate of incorporation and bylaws (or equivalent organizational documents) in effect on the date hereof to indemnify its own present and former officers and directors against all claims, losses, liabilities, damages, judgments, fines and reasonable costs and expenses incurred in connection with any threatened or pending claim, action, suit or proceeding to which the Indemnified Person is made a party, whether civil, criminal, administrative or investigative and whether formal or informal (each, a "Proceeding"), arising out of or pertaining to (i) the fact that the Indemnified Person is or was an officer or director of the Company or any of its Subsidiaries or is or was serving at the request of the Company or the applicable Subsidiary as an officer, director, employee, fiduciary or agent of another enterprise, (ii) acts or omissions occurring at or prior to the Effective Time or (iii) this Agreement and the transactions contemplated hereby, in each case whether asserted or arising before or after the Effective Time. In the event of any such Proceeding, to the fullest extent (and solely to such extent) that the Company or the applicable Subsidiary (as applicable) would have been permitted under the Applicable Law of its jurisdiction of organization and under its certificate of incorporation and bylaws (or equivalent organizational documents) to advance such fees, costs and expenses to such Indemnified Person, in each case, as in effect on the date of this Agreement, each Indemnified Person will be entitled to advancement of reasonable expenses incurred in connection with any such Proceeding within twenty Business Days of receipt by the Surviving Corporation from the Indemnified Person of a request therefor, provided that, any person to whom expenses are advanced has provided an undertaking to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification. In the event any Proceeding is brought against any Indemnified Person in which indemnification or advancement of expenses could be sought by such Indemnified Person under this Section 7.05(a), (A) the Surviving Corporation shall have the right to control the defense thereof after the Effective Time, provided that the Surviving Corporation shall not settle, compromise or consent to the entry of any judgment in any such Proceeding, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding or such Indemnified Person otherwise consents, and (B) the Indemnified Persons as a group may retain only one law firm to represent them with respect to each such matter described in this Section 7.05(a) unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Persons. From and after the Effective Time, Parent hereby irrevocably and unconditionally guarantees the payment and performance obligations of the Surviving Corporation under this Section 7.05(a). For the avoidance of doubt, if an Indemnified Person initiates a Proceeding against the Surviving Corporation or any of its Affiliates to enforce the provisions of this Section 7.05(a) and a judgment or order is rendered in favor of such Indemnified Person in connection therewith, the Surviving Corporation shall indemnify such Indemnified Person for all claims, losses, liabilities, damages, judgments, fines and reasonable costs and expenses incurred in connection with such Proceeding to the fullest extent permitted herein, notwithstanding anything to the contrary in the certificate of incorporation and bylaws (or equivalent organizational documents) of the Company or the applicable Subsidiary of the Company (as applicable).

          (b)   For six years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation's certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.

          (c)   Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall and shall cause the Surviving Corporation as of the Effective Time to, obtain a fully paid non-cancellable extension of the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies and the Company's existing fiduciary liability insurance policies (collectively, "D&O Insurance"), in each case for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company's current insurance carrier(s) with respect to D&O Insurance and with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby) ("Tail Insurance"), provided that in no event shall the cost of any such Tail Insurance in respect of any one policy year exceed the Maximum Amount; provided, further, that if the cost of any such Tail Insurance in respect of any one policy year exceeds the Maximum Amount, the Surviving Corporation shall be obligated to obtain policies of D&O Insurance with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding the Maximum Amount. The Company shall cooperate and consult with Parent reasonably and in good faith in seeking to obtain Tail Insurance hereunder, it being understood and agreed that nothing herein shall restrict the ability of the Company to obtain Tail Insurance prior to the Closing in the manner contemplated by the preceding sentence. If the Company or the Surviving Corporation for any reason fails to obtain such Tail Insurance as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company's current insurance carrier or with an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies as of the date hereof, or the Surviving Corporation shall purchase from the Company's current insurance carrier or from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company's existing policies as of the date hereof; provided that in no event shall Parent or the Surviving Corporation be required to expend for such coverage pursuant to this sentence an annual premium amount in excess of 300% of the amount per annum the Company paid in its last full fiscal year (the "Maximum Amount"), which amount is set forth in Section 7.05(c) of the Company Disclosure Schedule; and provided, further, that if the aggregate premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain policies of D&O Insurance with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding the Maximum Amount.

          (d)   If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.05.

          (e)   The rights of each Indemnified Person under this Section 7.05 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws (or equivalent organizational documents) of the Company or any of its Subsidiaries, under Delaware Law or any other Applicable Law or under any agreement of such Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

        Section 7.06.    Employee Matters.

          (a)   For a period starting at the Closing and ending on December 31, 2014, Parent shall, and shall cause its Affiliates (including the Company and its Subsidiaries) to, provide to each Company Employee who is employed immediately prior to the Closing and who remains in the employ of Parent, the Company or any of its Subsidiaries after the Closing (each such individual, a "Continuing Employee") (i) a level of base salary and hourly wages that is no less favorable than the level of base salary and hourly wages that such Continuing Employee received immediately prior to the Closing and (ii) commissions, bonus opportunities and employee benefits (other than equity-based plans) that are, in the aggregate, substantially comparable to the level of such commissions, bonus opportunities, and employee benefits provided to such Continuing Employee immediately prior to the Closing.

          (b)   For a period of 24 months following the Closing, Parent shall maintain the employee severance protections set forth in Section 7.06(b) of the Company Disclosure Schedule.

          (c)   Parent shall, and shall cause its Affiliates (including the Company and its Subsidiaries) to, cause any employee benefit plans established, maintained or contributed to by Parent or any of its Affiliates that cover any of the Continuing Employees following the Closing (collectively, the "Parent Plans") to (i) recognize the pre-Closing service of participating Continuing Employees with the Company for all purposes of vesting, eligibility and benefit entitlement, provided that service with the Company shall not be counted for purposes of (x) benefit accrual under any defined benefit plan of Parent, (y) eligibility for any retiree welfare benefits of Parent, or (z) to the extent such service credit would result in a duplication of benefits for the same period, (ii) waive any pre-existing condition limitations for participating Continuing Employees and (iii) provide credit to each participating Continuing Employee under the applicable Parent Plan for amounts paid by the Continuing Employee prior to the Closing during the year in which the Closing occurs under any analogous Company Employee Plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms of such Parent Plan.

          (d)   Parent shall cause the Company and its Subsidiaries to continue to credit under any applicable Parent Plans each Continuing Employee for all vacation and personal holiday pay that such Continuing Employee is entitled to use but has not used as of the Closing, subject to maximum carryover limitations, if any, under Parent's vacation policy.

          (e)   Nothing in this Section 7.06, express or implied, is intended to or shall confer upon any other Person, including any Continuing Employee, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no provision of this Section 7.06 shall constitute an amendment of, or an undertaking to amend, any Company Employee Plan or Parent Plan.

ARTICLE 8
COVENANTS OF PARENT AND THE COMPANY

        The parties hereto agree that:

        Section 8.01.    Regulatory Undertakings.     (a) Subject to the terms and conditions of this Agreement, each of the Company and Parent shall use its reasonable best efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Law to consummate, as soon as possible, the Merger and the other transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all reasonably necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that are reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided that the obligations set forth in this sentence shall not be deemed to have been breached as a result of actions by the Company or its Subsidiaries permitted by Section 6.04.

          (b)   In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") as promptly as practicable and in any event within 10 Business Days after the date hereof. Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other Governmental Authority in connection with antitrust matters, and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto. Prior to the satisfaction of the condition set forth in Section 9.01(c), Parent shall not, and shall not permit its Affiliates to, effect or agree to effect any acquisition (by merger, stock purchase, asset purchase or any other similar transaction) of any assets of or interest in a Person, which assets or Person compete with the products, services or lines of business of the Company or any of its Subsidiaries ("Specified Acquisitions"), in each case, if such acquisition would, individually or in the aggregate, reasonably be expected to prevent, impair or materially delay the ability of Parent or Merger Subsidiary to consummate the Merger or the other transactions contemplated by this Agreement.

          (c)   If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any order, judgment, decree or injunction of any Governmental Authority is sought, obtained or instituted by any Governmental Authority or any private party challenging any of the transactions contemplated hereby, each of the parties hereto shall use its reasonable best efforts to: (i) oppose or defend against any such objection, order, judgment, decree or injunction to prevent, delay or enjoin consummation of this Agreement (and the transactions contemplated herein); and (ii) take such action as reasonably necessary to overturn any action by any Governmental Authority or private party to block consummation of this Agreement (and the transactions contemplated herein) or otherwise as reasonably necessary to permit consummation of the Merger, including by defending any objection, order, judgment, decree or injunction sought or brought by any Governmental Authority or private party in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that would restrain, prevent or delay the Closing or the other transactions contemplated herein; provided, that Parent shall control the defense and negotiation of any proceeding related to the foregoing, and each of the parties hereto shall cooperate with one another in connection with any such proceeding. Notwithstanding the foregoing, the Company and its Subsidiaries shall not be obligated to amend or waive the provisions of any contract, arrangement, commitment or understanding, or to pay any consent or similar fees or payments, or divest any assets or enter into commitments regarding the conduct of its business or licensing of technology or know-how, in each case unless such action is conditioned upon the consummation of the Merger.

          (d)   Subject to Section 8.01(e), nothing in this Agreement (including in Sections 8.01(a), 8.01(b) or 8.01(c)) shall require any party or its Subsidiaries to (i) propose, negotiate, or offer to commit or agree to or effect by consent decree, hold separate order, or otherwise, the sale, divestiture, license, disposition or hold separate of any asset, (ii) conduct or agree to conduct its business in any particular manner, or (iii) agree to any order, action or condition of any regulatory body, whether in an approval proceeding or another regulatory proceeding. Notwithstanding anything herein to the contrary, neither the Company nor its Subsidiaries shall propose, negotiate or offer to commit to any sale, divestiture, license, disposition or hold separate of any asset contemplated to be held by the Surviving Corporation following the consummation of the Merger, or any agreement to conduct its business in any particular manner, or any other order, action or condition of any regulatory body, in each case without the prior written consent of Parent.

          (e)   If Parent elects to propose, negotiate, or offer to commit to and effect by consent decree, hold separate order, or otherwise, any sale, divestiture, license, disposition, prohibition or limitation or other action of a type described in Section 8.01(c) or Section 8.01(d), with respect to any assets or businesses of Parent or any of its Subsidiaries, or effective as of the Effective Time, the Company or its Subsidiaries or the Surviving Corporation or its Subsidiaries, the Company and its Subsidiaries shall, and shall cause their respective Representatives to, reasonably cooperate as requested by Parent in connection with any such sale, divestiture, license, disposition, prohibition or limitation or other action of a type described in Section 8.01(c) or Section 8.01(d), so long as such sale, divestiture, license, disposition, prohibition or limitation or other action is to be effective only as of the Effective Time.

          (f)    Each party shall (i) promptly notify the other party of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other Governmental Authority and, subject to Applicable Law, permit the other party to review in advance any proposed written communication to any of the foregoing; (ii) not agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning any competition or antitrust matters in connection with this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate thereat; and (iii) furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective Representatives on the one hand, and any government or regulatory authority or members or their respective staffs on the other hand, with respect to any competition or antitrust matters in connection with this Agreement and the Merger.

        Section 8.02.    Other Filings with Governmental Authorities.     The Company and Parent shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such reasonable actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such reasonable actions, consents, approvals or waivers.

        Section 8.03.    Parent Financing.

          (a)   Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to obtain the Financing, including using its reasonable best efforts to (i) maintain in effect the Amended Credit Agreement and the commitments provided for thereunder, (ii) satisfy on a timely basis all conditions precedent to drawing down funds set forth in the Amended Credit Agreement in connection with the Financing and (iii) in the event that all conditions in the Amended Credit Agreement have been satisfied, consummate the Financing at or prior to Closing. In addition, from and after the date hereof, Parent shall not, and shall not permit any of its Subsidiaries to, draw down proceeds under the Amended Credit Facility or reduce the commitments thereunder to the extent that, after giving effect to such draw down or reduction, the remaining amounts available to be drawn down by Parent under the Amended Credit Facility (together with any immediately available funds then available, and which will be available at the Closing, to Parent) would not be sufficient to fund the payment of the aggregate Merger Consideration and all other amounts required to be paid pursuant to Article 2 and all related fees and expenses of Parent, Merger Subsidiary and their respective Representatives pursuant to this Agreement that are required to be paid in connection with the Closing. After the date hereof until the Closing, Parent shall not agree to any amendment or modification to be made to, or to any waiver of any provision or remedy under, the Amended Credit Agreement without the prior written consent of the Company if such amendments, modifications or waivers would reasonably be expected to (w) reduce the aggregate amount of funds or commitments available to Parent under the Amended Credit Facility below the amount required to consummate the Merger in accordance with this Agreement and pay all related fees and expenses required to be paid in connection with the Closing, (x) impose new or additional conditions precedent to the drawdown of funds pursuant to the Amended Credit Agreement or (y) prevent, impede or materially delay the availability of the Financing. Upon any amendment, supplement or modification of or waiver to the Amended Credit Agreement in accordance with this Section 8.03, Parent shall provide a copy thereof to the Company and the term "Amended Credit Agreement" shall mean the Amended Credit Agreement as so amended, supplemented, modified or waived (it being understood that delivery of any document (to the extent any such document is included in materials otherwise filed with the SEC) required to be delivered pursuant to this Section 8.03 may be satisfied with respect to such document by the filing of Parent's Form 10-K or 10-Q or 8-K, as applicable, with the SEC, it being understood that any such documents shall be deemed to have been delivered to the Company on the later of the date (A) such documents are posted on the SEC's website on the Internet at www.sec.gov and (B) on which Parent provides notice of such posting to the Company).

          (b)   Parent and Merger Subsidiary shall give the Company prompt notice if Parent gains knowledge: (i) of any "Event of Default" under the Amended Credit Agreement (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any such Event of Default) that would reasonably be expected to adversely affect the amount or availability of the Financing; (ii) of the receipt of any written notice or other written communication from any lender party to the Amended Credit Agreement with respect to any actual or threatened breach, default, withdrawal, termination or repudiation by any lender party to the Amended Credit Agreement of any provisions of the Amended Credit Agreement; and (iii) of any material written dispute or disagreement between or among Parent and any of the other lender parties to the Amended Credit Agreement that would reasonably be expected to reduce the amount of the Financing or prevent, impede or materially delay the availability of the Financing.

          (c)   Parent and Merger Subsidiary acknowledge and agree that the obtaining of the Financing, or any other financing, is not a condition to Closing and reaffirm their obligations to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Financing or any other financing, subject to fulfillment or waiver of the conditions set forth in Article 9.

        Section 8.04.    Public Announcements.     Except in connection with actions taken pursuant to Section 6.04, Parent and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated hereby and, except in respect of any public statement or press release as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call before such consultation.

        Section 8.05.    Further Assurances.     At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        Section 8.06.    Notices of Certain Events.     Each of the Company and Parent shall promptly notify the other of:

          (a)   any written notice or other written communication from any Person alleging that the consent of such Person is required in connection with the transactions contemplated by this Agreement;

          (b)   any written notice or other written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

          (c)   any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened in writing against the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that relate to the consummation of the transactions contemplated by this Agreement; and

          (d)   (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause ((A) any representation or warranty contained in this Agreement made by it (and in the case of Parent, made by Merger Subsidiary) to be untrue or inaccurate in a manner that would cause the conditions set forth in Section 9.02(a) or Section 9.03(a), as applicable, not to be satisfied or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied by it (and in the case of Parent, by Merger Subsidiary) in a manner that would cause the conditions set forth in Section 9.02(b) or Section 9.03(b), as applicable, not to be satisfied and (ii) in the case of the Company, any change or development that has, or would reasonably be expected to have, a Company Material Adverse Effect or, in the case of Parent and Merger Subsidiary, any change or development that has, or would reasonably be expected to have, a Parent Material Adverse Effect.

        Section 8.07.    Section 16 Matters.     Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Stock (including derivative securities with respect to Company Stock) by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.

        Section 8.08.    Standstill Agreements.     During the period from the date of this Agreement through the earlier of the Effective Time or the termination of this Agreement pursuant to Article 10, the Company shall not terminate, amend, modify or waive any provision of any confidentiality agreement relating to an Acquisition Proposal, or any standstill agreement to which the Company or any of its Subsidiaries is a party (other than any between the Company and Parent), in each case unless the Board of Directors of the Company determines after consulting with its outside legal counsel that the failure to terminate, amend, modify or waive such provision would likely be inconsistent with its fiduciary duties under Applicable Law; provided that the Company shall not enforce and hereby waives any provision of any such agreement that would prohibit a third party from requesting such termination, amendment, modification or waiver or from communicating confidentially an Acquisition Proposal to the Company's Board of Directors. Subject to the foregoing, during such period, the

Company agrees to enforce the provisions of any such agreements, including, if applicable, seeking to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the U.S. or any state thereof having jurisdiction.

        Section 8.09.    Litigation and Proceedings.     The Company shall give Parent the opportunity to participate, at Parent's expense, in (but not control) the defense or settlement of any stockholder litigation against the Company or its directors and any other lawsuit or proceeding, whether judicial or administrative, relating to or challenging this Agreement or the transactions contemplated hereby. The Company agrees that it shall not settle or offer to settle any litigation or other legal proceeding against the Company or any of its directors, officers, employees, advisors or agents, by any stockholder of the Company or otherwise, relating to this Agreement or the Merger without the prior written consent of Parent, which shall not be unreasonably withheld, delayed or conditioned.

        Section 8.10.    State Takeover Statutes; Other Matters.

          (a)   The Company and the Board of Directors of the Company shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or the transactions provided for in this Agreement and (ii) if any state takeover statute or similar statute becomes applicable to the Merger, this Agreement or the transactions contemplated by this Agreement, take all action necessary to ensure that the Merger, this Agreement and all of the transactions provided for in this Agreement may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement, or the transactions provided for in this Agreement.

          (b)   The Company shall not implement, approve, agree or commit to enter into, or authorize any stockholder rights plan, "poison pill" plan, anti-takeover plan or other similar device in effect, to which the Company is a party or otherwise bound.

ARTICLE 9
CONDITIONS TO THE MERGER

        Section 9.01.    Conditions to the Obligations of Each Party.     The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or waiver if permissible under Applicable Law) of the following conditions:

          (a)   the Company Stockholder Approval shall have been obtained in accordance with Delaware Law;

          (b)   no statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition (any of the foregoing, a "Prohibition") preventing the consummation of the Merger shall have taken effect after the date hereof and shall still be in effect; and

          (c)   any applicable waiting period (and any extension thereof) under the HSR Act relating to the Merger shall have expired or been terminated.

        Section 9.02.    Conditions to the Obligations of Parent and Merger Subsidiary.     The obligation of Parent and Merger Subsidiary to consummate the Merger is further subject to the satisfaction (or waiver if permissible under Applicable Law) at or prior to the Effective Time of each of the following conditions:

          (a)   (i) the representations and warranties of the Company set forth in Section 4.05 (Capitalization) shall be true and correct in all respects at the Closing as if made at and as of such time (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all respects as of such date, and except where the failure of such representations and warranties to be true and correct at the Closing, or such specific date, as applicable, does not result in additional aggregate consideration payable by Parent or the Surviving Corporation pursuant to Section 2.02 or Section 2.05 in excess of a de minimis amount in the aggregate), (ii) the representations and warranties of the Company contained in Section 4.01(a) (Corporate Existence and Power), Section 4.02 (Corporate Authorization), Section 4.26 (Finders' Fees), and Section 4.28 (Antitakeover Statutes and Related Matters) shall be true and correct in all material respects at the Closing as if made at and as of such time (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date) and (iii) each of the representations and warranties of the Company set forth in this Agreement (other than those contained in the preceding clauses (i) and (ii)) shall be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein) at the Closing as if made at and as of such time (except to the extent that such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of that date), except where the failure of the representations and warranties referred to in this clause (iii) to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect;

          (b)   the Company shall not have breached in any material respect, or failed to perform in all material respects, its obligations under this Agreement contemplated to be performed at or prior to the Effective Time;

          (c)   between the date of this Agreement and the Closing Date, there shall not have occurred any event, change, circumstance, effect, occurrence, condition, state of facts or development, which, either individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; and

          (d)   the Company shall have delivered to Parent a certificate signed by an executive officer of the Company dated as of the Closing Date certifying that the conditions specified in Section 9.02(a), Section 9.02(b) and Section 9.02(c) have been satisfied.

        Section 9.03.    Conditions to the Obligations of the Company.     The obligation of the Company to consummate the Merger is further subject to the satisfaction (or waiver if permissible under Applicable Law) at or prior to the Effective Time of each of the following conditions:

          (a)   (i) the representations and warranties of Parent contained in this Agreement that are qualified by "Parent Material Adverse Effect" shall be true and correct in all respects at the Closing as if made at and as of such time (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all respects as of such date) and (ii) the other representations and warranties of Parent contained in this Agreement shall be true and correct at the Closing as if made at and as of such time (except to the extent that such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of that date), except where the failure of the representations and warranties referred to in this clause (ii) to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect;

          (b)   Parent shall not have breached in any material respect, or failed to perform in all material respects, its obligations under this Agreement contemplated to be performed at or prior to the Effective Time; and

          (c)   Parent shall have delivered to the Company a certificate signed by an executive officer of Parent dated as of the Closing Date certifying that the conditions specified in Section 9.03(a) and Section 9.03(b) have been satisfied.

        Section 9.04.    Frustration of Closing Conditions.     Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 9.01, Section 9.02 or Section 9.03, as the case may be, to be satisfied if such failure was caused by such party's breach in any material respect of any provision of this Agreement or failure in any material respect to use the standard of efforts required under this Agreement from such party to consummate the Merger and the other transactions contemplated hereby.

ARTICLE 10
TERMINATION

        Section 10.01.    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the receipt of the Company Stockholder Approval (provided, that any termination pursuant to Section 10.01(c)(i) or Section 10.01(d)(i) may only occur prior to obtaining the Company Stockholder Approval):

          (a)   by mutual written agreement of the Company and Parent;

          (b)   by either the Company or Parent, if:

              (i)  the Merger has not been consummated on or before December 31, 2013 (the "End Date"); provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party (including, in the case of Parent, Merger Subsidiary) whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time; provided, further, that if, as of the End Date, (x) one or more of the conditions set forth in Section 9.01(b) (due solely to any Regulatory Law applicable to the Merger or any Prohibition under or in respect of any Regulatory Law applicable to the Merger) or Section 9.01(c) are not then satisfied, and (y) all of the other conditions set forth in Section 9.01 and the condition set forth in Section 9.02(c) are satisfied, other than those conditions that by their terms cannot be satisfied until the Closing, provided that such conditions are then capable of being satisfied (it being understood that in determining whether the condition set forth in Section 9.02(c) is satisfied solely for the purposes of this proviso, clause (ii) of the definition of "Company Material Adverse Effect" shall be interpreted without taking into account any effect resulting from any Regulatory Law applicable to the Merger or Prohibition under or in respect of any Regulatory Law applicable to the Merger), then, upon written notice given by either the Company or Parent to the other not later than 6:00 p.m., Eastern time, on the End Date, the End Date shall be extended until April 30, 2014, which date shall thereupon constitute the End Date for all purposes of this Agreement;

             (ii)  there shall be any permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger and such injunction or other order shall have become final and nonappealable; or

            (iii)  at the Company Stockholder Meeting (including any adjournment or postponement thereof), the Company Stockholder Approval shall not have been obtained; or

          (c)   by Parent, if:

              (i)  (A) an Adverse Recommendation Change shall have occurred, (B) the Company fails to include the Company Board Recommendation in the Proxy Statement, or (C) the Company materially and intentionally breaches or fails to perform any of its obligations under Section 6.04;

             (ii)  a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.02(a) or Section 9.02(b) not to be satisfied prior to or as of the End Date and, in any such case, such breach or failure to perform (if curable) has not been cured within 30 days after written notice of such breach to the Company by Parent; or

          (d)   by the Company:

              (i)  prior to obtaining the Company Stockholder Approval, in order to concurrently or immediately after enter into a written agreement for an Acquisition Proposal that is a Superior Proposal, if the Company, concurrently with, and as a condition to, any termination pursuant to this Section 10.01(d)(i), pays Parent the Termination Fee as set forth in Section 11.04(b)(i); provided, that the Company may not terminate this Agreement pursuant to this Section 10.01(d)(i) if such Superior Proposal resulted from a breach by the Company of Section 6.04; or

             (ii)  if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.03(a) or Section 9.03(b) not to be satisfied prior to or as of the End Date and, in any such case, such breach or failure to perform (if curable) has not been cured within 30 days after written notice of such breach to Parent by the Company.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

        Section 10.02.    Effect of Termination.     If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided that, subject to Section 11.04(c) and Section 11.04(d), if such termination shall result from the willful breach by a party of any representation, warranty or covenant set forth in this Agreement, such party shall not be released or relieved from any liabilities or damages (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include to the extent proven the benefit of the bargain lost by a party's stockholders (taking into consideration relevant matters, including other combination opportunities and the time value of money), which shall be deemed in such event to be damages of such party) incurred or suffered by the other party as a result of such failure. The rights granted pursuant to this Section 10.02 to the Company shall be enforceable solely by the Company, in its sole and absolute discretion, on behalf of the stockholders of the Company and it is agreed that neither this provision nor any other provision of this Agreement is intended to provide the stockholders of the Company the ability to seek prior to the Effective Time the enforcement of, or directly seek any remedies pursuant to, this Agreement. For avoidance of doubt as to the parties' intent with respect to control of determinations regarding the Company's rights under this Agreement to terminate, amend, make any waiver or consent under, or enforce this Agreement, and whether and how (if applicable) to distribute any damages award to stockholders of the Company, such rights shall exclusively belong to the Company (acting through the Board of Directors of the Company) in its sole discretion. The provisions of this Section 10.02, 11.04, 11.08, 11.09 and 11.10 and the last sentence of Section 6.04(e) shall survive any termination hereof pursuant to Section 10.01.

ARTICLE 11
MISCELLANEOUS

        Section 11.01.    Notices.     All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail ("e-mail") transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Parent or Merger Subsidiary, to:

    Hanesbrands Inc.
    1000 East Hanes Mill Road
    Winston-Salem, North Carolina 27105
    Attention:           Joia M. Johnson
    Facsimile No.:    (336) 519-0524
    E-mail:                 Joia.Johnson@hanesbrands.com

        with a copy to:

    King & Spalding LLP
    1180 Peachtree Street
    Atlanta, Georgia 30309
    Facsimile No.:    (404) 572-5133
    Attention:           C. William Baxley
                                 John D. Capers, Jr.
    E-mail :                bbaxley@kslaw.com
                                 jcapers@kslaw.com

        if to the Company, to:

    Maidenform Brands, Inc.
    200 Madison Avenue
    25th Floor
    New York, New York 10016
    Attention:           Nanci Prado
                                 Christopher W. Vieth
    Facsimile No.:    (732) 626-6014
    E-mail:                 nprado@maidenform.com
                                 cvieth@Maidenform.com

        with a copy to:

    Davis Polk & Wardwell LLP
    450 Lexington Avenue
    New York, New York 10017
    Attention:           Michael Davis
                                 William J. Chudd
    Facsimile No.:    (212) 701-3800
    E-mail:                michael.davis@davispolk.com
                                william.chudd@davispolk.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

        Section 11.02.    Survival of Representations and Warranties.     The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

        Section 11.03.    Amendments and Waivers.     (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after the Company Stockholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under Delaware Law without such approval having first been obtained.

          (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

        Section 11.04.    Expenses.     (a) General.    Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated.

          (b)   Termination Fee; Expense Reimbursement Amount; Reverse Termination Fee.

              (i)  If this Agreement is terminated by Parent pursuant to Section 10.01(c)(i) or by the Company pursuant to Section 10.01(d)(i), then the Company shall pay to Parent in immediately available funds $16,600,000 (the "Termination Fee"). The Termination Fee shall be payable in the case of termination (1) by Parent, within two Business Days of such termination and (2) by the Company, concurrently with such termination.

             (ii)  If this Agreement is terminated pursuant to (x) Section 10.01(b)(i) and the Company Stockholder Meeting has not been held prior to the date of such termination, (y) Section 10.01(b)(iii) or (z) Section 10.01(c)(ii) as a result, in the case of this clause (z) only, of a material breach by the Company of Section 8.01 or of an intentional breach by the Company of any of its other obligations hereunder (including an intentional breach by the Company of its obligation to consummate the Closing pursuant to Section 2.01(b)), and, in the case of any of clauses (x), (y) or (z), (A) at any time prior to such termination (in the case of the foregoing clause (x) or (z)) or the Company Stockholder Meeting (in the case of the foregoing clause (y)) an Acquisition Proposal has been publicly announced and not publicly and unconditionally withdrawn at least five Business Days prior to the time of such termination (in the case of the foregoing clause (x) or (z)) or the Company Stockholder Meeting (in the case of the foregoing clause (y)) and (B) within twelve (12) months following the date of such termination, either the Company enters into a definitive agreement relating to an Acquisition Proposal (which need not be the same Acquisition Proposal referred to in clause (A) above) or any transaction contemplated by an Acquisition Proposal (which need not be the same Acquisition Proposal referred to in clause (A) above) is consummated (provided that for purposes of this clause (B), each reference to "20%" and "80%" in the definition of Acquisition Proposal shall be deemed to be a reference to "50%"), then the Company shall pay to Parent, concurrently with the occurrence of the applicable event described in clause (B), the Termination Fee; provided, however, that any payment received by Parent pursuant to Section 11.04(b)(iii) shall be credited against such payment.

            (iii)  If this Agreement is terminated pursuant to (x) Section 10.01(b)(i) and the Company Stockholder Meeting has not been held prior to the date of such termination or

    (y) Section 10.01(b)(iii), and, in any such case, at any time prior to such termination (in the case of the foregoing clause (x)) or the Company Stockholder Meeting (in the case of the foregoing clause (y)) an Acquisition Proposal has been publicly announced and not publicly and unconditionally withdrawn at least five Business Days prior to the time of such termination (in the case of the foregoing clause (x)) or the Company Stockholder Meeting (in the case of the foregoing clause (y)), then the Company shall pay to Parent, within two (2) Business Days of such termination, the Expense Reimbursement Amount. The term "Expense Reimbursement Amount" means all documented out-of-pocket expenses reasonably incurred by Parent in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of accountants, attorneys, investment bankers and financial advisors (but excluding corporate overhead or salaries payable to employees of Parent or any of its Subsidiaries); provided, however, that in no event shall the Expense Reimbursement Amount exceed $6,000,000.

            (iv)  If this Agreement is terminated pursuant to Section 10.01(b)(i) or Section 10.01(b)(ii) and, at the time of such termination, (x) one or more of the conditions set forth in Section 9.01(b) (due solely to any Regulatory Law applicable to the Merger or any Prohibition under or in respect of any Regulatory Law applicable to the Merger) or Section 9.01(c) are not then satisfied, and (y) all of the other conditions set forth in Section 9.01 and Section 9.02 have been satisfied (except those conditions that by their terms cannot be satisfied until the Closing, provided that such conditions are then capable of being satisfied), then Parent shall pay or cause to be paid $30,000,000 (the "Reverse Termination Fee") to the Company. The Reverse Termination Fee shall be payable within two (2) Business Days following the termination described in the preceding sentence. In determining whether the conditions set forth in Section 9.02(a), Section 9.02(c) and Section 9.02(d) (as Section 9.02(d) relates to Sections 9.02(a) and 9.02(c)) shall have been satisfied or shall be capable of being satisfied, as applicable, solely for the purposes of this Section 11.04(b)(iv), clause (ii) of the definition of "Company Material Adverse Effect" shall be interpreted without taking into account any effect resulting from any Regulatory Law applicable to the Merger or Prohibition under or in respect of any Regulatory Law applicable to the Merger.

          (c)   Parent and Merger Subsidiary agree that, upon any termination of this Agreement under circumstances where the Termination Fee is payable by the Company pursuant to Section 11.04(b) and such Termination Fee is paid in full, Parent and Merger Subsidiary shall be precluded from any other remedy against the Company, at law or in equity or otherwise, and neither Parent nor Merger Subsidiary shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Company or any of the Company's Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or Affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby. In no event shall the Company be required to pay more than one Termination Fee pursuant to Section 11.04(b).

          (d)   The Company agrees that, upon any termination of this Agreement under circumstances where the Reverse Termination Fee is payable by Parent pursuant to Section 11.04(b) and such Reverse Termination Fee is paid in full, the Company, its Subsidiaries, Affiliates, stockholders and Representatives (the "Company Related Parties") shall be precluded from any other remedy against Parent, Merger Subsidiary, and their respective Subsidiaries, Affiliates, stockholders and Representatives (including the Financing Sources) (the "Parent Related Parties"), at law or in equity or otherwise, and none of the Company Related Parties shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against any of the Parent Related Parties or any of their respective directors, officers, employees, partners, managers, members, shareholders or Affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby; provided that the foregoing shall not limit the Company's ability to enforce its rights under the Confidentiality Agreement. In no event shall Parent be required to pay more than one Reverse Termination Fee pursuant to Section 11.04(b).

          (e)   The Termination Fee, the Expense Reimbursement Amount and the Reverse Termination Fee payable pursuant to Section 11.04(b) shall be made by wire transfer of same day funds. The parties acknowledge that the agreements contained in Section 11.04(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, none of the Company, Parent or Merger Subsidiary would enter into this Agreement. Accordingly, if (i) the Company fails to promptly pay the amount due by the Company pursuant to Section 11.04(b), and, in order to obtain such payment, Parent or Merger Subsidiary commences a suit which results in a binding nonappealable judgment rendered by a court of competent jurisdiction against the Company for the fee set forth in Section 11.04(b), the Company shall pay to Parent or Merger Subsidiary its costs and expenses (including attorneys' fees) in connection with such suit, and (ii) Parent fails to promptly pay the amount due by Parent pursuant to Section 11.04(b), and, in order to obtain such payment, the Company commences a suit which results in a binding nonappealable judgment rendered by a court of competent jurisdiction against Parent or Merger Subsidiary for the fee set forth in Section 11.04(b), Parent shall pay to the Company its costs and expenses (including attorneys' fees) in connection with such suit. In addition, if Parent or the Company fails to promptly pay the amount due by such party pursuant to Section 11.04(b), interest shall accrue on such amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at a rate per annum equal to three (3) percent plus the prime interest rate published in The Wall Street Journal on the date such interest begins accruing.

        Section 11.05.    Disclosure Schedule and SEC Document References.     The parties hereto agree that any reference in a particular Section of either the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties is reasonably apparent. The mere inclusion of an item in either the Company Disclosure Schedule or the Parent Disclosure Schedule as an exception to, or disclosure for purposes of, a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable, or is outside of the ordinary course of business of the Company.

        Section 11.06.    Binding Effect; Benefit; Assignment.     (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and no provision of this Agreement, express or implied, is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns, other than: (i) with respect to the provisions of Section 7.05 which shall inure to the benefit of the persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof, (ii) at and after the Effective Time, the rights of the holders of shares of Company Stock to receive the Merger Consideration in accordance with the terms and conditions of this Agreement, (iii) at and after the Effective Time, the rights of the holders of Company Option Awards and Company Restricted Stock Awards to receive the payments contemplated by the applicable provisions of Section 2.05, in each case, at the Effective Time in accordance with the terms and conditions of this Agreement and (iv) with respect to the proviso of the first sentence of Section 8.08, which shall inure to the benefit of each Person that is a party to an Acceptable Confidentiality Agreement with the Company. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto.

          (b)   No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent and Merger Subsidiary may assign all or any of their rights and obligations under this Agreement to one or more Subsidiaries of Parent, provided that no such assignment shall (i) relieve the assigning party of its obligations under this Agreement, (ii) enlarge, alter or change any obligation of any other party hereto or due to such assigning party or (iii) be permitted if such assignment would reasonably be expected to prevent, impair or delay the consummation of the Merger and the other transactions contemplated hereby.

        Section 11.07.    No Other Representations and Warranties.     (a) Except for the representations and warranties set forth in Article 4, each of Parent and Merger Subsidiary acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the Company to Parent or Merger Subsidiary, and the Company hereby disclaims, and Parent and Merger Subsidiary hereby disclaim any reliance upon, any such representation or warranty, whether by or on behalf of the Company, and notwithstanding the delivery or disclosure to Parent or Merger Subsidiary, or any of their Representatives or Affiliates, of any documentation or other information by the Company or any of its Representatives or Affiliates with respect to any one or more of the foregoing. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to Parent, Merger Subsidiary, or any of their Affiliates or Representatives, and Parent and Merger Subsidiary hereby disclaim any reliance upon, any representation or warranty with respect to any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses.

          (b)   Except for the representations and warranties set forth in Article 5, the Company acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of Parent or Merger Subsidiary, and Parent and Merger Subsidiary hereby disclaim, and the Company hereby disclaim any reliance upon, any such representation or warranty, whether by or on behalf of Parent or Merger Subsidiary, and notwithstanding the delivery or disclosure to the Company, or any of their Representatives or Affiliates of any documentation or other information by Parent or Merger Subsidiary or any of their respective Representatives or Affiliates with respect to any one or more of the foregoing.

        Section 11.08.    Governing Law.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

        Section 11.09.    Jurisdiction.     (a) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

          (b)   EACH OF PARENT, MERGER SUBSIDIARY AND THE COMPANY HEREBY IRREVOCABLY DESIGNATES THE CORPORATION TRUST COMPANY (IN SUCH CAPACITY, THE "PROCESS AGENT"), WITH AN OFFICE AT 1209 ORANGE STREET, CITY OF WILMINGTON, COUNTY OF NEW CASTLE, DELAWARE 19801 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 11.01 OF THIS AGREEMENT. EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN WILMINGTON, DELAWARE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

        Section 11.10.    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 11.11.    Counterparts; Effectiveness.     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by all of the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). This Agreement may be executed and delivered by facsimile or "PDF" e-mail transmission.

        Section 11.12.    Entire Agreement.     This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

        Section 11.13.    Severability.     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 11.14.    Specific Performance.     The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof (and, more specifically, that irreparable damage would occur if the Merger were not consummated and the Company's stockholders and holders of Company Option Awards and Company Restricted Stock Awards did not receive the aggregate Merger Consideration in accordance with the terms but subject to the conditions of this Agreement) and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties' obligation to consummate the Merger and Parent's obligation to pay, and the right of the Company's stockholders and holders of Company Option Awards and Company Restricted Stock Awards to receive, the aggregate Merger Consideration pursuant to the Merger, subject in each case to the terms and conditions of this Agreement) in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity, and the parties further waive any requirement for the securing or posting of any bond or proof of actual damages in connection with any such remedy.

[The remainder of this page has been intentionally left blank; the next page is the signature page.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

HANESBRANDS, INC.

MAIDENFORM BRANDS, INC.

GENERAL MERGER SUB INC.

ANNEX B

July 23, 2013
The Board of Directors
Maidenform Brands, Inc.
200 Madison Avenue, 25th Floor
New York, New York 10016

Members of the Board:

        We understand that Maidenform Brands, Inc. ("Maidenform") and Hanesbrands Inc. ("Hanesbrands") have entered into an Agreement and Plan of Merger, dated as of July 23, 2013 (the "Agreement"), pursuant to which General Merger Sub Inc., a wholly owned subsidiary of Hanesbrands, will merge (the "Merger") with and into Maidenform, and Maidenform will become a wholly owned subsidiary of Hanesbrands. Pursuant to the Agreement, each of the issued and outstanding shares of the common stock, par value $0.01 per share ("Maidenform Common Stock"), of Maidenform, subject to certain customary exceptions, will be converted into the right to receive $23.50 in cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

        You have asked us to render our opinion as to whether the Merger Consideration is fair, from a financial point of view, to the holders of shares of Maidenform Common Stock.

        In the course of performing our reviews and analyses for rendering this opinion, we have:

  •
  Reviewed the Agreement;

  •
  Reviewed certain publicly available business and financial information regarding Maidenform;

  •
  Reviewed certain non-public business and financial information regarding Maidenform's business and prospects, including financial forecasts for Maidenform contained in Maidenform's confidential information memorandum of May 2013 (the "May 2013 CIM Projections"), which forecasts were subsequently updated in July 2013 (the "July 2013 Projections" and, together with the May 2013 CIM Projections, the "Projections"), all as prepared and provided to us by Maidenform's senior management;

  •
  Discussed with Maidenform's senior management their views of Maidenform's business, operations, historical and projected financial results and future prospects;

  •
  Reviewed the historical prices, trading multiples and trading volume of the shares of Maidenform Common Stock;

  •
  Compared the financial performance of Maidenform and trading multiples and trading activity of the shares of Maidenform Common Stock with data for certain other publicly traded companies which we deemed generally relevant in evaluating Maidenform;

  •
  Reviewed financial metrics of certain mergers and acquisitions which we deemed generally relevant in evaluating the Merger;

  •
  Performed discounted cash flow analyses based on the Projections furnished to us by Maidenform; and

  •
  Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

        In arriving at our opinion, we have relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information (including, without limitation, the Projections, other estimates and other forward-looking information) provided to or discussed with us by Maidenform or obtained by us from public sources, data suppliers and other third parties. We (i) do not assume any responsibility, obligation or liability (whether direct or indirect, in contract or tort or otherwise) for the accuracy, completeness, reasonableness, achievability or independent verification of, and we have not independently verified, any such information (including, without limitation, the Projections, other estimates and other forward-looking information), (ii) express no view, opinion, representation, guaranty or warranty (in each case, express or implied) regarding the reasonableness or achievability of the Projections, other estimates and other forward-looking information or the assumptions upon which they are based and (iii) have relied upon the assurances of Maidenform's senior management that it is unaware of any facts or circumstances that would make such information (including, without limitation, the Projections, other estimates and other forward-looking information) incomplete, inaccurate or misleading. Specifically, with respect to (i) the Projections, other estimates and other forward-looking information provided to or discussed with us by Maidenform, we have been directed by Maidenform's Board of Directors and senior management, based on their assessments as to the May 2013 CIM Projections and the July 2013 Projections, to rely for purposes of our analyses and opinion on the July 2013 Projections, and we have been advised by Maidenform's senior management, and we have assumed, that such July 2013 Projections and other estimates and other forward-looking information utilized in our analyses have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Maidenform's senior management as to the expected future performance of Maidenform and (ii) all financial projections, other estimates and/or other forward-looking information obtained by us from public sources, data suppliers and other third parties, we have assumed that such information is reasonable and reliable.

        During the course of our engagement, we were asked by Maidenform's Board of Directors to solicit indications of interest from potential strategic and private equity acquirors regarding a potential transaction with Maidenform, and we have considered the results of such solicitation in rendering our opinion herein.

        In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Maidenform, nor have we been furnished with any such appraisals. We are not expressing any view or rendering any opinion regarding the tax consequences to Maidenform or the holders of shares of Maidenform Common Stock of the Merger. We are not legal, regulatory, tax, accounting or actuarial experts and have relied on the assessments of Maidenform and its advisors with respect to such matters.

        In rendering our opinion, we have assumed that, in all respects material to our analyses, (i) Maidenform and Hanesbrands will comply with all terms of the Agreement and (ii) the representations and warranties of Maidenform and Hanesbrands contained in the Agreement are true and correct and all conditions to the obligations of each party to the Agreement to consummate the Merger will be satisfied without any waiver thereof. We also have assumed that the Merger will be consummated in a timely manner and in accordance with the terms of the Agreement, without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise that would have an adverse effect on Maidenform or the Merger.

        In rendering this opinion, we do not express any view or opinion as to the price or range of prices at which the shares of Maidenform Common Stock or other securities of Maidenform may trade at any time, including, without limitation, subsequent to the announcement of the Merger.

        We have acted as a financial advisor to Maidenform in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Merger. A portion of our compensation is payable upon delivery of this letter and our opinion and will be credited against the fee payable upon consummation of the Merger. In addition, Maidenform has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement.

        Aside from our current engagement by Maidenform, Guggenheim Securities, LLC ("Guggenheim Securities") has not been previously engaged by Maidenform, nor has Guggenheim Securities been previously engaged by Hanesbrands, to provide investment banking and/or financial advisory services for which we received fees during the past two years. Guggenheim Securities may seek to provide Maidenform and Hanesbrands and their respective affiliates with certain investment banking and financial advisory services unrelated to the Merger in the future.

        Guggenheim Securities and its affiliates engage in a wide range of financial services activities for their own accounts and the accounts of customers, including asset and investment management, investment banking, corporate finance, mergers and acquisitions, restructuring, merchant banking, fixed income and equity sales, trading and research, derivatives, foreign exchange and futures. In the ordinary course of these activities, Guggenheim Securities or its affiliates may (i) provide such financial services to Maidenform, Hanesbrands, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies for which services Guggenheim Securities or certain of its affiliates has received, and may receive, compensation and (ii) directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to certain debt or equity securities, bank debt and derivative products of or relating to Maidenform, Hanesbrands, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies. Furthermore, Guggenheim Securities' affiliates, directors, officers and employees may have investments in Maidenform, Hanesbrands, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies. As we have previously informed Maidenform's Board of Directors, certain affiliates of Guggenheim Securities have disclosed on Form 13F that, as of March 31, 2013, they beneficially owned 1,720,384 shares of Maidenform Common Stock, which shares were held for the benefit of clients in accounts, and investors in funds, managed by such affiliates.

        Consistent with applicable legal and regulatory guidelines, Guggenheim Securities has adopted certain policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Guggenheim Securities' research analysts may hold views, make statements or investment recommendations and publish research reports with respect to Maidenform, Hanesbrands, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies and the Merger that differ from the views of Guggenheim Securities' investment banking personnel.

        It is understood that this letter and our opinion have been provided to Maidenform's Board of Directors (in its capacity as such) for its information and assistance in connection with its evaluation of the Merger Consideration. This letter and our opinion may not be disclosed publicly, made available to third parties or reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of Maidenform Common Stock in connection with the Merger.

        This letter and our opinion do not constitute a recommendation to Maidenform's Board of Directors with respect to the Merger, nor do this letter and our opinion constitute advice or a recommendation to any holder of Maidenform Common Stock as to how to vote in connection with the Merger or otherwise. This letter and our opinion do not address Maidenform's underlying business or financial decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for Maidenform, the financing of the Merger or the effects of any other transaction in which Maidenform might engage. This letter and our opinion address only the fairness, from a financial point of view, of the Merger Consideration pursuant to the Agreement. We do not express any view or opinion as to any other term or aspect of the Agreement or the Merger, any term or aspect of any other agreement or instrument contemplated by the Agreement or to be entered into or amended in connection with the Merger or the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any other class of securities, creditors or other constituencies of Maidenform. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Maidenform's officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration or otherwise.

        This letter and our opinion have been authorized for issuance by the Fairness Opinion and Valuation Committee of Guggenheim Securities. Our opinion is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on economic, capital markets and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on facts, circumstances or events occurring after the date hereof.

        Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Maidenform Common Stock.

Very truly yours,

GUGGENHEIM SECURITIES, LLC

ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

MAIDENFORM BRANDS, INC. 485F US Highway 1 South Iselin, New Jersey 08830 VOTE BY INTERNET – [•] Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the Special Meeting date. Please have your proxy card in hand when you access [•] and follow the instructions provided to obtain your records and to create an electronic voting instruction form. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. This card must be received before the polls close on the Special Meeting date to be counted. If you vote your proxy over the Internet, you do NOT need to mail back your Proxy Card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY  MAIDENFORM BRANDS, INC. TO VOTE BY MAIL, AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN DATE AND RETURN THIS PROXY CARD. The Board of Directors recommends you vote "FOR" Items 1, 2 and 3: 1. To approve and adopt the Agreement and Plan of Merger, dated as of July 23, 2013, 0 For 0 Against 0 Abstain as it may be amended from time to time, among Maidenform Brands, Inc., Hanesbrands Inc. and General Merger Sub Inc. (the “merger agreement”). 2. To approve an adjournment of the Special Meeting of Stockholders, including if necessary to 0 For 0 Against 0 Abstain solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement. 3. To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by 0 For 0 Against 0 Abstain Maidenform Brands, Inc. to its named executive officers that is based on or otherwise relates to the merger. The proxies are also authorized to vote, in their discretion, upon such other matters as may properly come before the meeting. WHEN PROPERLY EXECUTED YOUR PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” ITEMS 1, 2 AND 3. For address changes and/or comments, please check this box and write them 0 on the back where indicated. Please indicate if you plan to attend the Special Meeting. 0 0 Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If you are a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

MAIDENFORM BRANDS, INC. SPECIAL MEETING OF STOCKHOLDERS [•], 2013 [•] A.M. (EASTERN TIME) The Offices of Davis Polk & Wardwell LLP 450 Lexington Avenue, 8th Floor New York, New York, 10017 TICKET FOR ADMISSION Proxy Card  MAIDENFORM BRANDS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS  [•],[•], and [•] are, and each of them is, appointed and authorized to represent the undersigned at the Special Meeting of Stockholders of Maidenform Brands, Inc. to be held at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, 8th Floor, New York, New York, 10017, on [•], [•], 2013, at [•] a.m., and at any adjournment or postponement thereof, and to vote the number of shares that the undersigned would be entitled to vote if personally present on all items coming before the meeting in the manner specified and on any other business that may properly come before the meeting. Please vote on the matters stated on the reverse side. You can vote by signing, dating and returning the proxy card promptly, using the enclosed envelope, or via the Internet by following the instructions on the reverse side of this proxy card. This proxy, when properly executed, will be voted in the manner directed by the stockholder. If no direction is given, this proxy will be voted “FOR” Items 1, 2, and 3. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) SPECIFY CHOICES AND SIGN ON REVERSE SIDE